As filed with the U.S. Securities and Exchange Commission on November 3, 2021

Registration No. 333-259069

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 1

TO

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ROTH CH ACQUISITION III CO.*

(Exact Name of Registrant as Specified in its Charter)

Delaware	6770	83-3584928
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification No.)

888 San Clemente Drive, Suite 400

Newport Beach, CA 92660 (949) 720-5700

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Gordon Roth

Co-Chief Financial Officer

Roth CH Acquisition III Co.

888 San Clemente Drive, Suite 400

Newport Beach, CA 92660

(949) 720-5700

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Mitchell Nussbaum, Esq.	Tim Cruickshank, Esq.
Janeane R. Ferrari, Esq.	Kirkland & Ellis LLP
Loeb & Loeb LLP	601 Lexington Avenue
345 Park Avenue	New York, New York 10022
New York, NY 10154	(212) 446-4800
Phone: (212) 407-4000

Approximate date of commencement of proposed sale to public: From time to time after the effective date hereof.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Security Being Registered(1)	Amount Being Registered(2)	Proposed Maximum Offering Price Per Security	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Shares of Class A common stock, $0.0001 par value (“Class A Common Stock”)	12,160,000	$9.87(3)	$120,019,200	$13,094.10(4)

(1)

All securities being registered will be issued by Roth CH Acquisition III Co., a Delaware corporation (“ROCR”), in connection with ROCR’s previously announced proposed initial business combination (the “Business Combination”) with BCP QualTek HoldCo, LLC (“QualTek”), pursuant to which (i) Roth CH III Blocker Merger Sub, LLC (“Blocker Merger Sub”) will be merged with and into BCP QualTek Investors, LLC (“Blocker”), with the Blocker surviving as a wholly owned subsidiary of ROCR, (ii) immediately thereafter, Blocker will be merged with and into ROCR, with ROCR as the surviving company, and (iii) immediately thereafter, Roth CH III Merger Sub, LLC (“Company Merger Sub”) will be merged with and into QualTek, with QualTek as the surviving company.

(2)

Represents the resale of 5,550,000 shares of Class A Common Stock underlying convertible notes of QualTek (the “Pre-PIPE Notes”) issued to certain accredited investors (the “Pre-PIPE Investors”) in a private placement (the “Pre-PIPE Investment”) and 6,610,000 shares of Class A Common Stock to be issued to certain accredited investors (the “PIPE Investors”) in a private placement (the “PIPE Investment”) upon the closing of the Business Combination. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the registrant is also registering an indeterminate number of additional shares of Common Stock that may become issuable as a result of any stock dividend, stock split, recapitalization or other similar transaction.

(3)

Pursuant to Rule 457(c) under the Securities Act, and solely for the purpose of calculating the registration fee, the proposed maximum offering price per share is $9.87, which is the average of the high and low prices of shares of ROCR Common Stock on August 24, 2021 (such date being within five business days of the date that this registration statement was filed with the U.S. Securities and Exchange Commission (the “SEC”)) on The Nasdaq Capital Market.

(4)	Previously paid.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the SEC, acting pursuant to Section 8(a) of the Securities Act, may determine.

*	Upon the closing of the Business Combination, the name of Roth CH Acquisition III Co. is expected to change to QualTek Services Inc.

The information contained in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION	DATED NOVEMBER 3, 2021

ROTH CH ACQUISITION III CO.

12,160,000 Shares

Class A Common Stock

This prospectus relates to the resale from time to time of Class A common stock, $0.0001 par value, of QualTek Services Inc. (“Class A Common Stock”) issued pursuant to the terms of (a) those certain Note Purchase Agreements entered into by and among QualTek, ROCR and the Pre-PIPE Investors dated as of June 16, 2021 (the “Note Purchase Agreement”), pursuant to which QualTek issued to such subscribers $44.4 million of Pre-PIPE Notes that automatically convert into the Class A Common Stock at $8.00 per share upon consummation of the Business Combination, and (b) subscription agreements with the PIPE Subscribers dated as of June 16, 2021, pursuant to which, among other things, ROCR agreed to issue and sell, in a private placement to close immediately prior to the Closing, an aggregate of 6,610,000 shares of ROCR Common Stock for $10.00 per share for a total of $66.1 million.

As described herein, the selling securityholders named in this prospectus or their permitted transferees (collectively, the “Selling Stockholders”), may sell from time to time up to 12,160,000 shares of Class A Common Stock, including 5,550,000 shares of Class A Common Stock issuable upon the automatic conversion of the Pre-PIPE Notes issued to certain accredited investors in the Pre-PIPE Investment and 6,610,000 shares of Class A Common Stock issued to certain accredited investors in the PIPE Investment upon the Closing of the Business Combination.

The Pre-PIPE Investment and PIPE Investment are being conducted in connection with a Business Combination by and among (i) ROCR, Roth CH III Blocker Merger Sub, LLC, a Delaware limited liability company and wholly-owned subsidiary of ROCR (“Blocker Merger Sub”), (iii) BCP QualTek Investors, LLC, a Delaware limited liability company (the “Blocker”), (iv) Roth CH III Merger Sub, LLC, a Delaware limited liability company and wholly-owned subsidiary of the Buyer (“Company Merger Sub”, and together with ROCR and the Blocker Merger Sub, the “Buyer Parties”), (v) BCP QualTek HoldCo, LLC, a Delaware limited liability company ( “QualTek” or the “Company”), and (vi) BCP QualTek, LLC, a Delaware limited liability company, solely in its capacity as representative of the Blocker’s equityholders and QualTek’s equityholders (the “Equityholder Representative”), pursuant to which (i) the Blocker Merger Sub will be merged with and into the Blocker, with the Blocker as the surviving company (the “Blocker Merger”), (ii) immediately after the Blocker Merger, the Blocker will be merged with and into ROCR, with ROCR as the surviving company (the “Buyer Merger”), and (iii) immediately after the Buyer Merger, the Company Merger Sub will be merged with and into the Company, with the Company as the surviving company (the “QualTek Merger”) and (b) such mergers and the other transactions contemplated by the Business Combination Agreement (the “Business Combination”). It is anticipated that the Business Combination will be consummated on or about the date of effectiveness of the registration statement of which this prospectus forms a part. Upon consummation of the Business Combination described herein, ROCR will be renamed QualTek Services Inc. (“QSI”).

We will bear all costs, expenses and fees in connection with the registration of Class A Common Stock and will not receive any proceeds from the sale of Class A Common Stock. The Selling Stockholders will bear all commissions and discounts, if any, attributable to their respective sales of Class A Common Stock.

Upon the consummation of the Business Combination, our Class A Common Stock and warrants will begin trading on The Nasdaq Global Market (“Nasdaq”) under the proposed symbols “QTEK” and “QTEKW,” respectively.

We are an “emerging growth company” as defined under the federal securities laws and, as such, have elected to comply with certain reduced public company reporting requirements.

Investing in our Class A Common Stock is highly speculative and involves a high degree of risk. See “Risk Factors.”

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of Class A Common Stock or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is     , 2021

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the SEC using a “shelf” registration process. By using a shelf registration statement, the Selling Stockholders may sell up to 12,160,000 shares of Class A Common Stock from time to time in one or more offerings as described in this prospectus. We will not receive any proceeds from the sale of Class A Common Stock by the Selling Stockholders.

We may also file a prospectus supplement or post-effective amendment to the registration statement of which this prospectus forms a part that may contain material information relating to these offerings. The prospectus supplement or post-effective amendment, as the case may be, may add, update or change information contained in this prospectus with respect to such offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement or post-effective amendment, you should rely on the prospectus supplement or post-effective amendment, as applicable. Before purchasing any of the Class A Common Stock, you should carefully read this prospectus and any prospectus supplement and/or post-effective amendment, as applicable, together with the additional information described under “Where You Can Find More Information.”

Neither we, nor the Selling Stockholders, have authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus and any prospectus supplement and/or post-effective amendment, as applicable, prepared by or on behalf of us or to which we have referred you. We and the Selling Stockholders take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We and the Selling Stockholders will not make an offer to sell the Class A Common Stock in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and any prospectus supplement and/or post-effective amendment, as applicable, is accurate only as of the date on the respective cover. Our business, prospects, financial condition or results of operations may have changed since those dates. This prospectus contains, and any prospectus supplement or post-effective amendment may contain, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. In addition, the market and industry data and forecasts that may be included in this prospectus and any prospectus supplement and/or post-effective amendment, as applicable, may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under “Risk Factors” in this prospectus and any prospectus supplement and/or post-effective amendment, as applicable. Accordingly, investors should not place undue reliance on this information.

ii

FREQUENTLY USED TERMS

Unless otherwise stated in this prospectus, the terms “we,” “us,” “our” or “ROCR” refer to Roth CH Acquisition III Co., a Delaware corporation. In addition, in this prospectus:

“Amended and Restated Bylaws” means the Amended and Restated Bylaws of the Combined Company.

“Blocker” refers to BCP QualTek Investors, LLC, a Delaware limited liability company.

“Board” means the board of directors of ROCR prior to the Business Combination, and following the Business Combination, of the Combined Company.

“Business Combination” means the business combination pursuant to the Business Combination Agreement.

“Class A Common Stock” means the Class A common stock, $0.0001 par value, of the Combined Company.

“Class B Common Stock” means the Class B common stock, $0.0001 par value, of the Combined Company.

“Closing” means the closing of the Business Combination.

“Charter” means the Second Amended and Restated Certificate of Incorporation of the Combined Company.

“Code” means the Internal Revenue Code of 1986, as amended.

“Combined Company” or “QSI” means ROCR after the Business Combination, renamed QualTek Services Inc., and, as the context requires, its consolidated subsidiaries.

“Combined Company’s Common Stock” means the Class A Common Stock and the Class B Common Stock.

“Craig-Hallum” means Craig-Hallum Capital Group LLC.

“DGCL” means the Delaware General Corporation Law, as amended.

“Effective Time” means the time at which the Business Combination became effective pursuant to its terms.

“Founder Shares” means the outstanding shares of our Common Stock held by the Sponsor, our directors and affiliates of our management team since February 13, 2019.

“Initial Stockholders” or ‘ROCR’s Initial Stockholders’ means the holders of ROCR shares prior to the IPO.

“Investor Rights Agreement” means the investor rights agreement to be entered at Closing by and between ROCR (and subsequent to the Business Combination, the Combined Company), certain Sellers as set forth therein, the Equity Representative, the Sponsors, Sponsor Representative, and certain Other Holders (all as defined therein), a form of which is attached hereto as Exhibit 10.11.

“Notes Issuer” refers to BCP QualTek Holdco, LLC.

“Note Purchase Agreements” means the Note Purchase Agreements, dated June 16, 2021, among the Notes Issuer, ROCR and the Pre-PIPE Investors.

“PIPE Investment” has the meaning ascribed to such term in the Business Combination Agreement.

“Pre-PIPE Notes” refers to the convertible notes of BCP QualTek Holdco, LLC, as the issuer in an aggregate principal amount of $44.4 million in the Pre-PIPE Investment.

“PIPE Registration Rights Agreement” means the registration rights agreement, dated June 16, 2021, between ROCR and the PIPE Investors.

“Pre-PIPE Investment” refers to the private placement of convertible notes of QualTek, as Notes Issuer, in an aggregate principal amount of $44.4 million (“Pre-PIPE Notes”), issuable pursuant to the Note Purchase Agreement.

“Pre-PIPE Registration Rights Agreement” means the registration rights agreement, dated June 16, 2021, between ROCR and the Pre-PIPE Investors.

“Private Placement” refers to the private placements described in ROCR’s Registration Statement on Form S-1 (as amended) (SEC File No. 333-252044), initially filed by ROCR with the SEC on January 12, 2021.

“Private Units” refers to the 408,000 units sold by ROCR at a price of $10.00 per unit, in the Private Placement.

“Public Shares” means Common Stock underlying the Units sold in the ROCR IPO.

“public stockholders” means the public stockholders in the ROCR IPO.

“QualTek” means BCP QualTek HoldCo, LLC, a Delaware limited liability company, and, as the context requires, its consolidated subsidiaries.

“QualTek Equityholders” refers to the Company Equityholders (as defined in the Business Combination Agreement).

“QualTek Common Units” refers to the Common Units as defined in the Third Amended and Restated LLCA.

“Redemption” means the right of the holders of Public Shares to have their shares redeemed in accordance with the procedures set forth in this prospectus.

“Reorganization Transactions” refers to the Reorganization Transactions as defined in the Tax Receivable Agreement.

“ROCR” means ROTH CH Acquisition III Co.

“ROCR Common Stock” or “Common Stock” means, prior to the Business Combination, the common stock of ROCR, $0.0001 par value per share, and following the Business Combination, Combined Company’s Common Stock.

“ROCR IPO” or “IPO” means ROCR’s initial public offering registered on ROCR’s Form S-1 (as amended) (SEC File No. 333-252044), initially filed by ROCR with the SEC on January 12, 2021.

“Roth” means Roth Capital Partners, LLC.

“SEC” means the United States Securities and Exchange Commission.

“Sponsor” means CR Financial Holdings, Inc., an entity affiliated with Roth Capital Partners, LLC.

“Subscription Agreements” means the subscription agreements, dated June 16, 2021, by and between certain accredited investors and ROCR.

“Tax Receivable Agreement” refers to that certain Tax Receivable Agreement to be entered into at the Closing of the Business Combination.

“Third Amended and Restated LLCA” refers to that certain Third Amended and Restated Limited Liability Company Operating Agreement of QualTek.

“TRA Holder Representative” refers to the TRA Holder Representative as defined in the Tax Receivable Agreement.

“TRA Holders” refers to the TRA Holders as defined in the Tax Receivable Agreement.

“Trust Account” means the Trust Account of ROCR, which held the net proceeds of the ROCR IPO and the sale of the Private Units, together with interest earned thereon, less amounts released to pay franchise and income tax obligations.

“Unit” means a unit consisting of one share of Common Stock and one-quarter of one redeemable warrant.

“Warrant” means a warrant to purchase one share of Common Stock at a price of $11.50 per whole share, (subject to adjustment).

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995, including statements about the anticipated benefits of the Business Combination and the financial condition, results of operations, earnings outlook and prospects of QualTek and may include statements for the period following the consummation of the Business Combination. Forward-looking statements are typically identified by words such as “plan,” “believe,” “expect,” “anticipate,” “intend,” “outlook,” “estimate,” “forecast,” “project,” “continue,” “could,” “may,” “might,” “possible,” “potential,” “predict,” “should,” “would” and other similar words and expressions, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements are based on the current expectations of the management of ROCR and QualTek, as applicable and are inherently subject to uncertainties and changes in circumstances and their potential effects and speak only as of the date of such statement. There can be no assurance that future developments will be those that have been anticipated. These forward-looking statements involve a number of risks, uncertainties or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those discussed and identified in public filings made with the SEC by ROCR and include, but are not limited to, the following:

●	expectations regarding QualTek’s strategies and future financial performance, including its future business plans or objectives, prospective performance and opportunities and competitors, revenues, products and services, pricing, operating expenses, market trends, liquidity, cash flows and uses of cash, capital expenditures, and QualTek’s ability to invest in growth initiatives and pursue acquisition opportunities;
●	the highly competitive industries that QualTek serves, which are also subject to rapid technological and regulatory changes, as well as customer consolidation;
●	unfavorable market conditions, market uncertainty, public health outbreaks such as the COVID-19 pandemic and/or economic downturns;
●	failure to properly manage projects, or project delays;
●	failure to recover adequately on charges against project owners, subcontractors or suppliers for payment or performance;
●	the loss of one or more key customers, or a reduction in their demand for QualTek’s services;
●	QualTek’s backlog being subject to cancellation and unexpected adjustments;
●	the seasonality of QualTek’s business, which is affected by the spending patterns of QualTek’s customers and timing of governmental permitting, as well as weather conditions and natural catastrophes;
●	system and information technology interruptions and/or data security breaches;
●	failure to comply with environmental laws;
●	QualTek’s significant amount of debt, which could adversely affect its business, financial condition and results of operations or could affect its ability to access capital markets in the future, and may prevent QualTek from engaging in transactions that might benefit it due to its debt’s restrictive covenants;

●	QualTek’s status as a “controlled company” within the meaning of the Nasdaq rules and, as a result, qualifying for exemptions from certain corporate governance requirements, as a result of which you will not have the same protections afforded to stockholders of companies that are subject to such requirements; and
●	other factors described under “Risk Factors.”

Should one or more of these risks or uncertainties materialize or should any of the assumptions made by the management of ROCR and QualTek prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements.

All subsequent written and oral forward-looking statements concerning the Business Combination or other matters addressed in this prospectus and attributable to ROCR, QualTek or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this prospectus. Except to the extent required by applicable law or regulation, ROCR and QualTek undertake no obligation to update these forward-looking statements to reflect events or circumstances after the date of this prospectus to reflect the occurrence of unanticipated events.

In addition, statements that ROCR or QualTek “believes” and similar statements reflect such party’s beliefs and opinions on the relevant subject. These statements are based upon information available to such party as of the date of this prospectus, and while such party believes such information forms a reasonable basis for such statements, such information may be limited or incomplete, and these statements should not be read to indicate that either ROCR or QualTek has conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements.

PROSPECTUS SUMMARY

This summary highlights certain information appearing elsewhere in this prospectus. Because it is only a summary, it does not contain all of the information that you should consider before investing in shares of Class A Common Stock and it is qualified in its entirety by, and should be read in conjunction with, the more detailed information appearing elsewhere in this prospectus. Before you decide to invest in Class A Common Stock , you should read the entire prospectus carefully, including “Risk Factors” and the financial statements of ROCR and QualTek and related notes thereto included elsewhere in this prospectus.

Parties to the Business Combination

Roth CH Acquisition III Co.

ROCR is a blank check company formed under the laws of the State of Delaware on February 13, 2019 for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or other similar business combination with one or more businesses. Although our efforts to identify a prospective target business are not limited to a particular geographic region or industry, we have focused on the business services, consumer, healthcare, technology, wellness and sustainability sectors. ROCR has until March 5, 2023 to consummate a business combination.

On March 5, 2021, ROCR consummated the IPO of 11,500,000 Units at a price of $10.00 per Unit, generating gross proceeds of $115,000,000, which included the full exercise by the underwriters of their over- allotment option in the amount of 1,500,000 units. Simultaneously with the closing of the IPO, ROCR consummated the sale of 408,000 units (the “Private Units”) at a price of $10.00 per Private Unit in a private placement to its stockholders, generating gross proceeds of $4,080,000.

After deducting the underwriting discounts, offering expenses, and commissions from the ROCR IPO and the sale of the Placement Warrants, a total of $115,000,000 was deposited into the Trust Account established for the benefit of ROCR’s public stockholders, and the remaining proceeds became available to be used to provide for business, legal and accounting due diligence on prospective business combinations and continuing general and administrative expenses.

In accordance with ROCR’s amended and restated certificte of incorporation, the amounts held in the Trust Account may only be used by ROCR upon the consummation of a business combination, except that there can be released to ROCR, from time to time, any interest earned on the funds in the Trust Account that it may need to pay its tax obligations. The remaining interest earned on the funds in the Trust Account will not be released until the earlier of the completion of a business combination and ROCR’s liquidation. ROCR executed the Business Combination Agreement on June 16, 2021 and it must liquidate unless a business combination is consummated by March 5, 2023.

ROCR’s principal executive offices are located at 888 San Clemente Drive, Suite 400, Newport Beach, CA 92660, and its telephone number is (949) 720-5700.

Blocker Merger Sub and Merger Subs

Blocker Merger Sub will be merged with and into Blocker, with Blocker surviving such merger as a wholly-owned subsidiary of ROCR, and Blocker thereafter will be merged into ROCR with ROCR surviving such merger. Company Merger Sub will be merged with and into the Company, with the Company surviving the merger as a wholly-owned subsidiary of ROCR.

QualTek

QualTek , through its subsidiaries, is a leading provider of communication infrastructure services including engineering, installation, fulfillment and program management, renewable energy solutions, and business continuity and disaster recovery support, delivering a full suite of critical services to the North American telecommunications and power sectors. QualTek was formed as a Delaware limited liability company on May 15, 2018 in connection with the acquisition by Brightstar Capital Partners of QualTek LLC.

QualTek’s principal executive offices are located at 475 Sentry Parkway E, Suite 200 Blue Bell, PA 19422 and the Company’s phone number is (484) 804-4500.

The Business Combination

On June 16, 2021, ROCR and QualTek agreed to the Business Combination under the terms the Business Combination Agreement. Pursuant to the terms set forth in the Business Combination Agreement, (i) a direct, wholly owned subsidiary of the Company will be merged with and into BCP QualTek Investors, LLC, a Delaware limited liability company (the “Blocker”), with the Blocker surviving as a wholly owned subsidiary of the Company (the “Blocker Merger”), (ii) immediately after the Blocker Merger, the Blocker will be merged with and into the Company, with the Company as the surviving company (the “Buyer Merger”), and (iii) immediately after the Buyer Merger, a direct, wholly owned subsidiary of the Buyer will be merged with and into BCP QualTek HoldCo, LLC, a Delaware limited liability company (“QualTek”), with QualTek as the surviving company (the “QualTek Merger”).

Business Combination Agreement

The Business Combination Agreement provides for among other things, the following:

●	immediately following the Closing, on the Closing Date, ROCR will change its name to “QualTek Services Inc.”;
●	Blocker Merger Sub will merge with and into the Blocker (the “Blocker Merger”), resulting in the equity interests of the Blocker being converted into the right to receive a portion of the merger consideration under the Business Combination Agreement (as further described below), and the owners of such equity interests in the Blocker (the “Blocker Owners”) being entitled to a portion of the merger consideration under the Business Combination Agreement (as further described below) at the Closing, and thereafter, the surviving blocker will merge with and into ROCR, with ROCR as the surviving company (the “Buyer Merger”), resulting in the cancellation of the equity interests of the surviving blocker and ROCR directly owning all of the QualTek Units previously held by the Blocker;
●	immediately following the Buyer Merger, Company Merger Sub will be merged with and into QualTek, with QualTek as the surviving company (the “QualTek Merger,” and together with the Blocker Merger and the Buyer Merger, the “Mergers”), resulting in (i) QualTek becoming a subsidiary of ROCR, the QualTek Units (excluding those held by the Blocker and ROCR) being converted into the right to receive a portion of the merger consideration under the Business Combination Agreement (as further described below) and the holders of QualTek Units being entitled to a portion of the merger consideration under the Business Combination Agreement (as further described below) at the Closing, (iii) the QualTek Units held by ROCR being converted into the right to receive a number of Common Units (as defined herein) equal to the number of shares of Class A Common Stock issued and outstanding, less the number of Common Units received in connection with the contribution described immediately below;
●	with respect to the portion of merger consideration under the Business Combination Agreement at the Closing to which the Blocker Owners and holders of QualTek Units are entitled as described above, the cumulative value of merger consideration to which they are together entitled equals the Equity Value. The “Equity Value” is the sum of (i) $294,318,543.75, plus (ii) the value of any Equity Interests of the Company issued as consideration for any acquisitions by the Company prior to the Closing plus (iii) the amount of interest accrued on that certain convertible promissory note in an aggregate principal amount of $30,557,501.68 issued by the Company to BCP QualTek II in exchange for all of BCP QualTek II’s Class B Units. The exact amount allocated between the Blocker Owners and holders of QualTek Units is determined by their respective governing documents, including the distribution waterfalls therein. As of the date hereof, it is anticipated that, as of the Closing, approximately 60% of the Equity Value will be allocated to the holders of QualTek Units and 40% of the Equity Value will be allocated to the Blocker Owners;
●	ROCR will contribute, as a capital contribution in exchange for a portion of the QualTek Units it acquired in the QualTek Merger, an amount of cash available after payment of the merger consideration under the Business Combination Agreement (as further described below), which will be used by QualTek or its Subsidiaries to pay the transaction expenses under the Business Combination Agreement;

●	the amount of cash ROCR will contribute equals the sum (without duplication) of (i) the cash in the trust account ROCR established with Continental Stock Transfer & Trust (after reduction by any redemptions thereof by ROCR equity holders), plus (ii) the amount of Pre-PIPE Proceeds and PIPE Proceeds;

●	the limited liability company agreement of QualTek will be amended and restated to, among other things, reflect the QualTek Merger and admit ROCR as the managing member of QualTek; and

●	following the completion of the Business Combination, as described above, our organizational structure will be what is commonly referred to as an umbrella partnership corporation (or Up-C) structure. This organizational structure will allow the former equityholders of QualTek (other than the Blocker) (the “Flow-Through Sellers”) to retain their equity ownership in QualTek, an entity that is classified as a partnership for U.S. federal income tax purposes, in the form of common units of QualTek issued pursuant to the Business Combination (“Common Units”). Each Flow-Through Seller will also hold a number of shares of Class B Common Stock equal to the number of Common Units held by such Flow-Through Seller, which have no economic value, but which will entitle the holder thereof to one (1) vote per share at any meeting of the shareholders of ROCR. The Blocker Owners, by contrast, hold their equity ownership in ROCR, a Delaware corporation that is a domestic corporation for U.S. federal income tax purposes. The parties agreed to structure the Business Combination in this manner for tax and other business purposes, and we do not believe that our Up-C organizational structure will give rise to any significant business or strategic benefit or detriment.

Organizational Structure

Prior to the Business Combination

●	The diagrams below depict simplified versions of the current organizational structures of ROCR and QualTek, respectively.

Initial Stockholders and ROCR Public Stockholders
100%
Roth CH Acquisition III Co. (Delaware)
100%
100%
Roth CH III Blocker Merger Sub, LLC (Delaware)
Roth CH III Merger Sub, LLC, (Delaware)
Blocker Owners
Pre-PIPE Investors
Flow-Through Sellers
Blocker
60.45%
39.55%
Convertible Notes
BCP QualTek Holdco, LLC
BCP QualTek Buyer, LLC
QualTek USA, LLC
Subsidiaries

The diagram below depicts the steps involved in the Business Combination.

The diagrams below depict a simplified version of our organizational structure immediately following the completion of the Business Combination under both the minimum and maximum redemption scenarios.

Minimum Redemption Scenario

(1)  For the purposes of this diagram, it is assumed that the Pre-PIPE Notes are amended and any other agreements deemed necessary are entered into such that upon the consummation of the Business Combination, the Pre-PIPE Notes automatically convert into Common Units (along with a corresponding number of shares of Class B Common Stock) in lieu of converting into Class A Common Stock.

(2)  1.30% of the shares of Class A Common Stock held by the PIPE Subscribers will be held by an entity affiliated with Brightstar.

Maximum Redemption Scenario

(1)  For the purposes of this diagram, it is assumed that the Pre-PIPE Notes are amended and any other agreements deemed necessary are entered into such that upon the consummation of the Business Combination, the Pre-PIPE Notes automatically convert into Common Units (along with a corresponding number of shares of Class B Common Stock) in lieu of converting into Class A Common Stock.

(2)  1.65% of the shares of Class A Common Stock held by the PIPE Subscribers will be held by an entity affiliated with Brightstar.

Pre-PIPE Convertible Notes Offering, PIPE Subscription Agreements and PIPE Registration Rights Agreement

Pre-PIPE Convertible Notes Offering and Pre-PIPE Registration Rights Agreement

In connection with the Business Combination, accredited investors (each a “Pre-PIPE Investor”) purchased convertible notes of QualTek, as issuer (the “Notes Issuer”), in an aggregate principal amount of $44.4 million (the “Pre-PIPE Notes”) in a private placement, issuable pursuant to Note Purchase Agreements (the “Note Purchase Agreements”), among the Notes Issuer, ROCR and the Pre-PIPE Investors (the “Pre-PIPE Investment”). The Pre-PIPE Notes are senior unsecured unsubordinated obligations of the Notes Issuer and are not transferable without the consent of the Notes Issuer (other than customary exceptions for transfers to affiliates). The Notes Issuer intends to use the proceeds from the sale of the Pre-PIPE Notes for general working capital or to fund acquisitions of accretive business targets.

Unless earlier converted or redeemed in accordance with the terms of the Pre-PIPE Notes, the Pre-PIPE Notes have a perpetual maturity. The Pre-PIPE Notes will not bear interest and are subject to certain customary information rights.

Pursuant to the current terms of the Pre-PIPE Notes, upon consummation of the Business Combination, the Pre-PIPE Notes will automatically convert into Class A Common Stock at $8.00 per share, subject to certain adjustments. However, the Note Purchase Agreements provide that the parties will use commercially reasonable efforts to amend the Pre-PIPE Notes and any other agreements deemed necessary such that upon the consummation of the Business Combination, the Pre-PIPE Notes automatically convert into Common Units (along with a corresponding number of shares of Class B Common Stock) in lieu of converting into Class A Common Stock. The number of Common Units and Class B Common Stock will be equal to the quotient that results from dividing the aggregate principal amount of the Note by $8.00, subject to certain adjustments.

In addition, the ROCR Common Stock was originally sold in the ROCR IPO as a component of the Units for $10.00 per Unit. The Units consist of one share of ROCR Common Stock and one-quarter of one Warrant. As of [●], 2021, the closing price on Nasdaq of ROCR Common Stock was $[●] per share, and the closing price of the Warrants was $[●] per Warrant. The conversion price of $8.00 per share of Class A Common Stock to the Pre-PIPE Investors for their Pre-PIPE Notes, upon consummation of the Business Combination, reflects a $2.00 discount to the purchase price of $10.00 per share for the PIPE Shares, and a $2.00 discount to the price per Unit sold to investors in the ROCR IPO. The Class A Common Stock the Pre-PIPE Investors received for their Pre-PIPE Notes will be identical to the shares of Class A Common Stock that will be held by ROCR’s public stockholders at the time of the Closing, except that such Class A Common Stock will not be entitled to any redemption rights and will not be registered with the SEC at Closing. Should the Pre-PIPE Notes be amended such that upon consummation of the Business Combination, the Pre-PIPE Notes automatically convert into Common Units (along with a corresponding number of shares of Class B Common Stock) in lieu of converting into Class A Common Stock, the conversion price will reflect a similar conversion price as described above, and the Common Units and Class B Common Stock will be identical to the Common Units and Class B Common Stock to be issued in connection with the Business Combination. None of the Sponsor or ROCR’s officers, directors or their affiliates, is a Pre-PIPE Investor in the Pre-PIPE Investment.

ROCR also entered into a registration rights agreement with the Pre-PIPE Investors (the “Pre-PIPE Registration Rights Agreement”). Pursuant to the Pre-PIPE Registration Rights Agreement, ROCR has agreed to file (at ROCR’s sole cost and expense) a registration statement registering the resale of the shares of Class A Common Stock to be received upon automatic conversion of the Pre-PIPE Notes (the “Pre- PIPE Resale Registration Statement”) with the SEC no later than the 10th business day following the date ROCR first filed the proxy statement with the SEC, or August 25, 2021. ROCR will use its commercially reasonable efforts to have the Pre-PIPE Resale Registration Statement declared effective no later than the 60th calendar day following the Closing Date (or, in the event the SEC notifies ROCR that it will “review” the PIPE Resale Registration Statement, the 90th calendar day following the Closing Date (as defined in the Pre-PIPE Registration Rights Agreement)).

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PIPE Subscription Agreements and PIPE Registration Rights Agreement

In connection with the proposed Business Combination, ROCR has obtained commitments from certain accredited investors (each a “Subscriber”), including BCP QualTek LLC, Roth, Craig-Hallum, and certain officers and directors of ROCR, to purchase shares of Class A Common Stock which will be issued in connection with the Closing (the “PIPE Shares”), for an aggregate cash amount of $66.1 million at a purchase price of $10.00 per share, in a private placement (the “PIPE Investment”). Certain offering-related expenses are payable by ROCR, including customary fees payable to the placement agents, Roth and Craig-Hallum, aggregating $5,150,000. Such commitments were made by way of the subscription agreements, by and between each Subscriber and ROCR (collectively, the “Subscription Agreements”). The purpose of the sale of the PIPE Shares was to raise additional capital for use in connection with the Business Combination and to meet the minimum cash requirements provided in the Business Combination Agreement.

The PIPE Shares are identical to the shares of Class A Common Stock that will be held by ROCR’s public stockholders at the time of the Closing, except that the PIPE Shares will not be entitled to any redemption rights and will not be registered with the SEC at Closing.

The closing of the sale of the PIPE Shares (the “PIPE Closing”) is contingent upon the substantially concurrent consummation of the Business Combination. It is anticipated that the PIPE Closing will occur immediately prior to the consummation of the Business Combination. The PIPE Closing is subject to customary conditions, including:

●	ROCR filing with Nasdaq an application for the listing of the PIPE Shares and Nasdaq having not raised objection with respect thereto;
●	all representations and warranties of ROCR and the Subscriber contained in the relevant Subscription Agreement must be true and correct in all material respects (other than representations and warranties that are qualified as to materiality or Material Adverse Effect (as defined in the Subscription Agreements), which representations and warranties must haver been true in all respects) at, and as of, the PIPE Closing (except that representations and warranties expressly made as of an earlier date shall be true and correct in all material respects as of such date); and
●	all conditions precedent to the Closing of the Business Combination, including the approval by ROCR’s stockholders, shall have been satisfied or waived.

Each Subscription Agreement will terminate upon the earliest to occur of (i) such date and time as the Business Combination Agreement is validly terminated in accordance with its terms, (ii) upon the mutual written agreement of each of the parties to the Subscription Agreement and QualTek, (iii) if the conditions to the PIPE Closing are not capable of being satisfied or waived on or prior to February 16, 2022 and, as a result thereof, the transactions contemplated by each Subscription Agreement are not consummated at the PIPE Closing or (iv) if the PIPE Closing does not occur by February 16, 2022.

ROCR also entered into a registration rights agreement with the PIPE Investors (the “PIPE Registration Rights Agreement”). Pursuant to the PIPE Registration Rights Agreement, ROCR agreed to file (at ROCR’s sole cost and expense) a registration statement registering the resale of the shares of Class A Common Stock to be purchased in the private placement PIPE Investment (the “PIPE Resale Registration Statement”) with the SEC no later than the 10th business day following the date ROCR first filed the proxy statement with the SEC, or August 25, 2021. ROCR will use its commercially reasonable efforts to have the PIPE Resale Registration Statement declared effective no later than the 60th calendar day following the Closing Date (or, in the event the SEC notifies ROCR that it will “review” the PIPE Resale Registration Statement, the 90th calendar day following the Closing Date (as defined in the PIPE Registration Rights Agreement)).

Emerging Growth Company Status

QualTek qualifies as an emerging growth company (“EGC”) pursuant to the provisions of the Jumpstart Our Business Startups Act of 2012, as amended (the “JOBS Act”). For as long as QualTek is an EGC, it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not EGCs including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in QualTek’s periodic reports and proxy statements, exemptions from the requirements of holding advisory “say-on-pay” votes on executive compensation and shareholder advisory votes on golden parachute compensation.

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In addition, under the JOBS Act, EGCs can delay adopting new or revised accounting standards until such time as those standards apply to private companies. QualTek intends to take advantage of the longer phase-in periods for the adoption of new or revised financial accounting standards under the JOBS Act until it is no longer an EGC. QualTek’s election to use the phase-in periods permitted by this election may make it difficult to compare its financial statements to those of non-EGCs and other EGCs that have opted out of the longer phase-in periods permitted under the JOBS Act and who will comply with new or revised financial accounting standards. If QualTek were to subsequently elect instead to comply with public company effective dates, such election would be irrevocable pursuant to the JOBS Act.

Risk Factor Summary

Risks Related to QualTek

●	Many of the industries QualTek serves are highly competitive and subject to rapid technological and regulatory changes, as well as customer consolidation, any of which could result in decreased demand for QualTek’s services and adversely affect its results of operations, cash flows and liquidity.
●	Unfavorable market conditions, market uncertainty, public health outbreaks such as the COVID-19 pandemic and/or economic downturns could reduce capital expenditures in the industries QualTek serves or could adversely affect its customers, which could result in decreased demand or impair its customers’ ability to pay for QualTek’s services.
●	QualTek’s failure to properly manage projects, or project delays, could result in additional costs or claims or failure to achieve actual revenue or profits when anticipated or at all, which could have a material adverse effect on QualTek’s operating results, cash flows and liquidity.
●	QualTek’s failure to recover adequately on charges against project owners, subcontractors or suppliers for payment or performance could have a material adverse effect on QualTek’s financial results.
●	QualTek derives a significant portion of its revenue from a few customers, and the loss of one or more of these customers, or a reduction in their demand for QualTek’s services, could impair QualTek’s financial performance. In addition, many of QualTek’s contracts, including its service agreements, do not obligate QualTek’s customers to undertake any infrastructure projects or other work with QualTek, and most of QualTek’s contracts may be canceled on short or no advance notice.
●	Amounts included in QualTek’s backlog may not result in actual revenue or translate into profits. QualTek’s backlog is subject to cancellation and unexpected adjustments and is, therefore, an uncertain indicator of future operating results.
●	QualTek’s business is seasonal and affected by the spending patterns of QualTek’s customers and timing of governmental permitting, as well as weather conditions and natural catastrophes, which exposes QualTek to variations in quarterly results.
●	QualTek relies on information, communications and data systems in its operations. System and information technology interruptions and/or data security breaches could adversely affect QualTek’s ability to operate and its operating results or could result in harm to its reputation.
●	A failure to comply with environmental laws could result in significant liabilities or harm QualTek’s reputation, and new environmental laws or regulations could adversely affect QualTek’s business.
●	QualTek has a significant amount of debt, which could adversely affect its business, financial condition and results of operations or could affect its ability to access capital markets in the future. In addition, QualTek’s debt contains restrictive covenants that may prevent it from engaging in transactions that might benefit the Company.

Risk Related to the Class A Common Stock

●	The market price of the Class A Common Stock is likely to be highly volatile, and you may lose some or all of your investment.

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●	The Combined Company’s business and operations could be negatively affected if it becomes subject to any securities litigation or shareholder activism, which could cause the Combined Company to incur significant expense, hinder execution of business and growth strategy and impact its stock price.
●	Following the Business Combination, we will be a “controlled company” within the meaning of the applicable rules of Nasdaq and, as a result, may qualify for exemptions from certain corporate governance requirements. To the extent we rely on such exemptions, our shareholders will not have the same protections afforded to stockholders of companies that are not controlled companies.
●	QualTek is an emerging growth company within the meaning of the Securities Act, and QualTek has taken advantage of certain exemptions from disclosure requirements available to emerging growth companies; this could make QualTek’s securities less attractive to investors and may make it more difficult to compare QualTek’s performance with other public companies.

Risks Related to Tax

●	Our only principal asset following the Business Combination will be our interest in QualTek, and accordingly we will depend on distributions from QualTek to pay dividends, taxes, other expenses, and make any payments required to be made under the Tax Receivable Agreement.
●	The Tax Receivable Agreement will require us to make cash payments to the TRA Holders in respect of certain tax benefits and such payments may be substantial. In certain cases, payments under the Tax Receivable Agreement may (i) exceed any actual tax benefits the Tax Group realizes or (ii) be accelerated.
●	We could be adversely affected by changes in applicable tax laws, regulations, or administrative interpretations thereof in the United States or other jurisdictions.

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THE OFFERING

Issuer	Roth CH Acquisition III Co., to be renamed QualTek Services Inc. in connection with the Business Combination

Shares that may be offered and sold from time to time by the Selling Stockholders named herein	12,160,000 shares of Class A Common Stock.

ROCR Common Stock issued and outstanding prior to the consummation of the Business Combination and any exercise of warrants	[] shares of ROCR Common Stock

Class A Common Stock to be issued and outstanding following the consummation of the Business Combination (assuming no redemptions and excluding shares issuable upon exercise of outstanding warrants)(1)

[] shares of Class A Common Stock

Use of proceeds

All of the shares of Class A Common Stock offered by the Selling Stockholders pursuant to this prospectus will be sold by the Selling Stockholders for their respective accounts. We will not receive any of the proceeds from these sales.

Proposed NASDAQ Capital Market symbol	“QTEK”

Risk Factors

Investing in Class A Common Stock involves a high degree of risk. See “Risk Factors” and the other information in this prospectus for a discussion of the factors you should consider carefully before you decide to invest in Class A Common Stock.

(1)	Represents the number of shares of ROCR Common Stock outstanding at the Closing assuming that none of ROCR’s public stockholders exercise their redemption rights in connection with the special meeting of the ROCR’s stockholders.

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SELECTED CONSOLIDATED FINANCIAL AND OTHER DATA OF QUALTEK

The selected historical financial data presented below is derived from our unaudited consolidated financial statements and audited consolidated financial statements as of and for the six months ended July 3, 2021 and July 4, 2020 and as of and for the years ended December 31, 2020 and 2019 included elsewhere in this registration statement. The unaudited consolidated financial statements have been prepared on the same basis as the audited consolidated financial statements and, in our opinion, have included all adjustments necessary to present fairly in all material respects our financial position and results of operations.

The historical results presented below are not necessarily indicative of the results that may be expected in any future periods. You should read the following selected historical financial data in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations of QualTek” and our consolidated financial statements and accompanying footnotes included elsewhere in this registration statement.

	For the Six Months Ended, December 31,		For the Years Ended
(in thousands except unit and per unit data)	July 3, 2021	July 4, 2020	2020	2019
Statements of Operations and Comprehensive Loss Data
Revenue	$255,118	$347,448	$674,005	$620,829
Costs and expenses
Cost of revenues	222,668	316,734	615,914	545,208
General and administrative	24,065	23,004	47,853	43,606
Transaction expense	1,452	170	988	4,257
Change in fair value of contingent consideration	—	—	(7,081)	5,883
Impairment of long-lived assets	—	—	—	840
Impairment of goodwill	—	—	28,802	13,251
Depreciation and amortization	26,622	24,037	48,497	42,115
Total costs and expenses	274,807	363,945	734,973	655,160
Loss from operations	(19,689)	(16,497)	(60,968)	(34,331)
Other income (expense):
Gain on sales/disposal of property and equipment	304	46	729	130
Interest expense	(21,215)	(19,208)	(37,848)	(33,593)
Loss on extinguishment of convertible notes.	(2,436)	—	—	—
Total other expense	(23,347)	(19,162)	(37,119)	(33,463)
Net loss	$(43,036)	$(35,659)	$(98,087)	$(67,794)
Accrued preferred return	$—	$1,621	$3,287	$742
Net loss attributable to Class A units	$(43,036)	$(37,280)	$(101,374)	$(68,536)
Net loss per unit:
Basic	$(20.78)	$(18.59)	$(50.54)	$(34.93)
Non-GAAP financial data:
Adjusted EBITDA(1)	$9,311	$8,018	$11,485	$32,686

	As of July 3,	As of December 31,
(in thousands)	2021	2020	2019
Balance Sheet Data
Cash	$37,797	$169	$328
Working capital(2)	(9,944)	15,775	71,316
Total assets	674,514	640,868	747,230
Total liabilities	683,904	611,234	613,072
Total (deficit) equity	(9,390)	29,634	134,158
(1)	Adjusted EBITDA is a non-GAAP measure. Refer to “Management’s Discussion and Analysis of Financial Condition and Results of Operations of QualTek — Key Financial and Operating Measures — Non-GAAP Financial Measures” for definitions, additional discussion of management’s use of non-GAAP measures as supplemental financial measures and reconciliations of net loss to Adjusted EBITDA. Adjusted EBITDA may not be comparable to similarly titled non-GAAP measures of other companies as other companies may have calculated the measures differently.
(2)	QualTek defines working capital as total current assets minus total current liabilities.

RISK FACTORS

You should carefully review and consider the following risk factors and the other information contained in this prospectus, including the consolidated financial statements and the accompanying notes and matters addressed in the section titled “Cautionary Note Regarding Forward-Looking Statements,” in evaluating an investment in Class A Common Stock. The following risk factors apply to the business and operations of QualTek and also apply to the business and operations of the Combined Company following the consummation of the Business Combination. The occurrence of one or more of the events or circumstances described in these risk factors, alone or in combination with other events or circumstances, may adversely affect the ability to realize the anticipated benefits of the Business Combination and may have an adverse effect on the business, cash flows, financial condition and results of operations of the Combined Company following the consummation of the Business Combination. We may face additional risks and uncertainties that are not presently known to us or that we currently deem immaterial, which may also impair our business, cash flows, financial condition and results of operations.

Risks Related to QualTek

Unless the context otherwise requires, all references in this section to “we,” “us,” or “our” refer to QualTek and its subsidiaries prior to the consummation of the Business Combination and the Combined Company and its subsidiaries after the consummation of the Business Combination.

Risks Related to the Industries We Serve

Changes to laws, governmental regulations and policies, including governmental permitting processes and tax incentives, could affect demand for our services. Additionally, demand for construction services depends on industry activity and expenditure levels, which can be affected by a variety of factors. Our inability or failure to adjust to such changes or activity could result in decreased demand for our services and adversely affect our results of operations, cash flows and liquidity.

The industries we serve are subject to effects of governmental regulation, climate change initiatives and political or social activism, any of which could result in reduced demand for our services, delays in timing of construction of projects or cancellations of current or planned future projects. Many of our customers face stringent regulatory and environmental requirements and permitting processes, including governmental regulations and policies. Most of our communications customers are regulated by the Federal Communications Commission, and our utility customers are regulated by state public utility commissions. These agencies or governments could change their interpretation of current regulations and/or may impose additional regulations, which could have an adverse effect on our customers, reduce demand for our services and adversely affect our results of operations, cash flows and liquidity. We build renewable energy infrastructure, including wind, solar and other renewable energy facilities, for which the development may be partially dependent upon federal tax credits, existing renewable portfolio standards and other tax or state incentives. Elimination of, or changes to, existing renewable portfolio standards, tax incentives or similar environmental policies could negatively affect demand for our services.

All of the above factors could result in fewer projects than anticipated or a delay in the timing of construction of these projects and the related infrastructure, which could negatively affect demand for our services, and have a material adverse effect on our results of operations, cash flows and liquidity.

Many of the industries we serve are highly competitive and subject to rapid technological and regulatory changes, as well as customer consolidation, any of which could result in decreased demand for our services and adversely affect our results of operations, cash flows and liquidity.

Our industry is highly fragmented, and we compete with other companies in most of the markets in which we operate, ranging from small independent firms servicing local markets to larger firms servicing regional and national markets. We also face competition from existing and prospective customers that employ in-house personnel to perform some of the services we provide. There are relatively few barriers to entry into certain of the markets in which we operate and, as a result, any organization that has adequate financial resources and access to technical expertise and skilled personnel may become a competitor. Most of our customers’ work is awarded through bid processes, and our project bids may not be successful. Our results of operations, cash flows and liquidity could be materially and adversely affected if we are unsuccessful in bidding for projects or renewing our master service agreements, or if our ability to win such projects or agreements requires that we accept lower margins.

We derive a substantial portion of our revenue from customers in industries that are subject to rapid changes in technology, governmental regulation, changing consumer demands and consolidation, such as the telecommunications industry. Technological advances in the markets we serve could render existing projects or technologies uncompetitive or obsolete and/or could alter our customers’ existing operating models. Our failure to rapidly adopt and master new technologies as they are developed or adapt to changing customer requirements could reduce demand for our services. Additionally, consolidation among our customers could result in the loss of customer revenue or could negatively affect customer demand for the services we provide and have a material adverse effect on our results of operations, cash flows and liquidity.

Unfavorable market conditions, market uncertainty, public health outbreaks such as the COVID-19 pandemic and/or economic downturns could reduce capital expenditures in the industries we serve or could adversely affect our customers, which could result in decreased demand or impair our customers’ ability to pay for our services.

Demand for our services has been, and will likely continue to be, cyclical in nature and vulnerable to general downturns in the U.S. and Canadian economies. Unfavorable market conditions, market uncertainty, public health outbreaks such as the COVID-19 pandemic and/or economic downturns could have a negative effect on demand for our customers’ services or the profitability of their services. We continually monitor our customers’ industries and their relative health compared to the economy as a whole. Our customers may not have the ability to fund capital expenditures for infrastructure or may have difficulty obtaining financing for planned projects during economic downturns. Uncertain or adverse economic conditions or the lack of availability of debt or equity financing for our customers could reduce their capital spending and/or result in project cancellations or deferrals. Any of these conditions could materially and adversely affect our results of operations, cash flows and liquidity, and could add uncertainty to our backlog determinations. Other economic factors can also negatively affect demand for our services, including economic downturns affecting our communications and customer fulfillment customers, if services are ordered at a reduced rate, or not at all. A decrease in demand for the services we provide from any of the above factors, among others, could materially and adversely affect our results of operations, cash flows and liquidity.

An impairment of the financial condition of one or more of our customers due to economic downturns, or due to the potential adverse effects of the COVID-19 pandemic on economic activity, could hinder their ability to pay us on a timely basis. In difficult economic times, some of our clients may find it difficult to pay for our services on a timely basis, increasing the risk that our accounts receivable could become uncollectible and ultimately be written off. In certain cases, our clients are project-specific entities that do not have significant assets other than their interests in the project. From time to time, it may be difficult for us to collect payments owed to us by these clients. Delays in client payments may require us to make a working capital investment, which could negatively affect our cash flows and liquidity. Our results of operations, cash flows and liquidity could be materially and adversely affected if a client fails to pay us on a timely basis or defaults in making payments on a project for which we have devoted significant resources.

Risks Related to Our Business and Operations

Our failure to properly manage projects, or project delays, including those resulting from difficult work sites and environments or delays, could result in additional costs or claims or failure to achieve actual revenue or profits when anticipated or at all, which could have a material adverse effect on our operating results, cash flows and liquidity.

Certain of our engagements involve large-scale, complex projects that may occur over extended time periods. The quality of our performance on such a project depends in large part upon our ability to manage our client relationship and the project itself, such as the timely deployment of appropriate resources, including third-party contractors and our own personnel. Our results of operations, cash flows and liquidity could be adversely affected if we miscalculate the resources or time needed to complete a project with capped or fixed fees, or the resources or time needed to meet contractual milestones.

We perform work under a variety of conditions, including, but not limited to, challenging and hard to reach terrain and difficult site conditions. Performing work under such conditions can result in project delays or cancellations, potentially causing us to incur unanticipated costs, reductions in revenue or the payment of liquidated damages. In addition, some of our contracts require that we assume the risk should actual site conditions vary from those expected. Some of our projects involve challenging engineering, procurement and construction phases, which may occur over extended time periods. We may encounter difficulties in engineering, delays in designs or materials provided by the customer or a third party, equipment and material delivery delays, permitting delays, schedule changes, delays from customer failure to timely obtain rights-of- way, weather-related delays, delays by subcontractors in completing their portion of projects and governmental, market and political or other factors, some of which are beyond our control and could affect our ability to complete a project as originally scheduled. For instance, in the second quarter of 2021, we experienced delays in certain renewables and recovery logistics projects in Texas because of heavy rains, which is expected to delay or reduce our anticipated revenue or profits from these projects. In the first half of 2021, we have also experienced delays in certain 5G rollout projects, including equipment delays, which is expected to delay or reduce our anticipated revenue or profits from these projects. In some cases, delays and additional costs may be substantial, and/or we may be required to cancel or defer a project and/or compensate the customer for the delay. We may not be able to recover any of such costs. Any such delays, cancellations, errors or other failures to meet customer expectations could result in damage claims substantially in excess of the revenue associated with a project. Delays or cancellations could result in additional costs or claims or failure to achieve actual revenue or profits when anticipated or at all, which could have a material adverse effect on our operating results, cash flows and liquidity, and could also negatively affect our reputation or relationships with our customers, which could adversely affect our ability to secure new contracts.

We could also encounter project delays due to local opposition, including political and social activism, which could include injunctive actions or public protests related to the siting of our projects, and such delays could adversely affect our project margins. In addition, some of our agreements require that we pay liquidated damages or other charges if we do not meet project deadlines; therefore, any failure to properly estimate or manage cost, or delays in the completion of projects, could subject us to penalties, which could adversely affect our results of operations, cash flows and liquidity. Further, any defects or errors, or failures to meet our customers’ expectations, could result in large damage claims against us. Due to the substantial cost of, and potentially long lead-times necessary to acquire certain of the materials and equipment used in our complex projects, damage claims could substantially exceed the amount we can charge for our associated services.

Our failure to recover adequately on charges against project owners, subcontractors or suppliers for payment or performance could have a material adverse effect on our financial results.

We occasionally seek reimbursement from project owners for additional costs that exceed the contract price or for amounts not included in the original contract price. Similarly, we present change orders and charges to our subcontractors and suppliers. We could incur reduced profits, cost overruns or project losses if we fail to properly document the nature of change orders or charges or are otherwise unsuccessful in negotiating an expected settlement. These types of charges can often occur due to matters such as owner- caused delays or changes from the initial project scope, which result in additional costs, both direct and indirect, or from project or contract terminations. From time to time, these charges can be the subject of lengthy and costly proceedings, and it is often difficult to accurately predict when these charges will be fully resolved. When these types of events occur and unresolved charges are pending, we may invest significant working capital in projects to cover cost overruns pending the resolution of the relevant charges. A failure to promptly recover on these types of charges could have a material adverse effect on our liquidity and financial results.

Additionally, we generally warrant the work we perform following substantial completion of a project. Warranty claims have historically not been material, but such claims could potentially increase. The costs associated with such warranties, including any warranty-related legal proceedings, could have a material adverse effect on our results of operations, cash flows and liquidity.

We may not accurately estimate the costs associated with services provided under fixed price contracts, which could impair our financial performance. Additionally, we recognize revenue for certain projects using the cost-to- cost method of accounting; therefore, variations of actual results from our assumptions could reduce our profitability.

We derive a significant portion of our revenue from fixed price master service and other service agreements. Under these contracts, we typically set the price of our services on a per unit or aggregate basis and assume the risk that costs associated with our performance may be greater than what we estimated. We also enter into contracts for specific projects or jobs that require the installation or construction of an entire infrastructure system or specified units within an infrastructure system, many of which are priced on a fixed price or per unit basis. Our profitability will be reduced if actual costs to complete a project exceed our original estimates. Our profitability is therefore dependent upon our ability to accurately estimate the costs associated with our services and our ability to execute in accordance with our plans. A variety of factors could negatively affect these estimates, including delays resulting from weather and the COVID-19 pandemic, changes in expected productivity levels, conditions at work sites differing materially from those anticipated at the time we bid on the contract and higher than expected costs of labor and/or materials. These variations, along with other risks inherent in performing fixed price contracts, could cause actual project results to differ materially from our original estimates, which could result in lower margins than anticipated, or losses, which could reduce our profitability, cash flows and liquidity.

In addition, we recognize revenue from fixed price contracts, as well as for certain projects pursuant to master and other service agreements, over time utilizing the cost-to-cost measure of progress, or the “cost-to- cost” method of accounting, under which the percentage of revenue to be recognized in a given period is measured by the percentage of costs incurred to date on the contract to the total estimated costs for the contract. The cost-to-cost method, therefore, relies on estimates of total expected contract costs. Contract revenue and total contract cost estimates are reviewed and revised on an ongoing basis as the work progresses. Adjustments arising from changes in the estimates of contract revenue or costs are reflected in the fiscal period in which such estimates are revised. Estimates are based on management’s reasonable assumptions, judgment and experience, but are subject to the risks inherent in estimates, including unanticipated delays or technical complications, changes in job performance, job conditions and management’s assessment of expected variable consideration. Variances in actual results from related estimates on a large project, or on several smaller projects, could be material. The full amount of an estimated loss on a contract is recognized in the period such losses are determined. Any such adjustments could result in reduced profitability and negatively affect our results of operations.

We derive a significant portion of our revenue from a few customers, and the loss of one or more of these customers, or a reduction in their demand for our services, could impair our financial performance. In addition, many of our contracts, including our service agreements, do not obligate our customers to undertake any infrastructure projects or other work with us, and most of our contracts may be canceled on short or no advance notice.

Our business is concentrated among relatively few customers, and a substantial portion of our services are provided on a non-recurring, project-by-project basis. Our revenue could significantly decline if we were to lose one or more of our significant customers, or if one or more of our customers reduce the amount of business they provide to us. For the fiscal year ended December 31, 2020, our top two customers accounted for approximately 53.2% and 17.3% of our total revenues, respectively. In addition, our results of operations, cash flows and liquidity could be negatively affected if we complete the required work on non-recurring projects and cannot replace them with similar projects. See Note 5 — Accounts Receivable, Net of Allowance, Contract Assets and Liabilities, and Customer Credit Concentration, in the notes to our audited consolidated financial statements included herein for revenue concentration information.

We derive a significant portion of our revenue from multi-year master service and other service agreements. Under these agreements, our customers have no obligation to undertake any infrastructure projects or other work with us. In addition, most of our contracts are cancelable on short or no advance notice. This makes it difficult to estimate our customers’ demand for our services. A significant decline in the volume of work our customers request us to perform under these service agreements could negatively affect our results of operations, cash flows and liquidity.

Some of our contracts, including our service agreements, are periodically open to public bid. We may not be the successful bidder on existing contracts that are re-bid. We could experience a reduction in revenue, profitability and liquidity if we fail to win a significant number of existing contracts upon re-bid, or, for services that are provided on a non-recurring basis, if we complete the required work under a significant number of projects and cannot replace them with similar projects. Additionally, from time to time, we enter into contracts that contain financing or other conditions that must be satisfied before we can begin work. Certain of these contracts may not result in revenue or profits if our customers are unable to obtain financing or to satisfy other conditions associated with such projects.

Amounts included in our backlog may not result in actual revenue or translate into profits. Our backlog is subject to cancellation and unexpected adjustments and is, therefore, an uncertain indicator of future operating results.

Our backlog consists of the estimated amount of revenue we expect to realize from future work on uncompleted contracts, including new contracts under which work has not begun, as well as revenue from change orders and renewal options. A significant portion of our 24-month backlog is attributable to master service agreements and other service agreements, none of which require our customers to purchase a minimum amount of services and are cancelable on short or no advance notice. The balance of our backlog is our estimate of work to be completed under contracts for specific projects. Backlog amounts are determined based on estimates that incorporate historical trends, anticipated seasonal impacts, experience from similar projects and estimates of customer demand based on communications with our customers. These estimates may prove inaccurate, which could cause estimated revenue to be realized in periods later than originally expected, or not at all. In the past, we have experienced postponements, cancellations and reductions in expected future work due to changes in our customers’ spending plans, market volatility, regulatory delays and/or other factors. There can be no assurance as to our customers’ requirements or that actual results will be consistent with the estimates included in our forecasts. As a result, our backlog as of any particular date is an uncertain indicator of future revenue and earnings. In addition, contracts included in our backlog may not be profitable. If our backlog fails to materialize, our results of operations, cash flows and liquidity would be materially and adversely affected.

Our business and operations, and the operations of our customers, may be adversely affected by epidemics or pandemics such as the COVID-19 pandemic.

We may face risks related to health epidemics and pandemics or other outbreaks of communicable diseases. The global spread of COVID-19 has created significant volatility, uncertainty and economic disruption, including significant volatility in the U.S. and Canadian economies and financial markets. The extent to which the COVID-19 pandemic could affect our business, operations and financial results will depend on numerous evolving factors that we may not be able to accurately predict, including the duration and scope of the pandemic and new information that may emerge concerning the severity and effect of COVID-19, the continued emergence of new strains of COVID-19, the development and availability of effective treatments and vaccines and the speed with which they are administered to the public. Additional factors include governmental and business actions that have been and continue to be taken in response to the pandemic, including mitigation efforts such as “stay-at-home,” “shelter-in-place,” social distancing, travel restrictions and other similar orders, as well as the impact of the pandemic on the U.S. and Canadian economies, global economic and market activity and actions taken in response, including from governmental stimulus efforts.

A public health epidemic or pandemic, such as the COVID-19 pandemic, poses the risk that we or our employees, customers and/or business partners may be prevented from conducting ordinary course business activities for an indefinite period of time, including due to shutdowns or cancellations that have been, and may continue to be, mandated or requested by governmental authorities or others, or that the pandemic may otherwise interrupt or affect business activities. While our business model has, thus far, proven resilient, the COVID-19 pandemic has had a negative effect on our operations, and we expect this to continue until the systemic effects that COVID-19 has had on labor, materials, supply chains, governmental response time, among others, return to pre-COVID levels. It is currently unclear how long an economic recovery could take, and we cannot predict the extent or duration of potential negative effects on our operations. We have adjusted standard operating procedures within our business operations to ensure continued employee and customer safety and are continually monitoring evolving health guidelines as well as market conditions and responding to changes as appropriate. We cannot be certain, however, that these efforts will prevent further disruption due to effects of the pandemic on business and market conditions. Additionally, we could be exposed to increased risks and costs associated with workplace health claims. To comply with health guidelines implemented to control the spread of COVID-19, we have incorporated work-at-home programs as appropriate for our administrative offices and, despite our implementation of information technology security measures, there is no guarantee that the data security and privacy safeguards we have put in place will be completely effective or that we will not encounter some of the common risks associated with employees accessing company data and systems remotely.

Disruptions in global economic activity as a result of the COVID-19 pandemic have had, and may continue to have, adverse effects across our end markets. Unfavorable market conditions and market uncertainty due to the COVID-19 pandemic could have a negative effect on demand for our customers’ services and/or the profitability of services. Our customers may not have the ability to fund capital expenditures for infrastructure, or may have difficulty obtaining financing for planned projects, which could reduce their capital spending and/or result in reduced demand for our services and/or delays or cancellations of current or planned future projects. Delay in the receipt of regulatory approvals due to pandemic-related disruptions could also affect project timing and activity levels. We could also incur incremental costs to operate in the current environment or experience lower levels of overhead absorption from a reduction in revenue, both of which could negatively affect our margins and profitability. Additionally, the economic and market disruptions resulting from COVID-19 could also lead to greater than normal uncertainty with respect to the realization of estimated amounts, including our estimates for backlog, revenue recognition, recoverability of goodwill, intangible assets and other investments and our provisions for credit losses. Our customers could seek to delay payments to us as a result of the pandemic’s financial effects on them, which could negatively affect our cash flows and liquidity. The COVID-19 pandemic or any other future pandemics could also precipitate or aggravate other risk factors presented in this prospectus, which in turn could materially adversely affect our business, financial condition and results of operations.

The ultimate extent, duration and impact of the COVID-19 pandemic is uncertain. The effect of COVID-19 have been and could continue to be significant, and we cannot predict or quantify with any certainty the extent to which it could adversely affect our future financial condition, results of operations, liquidity, cash flows or the market price of our common stock.

We maintain a workforce based upon current and anticipated workloads. We could incur significant costs and reduced profitability from underutilization of our workforce if there is a significant reduction in the level of services we provide or if contract awards are delayed or not received.

Our estimates of future performance and results of operations depend, among other factors, on whether and when we receive new contract awards, which affect the extent to which we are able to utilize our workforce. The rate at which we utilize our workforce is affected by a variety of factors, including our ability to forecast the need for our services, which allows us to maintain an appropriately sized workforce, our ability to transition employees from completed projects to new projects, our ability to manage attrition and our need to devote resources to non-chargeable activities such as training or business development. While our estimates are based upon our good faith judgment, professional knowledge and experience, these estimates may not be accurate and can frequently change based on newly available information. In the case of large- scale projects where timing is often uncertain, it is particularly difficult to predict whether and when we will receive a contract award. The uncertainty of contract award timing can present difficulties in matching our workforce size to our project needs. If an expected contract award is delayed or not received, we could incur costs resulting from underutilization of our workforce, redundancy of facilities, or from efforts to right- size our workforce and/or operations, which could reduce our profitability and cash flows.

Our financial results are based, in part, upon estimates and assumptions that may differ from actual results. In addition, changes in accounting principles may cause unexpected fluctuations in our reported financial information.

In preparing our consolidated financial statements in conformity with United States generally accepted accounting principles (“U.S. GAAP”), management makes a number of estimates and assumptions that affect the amounts reported in our consolidated financial statements and accompanying notes. These estimates and assumptions must be made because certain information used in the preparation of our consolidated financial statements is either dependent on future events or cannot be calculated with a high degree of precision from data available. In some cases, these estimates are particularly uncertain and we must exercise significant judgment. See Note 1 — Nature of Business and Summary of Significant Accounting Policies in the notes to the audited consolidated financial statements included herein for details of key estimates. Actual results could differ materially from the estimates and assumptions that we use, which could have a material adverse effect on our results of operations, cash flows and liquidity.

In addition, accounting rules and regulations are subject to review and interpretation by the Financial Accounting Standards Board (the “FASB”), the SEC and various other governing bodies. A change in U.S. GAAP could have a material effect on our reported financial results, and the adoption of new or revised accounting principles could require that we make significant changes to our systems, processes and controls, which could have an adverse effect on our results of operations, cash flows and liquidity.

Our business is subject to operational risk, including from operational and physical hazards that could result in substantial liabilities and weaken our financial condition.

Our business is subject to operational hazards due to the nature of services we provide and the conditions in which we operate, including electricity, fires, explosions, mechanical failures and weather- related incidents. While we invest substantial resources in occupational health and safety programs, there can be no assurance that we will be able to mitigate all such hazards or avoid significant liability. Construction projects undertaken by us expose our employees to electrical lines, heavy equipment, transportation accidents, adverse weather conditions and the risk of damage to equipment and property. These risks and hazards, among others, can cause personal injuries and loss of life, severe damage to or destruction of property and equipment and other consequential damages and could lead to suspension of operations, large damage claims which could, in some cases, substantially exceed the amount we charge for the associated services, government enforcement actions or regulatory penalties, civil litigation or criminal prosecution. Personal injury claims for damages, including for bodily injury or loss of life, could result in substantial costs and liabilities, which could materially and adversely affect our financial condition, results of operations or cash flows. In addition, if serious accidents or fatalities occur, or if our safety records were to deteriorate, we may be restricted from bidding on certain work or obtaining new contracts, and certain existing contracts could be terminated. Our safety processes and procedures are monitored by various agencies and ratings bureaus. The occurrence of accidents in the course of our business could result in significant liabilities, employee turnover, an increase in insurance costs or an increase in the costs of our projects or harm our ability to perform under our contracts or enter into new customer contracts, all of which could materially adversely affect our revenue, profitability and liquidity.

Our business is seasonal and affected by the spending patterns of our customers and timing of governmental permitting, as well as weather conditions and natural catastrophes, which exposes us to variations in quarterly results.

Some of our customers reduce their expenditures and work order requests towards the end of the calendar year. In addition, adverse weather conditions, particularly during the winter season, can affect our ability to perform outdoor services in certain regions. As a result, we generally experience reduced revenue in the first and fourth quarters of each calendar year. Natural catastrophes such as hurricanes or other severe weather, wildfires or flooding could affect our ability to perform outdoor services or utilize equipment and crews in affected regions. For instance, in the second quarter of 2021, we experienced delays in certain renewables and recovery logistics projects in Texas because of heavy rains, which is expected to delay or reduce our anticipated revenue or profits from these projects. The effects of the COVID-19 pandemic and changes in governmental permitting could also result in greater seasonal and cyclical volatility than would otherwise exist under normal conditions. These events, as well as other global and/or economic effects, could adversely affect demand for our services and our results of operations, cash flows and liquidity.

In the ordinary course of our business, we may become subject to lawsuits, indemnity or other claims, which could materially and adversely affect our business, results of operations and cash flows.

From time to time, we are subject to various claims, lawsuits and other legal proceedings brought or threatened against us in the ordinary course of our business. These actions and proceedings may seek, among other things, compensation for alleged personal injury, workers’ compensation, employment discrimination and other employment-related damages, breach of contract, intellectual property violations, property damage, environmental liabilities, liquidated damages, consequential damages, punitive damages and civil penalties or other losses, or injunctive or declaratory relief. We may also be subject to litigation in the normal course of business involving allegations of violations of the Fair Labor Standards Act and state wage and hour laws, misclassification of independent contractors, and determination of the Company as a joint employer of subcontractor employees. In addition, we generally indemnify our customers for claims related to the services we provide and actions we take under our contracts, and, in some instances, we may be allocated risk through our contract terms for actions by our customers or other third parties.

Claimants may seek large damage awards and defending claims can involve significant costs. When appropriate, we establish accruals for litigation and contingencies that we believe to be adequate in light of current information, legal advice and our indemnity insurance coverages. We reassess our potential liability for litigation and contingencies as additional information becomes available and adjust our accruals as necessary. We could experience a reduction in our profitability and liquidity if we do not properly estimate the amount of required accruals for litigation or contingencies, or if our insurance coverage proves to be inadequate or becomes unavailable, or if our claim liabilities (including those attributable to insurance deductibles) are higher than expected. The outcome of litigation is difficult to assess or quantify, as plaintiffs may seek recovery of very large or indeterminate amounts and the magnitude of the potential loss may remain unknown for substantial periods of time. Furthermore, because litigation is inherently uncertain, the ultimate resolution of any such claim, lawsuit or proceeding through settlement, mediation or court judgment could have a material adverse effect on our business, financial condition or results of operations. In addition, claims, lawsuits and proceedings may harm our reputation or divert management’s attention from our business or divert resources away from operating our business and cause us to incur significant expenses, any of which could have a material adverse effect on our business, results of operations or financial condition.

We rely on information, communications and data systems in our operations. System and information technology interruptions and/or data security breaches could adversely affect our ability to operate and our operating results or could result in harm to our reputation.

We rely on information and communications technology, computer and other related systems in order to operate. We also rely, in part, on third-party software and information technology to run certain of our critical accounting, project management and financial information systems. From time to time, we experience system interruptions and delays. Our operations could be interrupted or delayed, or our data security could be breached, if we are unable to deploy software and hardware, gain access to, or effectively maintain and upgrade, our systems and network infrastructure and/or take other steps to improve and otherwise protect our systems. In addition, our information technology and communications systems, including those associated with acquired businesses, and our operations could be damaged or interrupted by cyber-attacks and/or physical security risks. These risks include natural disasters, power loss, telecommunication failures, intentional or inadvertent user misuse or error, failures of information technology solutions, computer viruses, phishing attacks, social engineering schemes, malicious code, ransomware attacks, acts of terrorism and physical or electronic security breaches, including breaches by computer hackers, cyber-terrorists and/or unauthorized access to or disclosure of our and/or our employees’ or customers’ data. Furthermore, such unauthorized access, cyber-attacks or data security breaches could go unnoticed for some period of time.

These events, among others, could cause system interruptions, delays and/or the loss or release of critical or sensitive data, including the unintentional disclosure of our and/or our employees’ or customers’ data, and could delay or prevent operations, including the processing of transactions and reporting of financial results or cause processing inefficiency or downtime, all of which could have a material adverse effect on our business, results of operations and financial condition and could harm our reputation and/or result in significant costs, fines or litigation. Similar risks could affect our customers, subcontractors, suppliers or other third-party providers, indirectly affecting us.

While we have security, internal control and technology measures in place to protect our systems and network, if these measures fail as a result of a cyber-attack, other third-party action, employee error, malfeasance or other security breach or failure, and someone obtains unauthorized access to our and/or our employees’ or customers’ data, our reputation could be damaged, our business may suffer and we could incur significant liability, or, in some cases, we may lose access to our business data. In the ordinary course of business, we have been targeted by malicious cyber-attacks, although our systems have been sufficiently resilient to prevent material disruption of our operations; however, because the techniques used to obtain unauthorized access or sabotage systems change frequently and generally are not identified until they are launched against a target, our current or future defenses may not be adequate to protect against new or revised techniques. As a result, we may be required to expend significant resources to protect against the threat of system disruptions and security breaches or to investigate and mitigate problems caused by these disruptions and breaches. Any of these events could damage our reputation and have a material adverse effect on our business, results of operations, financial condition and cash flows. Furthermore, while we maintain insurance policies that we consider to be adequate, our coverage may not specifically cover all types of losses or claims that may arise.

In addition, the unauthorized disclosure of confidential information and current and future laws and regulations governing data privacy may pose complex compliance challenges and/or result in additional costs. Failure to comply with such laws and regulations could result in penalties, fines and/or legal liabilities and/or harm our reputation. The continuing and evolving threat of cyber-attacks has also resulted in increased regulatory focus on risk management and prevention. New data privacy-related regulations or other requirements could require significant additional resources and/or cause us to incur significant costs, which could have an adverse effect on our results of operations and cash flows.

We regularly evaluate the need to upgrade, enhance and/or replace our systems and network infrastructure to protect our information technology environment, to stay current on vendor-supported products and to improve the efficiency and scope of our systems and information technology capabilities. The implementation of new systems and information technology could adversely impact our operations by requiring substantial capital expenditures, diverting management’s attention, and/or causing delays or difficulties in transitioning to new systems. In addition, our system implementations may not result in productivity improvements at the levels anticipated. System implementation and/or any other information technology disruptions, if not anticipated and appropriately mitigated, could have an adverse effect on our business and remediation of any such disruptions could result in significant costs.

Our subcontractors and suppliers may fail, or be unable to, satisfy their obligations to us or other parties, or we may be unable to maintain these relationships, either of which could have a material adverse effect on our results of operations, cash flows and liquidity.

We depend on subcontractors to perform work for some of our projects. There is a risk that we could have disputes with subcontractors arising from, among other things, the quality and timeliness of the work they perform, customer concerns or our failure to extend existing work orders or issue new work orders under a subcontracting arrangement. Our ability to fulfill our obligations as a prime contractor could be jeopardized if any of our subcontractors fail to perform the agreed-upon services on a timely basis and/or deliver the agreed-upon supplies. In addition, the absence of qualified subcontractors with whom we have satisfactory relationships could adversely affect our ability to perform under some of our contracts, or the quality of the services we provide. Additionally, in some cases, we pay our subcontractors before our customers pay us for the related services. We could experience a material decrease in profitability and liquidity if we pay our subcontractors for work performed for customers that fail to or delay paying us for the related work. Any of these factors could have a material adverse effect on our results of operations, cash flows and liquidity.

We also rely on suppliers, equipment manufacturers and lessors to obtain or provide the materials and equipment we require to conduct our operations. Any substantial limitation on the availability of suppliers or equipment, including from economic, regulatory or market conditions, could negatively affect our operations. Our results of operations, cash flows and liquidity could be adversely affected if we were unable to acquire sufficient materials or equipment to conduct our operations.

We may have additional tax liabilities associated with our domestic and international operations.

We are subject to income taxes in the United States, Puerto Rico and Canada. Management must exercise significant judgment in determining our provision for income taxes due to lack of clear and concise tax laws and regulations in certain jurisdictions. Tax laws are dynamic and subject to change as new laws are passed and new interpretations of laws are issued or applied, and such changes could materially affect our tax provisions. The federal government signed various relief measures into law in 2020 in response to the COVID-19 pandemic, including the Coronavirus Aid, Relief and Economic Security Act, which provides various tax relief and incentive measures, including provisions permitting the deferral and/or reduction of certain federal and payroll tax amounts. We have pursued certain of these relief provisions, which permit certain deferred employer taxes to be repaid in future years. Our interpretations of these provisions could differ from those of the U.S. Treasury Department or the Internal Revenue Service. The foregoing items, as well as any other future changes in tax laws, could have a material adverse effect on our business, cash flow, financial condition, or results of operations.

In addition, we are audited by various U.S. and foreign tax authorities, and in the ordinary course of our business, there are many transactions and calculations for which the ultimate tax determination may be uncertain. The final outcome of income tax examinations could be materially different from our expectations and the estimates that are reflected in our consolidated financial statements, which could have a material adverse effect on our results of operations, cash flows and liquidity.

We could incur goodwill and intangible asset impairment charges, which could harm our profitability.

We have significant amounts of goodwill and intangible assets. We periodically review the carrying values of goodwill and intangible assets to determine whether such carrying values exceed their fair market values. Declines in the profitability of individual reporting units due to economic or market conditions or otherwise, as well as adverse changes in financial, competitive and other conditions, including declines in the operating performance of our reporting units or other adverse changes in the key valuation assumptions contributing to the estimated fair value of our reporting units, could adversely affect the estimated fair values of the related reporting units, which could result in an impairment of the recorded balances of goodwill or intangible assets. See Note 6 — Goodwill and Intangible Assets in the notes to our audited consolidated financial statements included herein for additional details.

We have liability claims exposure due to high deductible insurance and potential uninsured claims.

We maintain insurance policies with respect to automobile liability, general liability, employer’s liability, workers’ compensation and other types of coverage. These policies are subject to high deductibles or self- insured retention amounts. We are effectively self-insured for substantially all claims because most claims against us do not exceed the deductibles or the self-insured retention amounts under our insurance policies and there can be no assurance that our insurance coverages will be sufficient or effective under all circumstances, or against all claims or liabilities to which we may be subject, which could expose us to significant liabilities and materially and adversely affect our business, financial condition, results of operations and cash flows. In addition, insurance liabilities are difficult to assess and estimate due to many factors, the effects of which are often unknown or difficult to estimate, including the severity of an injury, the determination of our liability in proportion to other parties’ liability, the number of incidents not reported and the effectiveness of our safety programs. If our insurance costs exceed our estimates of insurance liabilities, or if our insurance claims increase, or if our insurance coverage proves to be inadequate or becomes unavailable, we could experience increased exposure to risk and/or a decline in profitability and liquidity.

If we are unable to attract and retain qualified managers and skilled employees, we will be unable to operate efficiently, which could reduce our revenue, profitability and liquidity.

Our business is labor intensive, and some of our operations experience a high rate of employee turnover. In addition, given the nature of the highly specialized work we perform, many of our employees are trained in, and possess, specialized technical skills that are necessary to efficiently operate our business and maintain productivity and profitability. At times of low unemployment, it can be difficult for us to find appropriately skilled and qualified personnel at affordable rates. We may be unable to hire and retain a sufficiently skilled labor force to support our operating requirements and growth strategy. Our labor and training expenses could increase as a result of a shortage in the supply of skilled personnel, which could adversely affect our profitability. We cannot be certain that we will be able to maintain and ensure the productivity of the skilled labor force necessary to operate our business. Our ability to do so depends on a number of factors, such as the general rate of employment, competition for employees possessing the skills we need, the general health and welfare of our employees, which has been impacted by the COVID-19 pandemic, and the level of compensation required to hire, train and retain qualified employees. Additionally, our business is managed by a number of key executive and operational officers, many of whom have extensive industry experience, and is dependent upon retaining and recruiting qualified management to execute our business strategy. Labor shortages, increased labor or training costs or the loss of key personnel could materially adversely affect our results of operations, cash flows and liquidity.

The use of unionized employees and contractors and any related obligations could subject us to liabilities that could adversely affect our liquidity, cash flows and results of operations.

Certain of our Canadian employees are represented by labor unions and collective bargaining agreements. Although all such collective bargaining agreements prohibit strikes and work stoppages, we cannot be certain that strikes or work stoppages will not occur despite the terms of these agreements. Strikes or work stoppages could adversely affect our relationships with our customers and cause us to lose business. Additionally, as current agreements expire, the labor unions may not be able to negotiate extensions or replacements on terms favorable to their members, or at all, or avoid strikes, lockouts or other labor actions that could affect their members. Therefore, we cannot assure you that new agreements will be reached with employee labor unions as existing contracts expire, or on desirable terms. In the United States, we occasionally engage unionized contractors as well. Any action against us relating to the union workforce we employ could have a material adverse effect on our liquidity, cash flows and results of operations.

Our recovery logistics business is subject to a number of risks that may impact our business, liquidity, cash flows and results of operations.

Our recovery logistics business provides recovery and restoration services for our energy and telecommunications customers. The majority of its revenue is earned through support of the restoration efforts of our customers affected by storms and other disasters. The timing, duration and severity of these events is uncertain and difficult to predict. In addition, much of these services are provided by third parties which may be difficult or costly to mobilize in the event of unexpected demand for services. Customers may also rely on their employees to provide these services, which reduces demand for our services. We do not control such factors and, as a result, our revenue and income can vary from quarter to quarter, and past financial results for certain quarters may not be a reliable indicator of future results for comparable quarters in subsequent years.

Risks Related to Regulation and Compliance

Our operations could affect the environment or cause exposure to hazardous substances. In addition, our properties could have environmental contamination, which could result in material liabilities.

Our operations are subject to various environmental laws and regulations, including those dealing with the handling and disposal of waste products, polychlorinated biphenyls, air quality, transportation of hazardous materials and the protection of endangered species. Certain of our current and historical construction operations have used hazardous materials and, to the extent that such materials are not properly stored, contained or recycled, they could become hazardous waste. Additionally, some of our contracts require that we assume the environmental risk of site conditions and require that we indemnify our customers for any damages, including environmental damages, incurred in connection with our projects. We may be subject to claims under various environmental laws and regulations, federal and state statutes and / or common law doctrines for toxic torts and other damages, as well as for natural resource damages and the investigation and clean-up of soil, surface water, groundwater and other media under laws such as the Comprehensive Environmental Response, Compensation and Liability Act. Such claims may arise, for example, out of current or former conditions at project sites, current or former properties owned or leased by us or contaminated sites that have always been owned or operated by third parties. Liability may be imposed without regard to fault and may be strict and joint and several, such that we may be held responsible for more than our share of any contamination or other damages, or even for the entire share, and we may be unable to obtain reimbursement from the parties that caused the contamination. The obligations, liabilities, fines and costs or reputational harm associated with these and other events could be material and could have a material adverse impact on our business, financial condition, results of operations and cash flows.

We perform work in underground environments, which could affect the environment. A failure to comply with environmental laws could result in significant liabilities or harm our reputation, and new environmental laws or regulations could adversely affect our business.

Some of the work we perform is in underground environments. If the field location maps supplied to us are not accurate, or if objects are present in the soil that are not indicated on the field location maps, our underground work could strike objects in the soil containing pollutants and result in a rupture and discharge of pollutants. In such a case, we could incur significant costs, including clean-up costs, and we may be liable for significant fines and damages and could suffer reputational harm. Additionally, we sometimes perform directional drilling operations below certain environmentally sensitive terrains and water bodies. Due to the inconsistent nature of terrain and water bodies, it is possible that such directional drilling could cause a surface fracture releasing subsurface materials or drilling fluid. These releases alone or, in combination with releases that may contain contaminants in excess of amounts permitted by law, could potentially expose us to significant clean up and remediation costs, damages, fines and reputational harm, which could have a material adverse effect on our results of operations, cash flows and liquidity.

New environmental laws and regulations, stricter enforcement of existing laws and regulations, the discovery of previously unknown contamination or leaks or the imposition of new clean-up requirements could require us to incur significant costs or result in new or increased liabilities that could have a material adverse effect on our results of operations, cash flows and liquidity. We may incur work stoppages to avoid violating these laws and regulations, or we may risk fines or other sanctions if we inadvertently violate these laws and regulations, which could adversely affect our business.

We are subject to risks associated with climate change.

In recent years, there has been an increased focus on climate change, greenhouse gas and other emissions and other potential damage to the environment caused by human activities. The potential effects of climate change on our operations is highly uncertain. Climate change may result in, among other things, an increase in extreme weather events, such as floods, hurricanes, wildfires, rising sea levels and limitations on water availability and quality. Extreme weather conditions could limit the availability of resources or increase the costs of our projects, or could cause projects to be delayed or canceled. Our operating results are significantly influenced by weather. Therefore, major changes in weather patterns could have a significant effect on our future operating results. We could experience project cancellations, reduced demand or reduced productivity if climate change results in a significant increase in adverse weather conditions in a given period, which could negatively affect our revenue and profitability.

Climate change could also affect our customers and the projects they award. Concerns about climate change could result in potential new regulations, regulatory actions or requirements to fund energy efficiency activities, any of which could negatively affect our customers, decrease the projects they award and decrease demand for our services, including for power projects and other projects, or result in increased costs associated with our operations. Legislative and/or regulatory responses related to climate change could also affect the availability of goods, increase our costs or otherwise negatively affect our operations.

There are significant environmental regulations and policies under consideration or reconsideration to encourage the use of clean energy technologies and regulate emissions of greenhouse gases to address climate change. For example, in February 2021, the United States reentered the 2015 Paris Agreement as part of an executive order signed by the new administration. We cannot predict future changes to environmental regulations and policies, nor can we predict the effects that any conceivable changes would have on our business. The establishment of rules limiting greenhouse gas emissions could affect customer demand as well as our ability to perform construction services or to perform these services at current levels of profitability. For example, if new regulations were adopted regulating greenhouse gas emissions from sources such as cars and trucks, we could experience a significant increase in environmental compliance costs in light of our large fleet and the amount of construction machinery we own. New regulations may require us to acquire different equipment or change processes. The new equipment may not be available, or we may not be able to purchase or rent this equipment in a cost-effective manner. Compliance with any new laws or regulations regarding the reduction of greenhouse gases could result in significant changes to our operations and a significant increase in the cost of conducting our business. In addition, our reputation could suffer and/or we could experience a reduction in the amount of future work we are awarded if our operations are perceived to result in high greenhouse gas emissions or to otherwise pose environmental risks. Reductions in project awards, project deferrals, delays or cancellations or increases in costs related to the effects of climate change, climate change initiatives or climate change regulations could have a material adverse effect on our results of operations, cash flows and liquidity.

Our failure to comply with the regulations of federal, state and local agencies that oversee transportation and safety compliance could reduce our revenue, profitability and liquidity.

The Occupational Safety and Health Administration (“OSHA”) establishes certain employer responsibilities, including maintenance of a workplace free of recognized hazards likely to cause death or serious injury, compliance with standards promulgated by OSHA and various recordkeeping, disclosure and procedural requirements. Various standards, including standards for notices of hazards and safety in excavation and demolition work, may apply to our operations. We incur capital and operating expenditures and other costs in the ordinary course of business in complying with OSHA and other state and local laws and regulations, and could incur penalties and fines in the future from violations of health and safety regulations, including, in extreme cases, criminal sanctions. Our customers could cancel existing contracts and not award future business to us if we were in violation of these regulations.

We are also subject to a number of state and federal laws and regulations related to the operation of our fleet of commercial motor vehicles. If we are not in compliance with these laws and regulations, we may be unable to perform services for our customers and may also be subject to fines, penalties, and the suspension or revocation of our licenses. Our failure to comply with these laws and regulations may affect our ability to operate and could require us to incur significant costs that adversely affect our results of operations.

Our failure to comply with various laws and regulations related to contractor licensing and business licensing could result in significant liabilities.

We are subject to a number of state and federal laws and regulations, including those related to contractor licensing, business licensing and employment of qualified individuals. If we are not in compliance with these laws and regulations, we may be unable to perform services for our customers and may also be subject to fines, penalties, and the suspension or revocation of our licenses. Our failure to comply with these laws and regulations may affect our ability to operate and could require us to incur significant costs that adversely affect our results of operations.

The unaudited pro forma condensed combined financial information included in this prospectus may not be indicative of what the Combined Company’s actual financial position or results of operations would have been.

The unaudited pro forma condensed combined financial information in this prospectus is presented for illustrative purposes only and is not necessarily indicative of what the Combined Company’s actual financial position or results of operations would have been had the Business Combination been completed on the dates indicated. See the section titled “Unaudited Pro Forma Condensed Combined Financial Information” for more information.

The Combined Company’s ability to be successful following the Business Combination will depend upon the efforts of the Combined Company’s Board and QualTek’s key personnel and the loss of such persons could negatively impact the operations and profitability of the Combined Company’s business following the Business Combination.

The Combined Company’s ability to be successful following the Business Combination will be dependent upon the efforts of the Combined Company Board and key personnel. ROCR cannot assure you that, following the Business Combination, the Combined Company Board and the Combined Company’s key personnel will be effective or successful or remain with the Combined Company.

Risks Related to Strategic Transactions

Acquisitions, strategic investments and dispositions involve risks that could negatively affect our operating results, cash flows and liquidity and may not enhance shareholder value.

We have made, and may continue to make, strategic acquisitions and investments. Acquisitions may expose us to operational challenges and risks, including the ability to profitably manage the acquired business or successfully integrate the operations, internal controls and procedures and financial reporting and accounting systems of the acquired business into our business; increased indebtedness and contingent earn- out obligations; the ability to fund cash flow shortages that may occur if anticipated revenue is not realized or is delayed, whether by general economic or market conditions, or other unforeseen difficulties; the expense of integrating acquired businesses; the availability of funding sufficient to meet increased capital needs; diversion of management’s attention; and the ability to retain or hire qualified personnel required for expanded operations.

In addition, we may not be able to identify suitable acquisition or strategic investment opportunities or may be unable to obtain the required consent of our lenders and therefore, may not be able to complete such acquisitions or strategic investments. We may pay for acquisitions or strategic investments with our common stock or with debt instruments, including convertible debt securities, which could dilute the ownership interests of our stockholders, or we may decide to pursue acquisitions with which our investors may not agree. Borrowings or issuances of debt associated with these acquisitions could also result in higher levels of indebtedness, which could negatively affect our ability to service our debt within the scheduled repayment terms. In addition, to the extent we defer payment of an acquisition’s purchase price through a cash earn-out arrangement, it will reduce our cash flows in subsequent periods.

Acquired companies may have liabilities that we failed, or were unable, to discover in the course of performing due diligence investigations. We cannot assure you that the indemnifications granted to us by sellers of acquired companies will be sufficient in amount, scope or duration to fully offset potential liabilities associated with acquired businesses. We may learn additional information about the businesses we have acquired that could materially adversely affect us, such as unknown or contingent liabilities, unprofitable projects and liabilities related to compliance with applicable laws. Any such liabilities, individually or in the aggregate, could have a material adverse effect on our business. We generally require that key management and former principals of the businesses we acquire enter into non-competition agreements in our favor. If we are unable, and the courts refuse to enforce the non-competition agreement entered into by such person or persons, we might be subject to increased competition. Failure to successfully manage the operational challenges and risks associated with, or resulting from, our acquisitions could adversely affect our results of operations, cash flows and liquidity.

Additionally, we may from time to time explore opportunities to maximize value through the disposition of assets and businesses, including the sale of certain businesses. These sales or transactions could adversely affect our results of operations, cash flows and liquidity.

Risks Related to Financing Our Business

We have a significant amount of debt, which could adversely affect our business, financial condition and results of operations or could affect our ability to access capital markets in the future. In addition, our debt contains restrictive covenants that may prevent us from engaging in transactions that might benefit us.

Our outstanding debt and debt service requirements could have significant consequences on our future operations, including: making it more difficult for us to meet our payment and other obligations; an event of default if we fail to comply with the financial and other restrictive covenants contained in our debt agreements, which could result in all of our debt becoming immediately due and payable; reducing the availability of our cash flows to fund working capital, capital expenditures, acquisitions or strategic investments, and limiting our ability to obtain additional financing for these purposes; subjecting us to the risk of increasing interest expense on variable rate indebtedness; limiting our flexibility in planning for, or reacting to changes in our business, the industries in which we operate and the general economy; and placing us at a competitive disadvantage compared to our competitors that have less debt or are less leveraged.

The terms of our indebtedness contain customary events of default and covenants that prohibit us from taking certain actions without satisfying certain financial tests or obtaining the consent of the lenders. Should we be unable to comply with the terms and covenants of our indebtedness, including our credit facility, we would be required to obtain consents from our bank group, modify our credit facility or other debt instruments or secure another source of financing to continue to operate our business, none of which may be available to us on reasonable terms or at all. A default could also result in the acceleration of our obligations. In addition, these covenants may prevent us from engaging in transactions that benefit us, including responding to changing business and economic conditions or securing additional financing, if needed.

Any of these factors could have an adverse effect on our business, financial condition and results of operations. Our ability to meet our payment and other obligations under our debt instruments depends on our ability to generate significant cash flow in the future, which can be subject to many factors, some of which are beyond our control. We cannot assure that our business will generate future cash flow from operations, or that future borrowings will be available to us in an amount sufficient to enable us to meet our payment obligations and to fund other liquidity needs. Our business is capital intensive, and if we are not able to generate sufficient cash flow to service our debt obligations, we may need to refinance or restructure our debt, sell assets, reduce or delay capital investments, or seek to raise additional capital, and some of these activities could have terms that are unfavorable or could be highly dilutive. Our ability to obtain additional financing or to refinance our existing indebtedness will depend on the capital markets and our financial condition at such time. Any of the above factors could adversely affect our results of operations, cash flows and liquidity.

In addition, regulatory changes and/or reforms, such as the phase-out of the London Inter-bank Offered Rate (“LIBOR”), which is expected to occur by June 30, 2023, could lead to additional volatility in interest rates for our variable rate debt and other unpredictable effects. While our material financing arrangements indexed to LIBOR have procedures for determining an alternative base rate, such alternative base rate could perform differently than the current LIBOR-indexed rate and could result in an increase in the cost of our variable rate indebtedness, which could negatively affect our results of operations and cash flows.

We are also party to certain factoring arrangements. Any termination of such factoring arrangements could adversely affect our results of operations, cash flows and liquidity.

We may be unable to obtain sufficient bonding capacity to support certain service offerings, and the need for performance and surety bonds could reduce availability under our credit facility.

Some of our contracts require performance and payment bonds. If we are not able to renew or obtain a sufficient level of bonding capacity in the future, we may be precluded from being able to bid for certain contracts or successfully contract with certain customers. In addition, even if we are able to successfully renew or obtain performance or payment bonds, we may be required to post letters of credit in connection with the bonds, which would reduce availability under our credit facility. Furthermore, under standard terms in the surety market, sureties issue bonds on a project-by-project basis and can decline to issue bonds at any time or require the posting of additional collateral as a condition to issuing or renewing any bonds. If we were to experience an interruption or reduction in the availability of bonding capacity, we may be unable to compete for or work on projects that require bonding.

Risks Related to the Class A Common Stock

An active trading market for the Class A Common Stock may never develop or be sustained, which may make it difficult to sell the shares of the Class A Common Stock you purchase.

An active trading market for the Class A Common Stock may not develop or continue or, if developed, may not be sustained, which would make it difficult for you to sell your shares of the Class A Common Stock at an attractive price (or at all). The market price of the Combined Company’s Common Stock may decline below your purchase price, and you may not be able to sell your shares of the Combined Company’s Common Stock at or above the price you paid for such shares (or at all).

The Combined Company will be required to meet the initial listing requirements to be listed on Nasdaq. However, the Combined Company may be unable to maintain the listing of its securities in the future.

If the Combined Company fails to meet the continued listing requirements and Nasdaq delists the Combined Company’s Class A Common Stock, the Combined Company could face significant material adverse consequences, including:

●	a limited availability of market quotations for the Combined Company’s Class A Common Stock;
●	a limited amount of news and analyst coverage for the Combined Company; and
●	a decreased ability to issue additional securities or obtain additional financing in the future.

The market price of the Class A Common Stock is likely to be highly volatile, and you may lose some or all of your investment.

Following the Business Combination, the market price of Class A Common Stock is likely to be highly volatile and may be subject to wide fluctuations in response to a variety of factors, including the following:

●	the impact of COVID-19 pandemic on QualTek’s business;
●	the inability to obtain or maintain the listing of the Combined Company’s shares of Class A Common Stock on the Nasdaq;
●	the inability to recognize the anticipated benefits of the Business Combination, which may be affected by, among other things, competition, QualTek’s ability to grow and manage growth profitably, and retain its key employees;
●	changes in applicable laws or regulations;
●	risks relating to the uncertainty of QualTek’s projected financial information;
●	risks related to the growth of QualTek’s business, the timing of expected business milestones, and the success of future acquisitions, if any; and
●	the amount of redemption requests made by ROCR’s stockholders.

In addition, the stock markets have experienced extreme price and volume fluctuations that have affected and continue to affect the market prices of equity securities of many companies. These fluctuations have often been unrelated or disproportionate to the operating performance of those companies. Broad market and industry factors, as well as general economic, political, regulatory and market conditions, may negatively affect the market price of the Class A Common Stock, regardless of the Combined Company’s actual operating performance.

The Combined Company’s business and operations could be negatively affected if it becomes subject to any securities litigation or shareholder activism, which could cause the Combined Company to incur significant expense, hinder execution of business and growth strategy and impact its stock price.

In the past, following periods of volatility in the market price of a company’s securities, securities class action litigation has often been brought against that company. Shareholder activism, which could take many forms or arise in a variety of situations, has been increasing recently. Volatility in the stock price of the Class A Common Stock or other reasons may in the future cause it to become the target of securities litigation or shareholder activism. Securities litigation and shareholder activism, including potential proxy contests, could result in substantial costs and divert management’s and board of directors’ attention and resources from the Combined Company’s business. Additionally, such securities litigation and shareholder activism could give rise to perceived uncertainties as to the Combined Company’s future, adversely affect its relationships with service providers and make it more difficult to attract and retain qualified personnel. Also, the Combined Company may be required to incur significant legal fees and other expenses related to any securities litigation and activist shareholder matters. Further, its stock price could be subject to significant fluctuation or otherwise be adversely affected by the events, risks and uncertainties of any securities litigation and shareholder activism.

If securities or industry analysts do not publish research or reports about the Combined Company, or publish negative reports, the Combined Company’s stock price and trading volume could decline.

The trading market for the Combined Company’s Common Stock will depend, in part, on the research and reports that securities or industry analysts publish about the Combined Company. The Combined Company does not have any control over these analysts. If the Combined Company’s financial performance fails to meet analyst estimates or one or more of the analysts who cover the Combined Company downgrade its common stock or change their opinion, the Combined Company’s stock price would likely decline. If one or more of these analysts cease coverage of the Combined Company or fail to regularly publish reports on the Combined Company, it could lose visibility in the financial markets, which could cause the Combined Company’s stock price or trading volume to decline.

Because the Combined Company does not anticipate paying any cash dividends in the foreseeable future, capital appreciation, if any, would be your sole source of gain.

The Combined Company currently anticipates that it will retain future earnings for the development, operation and expansion of its business and do not anticipate declaring or paying any cash dividends for the foreseeable future. As a result, capital appreciation, if any, of the Combined Company’s shares of common stock would be your sole source of gain on an investment in such shares for the foreseeable future.

The grant of registration rights to our stockholders and holders of our Private Placement Warrants and the future exercise of such rights may adversely affect the market price of our Class A Common Stock.

Upon the completion of the Business Combination, the Investor Rights Agreement will be entered into between ROCR, Sellers as set forth therein, the Equity Representative, the Sponsors, Sponsor Representative, and certain Other Holders, replacing the Original Registration Rights Agreement, dated as of March 2, 2021, between the Other Holders (as defined therein) and ROCR. Pursuant to the Investor Rights Agreement, the Holders (as defined therein), which includes those certain QualTek Equityholders as well as the Sponsor, and, in each case, their permitted transferees will have customary registration rights (including with respect to cooperation and reduction of underwritten shelf takedown provisions (subject to lock-up restrictions for six months after the Closing Date)) with respect to (i) the Class A Common Stock (including the Class A common stock issued (a) pursuant to the LLCA upon exchange of the Common Units along with a corresponding number of shares of the Class B Common Stock, and (b) upon conversion of the Restricted Sponsor Shares, in each case, upon the issuance thereof or lapse of transfer restrictions applicable thereto), (ii) Private Placement Warrants and the Class A Common Stock issuable upon exercise of the Private Placement Warrants, and (iii) any common stock of the Company or any subsidiary of the Company issued or issuable with respect to the securities referred to in clause (i) and (ii) above by way of dividend, distribution, split or combination of securities, or any recapitalization, merger, consolidation or other reorganization.

Further, pursuant to the Pre-PIPE Registration Rights Agreement, ROCR has agreed to file the Pre-PIPE Resale Registration Statement registering the resale of the shares of Class A Common Stock to be received upon automatic conversion of the Pre-PIPE Notes  with the SEC no later than the 10th business day following the date ROCR first filed the proxy statement with the SEC, or August 25, 2021. ROCR will use its commercially reasonable efforts to have the Pre-PIPE Resale Registration Statement declared effective no later than the 60th calendar day following the Closing Date (or, in the event the SEC notifies ROCR that it will “review” the PIPE Resale Registration Statement, the 90th calendar day following the Closing Date (as defined in the Pre-PIPE Registration Rights Agreement)). Similarly, pursuant to the PIPE Registration Rights Agreement, we agreed that we will use our reasonable best efforts (i) to file no later than the 10th business following the date ROCR first filed the proxy statement, a registration statement with the SEC for a secondary offering of the PIPE Shares (and underlying Class A Common Stock), (ii) to use our commercially reasonable efforts to have the registration statement declared effective no later than the 60th calendar day following the Closing Date (or, in the event the SEC notifies us that it will “review” the registration statement, the 90th calendar day following the Closing Date (as defined in the PIPE Registration Rights Agreement)) and (iii) to maintain the effectiveness of such registration statement until the earlier of such date and as the Business Combination Agreement is validly terminated in accordance with its terms, and (b) upon the mutual written agreement of each of the parties to the Subscription Agreements and the Company, or (c)  three years from the Closing. In addition, the PIPE Subscription Agreements provide these holders will have certain “piggy-back” registration rights to include their securities in other registration statements filed by us. We will bear the cost of registering these securities. The registration and availability of such a significant number of securities for trading in the public market may have an adverse effect on the market price of the Class A Common Stock of the Company.

Future offerings of debt or offerings or issuances of equity securities by the Combined Company may adversely affect the market price of the Combined Company’s Common Stock or otherwise dilute all other stockholders.

In the future, we may attempt to obtain financing or to further increase the Combined Company’s capital resources by issuing additional shares of the Class A Common Stock or offering debt or other equity securities, including commercial paper, medium-term notes, senior or subordinated notes, debt securities convertible into equity or shares of preferred stock. We also expect to grant equity awards to employees, directors, and consultants under the Combined Company’s stock incentive plans. Future acquisitions could require substantial additional capital in excess of cash from operations. The Combined Company would expect to obtain the capital required for acquisitions through a combination of additional issuances of equity, corporate indebtedness and cash from operations.

Issuing additional shares of the Class A Common Stock or other equity securities or securities convertible into equity may dilute the economic and voting rights of the Combined Company’s existing stockholders or reduce the market price of the Class A Common Stock or both. Upon liquidation, holders of such debt securities and preferred shares, if issued, and lenders with respect to other borrowings would receive a distribution of the Combined Company’s available assets prior to the holders of the Class A Common Stock. debt securities convertible into equity could be subject to adjustments in the conversion ratio pursuant to which certain events may increase the number of equity securities issuable upon conversion. Preferred shares, if issued, could have a preference with respect to liquidating distributions or a preference with respect to dividend payments that could limit the Combined Company’s ability to pay dividends to the holders of the Class A Common Stock. The Combined Company’s decision to issue securities in any future offering will depend on market conditions and other factors beyond the Combined Company’s control, which may adversely affect the amount, timing and nature of the Combined Company’s future offerings.

If our security holders exercise their registration rights with respect to their securities, it may have an adverse effect on the market price of our securities.

ROCR’s Initial Stockholders are entitled to make a demand that it register the resale of their Insider Shares at any time commencing three months prior to the date on which their shares may be released from escrow. Additionally, our Initial Stockholders, officers and directors are entitled to demand that we register the resale of the shares underlying any securities our Initial Stockholders, officers, directors or their affiliates may be issued in payment of working capital loans made to us at any time after the consummation of the Business Combination. If such persons exercise their registration rights with respect to all of their securities, then there will be an additional [] shares of Class A Common Stock eligible for trading in the public market. The presence of these additional shares of Class A Common Stock trading in the public market may have an adverse effect on the market price of our securities.

QualTek is an emerging growth company within the meaning of the Securities Act and QualTek has taken advantage of certain exemptions from disclosure requirements available to emerging growth companies; this could make QualTek’s securities less attractive to investors and may make it more difficult to compare QualTek’s performance with other public companies.

QualTek is an “emerging growth company” within the meaning of the Securities Act, as modified by the JOBS Act, and has taken advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in QualTek’s periodic reports and proxy statements and exemptions from the requirements of holding a nonbinding advisory vote on certain executive compensation matters. As a result, QualTek’s stockholders may not have access to certain information they may deem important. QualTek may be an emerging growth company for up to five years, although circumstances could cause the loss of that status earlier, including if the market value of the common stock of QualTek held by non-affiliates exceeds $700 million as of any June 30 before that time, in which case the Combined Company would no longer be an emerging growth company as of the following December 31. QualTek cannot predict whether investors will find its securities less attractive because QualTek relies on these exemptions. If some investors find the securities less attractive as a result of reliance on these exemptions, the trading prices of the QualTek’s securities may be lower than they otherwise would be, there may be a less active trading market for the QualTek’s securities and the trading prices of the securities may be more volatile.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that an emerging growth company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. QualTek has elected not to opt out of such extended transition period. Accordingly, when a standard is issued or revised and it has different application dates for public or private companies, QualTek, as an emerging growth company, will adopt the new or revised standard at the time private companies adopt the new or revised standard, unless early adoption is permitted by the standard. This may make comparison of QualTek’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Compliance obligations under the Sarbanes-Oxley Act may make it more difficult for ROCR to effectuate the Business Combination, require substantial financial and management resources and increase the time and costs of completing an acquisition.

Section 404 of the Sarbanes-Oxley Act requires that ROCR evaluate and report on its system of internal controls beginning with its Annual Report on Form 10-K for the year ending December 31, 2022. Following the initial Business Combination, if the Combined Company is deemed to be a large accelerated filer or an accelerated filer, it will be required to comply with the independent registered public accounting firm attestation requirement on its internal control over financial reporting. Further, for as long as the Combined Company remains an emerging growth company, it will not be required to comply with the independent registered public accounting firm attestation requirement on its internal control over financial reporting. Following the Business Combination, the Combined Company will be required to assure that it is in compliance with the provisions of the Sarbanes-Oxley Act regarding adequacy of its internal controls. The need to develop the internal control system to achieve compliance with the Sarbanes-Oxley Act may increase the time and costs necessary to complete the Business Combination as well as impose obligations on the Combined Company following the Business Combination.

Risks Related to Tax

Our only principal asset following the Business Combination will be our interest in QualTek, and accordingly we will depend on distributions from QualTek to pay dividends, taxes, other expenses, and make any payments required to be made by us under the Tax Receivable Agreement.

Upon consummation of the Business Combination, we will be a holding company and will have no material assets other than our ownership of QualTek Common Units. We are not expected to have independent means of generating revenue or cash flow, and our ability to pay our taxes, operating expenses, and pay any dividends in the future will be dependent upon the financial results and cash flows of QualTek. There can be no assurance that QualTek will generate sufficient cash flow to distribute funds to us or that applicable state law and contractual restrictions, including negative covenants under debt instruments, will permit such distributions. If QualTek does not distribute sufficient funds to us to pay our taxes or other liabilities, we may default on contractual obligations or have to borrow additional funds. In the event that we are required to borrow additional funds it could adversely affect our liquidity and subject us to additional restrictions imposed by lenders.

QualTek will continue to be treated as a partnership for U.S. federal income tax purposes and, as such, generally will not be subject to any entity-level U.S. federal income tax. Instead, taxable income will be allocated, for U.S. federal income tax purposes, to the holders QualTek Common Units. Under the terms of the Third Amended and Restated LLCA, QualTek is obligated to make pro rata tax distributions to holders of QualTek Common Units calculated at certain assumed rates. In addition to tax expenses, we will also incur expenses related to our operations, including payment obligations under the Tax Receivable Agreement, which could be significant and some of which will be reimbursed by QualTek (excluding payment obligations under the Tax Receivable Agreement). For so long as we are Managing Member (as defined in the Third Amended and Restated LLCA) of QualTek, we intend to cause QualTek to make ordinary distributions and tax distributions to the holders of QualTek Common Units on a pro rata basis in amounts sufficient to enable us to cover all applicable taxes, relevant operating expenses, payments under the Tax Receivable Agreement and dividends, if any, declared by us. However, QualTek’s ability to make such distributions may be subject to various limitations and restrictions, including, but not limited to, retention of amounts necessary to satisfy the obligations of QualTek and its subsidiaries and restrictions on distributions that would violate any applicable restrictions contained in QualTek’s debt agreements, or any applicable law, or that would have the effect of rendering QualTek insolvent. To the extent we are unable to make payments under the Tax Receivable Agreement for any reason, such payments will be deferred and will accrue interest until paid. Additionally, nonpayment for a specified period and/or under certain circumstances may constitute a material breach of a material obligation under the Tax Receivable Agreement and therefore accelerate payments under the Tax Receivable Agreement, which could be substantial.

We anticipate that the distributions received from QualTek may, in certain periods, exceed our actual tax liabilities and obligations to make payments under the Tax Receivable Agreement. The board, in its sole discretion, will make any determination from time to time with respect to the use of any such excess cash so accumulated, which may include, among other uses, to pay dividends on our Common Stock. We will have no obligation to distribute such cash (or other available cash other than any declared dividend) to our stockholders.

The Tax Receivable Agreement will require us to make cash payments to the TRA Holders in respect of certain tax benefits and such payments may be substantial. In certain cases, payments under the Tax Receivable Agreement may (i) exceed any actual tax benefits the Tax Group realizes or (ii) be accelerated.

At the Closing, ROCR (and subsequent to the Business Combination, the Company), QualTek, the TRA Holders (as defined in the Tax Receivable Agreement) and the TRA Holder Representative (as defined in the Tax Receivable Agreement) will enter into the Tax Receivable Agreement.

Pursuant to the Tax Receivable Agreement, ROCR will generally be required to pay the TRA Holders 85% of the amount of savings, if any, in U.S. federal, state, local, and foreign taxes that are based on, or measured with respect to, net income or profits, and any interest related thereto that ROCR (and applicable consolidated, unitary, or combined Subsidiaries thereof, if any) realizes, or is deemed to realize, as a result of certain tax attributes, including:

●	existing tax basis in certain assets of QualTek and certain of its direct or indirect Subsidiaries, including assets that will eventually be subject to depreciation or amortization, once placed in service, attributable to Common Units acquired by ROCR at the Closing of the Business Combination or from a TRA Holder (including Common Units held by the Blocker, which is acquired by ROCR in a Reorganization Transaction (as defined in the Tax Receivable Agreement));
●	tax basis adjustments resulting from the acquisition of Common Units by ROCR at the Closing of the Business Combination and taxable exchanges of Common Units (including any such adjustments resulting from certain payments made by ROCR under the Tax Receivable Agreement) acquired by ROCR from a TRA Holder pursuant to the terms of the Third Amended and Restated LLCA;
●	tax deductions in respect of portions of certain payments made under the Tax Receivable Agreement; and
●	certain tax attributes of the Blocker, which holds Common Units that are acquired directly or indirectly by ROCR pursuant to a Reorganization Transaction.

Under the Tax Receivable Agreement, the Tax Group will generally be treated as realizing a tax benefit from the use of a Tax Attribute on a “with and without” basis, thereby generally treating the Tax Attributes as the last item used, subject to several exceptions. Payments under the Tax Receivable Agreement generally will be based on the tax reporting positions that ROCR determines (with the amount of subject payments determined in consultation with an advisory firm and subject to the TRA Holder Representative’s review and consent), and the IRS or another taxing authority may challenge all or any part of position taken with respect to Tax Attributes or the utilization thereof, and a court may sustain such a challenge. In the event that any tax benefits initially claimed by the Tax Group are disallowed, the TRA Holders are not required to reimburse ROCR for any excess payments that may previously have been made pursuant to the Tax Receivable Agreement, for example, due to adjustments resulting from examinations by taxing authorities. Rather, any excess payments made to such TRA Holders are applied against and reduce any future cash payments otherwise required to be made by ROCR under the Tax Receivable Agreement, if any, after the determination of such excess. As a result, in certain circumstances ROCR could be required to make payments under the Tax Receivable Agreement in excess of the Tax Group’s actual savings in respect of the Tax Attributes.

The Tax Receivable Agreement will provide that, in the event (such events collectively, “Early Termination Events”) that (i) ROCR exercises its early termination rights under the Tax Receivable Agreement, (ii) certain changes of control of ROCR or QualTek occur (as described in the Third Amended and Restated LLCA), (iii) ROCR in certain circumstances, fails to make a payment required to be made pursuant to the Tax Receivable Agreement by its final payment date, which non-payment continues for 60 days following such final payment date or (iv) ROCR materially breaches (or is deemed to materially breach) any of its material obligations under the Tax Receivable Agreement other than as described in the foregoing clause (iii) and, in the case of clauses (iii) and (iv), unless certain liquidity related or restrictive covenant related exceptions apply, ROCR’s obligations under the Tax Receivable Agreement will accelerate (if the TRA Holder Representative so elects in the case of clauses (ii)-(iv)) and ROCR will be required to make a lump-sum cash payment to all the TRA Holders equal to the present value of all forecasted future payments that would have otherwise been made under the Tax Receivable Agreement, which lump-sum payment would be based on certain assumptions, including those relating to there being sufficient future taxable income of the Tax Group to fully utilize the Tax Attributes over certain specified time periods and that all QualTek Common Units (including QualTeck Common Units held by Blocker) that had not yet been exchanged for Common Stock or cash are deemed exchanged for cash. The lump-sum payment could be material and could materially exceed any actual tax benefits that the Tax Group realizes subsequent to such payment.

As a result of the foregoing, in some circumstances (i) ROCR could be required to make payments under the Tax Receivable Agreement that are greater than or less than the actual tax savings that the Tax Group realizes in respect of the Tax Attributes and (ii) it is possible that ROCR may be required to make payments years in advance of the actual realization of tax benefits (if any, and may never actually realize the benefits paid for) in respect of the Tax Attributes (including if any Early Termination Events occur).

Payments under the Tax Receivable Agreement will be our obligations and not obligations of QualTek. Any actual increase in our allocable share of QualTek and its relevant subsidiaries’ tax basis in relevant assets, as well as the amount and timing of any payments under the Tax Receivable Agreement, will vary depending upon a number of factors, including the timing of exchanges, the market price of the Common Stock at the time of an exchange of QualTek Common Units by a TRA Holder pursuant to the terms of the Third Amended and Restated LLCA and the amount and timing of the recognition of the Tax Group’s income for applicable tax purposes. While many of the factors that will determine the amount of payments that we will be required to make under the Tax Receivable Agreement are outside of our control, we expect that the aggregate payments we will be required to make under the Tax Receivable Agreement could be substantial and, if those payments substantially exceed the tax benefit we realize in a given year or in the aggregate, could have an material adverse effect on our financial condition.

Any payments made by us under the Tax Receivable Agreement will generally reduce the amount of overall cash flow that might have otherwise been available to us. To the extent that we are unable to make timely payments under the Tax Receivable Agreement for any reason, the unpaid amounts will be deferred and will accrue interest until paid. Additionally, nonpayment for a specified period and/or under certain circumstances may constitute a material breach of a material obligation under the Tax Receivable Agreement and therefore accelerate payments due under the Tax Receivable Agreement. Furthermore, our future obligation to make payments under the Tax Receivable Agreement could make us a less attractive target for an acquisition, particularly in the case of an acquirer that cannot use some or all of the Tax Attributes that may be deemed realized under the Tax Receivable Agreement.

We could be adversely affected by changes in applicable tax laws, regulations, or administrative interpretations thereof in the United States or other jurisdictions.

We could also be adversely affected by changes in applicable tax laws, regulations, or administrative interpretations thereof in the United States or other jurisdictions and changes in tax law could reduce our after-tax income and adversely affect our business and financial condition. For example, the Coronavirus Aid, Relief, and Economic Security Act (the “CARES Act”) enacted on March 27, 2020, relaxed certain of the limitations imposed by the Tax Act for certain taxable years, including the limitation on the use and carryback of net operating losses and the limitation on the deductibility of business interest expense. The exact impact of the CARES Act for future years is difficult to quantify, but these changes could materially affect ROCR, QualTek or its subsidiaries. In addition, other changes could be enacted in the future to increase the corporate tax rate, limit further the deductibility of interest, or effect other changes that could have a material adverse effect on our financial condition. Such changes could also include increases in state taxes and other changes to state tax laws to replenish state and local government finances depleted by costs attributable to the COVID-19 pandemic and the reduction in tax revenues due to the accompanying economic downturn.

In addition, our effective tax rate and tax liability are based on the application of current income tax laws, regulations and treaties. These laws, regulations and treaties are complex and often open to interpretation. In the future, the tax authorities could challenge our interpretation of laws, regulations and treaties, resulting in additional tax liability or adjustment to our income tax provision that could increase our effective tax rate. Changes to tax laws may also adversely affect our ability to attract and retain key personnel.

Risks Related to the Combined Company’s Corporate Governance

Following the Business Combination, we will be a “controlled company” within the meaning of the applicable rules of Nasdaq and, as a result, may qualify for exemptions from certain corporate governance requirements. To the extent we rely on such exemptions, our shareholders will not have the same protections afforded to shareholders of companies that are not controlled companies.

Following the Business Combination, Brightstar will own a majority of the voting power of our Class A Common Stock. As a result, we will be a “controlled company” under Nasdaq rules. As a controlled company, we will be exempt from certain corporate governance requirements, including those that would otherwise require our board of directors to have a majority of independent directors and require that we either establish compensation and nominating and corporate governance committees, each comprised entirely of independent directors, or otherwise ensure that the compensation of our executive officers and nominees of directors are determined or recommended to our board of directors by independent members of our board of directors. To the extent we rely on one or more of these exemptions, holders of our Class A Common Stock will not have the same protections afforded to shareholders of companies that are subject to all of the Nasdaq corporate governance requirements.

The Sponsor and QualTek Equityholders have the right to elect a certain number of directors to our board of directors.

The terms of the Investor Rights Agreement provide the Sponsor the right to elect one director to the board of directors of the Combined Company so long as the Sponsor holds 40% or more of the Combined Company’s outstanding Class A Common Stock. In addition, the QualTek Equityholders are entitled pursuant to the Investor Rights Agreement to select up to seven directors, depending on the percentage of the Combined Company’s outstanding Class A Common Stock held by them. The remaining director will be selected jointly by the Sponsor and the QualTek Equityholders. See Description of the Combined Company’s Securities.

Pursuant to these provisions, the Sponsor has designated Sam Chawla to assume a seat on the Combined Company’s board of directors upon the consummation of the Business Combination and the QualTek Equityholders have designated Christopher S. Hisey, Matthew Allard, Andrew Weinberg, Raul Deju, Roger Bulloch, [●], [●] and [●] to assume the other seats as directors. [●] has been jointly selected to serve on the Surviving Company’s board as a director. As a result of these provisions, following the Closing Date, it is unlikely that public stockholders of the Combined Company will have the ability to effectively influence the election of directors during the period these provisions of the Investor Rights Agreement are applicable. While the directors designated pursuant to the Investor Rights Agreement are obligated to act in accordance with their applicable fiduciary duties, their interests may be aligned with the interests of the investors they represent, which may not always coincide with our corporate interests or the interests of our other stockholders.

Anti-takeover provisions contained in the Charter and Amended and Restated Bylaws, as well as provisions of Delaware law, could impair a takeover attempt.

The Charter will contain provisions that may discourage unsolicited takeover proposals that stockholders may consider to be in their best interests. ROCR is also subject to anti- takeover provisions under Delaware law, which could delay or prevent a change of control. Together these provisions may make more difficult the removal of management and may discourage transactions that otherwise could involve payment of a premium over prevailing market prices for ROCR’s securities. These provisions are described in the Charter and in the Amended and Restated Bylaws.

The Charter will provide that the Court of Chancery of the State of Delaware and the federal district courts of the United States of America will be the exclusive forums for substantially all disputes between the Combined Company and its stockholders, which could limit the Combined Company’s stockholders’ ability to obtain a favorable judicial forum for disputes with the Combined Company or its directors, officers, or employees.

The Charter will provide that the Court of Chancery of the State of Delaware is the exclusive forum for:

●	any derivative action or proceeding brought on its behalf;
●	any action asserting a breach of fiduciary duty by any director, officer, other employee or Company stockholder to us or to our stockholders;
●	any action asserting a claim against the Combined Company arising under the Delaware General Corporation Law, the Charter, or the Amended and Restated Bylaws; and
●	any action asserting a claim against us, our directors, officers, other employees or the Combined Company stockholders arising pursuant to any provision of the DGCL, the Charter or the Amended and Restated Bylaws, or (iv) any action asserting a claim against us, our directors, officers, other employees or Combined Company stockholders governed by the internal affairs doctrine under Delaware law shall be brought, to the fullest extent permitted by law, solely and exclusively in the Court of Chancery in the State of Delaware; provided, however, that, in the event that the Court of Chancery in the State of Delaware lacks subject matter jurisdiction over any such actions, the Charter will provide that the sole and exclusive forum shall be another state or federal court located within the State of Delaware, in each such case, unless the Court of Chancery (or such other state or federal court located within the State of Delaware, as applicable) has dismissed a prior action by the same plaintiff asserting the same claims because such court lacked personal jurisdiction over an indispensable party named as a defendant.

In addition, the Charter will require, unless we consent in writing to the selection of an alternative forum, that the federal district courts of the United States of America shall, to the fullest extent permitted by law, be the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended. This provision in the Charter will not address or apply to claims that arise under the Exchange Act; however, Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder.

Although we believe this provision benefits us by providing increased consistency in the application of law in the types of lawsuits to which it applies, a court may determine that this provision is unenforceable, and to the extent it is enforceable, the provision may have the effect of discouraging lawsuits against our directors and officers.

USE OF PROCEEDS

We will not receive any proceeds from the sale of the Class A Common Stock by the Selling Stockholders.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following unaudited pro forma condensed combined financial information presents the combination of the financial information of QualTek and ROCR adjusted to give effect to the Business Combination. The unaudited pro forma condensed combined financial information has been prepared in accordance with Regulation S-X Article 11, Pro Forma Financial Information, as amended by the final rule, Release No. 33-10786; Amendments to Financial Disclosures about Acquired and Disposed Businesses.

Introduction

ROCR is a special purpose acquisition company whose purpose is to acquire, through a merger, share exchange, asset acquisition, stock purchase, reorganization or other similar business combination with one or more businesses. ROCR was incorporated in Delaware on February 13, 2019, as Roth CH Acquisition III Co.

On March 5, 2021, ROCR consummated its IPO of 11,500,000 of Units, each consisting of one share of Common Stock and one-quarter of one redeemable Warrant, at a price of $10.00 per Unit, generating gross proceeds of $115.0 million, including the exercise of the underwriters’ over-allotment option. Simultaneously with the closing of the IPO, ROCR completed the private sale of an aggregate of 408,000 Private Units to its Initial Stockholders at a purchase price of $10.00 per unit, generating gross proceeds of approximately $4.1 million. Each Private Unit consists of one share of Common Stock and one- quarter of one redeemable Warrant, with each whole Warrant entitling the holder thereof to purchase one share of Common Stock for $11.50 per share. Following the closing of the IPO, approximately $115.0 million from the net proceeds of the sale of the Units in the IPO and the sale of the Private Units was placed in a Trust Account invested only in U.S. government treasury bills, notes and bonds with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act and which invest solely in U.S. Treasuries. Except for all interest income that may be released to us to pay our tax obligations, none of the funds held in the Trust Account will be released from the Trust Account until the earlier of: (i) the consummation of our initial business combination within 24 months from the closing of the IPO and (ii) a redemption to public stockholders prior to any voluntary winding-up in the event we do not consummate our initial business combination within the applicable period.

QualTek, through its subsidiaries, is a leading provider of communication infrastructure services including engineering, installation, fulfillment and program management, renewable energy solutions, and business continuity and disaster recovery support, delivering a full suite of critical services to the North American telecommunications and power sectors.

The unaudited pro forma condensed combined balance sheet as of July 3, 2021 combines the unaudited condensed balance sheet of ROCR as of June 30, 2021 and the unaudited consolidated balance sheet of QualTek as of July 3, 2021 on a pro forma basis as if the Business Combination and the related transactions contemplated by the Business Combination Agreement, summarized below, had been consummated on July 3, 2021. The unaudited pro forma condensed combined statements of operations and comprehensive loss for the six months ended July 3, 2021 combines the unaudited condensed statement of operations of ROCR for the six months ended June 30, 2021 with the unaudited consolidated statement of operations and comprehensive loss of QualTek for the six months ended July 3, 2021. The unaudited pro forma condensed combined statements of operations and comprehensive loss for the year ended December 31, 2020 combines the audited statement of operations of ROCR for the year ended December 31, 2020 with the audited consolidated statement of operations and comprehensive loss of QualTek for the year ended December 31, 2020. The unaudited pro forma condensed combined statement of operations and comprehensive loss for the six months ended July 3, 2021 and the year ended December 31, 2020 give effect as if the Business Combination and the transactions contemplated by the Business Combination Agreement, summarized below, had been consummated on January 1, 2020, the beginning of the earliest period presented. The transactions contemplated by the Business Combination Agreement that are given pro forma effect include:

●	the reverse recapitalization between the Merger Subs and QualTek;
●	the net proceeds from the issuance of ROCR Common Stock in the PIPE investment; and
●	the repayment of the outstanding line of credit.

The pro forma condensed combined financial information may not be useful in predicting the future financial conditions and results of operations of the Combined Company. The actual financial position and results of operation may differ significantly from the pro forma amounts reflected herein due to a variety of factors.

The historical financial information of ROCR was derived from the unaudited condensed financial statements as of and for the six months ended June 30, 2021 and the audited financial statements of ROCR as of and for the year ended December 31, 2020, which are included elsewhere in this registration statement. The historical financial information of QualTek was derived from the unaudited consolidated financial statements as of and for the six months ended July 3, 2021, and the audited consolidated financial statements of QualTek as of and for the year ended December 31, 2020, which are included elsewhere in this registration statement. This information should be read together with ROCR’s and QualTek’s audited financial statements and related notes, the sections titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations of ROCR,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations of QualTek” and other financial information included elsewhere in this registration statement.

The Business Combination will be accounted for as a reverse recapitalization, in accordance with GAAP. Under this method of accounting, ROCR will be treated as the “acquired” company for financial reporting purposes. Accordingly, for accounting purposes, the Business Combination will be treated as the equivalent of QualTek issuing stock for the net assets of ROCR, accompanied by a recapitalization. The net assets of ROCR will be stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Business Combination will be those of QualTek.

QualTek’s and ROCR’s management have made significant estimates and assumptions in its determination of the pro forma adjustments. As the unaudited pro forma condensed combined financial information has been prepared based on these preliminary estimates, the final amounts recorded may differ materially from the information presented.

QualTek has been determined to be the accounting acquirer based on evaluation of the following facts and circumstances under both the minimum and maximum redemption scenarios:

●	QualTek will have the largest single voting interest block in the Combined Company under the minimum redemption scenario and the maximum redemption scenario;
●	QualTek will hold executive management roles for the Combined Company and be responsible for the day-to-day operations;
●	QualTek will have the ability to nominate all but two members of the Board following the Closing;
●	The Combined Company will assume QualTek’s name; and,
●	The intended strategy of the Combined Company will continue QualTek’s current strategy of being a leader in communication infrastructure and renewable solutions.

The unaudited pro forma condensed combined financial information has been prepared using the assumptions below with respect to the potential redemption into cash of Common Stock:

●	Assuming No Redemptions: This presentation assumes that no public stockholders of ROCR exercise redemption rights with respect to their Public Shares for a pro rata share of the funds in the Trust Account.
●	Assuming Maximum Redemptions: This presentation assumes that public stockholders holding 11.5 million of the Public Shares will exercise their redemption rights for their pro rata share (approximately $10.00 per share) of the funds in the Trust Account. This scenario gives effect to public share redemptions for aggregate redemption payments of $115.0 million using a per share redemption price of $10.00 per share. Additionally, this presentation also contemplates that ROCR’s Initial Stockholders have agreed to waive their redemption rights with respect to their Founder Shares, Private Shares and any Public Shares they hold in connection with the completion of a Business Combination.

The following summarize the pro forma Class A Common Stock outstanding under the two redemption scenarios (in thousands):

	Assuming No Redemptions (Shares)%	Assuming Maximum Redemptions (Shares)%
QualTek Shareholders
Total QualTek Merger Shares
ROCR Public Shares
ROCR Founder and Private Shares
Total ROCR Shares General and administrative
PIPE Investors
Pro Forma Class A Common Stock at July 3, 2021

The unaudited pro forma condensed combined financial information is for illustrative purposes only and is not necessarily indicative of what the actual results of operations and financial position would have been had the Business Combination and the related transactions occurred on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of the Combined Company. The unaudited pro forma condensed combined financial information is based on information and assumptions which are described in the accompanying notes.

The following unaudited pro forma condensed combined balance sheet as of July 3, 2021 and the unaudited pro forma combined statements of operations and comprehensive loss for the six months ended July 3, 2021 and for the year ended December 31, 2020 are based on the historical financial statements of ROCR and QualTek. The unaudited pro forma adjustments are based on information currently available, and assumptions and estimates underlying the unaudited pro forma adjustments are described in the accompanying notes. Actual results may differ materially from the assumptions used to present the accompanied unaudited pro forma condensed combined financial information.

Unaudited Pro Forma Condensed Combined Balance Sheet As of July 3, 2021

(In thousands)

	As of July 3, 2021				As of June 30, 2021			As of July 3, 2021			As of July 3, 2021
	QualTek Historical	QualTek Adjustments		QualTek As Adjusted	ROCR Historical	Transaction Accounting adjustments (Assuming No Redemption)		Pro Forma Combined (Assuming No Redemption)	Transaction Accounting adjustments (Assuming Maximum Redemption)		Pro Forma Combined (Assuming Maximum Redemption)
Assets
Current assets:
Cash	$37,797	$—		$37,797	$685	$115,006	B	$203,815	(115,000)	J	$88,815
						66,100	C
						(1)	E
						(15,772)	F
Accounts receivable, net of allowance	162,103	—		162,103	—	—		162,103	—		162,103
Inventories, net	5,442	—		5,442	—	—		5,442	—		5,442
Prepaid expenses	6,873	—		6,873	298	—		7,171	—		7,171
Other current assets	1,404	—		1,404	—	—		1,404	—		1,404
Total current assets	213,619	—		213,619	983	165,333		379,935	(115,000)		264,935
Property and equipment, net	42,477	—		42,477	—	—		42,477	—		42,477
Intangible assets, net	349,962	—		349,962	—	—		349,962	—		349,962
Goodwill	66,604	—		66,604	—	—		66,604	—		66,604
Other long-term assets	1,852	—		1,852	—	—		1,852	—		1,852
Marketable securities held in Trust Account.	—	—		—	115,006	(115,006)	B	—	—		—
Deferred tax asset	—	—		—	—	—	K	—	—		—
Total assets	$674,514	$—		$674,514	$115,989	$50,327		$840,830	$(115,000)		$725,830
Liabilities and Equity (Deficit)
Current liabilities:
Current portion of long-term debt and capital lease obligations	$100,529	$(30,568)	A	$37,148	$—	$—		$37,148	$—		$37,148
		(32,813)	D
Current portion of contingent consideration	4,455	—		4,455	—	—		4,455	—		4,455
Accounts payable	57,941	—		57,941	—	—		57,941	—		57,941
Accrued expenses	48,219	—		48,219	—	—		48,219	—		48,219
Accounts payable and accrued expenses	—	—		—	87	—		87	—		87
Accrued offering costs	—	—		—	1	(1)	E	—	—		—
Contract liabilities	12,419	—		12,419	—	—		12,419	—		12,419
Total current liabilities	223,563	(63,381)		160,182	88	(1)		160,269	—		160,269

	As of July 3, 2021				As of June 30, 2021			As of July 3, 2021			As of July 3, 2021
	QualTek Historical	QualTek Adjustments		QualTek As Adjusted	ROCR Historical	Transaction Accounting adjustments (Assuming No Redemption)		Pro Forma Combined (Assuming No Redemption)	Transaction Accounting adjustments (Assuming Maximum Redemption)		Pro Forma Combined (Assuming Maximum Redemption)
Capital lease obligations, net of current portion	17,269	—		17,269	—	—		17,269	—		17,269
Long-term debt, net of current portion and deferred financing fees	419,349	—		419,349		—		419,349	—		419,349
Contingent consideration, net of current portion	12,314	—		12,314		—		12,314	—		12,314
Distributions payable	11,409	—		11,409	—	—		11,409	—		11,409
Warrant liability	—	—		—	315	—		315	—		315
Payable to related parties pursuant to tax receivable agreement	—	—		—	—	—	L	—	—		—
Total liabilities	683,904	(63,381)		620,523	403	(1)		620,925	—		620,925
Commitments
Temporary Equity:
Common stock subject to possible redemption	—	—		—	110,586	(110,586)	G	—	—		—
Equity:
Class B Preferred units	—	—		—	—	—		—	—		—
Class A units	242,595	30,568	A	273,163	—	(242,595)	H	30,568	—		30,568
	—	—		—	—	—
Accumulated other comprehensive income	705	—		705	—	—		705	—		705
Class A Common stock	—	1	D	1	0	1	C	6	(1)	J	5
						1	G
						3	H
Additional paid-in- capital	—	44,399	D	32,812	5,615	66,099	C	449,754	(114,999)	J	334,755
		(11,587)	D			(7,334)	F
						110,585	G
						242,592	H
						(615)	I
						—	K
Accumulated deficit	(252,690)	—		(252,690)	(615)	(8,438)	F	(261,128)	—		(261,128)
						615	I
Non-controlling interest							M
Total equity (deficit)	(9,390)	63,381		53,991	115,586	50,328		219,905	(115,000)		104,905
Total liabilities and equity (deficit)	$674,514	$—		$674,514	$115,989	$50,327		$840,830	$(115,000)		$725,830

Unaudited Pro Forma Condensed Combined Statement of Operations and Comprehensive Loss

For the Six Months Ended July 3, 2021

(In thousands, except per share data)

	For the Six Months Ended July 3, 2021				For the Six Months Ended June 30, 2021				For the Six Months Ended July 3, 2021		For the Six Months Ended July 3, 2021
	QualTek Historical	QualTek Adjustments		QualTek As Adjusted	ROCR Historical	Transaction Accounting adjustments (Assuming No Redemption)			Pro Forma Combined (Assuming No Redemption)	Transaction Accounting adjustments (Assuming Maximum Redemption)	Pro Forma Combined (Assuming Maximum Redemption)
Revenue	$255,118	$—		$255,118	$	$			$255,118	$—	$255,118
Costs and expenses:
Cost of revenues	222,668	—		222,668	—		—		222,668	—	222,668
General and administrative	24,065	—		24,065	—		395	EE	24,460		24,460
	—
Transaction expenses	1,452	—		1,452	—		$(805)	BB	$647	—	$647
Change in fair value of contingent consideration	—	—		—	—		—		—	—	—
Impairment of long-lived assets	—	—		—	—		—		—	—	—
Impairment of goodwill	—	—		—	—		—		—	—	—
Depreciation and amortization .	26,622	—		26,622	—		—		26,622	—	26,622
Operating and formation costs	—	—		—	395		(395)	EE	—	—	—
Total costs and expenses	274,807	—		274,807	395		$(805)		$274,397	—	$274,397
Loss from operations	(19,689)	—		(19,689)	(395)		$805		(19,279)	—	(19,279)
Other income (expense):
Gain on sale/disposal of property and equipment	304	—		304	—		—		304	—	304
Interest expense	(21,215)	978	AA	(20,237)	—		—		(20,237)	—	(20,237)
Loss on Extinguishment of convertible notes	(2,436)	—		(2,436)	—		—		(2,436)	—	(2,436)
Change in fair value of warrants	—	—		—	(223)		—		(223)	—	(223)
Interest earned on marketable securities held in Trust Account	—	—		—	6		(6)	CC	—	—	—
Total other income (expense)	(23,347)	978		(22,369)	(217)		(6)		(22,592)	—	(22,592).
Income tax provision	—	—					—	DD

	For the Six Months Ended July 3, 2021			For the Six Months Ended June 30, 2021			For the Six Months Ended July 3, 2021			For the Six Months Ended July 3, 2021
	QualTek Historical	QualTek Adjustments	QualTek As Adjusted	ROCR Historical	Transaction Accounting adjustments (Assuming No Redemption)		Pro Forma Combined (Assuming No Redemption)	Transaction Accounting adjustments (Assuming Maximum Redemption)		Pro Forma Combined (Assuming Maximum Redemption)
Net loss	(43,036)	978	(42,058)	(612)	$799		(41,871)	—		$(41,871)
Other comprehensive income:
Foreign currency translation adjustment	309	—	309	—	—		309	—		309
Comprehensive loss	$(42,727)	$978	$(41,749)	$(612)	$799		$(41,562)	$—		$(41,562)
Net loss attributable to noncontrolling interest					—	FF	—	—	FF	—
Net income (loss) attributable to controlling interest	$(42,727)		$(41,749)							$(41,562)
Earnings per share:
Earnings Per unit:
Basic and diluted earnings per unit	$(20.78)
Basic and diluted weighted average common units outstanding	2,149,441
Basic and diluted weighted average shares outstanding, common stock subject to redemption	—			11,117,625
Basic and diluted net income per share, common stock subject to redemption	—			$0.00
Basic and diluted weighted average shares outstanding, Non-redeemable common stock	—			3,253,309
Basic and diluted net loss per share, Non-redeemable common stock	—			$(0.19)

Unaudited Pro Forma Condensed Combined Statement of Operations and Comprehensive Loss

For the Year Ended December 31, 2020

(In thousands, except per share data)

	For the Year Ended December 31, 2020							For the Year Ended December 31, 2020		For the Year Ended December 31, 2020
	QualTek Historical	QualTek Adjustments		QualTek As Adjusted	ROCR Historical	Transaction Accounting adjustments (Assuming No Redemption)		Pro Forma Combined (Assuming No Redemption)	Transaction Accounting adjustments (Assuming Maximum Redemption)	Pro Forma Combined (Assuming Maximum Redemption)
Revenue	$674,005	$—		$674,005	$—	$—		$674,005	$—	$674,005
Costs and expenses:
Cost of revenues	615,914	—		615,914	—	—		615,914	—	615,914
General and administrative	47,853	—		47,853	—	1	EE	47,854	—	47,854
Transaction expenses	988	—		988	—	9,243	BB	10,231	—	10,231
Change in fair value of contingent consideration	(7,081)	—		(7,081)	—	—		(7,081)	—	(7,081)
Impairment of long-lived assets	—	—		—	—	—		—	—	—
Impairment of goodwill	28,802	—		28,802	—	—		28,802	—	28,802
Depreciation and amortization	48,497	—		48,497	—	—		48,497	—	48,497
Operating and formation costs	—	—		—	1	(1)	EE	—	—	—
Total costs and expenses	734,973	—		734,973	1	9,243		744,217	—	744,217
Loss from operations	(60,968)	—		(60,968)	(1)	(9,243)		(70,212)	—	(70,212)
Other income (expense):
Gain on sale/disposal of property and equipment	729	—		729	—	—		729	—	729
Interest expense	(37,848)	—		(37,848)	—	—		(37,848)	—	(37,848)
Loss on extinguishment of debt	—	(4,054)	GG	(4,054)	—	—		(4,054)	—	(4,054)
Change in fair value of warrants		—		—	—	—		—	—	—
Interest earned on marketable securities held in Trust Account	—	—		—	—	—		—	—	—
Total other income (expense)	(37,119)	(4,054)		(41,173)	—	—		(41,173)	—	(41,173)
Income tax provision	—	—		—	—	—	DD	—	—	—
Net loss	(98,087)	(4,054)		(102,141)	(1)	(9,243)		(111,385)	—	(111,385)
Other comprehensive income:
Foreign currency translation adjustment .	239	—		239	—	—		239	—	239
Comprehensive loss	$(97,848)	$(4,054)		$(101,902)	$(1)	$(9,243)		$(111,146)	$—	$(111,146)
Net loss attributable to noncontrolling interest						—	FF	—	FF	—
Net income (loss) attributable to controlling interest	$(97,848)	$—		$(101,902)						$(111,146)
Earnings per share:
Basic and diluted earnings per unit	(50.54)	—		—	—
Basic and diluted weighted average common units outstanding	2,005,824	—		—	—
Weighted average common shares outstanding basic and diluted	—	—		—	2,500,000
Basic and diluted net loss per common share	—	—		—	—

Notes to Unaudited Pro Forma Condensed Combined Financial Information

1.     Basis of Presentation

The Business Combination will be accounted for as a reverse recapitalization in accordance with GAAP. Under this method of accounting, ROCR will be treated as the “acquired” company for financial reporting purposes. Accordingly, for accounting purposes, the Business Combination will be treated as the equivalent of QualTek issuing stock for the net assets of ROCR, accompanied by a recapitalization. The net assets of ROCR will be stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Business Combination will be those of QualTek.

The unaudited pro forma condensed combined balance sheet as of July 3, 2021 assumes that the Business Combination occurred on July 3, 2021. The unaudited pro forma combined statements of operations and comprehensive loss for the six months ended July 3, 2021 and the year ended December 31, 2020 give pro forma effect to the Business Combination as if it had been completed on January 1, 2020. These periods are presented on the basis of QualTek as the accounting acquirer.

The unaudited pro forma condensed combined financial information has been derived from and should be read in conjunction with, the following historical financial statements and the accompanying notes, which are included elsewhere in this registration statement:

●	The historical unaudited condensed financial statements of ROCR as of and for the six months ended June 30, 2021 and the historical audited financial statements of ROCR as of and for the year ended December 31, 2020; and
●	The historical unaudited condensed consolidated financial statements of QualTek as of and for the six months ended July 3, 2021 and the audited consolidated financial statements of QualTek as of and for the year ended December 31, 2020.

Management has made significant estimates and assumptions in its determination of the pro forma adjustments based on information available as of the date of this registration statement. As the unaudited pro forma condensed combined financial information has been prepared based on these preliminary estimates, the final amounts recorded may differ materially from the information presented. Management considers this basis of presentation to be reasonable under the circumstances.

The unaudited pro forma condensed combined financial information does not give effect to any anticipated synergies, operating efficiencies, tax savings or cost savings that may be associated with the Business Combination.

The unaudited pro forma condensed combined financial information is not necessarily indicative of what the actual results of operations and financial position would have been had the Business Combination taken place on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of the Combined Company. The unaudited pro forma condensed combined financial information should be read in conjunction with the historical financial statements and notes thereto of ROCR and QualTek.

2.    Accounting Policies

Upon consummation of the Business Combination, the Combined Company will perform a comprehensive review of the two entities’ accounting policies. As a result of the review, management may identify differences between the accounting policies of the two entities which, when conformed, could have a material impact on the financial statements of the Combined Company.

3.    Adjustments to Unaudited Pro Forma Condensed Combined Financial Information

The unaudited pro forma condensed combined financial information has been prepared to illustrate the effect of the Business Combination and has been prepared for informational purposes only.

The following unaudited pro forma condensed combined financial information has been prepared in accordance with Regulation S-X Article 11, Pro Forma Financial Information, as amended by the final rule, Release No. 33-10786; Amendments to Financial Disclosures about Acquired and Disposed Businesses. Release No. 33-10786 replaces the existing pro forma adjustment criteria with simplified requirements to depict the accounting for the transaction (“Transaction Accounting Adjustments”) and present the reasonably estimable synergies and other transaction effects that have occurred or are reasonably expected to occur (“Management’s

Adjustments”). QualTek has elected not to present Management’s Adjustments and will only be presenting Transaction Accounting Adjustments in the following unaudited pro forma condensed combined financial information. In addition, we will present adjustments to QualTek’s historical financial statements (“QualTek Adjustments”), which represent transactions that have occurred in anticipation of the Business Combination that are required to be presented to illustrate the effects of the Business Combination on a pro forma basis.

The pro forma basic and diluted loss per share amounts presented in the unaudited pro forma condensed combined statements of operations are based upon the number of the Combined Company’s shares outstanding, assuming the Business Combination occurred on January 1, 2020.

Adjustment to Unaudited Pro Forma Condensed Combined Balance Sheet

The adjustments included in the unaudited pro forma condensed combined balance sheet as of July 3, 2021 are as follows:

(A) Represents the conversion of the Convertible Notes- Related Party — June 2021 upon the consummation of the Business Combination into Class A Units of the Company at a price of $83.23 per unit.

(B) Reflects the reclassification of $115.0 million of marketable securities held in the Trust Account at the balance sheet date that becomes available to fund the Business Combination.

(C) Represents the net proceeds from the private placement of 6.6 million shares of common stock for total proceeds of $66.1 million pursuant to the PIPE Investment to Class A Common Stock.

(D) Represents the conversion of the Pre-PIPE convertible notes at $8 per share to Class A Common Stock in an aggregate principal amount of $44.4 million, which is recorded net of debt discount of $11.6 million.

(E) Reflects the settlement of $1.1 thousand of deferred underwriters’ fees. The fees are expected to be paid at the close of the Business Combination.

(F) Represents preliminary estimated transaction costs incurred by ROCR and QualTek of approximately $15.8 million, in addition to the $1.1 thousand of deferred underwriting fees noted above, inclusive of legal, advisory, printing, and accounting fees. The unaudited pro forma condensed combined balance sheet reflects these costs as a reduction of cash of $15.8 million. Equity issuance costs of $8.4 million are offset to additional paid-in capital and the remaining balance is expensed through accumulated deficit. The costs expensed through accumulated deficit are included in the unaudited pro forma combined statement of operations and comprehensive loss for the six months ended July 3, 2021.

(G) Reflects the reclassification of approximately $110.6 million of common stock subject to possible redemption to permanent equity.

(H) Represents recapitalization of QualTek’s Units and the issuance of 29.4 million shares of Class A Common Stock to QualTek Unitholders as consideration for the reverse recapitalization.

(I) Reflects the reclassification of ROCR’s historical accumulated deficit.

(J) Reflects the maximum redemption of 11.5 million ROCR Public Shares for aggregate redemption payments of $115.0 million allocated to Common Stock and additional paid-in capital using par value $0.0001 per share and a redemption price of $10.00 per share. This adjustment is recorded after consideration of the $115.0 million minimum cash requirement.

(K) Represents adjustments to reflect applicable deferred income taxes. The deferred taxes are primarily related to the difference between the financial statement carrying amount and the tax basis in the QualTek partnership interest but also includes tax attributes (e.g., net operating losses) inherited from the Blocker. The basis difference primarily results from (i) the Business Combination where ROCR will record a carryover tax basis in the QualTek partnership interests and (ii) certain pre-transaction financial statement and tax differences in various items including depreciation, amortization and impairment charges. The adjustment related to the deferred tax asset was calculated assuming: (1) the GAAP balance sheet as of July 3, 2021 adjusted for the pro forma entries described herein, (2) estimated tax basis as of July 3, 2021 adjusted for the pro forma entries described herein, and (3) a constant federal income tax rate of 21.0% and a state tax rate of 3.0%. Based on the weight of all positive and negative evidence, it was determined that the deferred tax asset is more-likely-than-not to be realized. As such, a full valuation allowance was recorded under both redemption scenarios.

(L)   Upon the Closing, ROCR will be a party to a tax receivable agreement (“TRA”). Under the terms of that agreement, ROCR generally will be required to pay to the TRA Holders 85% of the applicable cash tax savings, if any, in U.S. federal, state and local tax that ROCR realizes or is deemed to realize in certain circumstances as a result of (i) certain increases in tax basis resulting from the Business Combination, (ii) certain tax attributes of the Blocker existing prior to the Business Combination, and (iii) taxable exchanges of QualTek Common Units acquired by ROCR from TRA Holders, and (iv) certain other tax benefits attributable to payments made under the TRA. ROCR generally will retain the benefit of the remaining 15% of the applicable tax savings.

As described in adjustment (K) above, a full valuation allowance was established based on ROCR’s assessment of the significant uncertainty that exists with respect to the future realization of the deferred tax asset in accordance with ASC 740. Should ROCR change its assessment of realizability of its tax attributes in future periods, resulting in expected cash tax savings, it will release its valuation allowance and TRA liability.

Upon the completion of the Business Combination, no TRA Holder will have exchanged their QualTek Common Units. Due to the uncertainty as to the amount and timing of future exchanges of QualTek Common Units by the TRA Holders and as to the price of Class A Common Stock at the time of any such exchanges, the unaudited pro forma condensed combined financial information does not assume that any existing equityholder of QualTek has exchanged Common Units that would create an obligation under the TRA. Therefore, no increases in tax basis in QualTek’s assets or other tax benefits that may be realized under the TRA have been reflected in the unaudited condensed combined pro forma financial information. Future exchanges will result in incremental tax attributes and potential cash tax savings for ROCR. Depending on ROCR’s assessment on realizability of such tax attributes, the arising TRA liability will be recorded at the exchange date.

(M)   Represents the allocation of net assets to the non-controlling interests, which are primarily due to the retained interests of BCP and certain members of QualTek management in Qualtek.

Adjustment to Unaudited Pro Forma Combined Statements of Operations and Comprehensive Loss

The pro forma adjustments included in the unaudited pro forma condensed combined statements of operations for the six months ended July 3, 2021 and the year ended December 31, 2020 are as follows:

(AA)   Reflects elimination of interest expense on the QualTek convertible notes for the six months ended July 3, 2021.

(BB)   Reflects the total estimated transaction costs in the unaudited pro forma combined statement of operations and comprehensive loss for the year ended December 31, 2020. Transaction costs are reflected as if incurred on January 1, 2020, the date the Business Combination occurred for the purposes of the unaudited pro forma combined statement of operations and comprehensive loss. As such, transaction costs included in the historical QualTek results for the six months ended July 3, 2021 have been eliminated and included in the unaudited pro forma combined statement of operations and comprehensive loss for the year ended December 31, 2020. This is a non-recurring item.

(CC)   Reflects elimination of investment income on the Trust Account.

(DD)   Reflects the adjustment to income tax expense as a result of the tax impact on the pro forma adjustments at the estimated combined statutory tax rate of 24%.

(EE)   Reflects the reclassification of operating and formation costs to general and administrative expenses.

(FF)   Represents the allocation of net loss to the non-controlling interests due to the Common Units held by BCP and certain members of QualTek management. The amount has been calculated as follows (in thousands):

	For the six months ended July 3, 2021	For the year ended December 31, 2020
Pro forma loss before income taxes:
Assuming no redemptions
Assuming maximum redemptions
Pro forma loss attributable to non-controlling interests:
Assuming no redemptions ([●]%)
Assuming maximum redemptions ([●]%)

(GG) Represents the loss on debt extinguishment related to the Company's repayment of the QualTek Convertible Notes - Related Party.

4.    Loss per share

Represents the net loss per share calculated using the historical weighted average shares outstanding, and the issuance of additional shares in connection with the Business Combination, assuming the shares were outstanding since January 1, 2020. As the Business Combination and related equity transactions are being reflected as if they had occurred as of January 1, 2020, the calculation of weighted average shares outstanding for basic and diluted net income (loss) per share assumes that the shares issuable related to the Business Combination have been outstanding for the entirety of all periods presented. If the maximum number of shares are redeemed, this calculation is retroactively adjusted to eliminate such shares for the entire period.

The unaudited pro forma condensed combined financial information has been prepared assuming two alternative levels of redemption into cash of Common Stock for the six months ended July 3, 2021 and for the year ended December 31, 2020:

	For the six months ended July 3, 2021		For the year ended December 31, 2020
(in thousands, except per share data)	Assuming No Redemption	Assuming Maximum Redemption	Assuming No Redemption	Assuming Maximum Redemption
Pro forma net loss	$	$	$	$
Weighted average shares outstanding of common stock
Net loss per share (Basic and Diluted attributable to common stockholder)	$	$	$	$

UNAUDITED HISTORICAL COMPARATIVE AND PRO FORMA COMBINED PER SHARE DATA OF ROCR AND QUALTEK

The following table sets forth summary historical comparative share information for ROCR and QualTek and unaudited pro forma condensed combined per share information after giving effect to the Business Combination. The pro forma book value information reflects the Business Combination as if it had occurred on July 3, 2021. The weighted average shares outstanding and net loss per share information reflect the Business Combination as if they had occurred on January 1, 2020.

This information is only a summary and should be read in conjunction with the historical financial statements and related notes of ROCR and QualTek that are included elsewhere in this registration statement. The unaudited pro forma combined per share information of ROCR and QualTek is derived from, and should be read in conjunction with, the unaudited pro forma condensed combined financial statements and related notes included elsewhere in this registration statement.

The unaudited pro forma condensed combined per share information has been presented for informational purposes only and is not necessarily indicative of what the Combined Company’s results of operations actually would have been had the Business Combination been completed as of the dates indicated. In addition, the unaudited pro forma combined book value per share information does not purport to project the future financial position or operating results of the Combined Company.

The unaudited pro forma condensed combined financial information has been prepared using the assumptions below with respect to the potential redemption into cash of Common Stock:

●	Assuming No Redemptions: This presentation assumes that no public stockholders of ROCR exercise redemption rights with respect to their Public Shares for a pro rata share of the funds in the Trust Account.
●	Assuming Maximum Redemptions: This presentation assumes that public stockholders holding

11.5 million of the Public Shares will exercise their redemption rights for their pro rata share (approximately $10.00 per share) of the funds in the Trust Account. This scenario gives effect to public share redemptions for aggregate redemption payments of $115.0 million using a per share redemption price of $10.00 per share. Additionally, this presentation also contemplates that ROCR’s Initial Stockholders have agreed to waive their redemption rights with respect to their Founder Shares, Private Shares and any Public Shares they may hold in connection with the completion of a Business Combination.

Combined Pro Forma
(in thousands except unit and per share data)	QualTek (Historical)(3)	ROCR (Historical)	Assuming No Redemption		Assuming Maximum Redemption
As of and for the six months ended July 3, 2021
Book value per share(1)	N/A	$	$		$
Weighted average share outstanding of common stock – basic and diluted	N/A
Net loss per share of common stock – basic and diluted	N/A	$	$		$
As of and for the year ended December 31, 2020
Book value per share(1)	N/A	$		N/A(2)		N/A(2)
Weighted average share outstanding of common stock – basic and diluted	N/A
Net loss per share of common stock – basic and diluted	N/A	$	$		$
(1)	Book value per share = (Total equity)/common shares outstanding.
(2)	Pro Forma balance sheet as of December 31, 2020 not required and as such, no such calculation included in this table.
(3)	Given QualTek’s historical equity structure, the calculation of per unit data is not a valuable metric and therefore is omitted.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF QUALTEK

The following discussion and analysis should be read in conjunction with the audited annual and unaudited interim consolidated financial statements and related notes appearing elsewhere in this registration statement. This discussion and other parts of this registration statement may contain forward-looking statements based upon current expectations that involve risks, uncertainties, and assumptions. Actual results may differ materially from those anticipated in these forward-looking statements as a result of various factors, including those set forth under “Risk Factors” or in other parts of this registration statement. Unless the context otherwise requires, references in this section to the “Company,” “we,” “us” or “our” are intended to mean the business and operations of QualTek and its consolidated subsidiaries.

Overview

BCP QualTek Holdco, LLC (“QualTek”), is a leading provider of communication infrastructure services and renewable solutions, delivering a full suite of critical services to major telecommunications and utility customers. The Company has an extensive national footprint, with approximately 70 service locations and a workforce of over 5,000 people across the United States and Canada. We benefit from substantial forecasted growth in 5G infrastructure buildout over the next 5-7 years, which will support a wide variety of attractive end-markets, including smartphones, smart sensors, virtual healthcare, networked cars, and connected utilities. In addition to 5G, our energy-related customers are increasing investment in access to clean energy sources, driving demand for fiber connectivity and solar infrastructure. The Company actively seeks strategic acquisitions to complement its existing portfolio of services or to increase its geographical presence.

We operate in two segments: (i) Telecom and (ii) Renewables and Recovery Logistics. Our Telecom segment provides engineering, construction, installation, network design, project management, site acquisition and maintenance services to major telecommunication and cable carriers in various locations in both the United States and Canada. Our Renewables and Recovery Logistics segment provides businesses with continuity and disaster recovery operations as well as new fiber optic construction services and maintenance and repair services for telecommunications, renewable energy, commercial and utilities customers across the United States.

The Transaction

On June 16, 2021, QualTek, ROCR, and Merger Subs entered into the Business Combination Agreement. Pursuant to the Business Combination Agreement, at the closing of the Business Combination, Merger Subs (a newly-formed, wholly-owned, direct subsidiary of ROCR formed solely for purpose of the Merger) will be merged with and into QualTek (the “QualTek Merger”), with QualTek continuing as the surviving company under the Companies Act following the QualTek Merger, as a wholly-owned subsidiary of ROCR and the separate corporate existence of Merger Subs shall cease. Upon completion of the Business Combination, QualTek will be the successor registrant with the SEC, meaning that QualTek’s financial statements for previous periods will be disclosed in the registrant’s future periodic reports filed with the SEC.

While the legal acquirer in the Business Combination Agreement is ROCR, for financial accounting and reporting purposes under GAAP, QualTek will be the accounting acquirer and the Business Combination will be accounted for as a “reverse recapitalization.” A reverse recapitalization does not result in a new basis of accounting, and the financial statements of the combined entity represent the continuation of the financial statements of QualTek in many respects. Under this method of accounting, ROCR will be treated as the “acquired” company for financial reporting purposes. For accounting purposes, QualTek will be deemed to be the accounting acquirer in the transaction and, consequently, the transaction will be treated as a recapitalization of QualTek (i.e., a capital transaction involving the issuance of stock by ROCR for the stock of QualTek). Accordingly, the consolidated assets, liabilities and results of operations of QualTek will become the historical financial statements of the Combined Company, and ROCR’s assets, liabilities and results of operations will be consolidated with QualTek’s beginning on the acquisition date. Operations prior to the Business Combination will be presented as those of QualTek in future reports. The net assets of ROCR will be recognized at historical cost (which is expected to be consistent with carrying value), with no goodwill or other intangible assets recorded.

Upon consummation of the Business Combination and the closing of the Private Placement, the most significant change in QualTek’s future reported financial position and results of operations is expected to be an estimated increase in cash (as compared to QualTek’s balance sheet as of December 31, 2020) of approximately $[●] million, assuming maximum stockholder redemptions of [●] of the Public Shares, or $[●] million, assuming minimum stockholder redemptions, including up to $[●] million in gross proceeds from the Private Placement by the Initial Stockholders. Total direct and incremental transaction costs of ROCR and QualTek are estimated at approximately $[●] million, $[●] million will be expensed as part of the Business Combination and the remaining $[●] million is determined to be equity issuance costs and offset to additional paid-in capital.

As a consequence of the Business Combination, QualTek will become the successor to an SEC-registered and Nasdaq-listed company which will require QualTek to hire additional personnel and implement procedures and processes to address public company regulatory requirements and customary practices. QualTek expects to incur additional annual expenses as a public company for, among other things, directors’ and officers’ liability insurance, director fees and additional internal and external accounting, legal and administrative resources, including increased audit and legal fees.

Key Financial and Operating Measures

We monitor the following key financial and operational metrics to evaluate our business, measure our performance, identify trends affecting our business, formulate business plans, and make strategic decisions. We believe that these financial performance metrics represent the primary drivers of value enhancement, balancing both short- and long-term indicators of increased shareholder value. These are the metrics we use to measure our results and evaluate our business. See “— Results of Operations” for further detail.

	For the Six Months Ended
(in thousands)	July 3, 2021	July 4, 2020
Revenue	$255,118	$347,448
Net loss	$(43,036)	$(35,659)
Adjusted EBITDA(1)	$9,311	$8,018
(1)	For further information about how we calculate EBITDA and Adjusted EBITDA as well as limitations of its use and a reconciliation of EBITDA and Adjusted EBITDA to net loss, see “— Non-GAAP Financial Measures” below.

Non-GAAP Financial Measures

To provide investors with additional information regarding our financial results, we have disclosed in the table above Adjusted EBITDA, which is a non-GAAP financial measure that we calculate as our net loss before interest, taxes, depreciation and amortization, management fees, transaction expenses and loss on extinguishment of convertible notes. The reconciliation of net loss to Adjusted EBITDA is provided below.

We present Adjusted EBITDA as this metric is a key measure used by our management to assess the operating and financial performance of our operations in order to make decisions on the allocation of resources. Accordingly, we believe that Adjusted EBITDA provides useful information to investors and others in understanding and evaluating our operating results in the same manner as our management.

Our use of Adjusted EBITDA has limitations as an analytical tool, and you should not consider them in isolation or as a substitute for analysis of our financial results as reported under GAAP. Some of these limitations are as follows:

●	although depreciation and amortization expense are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and Adjusted EBITDA does not reflect cash capital expenditure requirements for such replacements or for new capital expenditure requirements;
●	Adjusted EBITDA does not reflect: (1) changes in, or cash requirements for, our working capital needs; (2) the potentially dilutive impact of non-cash stock-based compensation; (3) tax payments that may represent a reduction in cash available to us; or (4) net interest expense/income; and
●	other companies, including companies in our industry, may calculate Adjusted EBITDA or similarly titled measures differently, which reduces its usefulness as a comparative measure.

Because of these and other limitations, you should consider Adjusted EBITDA along with other GAAP-based financial performance measures, including net loss, cash flow metrics and our GAAP financial results.

The following table provides a reconciliation of net loss from operations to non-GAAP Adjusted EBITDA:

	For the Six Months Ended
(in thousands)	July 3, 2021	July 4, 2020
Net loss	$(43,036)	$(35,659)
Management fees	622	262
Transaction expenses	1,452	170
Depreciation and amortization	26,622	24,037
Interest expense	21,215	19,208
Loss on extinguishment of convertible notes	2,436	—
Adjusted EBITDA	$9,311	$8,018

Factors Impacting Our Performance

QualTek’s historical financial performance and future financial performance depends on several factors that present significant opportunities but also pose risks and challenges, including those discussed below and in the section “— Risk Factors” found elsewhere in this registration statement.

Acquisitions

As part of our growth strategy, we may acquire companies that expand, complement, or diversify our business. We regularly review opportunities and periodically engage in discussions regarding possible acquisitions.

The Company completed the acquisitions listed below during the first quarter of 2021 and fiscal year 2019. These acquisitions have all been accounted for in accordance with FASB ASC Topic 805, Business Combinations, and the operations of the acquired entities are included in our historical results for the periods following the closing of the acquisition. See Note 3: Acquisitions in the audited consolidated financial statements included elsewhere in this registration statement. The most significant of these acquisitions impacting the comparability of our operating results were:

●	Fiber Network Solutions Acquisition. On January 26, 2021, pursuant to the Unit Purchase Agreement, the Company acquired certain assets and liabilities from the Fiber Network Solutions Seller. The overall consideration transferred was $20.1 million of cash and rollover equity valued at $2.0 million.
●	Vertical Limit Acquisition. On March 29, 2019, pursuant to the Asset Purchase Agreement between Vertical Limit Construction, LLC (Vertical Limit Seller) and the Company, the Company acquired certain assets and liabilities from the Vertical Limit Seller. The overall consideration transferred was $16.3 million of cash.
●	Vinculums Acquisition. On October 4, 2019, pursuant to the Asset Purchase Agreement between Vinculus Services, LLC (the Vinculums Seller) and the Company, the Company acquired certain assets and liabilities from the Vinculums Seller. The overall consideration transferred was $43.6 million of cash and rollover equity valued at $12.5 million.
●	Aerial Acquisition. On October 18, 2019, Pursuant to the Asset Purchase Agreement between Aerial Wireless Services, LLC (the Aerial Seller) and the Company, the Company acquired certain assets and liabilities from the Aerial Seller. The overall consideration transferred was $16.5 million of cash, $1.5 million of timing payments and rollover equity valued at $1.0 million.

Seasonality and Cyclical Nature of Business

Some services provided by the Company are seasonal and vary from market to market in different geographic areas. As a majority of our work is performed in an outdoor environment, adverse weather such as heavy snow or rain or extreme low temperature could affect our performance. For instance, in the second quarter of 2021, we experienced delays in certain Renewables and Recovery Logistics projects in Texas because of heavy rains, which is expected to delay or reduce our anticipated revenue or profits from these projects. Conversely, demand for some services within the Company’s Renewables and Recovery Logistics segment are dependent upon the occurrence of adverse weather events in the summer and fall seasons.

The telecommunication industry has been and likely will continue to be highly cyclical. Fluctuations in demand can be caused by many factors such as new technology adoption, need for higher bandwidth, and change in spending environments. We generally expect growth in our industry given the national roll out of 5G network and home adoption of fiber optic internet. However, the demand can be subject to volatility from factors such as our customers’ access to capital and changes in regional and global economic conditions. For instance, in the first half of 2021, we have also experienced delays in certain 5G rollout projects, including equipment delays, which is expected to delay or reduce our anticipated revenue or profits from these projects. The effects of the COVID-19 pandemic could also result in greater seasonal and cyclical volatility than would otherwise exist under normal conditions. Since adverse weather events are more likely to occur in higher frequency and greater severity during winter, our first and fourth quarter results might be impacted by conditions that are out of our control.

Regulations

We are subject to many complex, overlapping local, state and federal laws, rules, regulations, policies and legal interpretations (collectively, “laws and regulations”) in the markets in which we operate. These laws and regulations govern, among other things, consumer protection, state and municipal licensing, privacy and data protection, labor and employment, competition, and marketing and communications practices, to name a few. These laws and regulations will likely have evolving interpretations and applications, and it can often be difficult to predict how such laws and regulations may be applied to our business.

COVID-19 Impact

During the COVID-19 pandemic, our services have mostly been considered essential in nature. As the situation continues to evolve, we are closely monitoring the impact of the COVID-19 pandemic on all aspects of our business, in addition to how the COVID-19 pandemic impacts our ability to provide services to our customers. As the COVID-19 pandemic is expected to continue to affect our future business activities for an unknown period of time, we believe there could be impacts to our financial performance. These impacts include lost productivity from governmental permitting approval delays, reduced crew productivity due to social distancing, other mitigation measures or other factors, the health and availability of work crews or other key personnel, including subcontractors or supply chain disruptions, and/or delayed project start dates or project shutdowns or cancellations that may be mandated or requested by governmental authorities or others, all of which could result in lower revenue or higher costs. Additionally, disruptions in economic activity as a result of the COVID-19 pandemic have had, and may continue to have, adverse effects across our end markets. To the extent that future business activities are adversely affected by the pandemic, we intend to take appropriate actions designed to mitigate these impacts. Given the uncertainty regarding the magnitude and duration of the pandemic’s effects, we are unable to predict with specificity or quantify any potential future impact on our business, financial condition and/or results of operations.

Components of Our Results of Operations

Revenue

We generate revenue from engineering, construction, installation, network design, project management, site acquisition, maintenance services, business continuity, disaster recovery operations and fiber optic construction services in the United States and Canada.

Cost of Revenues

Cost of revenues primarily consists of labor, materials, equipment and overhead costs incurred in the services sold in the period as well as insurance costs. Labor and overhead costs consist of direct and indirect service costs, including wages and fringe benefits, and operating expenses. We expect our cost of revenues to continue to change proportionally and remain relatively flat as a percentage of revenue as we scale our business.

General and Administrative Expenses

General and administrative expenses consist primarily of payroll and related benefit costs for our employees involved in general corporate functions as well as costs associated with the use by these functions of facilities and equipment, such as rent, insurance, and other occupancy expenses. General and administrative expenses also include legal, consulting and professional fees. We expect general and administrative expenses will be impacted by the increased costs associated with being a publicly traded company.

Depreciation and Amortization Expenses

Depreciation and amortization expenses primarily consist of depreciation on assets under capital lease, machinery, equipment, vehicles, office furniture, computers, leasehold improvements, software, and amortization of intangible assets. We expect depreciation and amortization expenses to increase for the foreseeable future as we scale our business.

Other Expense, Net

Other expense, net consists primarily of interest expense, loss on extinguishment of convertible notes, and gain/loss on the sale/ disposal of property and equipment.

Results of Operations

Comparison of the Six Months Ended July 3, 2021 and July 4, 2020

The following table sets forth our consolidated results of operations for the periods presented:

	For the Six Months Ended
(in thousands)	July 3,2021	July 4,2020	($) Change	(%) Change
Revenue	$255,118	$347,448	$(92,330)	(26.6)%
Costs and Expenses:
Cost of revenues	222,668	316,734	(94,066)	(29.7)%
General and administrative	24,065	23,004	1,061	4.6%
Transaction expense	1,452	170	1,282	754.1%
Depreciation and amortization	26,622	24,037	2,585	10.8%
Total costs and expenses	274,807	363,945	(89,138)	(24.5)%
Loss from operations	(19,689)	(16,497)	(3,192)	(19.3)%
Other income (expense):
Gain on sales/disposal of property and equipment	304	46	258	560.9%
Interest expense	(21,215)	(19,208)	(2,007)	10.4%
Loss on extinguishment of convertible notes	(2,436)	—	(2,436)	100.0%
Total other expense	(23,347)	(19,162)	(4,185)	21.8%
Net loss	$(43,036)	$(35,659)	$(7,377)	20.7%

Comparison of the Six Months Ended July 3, 2021 and July 4, 2020

Revenue

Revenue decreased by $92.3 million, or 26.6%, for the six months ended July 3, 2021 compared to the six months ended July 4, 2020. The decrease was primarily driven by a $26.4 million decline in revenue attributable to the significant wind down of a large customer program and a $76.0 million decline in revenue due to the impact of the COVID-19 pandemic, delays of customers’ spend due to timing of Spectrum auctions which delayed build plans in the first half of 2021, and delays in 3rd party site acquisition providers meeting deadlines, which caused construction start date delays.

Cost of Revenues

Cost of revenues decreased by $94.1 million, or 29.7%, for the six months ended July 3, 2021 compared to the six months ended July 4, 2020. The decrease is primarily attributable to the decrease in revenue in the six month period resulting in a decrease in cost of revenues of $75.9 million, as well as a decrease in travel costs driven by the COVID-19 pandemic of $1.0 million and payroll costs associated with a decline in labor of $13.6 million.

General and Administrative

General and administrative expenses increased by $1.1 million, or 4.6%, for the six months ended July 3, 2021 compared to the six months ended July 4, 2020. This increase was primarily attributable to the addition of FNS in 2021 which resulted in general and administration costs of $0.8 million. The remaining increase is attributable to higher management fees incurred related to the FNS acquisition.

Transaction Expense

Transaction expense increased by $1.3 million, or 754.1%, for the six months ended July 3, 2021, compared to the six months ended July 4, 2020. The driver for the increase is primarily due to transaction fees related the Business Combination and the FNS acquisition in January 2021 with no acquisitions occurring in the same period in 2020.

Depreciation and Amortization

Depreciation and amortization expenses increased by $2.6 million, or 10.8%, for the six months ended July 3, 2021 compared to the six months ended July 4, 2020. The increase was primarily attributable to higher depreciation and amortization expense related to assets acquired as part of the January 2021 acquisition of FNS as well as the strategic purchase of base camp equipment in our Renewables and Recovery Logistics segment in the second half of 2020 resulting in additional depreciation expense.

Interest Expense, Net

Interest expense increased by $2 million, or 10.4%, for the six months ended July 3, 2021 compared to the six months ended July 4, 2020. The increase was primarily driven by interest expense related to the subordinated convertible notes issued in January 2021, to fund the FNS acquisition, and June 2021, in conjunction with the Business Combination, as compared to the six months ended July 4, 2020.

Loss on Extinguishment of Convertible Notes

Loss on extinguishment of convertible notes increased by $2.4 million, or 100.0%, for the six months ended July 3, 2021 compared to the six months ended July 4, 2020. The increase was driven by the extinguishment of convertible notes which occurred during the six months ended July 3, 2021 with no such extinguishment occurring in the prior period.

Comparison of Years Ended December 31, 2020 and 2019

The following table sets forth our consolidated results of operations for the years presented:

	For the Years Ended December 31,
(in thousands)	2020	2019	($) Change	(%) Change
Revenue	$674,005	$620,829	$53,176	8.6%
Costs and Expenses:
Cost of revenues	615,914	545,208	70,706	13.0%
General and administrative	47,853	43,606	4,247	9.7%
Transaction expense	988	4,257	(3,269)	(76.8)%
Change in fair value of contingent consideration	(7,081)	5,883	(12,964)	(220.4)%
Impairment of long-lived assets	—	840	(840)	(100.0)%
Impairment of goodwill	28,802	13,251	15,551	117.4%
Depreciation and amortization	48,497	42,115	6,382	15.2%
Total costs and expenses	734,973	655,160	79,813	12.2%
Loss from operations	(60,968)	(34,331)	(26,637)	77.6%
Other income (expense):
Gain on sales/disposal of property and equipment	729	130	599	460.8%
Interest expense	(37,848)	(33,593)	(4,255)	12.7%
Total other expense	(37,119)	(33,463)	(3,656)	10.9%
Net loss	$(98,087)	$(67,794)	$(30,293)	44.7%

Comparison of Years Ended December 31, 2020 and 2019

Revenue

Revenue increased by $53.2 million, or 8.6%, for the year ended December 31, 2020 compared to the same period in 2019. The increase was driven by a full year of revenue recognized in 2020 related to our 2019 acquisitions of $108.4 million, partially offset by a decrease of organic revenue in our segments of $55.2 million related to COVID-19 delays, the delay of customers’ spend due to timing of Spectrum auctions, and the descoping of work from a large customer contract.

Cost of Revenues

Cost of revenues increased by $70.7 million, or 13.0%, for the year ended December 31, 2020, compared to the same period in 2019. Cost of revenues as a percentage of revenue increased by 356 basis points, from 87.8% of revenue in 2019 to 91.4% of revenue in 2020. Of the $70.7 million increase in cost of revenues, $46.7 million is attributable to higher revenue in 2020. The remaining increase is attributable to a loss on an onerous contract in our Telecom segment, increased costs caused by the COVID-19 pandemic related to permit delays, crew-level COVID-19 mitigations costs, government restrictions, and other inefficiencies.

General and Administrative

General and administrative expenses increased by $4.2 million, or 9.7%, for the year ended December 31, 2020, compared to the same period in 2019. This was largely due to a full year of general and administrative expenses for our 2019 acquisitions, higher bonus expense in our Renewables & Recovery Logistics segment, and exit activities related to our prior corporate office.

Transaction Expense

Transaction expense decreased by $3.3 million, or 76.8%, for the year ended December 31, 2020, compared to the same period in 2019. This decrease is due to the fact that we closed three acquisitions in 2019 and no acquisitions closed in 2020.

Change in Fair Value of Contingent Consideration

Change in fair value of contingent consideration decreased by $13.0 million, or 220.4%, for the year ended December 31, 2020, compared to the same period in 2019 and is attributed to a decrease in the value of the contingent earnout liabilities related to acquisitions as compared to the original value of contingent consideration at acquisition date.

Impairment of Long-lived Assets

Impairment of long-lived assets decreased by $0.8 million, or 100.0%, for the year ended December 31, 2020, compared to the same period in 2019. This change was due to an impairment of $0.8 million recorded in 2019 related to long-lived assets in the Telecom segment, and no such charge was recorded in 2020.

Impairment of Goodwill

Impairment of goodwill increased by $15.6 million, or 117.4%, for the year ended December 31, 2020, compared to the same period in 2019. This was due to an additional decrease to the projected future discounted cash flows for the Telecom segment, which resulted in a carrying value of goodwill in excess of the estimated fair value.

Depreciation and Amortization

Depreciation and amortization expenses increased by $6.4 million, or 15.2%, for the year ended December 31, 2020, compared to the same period in 2019. The increase was driven by a full year of depreciation and amortization recorded for the assets acquired in the 2019 acquisitions in our Telecom segment, as well as the strategic purchase of base camp equipment in our Renewables and Recovery Logistics segment in 2020 resulting in additional depreciation expense.

Interest Expense, Net

Interest expense increased by $4.3 million, or 12.7%, for the year ended December 31, 2020, compared to the same period in 2019. This was due to an increase in the Company’s Term Loan debt drawn in the fourth quarter of 2019 in order to finance the Vinculums and Aerial acquisitions.

Review of Operating Segments

Comparison of the Six Months Ended July 3, 2021 and July 4, 2020

	For the Six Months Ended
(in thousands)	July 3, 2021	July 4, 2020	($) Change	(%) Change
Revenue:
Telecom	$229,835	$339,475	$(109,640)	(32.3)%
Renewables and Recovery Logistics	25,283	7,973	17,310	217.1%
Total revenue	$255,118	$347,448	$(92,330)	(26.6)%
Adjusted EBITDA:
Telecom	13,941	17,200	(3,259)	(18.9)%
Renewables and Recovery Logistics	4,019	(7)	4,026	57,514.3%
Corporate & Eliminations	(8,649)	(9,175)	526	(5.7)%
Total Adjusted EBITDA	$9,311	$8,018	$1,293	16.1%

Comparison of the Six Months Ended July 3, 2021 and July 4, 2020

Telecom

Revenue

Revenue decreased by $109.6 million, or 32.3%, for the six months ended July 3, 2021 compared to the six months ended July 4, 2020. The decrease was primarily driven by a $26.4 million decline in revenue attributable to the significant wind down of a large customer program and a $76.0 million decline in revenue due to the impact of the COVID-19 pandemic, delays of customers’ spend due to timing of Spectrum auctions which delayed build plans in the first half of 2021, and delays in 3rd party site acquisition providers meeting deadlines, which caused construction start date delays.

Adjusted EBITDA

Telecom Adjusted EBITDA decreased by $3.3 million, or 18.9%, for the six months ended July 3, 2021 compared to the six months ended July 4, 2020. The decrease was driven by the decline in revenues noted above offset by cost savings measures to right size the Telecom segment with revenue volumes and the reduction in losses associated with the onerous contract period over period.

Renewables and Recovery Logistics

Revenue

Revenue increased by $17.3 million, or 217.1%, for the six months ended July 3, 2021 compared to the six months ended July 4, 2020. The increase was driven primarily by approximately $3.7 million in increased event-based revenue from ice and winter storms deployments. The remaining increase is attributed to the revenue from the FNS acquisition in 2021.

Adjusted EBITDA

Renewables and Recovery Logistics Adjusted EBITDA increased by $4 million, or 57,514.3%, for the six months ended July 3, 2021 compared to the six months ended July 4, 2020. The increase was primarily driven by an increase in event-based revenue events with higher margins in the period ended July 3, 2021. The remaining increase is attributed to the revenue and EBITDA generated from the FNS acquisition in 2021.

Comparison of the Years Ended December 31, 2020 and 2019

	For the Years Ended December 31,
(in thousands)	2020	2019	($) Change	(%) Change
Revenue:
Telecom	$605,095	$589,903	$15,192	2.6%
Renewables and Recovery Logistics	68,910	30,926	37,984	122.8%
Total revenue	$674,005	$620,829	$53,176	8.6%
Adjusted EBITDA:
Telecom	755	37,879	(37,124)	(98.0)%
Renewables and Recovery Logistics	28,943	11,442	17,501	153.0%
Corporate & Eliminations	(18,213)	(16,635)	(1,578)	9.5%
Total Adjusted EBITDA	$11,485	$32,686	$(21,201)	(64.9)%

Comparison of the Years Ended December 31, 2020 and 2019

Telecom

Revenue

Revenue increased by $15.2 million, or 2.6%, for the year ended December 31, 2020 compared to the same period in 2019. The full year effect of 2019 acquisitions contributed $108.4 million of the revenue increase for 2020. This was offset by an organic revenue decrease of $93.2 million as compared with 2019. This decline in organic revenue was related to COVID-19 delays, the delay of customers’ spend due to timing of Spectrum auctions, and the descoping of work from a large customer contract.

Adjusted EBITDA

Telecom Adjusted EBITDA decreased by $37.1 million, or 98.0%, for the year ended December 31, 2020 compared to the same period in 2019. As a percentage of revenue, Telecom Adjusted EBITDA decreased by approximately 630 basis points due primarily to higher cost of revenues related to the COVID-19 pandemic (permit delays, crew-level COVID mitigations, government restrictions, other inefficiencies) and the effects of the onerous contract.

Renewables and Recovery Logistics

Revenue

Revenue increased by $38.0 million, or 122.8%, for the year ended December 31, 2020 compared to the same period in 2019. The increase was driven by customer expansion and additional events in 2020 as well as the ability to capitalize on strategic capital investments.

Adjusted EBITDA

Renewables and Recovery Logistics Adjusted EBITDA increased by $17.5 million, or 153.0%, for the year ended December 31, 2020 compared to 2019. The increase was driven by an increase in event-based revenue events with higher margins in the year ended December 31, 2020.

Liquidity and Capital Resources

We have historically financed our operations primarily through cash flows generated by operations and, as needed, with borrowings under our $103.5 million revolving credit facility with PNC Bank (“PNC Facility”), and Senior Secured Term Credit (“Term Loan”). Our uses of cash have been primarily to fund acquisitions, for the purchase of inventory, payroll, capital expenditures, and payment of our debt obligations and related interest expense. Our most significant contractual obligation for future uses of cash is our Term Loan. As of July 3, 2021, $356.3 million, was outstanding under our Term Loan. On a quarterly basis, the Company is required to make principal payments of $2.4 million plus interest with all unpaid principal and interest due at maturity on July 17, 2025.

We believe that cash expected to be generated from operations and the availability of borrowings under the PNC Facility will be sufficient to fund our working capital requirements and to meet our commitments in the ordinary course of business for at least the next 12 months. For additional information on the Company’s future obligations and commitments see Note 7: Debt and Capital Lease Obligations and Note 11: Commitments and Contingencies, to our audited consolidated financial statements included elsewhere in this registration statement. As of July 3, 2021, we had cash of $37.8 million and $13.4 million available under our PNC Facility.

The following table summarizes our cash flows for the periods presented:

	For the Six Months Ended		For the Years Ended December 31,
(in thousands)	July 3, 2021	July 4, 2020	2020	2019
Net cash (used in) provided by operating activities	$(13,933)	$(1,587)	$13,457	$(3,002)
Net cash used in investing activities	(21,208)	(2,347)	(3,963)	(79,609)
Net cash provided by (used in) financing activities	72,782	4,042	(9,712)	81,955
Effect of foreign currency exchange rate (translation) on cash	(13)	(3)	59	23
Net increase/(decrease) in cash	$37,628	$105	$(159)	$(633)

Following the consummation of the business combination, ROCR will be obligated to make payments under the Tax Receivable Agreement. The actual timing and amount of any payments that may be made under the Tax Receivable Agreement are unknown at this time and will vary based on a number of factors. However, the Company expects that the payments that it will be required to make in connection with the Tax Receivable Agreement will be substantial. Any payments made under the Tax Receivable Agreement will generally reduce the amount of cash that might have otherwise been available to ROCR or QualTek. For so long as ROCR is the Managing Member (as defined in the Third Amended and Restated LLCA) of QualTek, ROCR intends to cause QualTek to make ordinary distributions and tax distributions to the holders of QualTek Common Units on a pro rata basis in amounts sufficient to enable ROCR to cover payments under the Tax Receivable Agreement. However, QualTek’s ability to make such distributions may be subject to various limitations and restrictions, including, but not limited to, retention of amounts necessary to satisfy the obligations of QualTek and its subsidiaries and restrictions on distributions that would violate any applicable restrictions contained in QualTek’s debt agreements, or any applicable law, or that would have the effect of rendering QualTek insolvent. To the extent ROCR is unable to make payments under the Tax Receivable Agreement for any reason, such payments will be deferred and will accrue interest until paid. Additionally, nonpayment for a specified period and/or under certain circumstances may constitute a material breach of a material obligation under the Tax Receivable Agreement and therefore accelerate payments under the Tax Receivable Agreement, which could be substantial and as a result, could have a substantial negative impact on our liquidity or financial condition.

Comparison of the Six Months Ended July 3, 2021 and July 4, 2020 and Years Ended December 31, 2020 and 2019

Operating Activities

Cash used in the Company’s operating activities increased to $13.9 million for the six months ended July 3, 2021 compared to net cash used in operating activities of $1.6 million for the six months ended July 4, 2020. The primary driver of this cash used in operating activities is attributed to an increase in net loss and a decrease in contract liabilities, offset by an increase in accounts payable, depreciation and amortization, loss on extinguishment of convertible notes, and decrease in accounts receivable.

Cash provided in the Company’s operating activities was $13.5 million for the year ended December 31, 2020 compared to net cash used in operating activities of $3.0 million for the year ended December 31, 2019. The primary driver of cash inflow improvement is attributed to a decrease in current assets such as accounts receivable and inventory. The cash increase was further offset by decreases in current liabilities related to accounts payable and contract liabilities.

Investing Activities

Net cash used in the Company’s investing activities increased to $21.2 million for the six months ended July 3, 2021, compared to the net cash used in investing activities of $2.3 million for the six months ended July 4, 2020. The primary driver of the change in cash outflow is attributed to the cash paid related to the FNS acquisition.

Net cash used in the Company’s investing activities decreased to $4.0 million for the year ended December 31, 2020 from $79.6 million for the year ended December 31, 2019. The primary driver of the change in cash outflow is attributed to the cash paid in 2019 related to the Company’s acquisitions.

Financing Activities

Net cash provided by the Company’s financing activities increased to $72.8 million for the six months ended July 3, 2021 compared to net cash provided by financing activities of $4.0 million for the six months ended July 4, 2020. The primary driver of the change in cash inflow is attributed to $15.4 million in proceeds from the issuance of equity in conjunction with the FNS acquisition, $44.4 million in proceeds from convertible notes, and proceeds from the line of credit, net of repayments.

Net cash used in the Company’s financing activities decreased to $9.7 million for the year ended December 31, 2020 compared to net cash provided by financing activities of $82.0 million for the year ended December 31, 2019. The primary driver of the change in cash outflow is attributed to the cash borrowed on the Term Loan in 2019 to finance the Company’s acquisitions. No such activity occurred in 2020.

Contractual Obligations

The following table includes aggregated information about contractual obligations that affect our liquidity and capital needs. At December 31, 2020, our contractual obligations over the next several periods were as set forth below. There have been no material changes to our contractual obligations from December 31, 2020, other than an additional $25.1 million borrowed under our line of credit, $10.0 million of additional acquisition debt, reclassed from contingent liabilities, and $75.0 million of subordinated convertible notes issued in connection with our Business Combination.

As of December 31, 2020, our contractual obligations were as follows:

	Payments Due by Period
(in thousands)	Total	Less than 1 Year	1 – 3 Years	3 – 5 Years	More than 5 Years
Line of credit	$59,837	—	59,837	—	—
Term loan	361,045	9,564	19,128	332,353	—
Capital lease obligations	29,008	9,437	15,507	4,064	—
Operating leases	38,420	10,017	14,561	5,970	7,872
Acquisition debt	10,575	10,575	—	—	—
Total	$498,885	39,593	109,033	342,387	7,872

Critical Accounting Policies and Estimates

The following is not intended to be a comprehensive list of all of our accounting policies. Our significant accounting policies are more fully described in Note 1: Nature of Business and Summary of Significant Accounting Policies to the consolidated financial statements. The discussion and analysis of our financial conditions and results of operations is based on our consolidated financial statements. These statements have been prepared in accordance with GAAP. In conformity with GAAP, the preparation of the financial statements requires management to make estimates and assumptions that affect the amounts reported in these consolidated financial statements and accompanying notes. Given that management estimates, by their nature, involve judgement regarding future uncertainties, actual results may differ from these estimates if conditions change or if certain key assumptions used in making these estimates ultimately proven to be inaccurate.

We believe the following critical accounting policies contain the more significant judgments and estimates used in the preparation of our consolidated financial statements.

●	Revenue Recognition
●	Accounts Receivable
●	Concentration of Credit Risk
●	Business Combination
●	Impairment of Goodwill and Long-Lived Assets

●	Income Taxes

Revenue Recognition

The Company recognizes revenue from contracts with customers using the five-step model prescribed in ASC 606. Revenue for engineering, construction, project management, and site acquisition services are primarily recognized by the Company over time utilizing the cost-to-cost measure of progress, which is an input method, on contracts for specific projects, and for certain master service and other service agreements. Revenue for engineering, aerial and underground construction for projects with customer-specified service requirements are primarily performed under master service agreements and other contracts that contain customer-specified service requirements. These agreements include pricing for individual tasks, including, for example, the placement of underground or aerial fiber, directional boring, and fiber splicing, each based on a specific unit of measure. Revenue is recognized over time as services are performed and customers simultaneously receive and consume the benefits provided by the Company. Output measures such as units delivered are utilized to assess progress against specific contractual performance obligations. Revenue from fulfillment, maintenance, compliance, and recovery services provided to the telecommunication, cable and utility industries is recognized as the services are rendered. These services are generally performed under master or other service agreements and billed on a contractually agreed price per unit on a work order basis.

Accounts Receivable

The Company’s accounts receivable are due primarily from large telecommunication, cable and utility companies carriers operating in North America and are carried at original contract amount less an estimate for uncollectible amounts based on historical experience. Contract assets represent revenue recognized for work performed in excess of amounts invoiced to customers. Management determines the allowance for doubtful receivables by regularly evaluating individual customer receivables and considering a customer’s financial conditions and current economic conditions. Accounts receivables are written off when deemed uncollectible. Recoveries of accounts receivables previously written off are recorded when received.

Concentration of Credit Risk

We have established relationships with many leading telecommunication, cable and utility providers. For the period ended July 3, 2021 our customer base was concentrated with the top three customers accounting for approximately 48%, 14%, and 14% of our total revenues with related revenues of $123.7 million, $34.9 million and $36.6 million, respectively, during the first half of 2021. These top three customers accounted for approximately 34.6%, 30.0%, and 16.5% of our total accounts receivable with related accounts receivable of $57.7 million, $50.1 million and $27.6 million, respectively, as of July 3, 2021. For the year ended December 31, 2020, our customer base was concentrated with the top two customers accounting for approximately 53.2% and 17.3% of our total revenues with related revenues of $356.0 million and $116.4 million, respectively, during 2020. These top two customers accounted for approximately 44.2% and 35.3% of our total accounts receivable with related accounts receivable of $81.8 million and $65.3 million, respectively, as of December 31, 2020.

Business Combination

The Company accounts for acquired businesses using the acquisition method of accounting, which requires that any assets acquired and liabilities assumed be at their respective fair values on the date of acquisition. Any excess between the purchase price and the fair value of acquired net assets and liabilities assumed is recognized as goodwill. The assumptions made in calculating the fair value of assets acquired and liability assumed in business combinations require a number of significant judgements and estimates and is subject to revision if additional information, which existed as of the date of acquisition, about the fair values become available during the measurement period of up to 12 months from the acquisition date. The Company will recognize any adjustments to preliminary amounts that are identified during the measurement period in the reporting period in which the adjustments are determined.

Impairment of Goodwill and Long-lived Assets

Goodwill represents the excess purchase price paid to acquire a business over the fair value of net assets acquired. The Company has goodwill and long-lived intangible assets that have been recorded in connection with business acquisitions. We perform our annual impairment review of goodwill and long-lived intangible assets at the reporting unit level in the fourth quarter of each year or when changes in circumstances indicate that the carrying value may not be recoverable. Such circumstances include a significant adverse change in the business climate for one of our reporting units or a decision to dispose of a reporting unit or a significant portion of a reporting unit.

We perform a qualitative assessment to test goodwill for impairment on the first day of the fourth quarter by determining whether it is more likely than not (a likelihood of greater than 50%) that the fair value of a reporting unit is less than its carrying value. Qualitative factors that we consider include, but are not limited to, macroeconomics conditions, customer relations, market conditions, a significant adverse change in legal factors or in the business climate and reporting unit specific events. If, based on the qualitative assessment, we determine a quantitative assessment is necessary, we estimate the fair value of the reporting unit and compare that to its carrying value. To the extent the carrying value exceeds the fair value of a reporting unit, an impairment loss is recorded in an amount equal to that excess. Under our quantitative test, our estimate of fair value is primarily determined using a weighting of fair values derived in equal proportions from the income approach and market approach valuation methodologies. The income approach uses the discounted cash flow method and the market approach uses the guideline company method. If any impairment exists, we record the impairment to the statement of operations in the period the impairment is recognized.

As of December 31, 2020 and 2019, we completed quantitative assessments for our three reporting units and determined that the carrying value exceeded the fair value of two reporting units within our Telecom segment. As a result, we recorded goodwill impairment charges of $28.8 million and $13.3 million in 2020 and 2019, respectively. The estimated fair value of the Company’s third reporting unit substantially exceeded its carrying value during each reporting period. For additional information on the impairment charge, see Note 6: Goodwill and Intangible Assets, to our audited consolidated financial statements included elsewhere in this registration statement.

We review long-lived assets, which primarily includes finite-lived intangible assets and property, plant and equipment, for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be fully recoverable. This analysis is performed by comparing the respective carrying values of the assets to the current and expected future cash flows, on an undiscounted basis, to be generated from such assets. If such analysis indicates that the carrying value of these assets is not recoverable, the carrying value of such assets is reduced to fair value. For the year ended December 31, 2019, the Company recorded $0.8 million of impairment of long-lived assets. No impairments have occurred during the year ended December 31, 2020. For additional information on the impairment charge, see Note 6: Goodwill and Intangible Assets, to our audited consolidated financial statements included elsewhere in this registration statement.

Income Taxes

For tax purposes, we have historically been treated as a partnership for U.S. federal and state income tax purposes. As a result, we have not been subject to U.S. federal and state income taxes in most jurisdictions. No provision for income taxes has been made in the consolidated financial statements since all items of income and loss are allocated to the members for inclusion in their respective tax returns. Following this transaction, we will be subject to U.S. federal and state income taxes, in addition to local and foreign income taxes, with respect to our allocable share of any taxable income generated by the Partnership that will flow through to its interest holders, including us.

GAAP requires us to recognize tax benefits in an amount that is more likely than not to be sustained by the relevant taxing authority upon examination. We analyze our tax filing positions in all of the U.S. federal, state, local and foreign tax jurisdictions where we are required to file income tax returns, as well as for all open tax years in these jurisdictions. If, based on this analysis, we determine that uncertainties in tax positions exist that do not meet the minimum threshold for recognition of the related tax benefit, a liability is recorded in the consolidated financial statements. Liabilities for uncertain tax positions are measured based upon the largest amount of benefit that is greater than 50% likely to be realized upon ultimate settlement. We recognize interest and penalties, if any, related to uncertain tax positions in our income tax expense.

Emerging Growth Company Status

We qualify as an emerging growth company (“EGC”) pursuant to the provisions of the JOBS Act. For as long as we are an EGC, we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not EGCs including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and registration statements, exemptions from the requirements of holding advisory “say-on-pay” votes on executive compensation and shareholder advisory votes on golden parachute compensation.

In addition, under the JOBS Act, EGCs can delay adopting new or revised accounting standards until such time as those standards apply to private companies. We intend to take advantage of the longer phase-in periods for the adoption of new or revised financial accounting standards under the JOBS Act until we are no longer an EGC. Our election to use the phase-in periods permitted by this election may make it difficult to compare our financial statements to those of non-EGCs and other EGCs that have opted out of the longer phase-in periods permitted under the JOBS Act and who will comply with new or revised financial accounting standards. If we were to subsequently elect instead to comply with public company effective dates, such election would be irrevocable pursuant to the JOBS Act.

Recent Accounting Pronouncements

See Note 1: Nature of Business and Summary of Significant Accounting Policies to our consolidated financial statements for more information.

Quantitative and Qualitative Disclosure of Market Risks

Interest Rate Risk

Our credit facilities provide a $103.5 million revolving line of credit and $380.0 million of term loan debt. The revolving line of credit bears interest at a variable rate based on either LIBOR or a base rate plus an applicable margin with an unused commitment fee paid quarterly. Interest on the outstanding principal amount, payable in arrears monthly, is based on either an elected Base Rate plus an applicable margin (4.75% at December 31, 2020), or an adjusted Eurodollar rate, plus an applicable margin (ranging from 2.77% to 2.87% at December 31, 2020), as defined in the agreement. On the term loan, the Company may elect either a Base Rate plus an applicable rate (8.50% at December 31, 2020), or an adjusted Eurodollar rate, plus an applicable rate (7.25% at December 31, 2020), as defined in the agreement. As of December 31, 2020, we had $59.8 million and $361.0 million of borrowings outstanding under the revolving facility and term loan, respectively.

Foreign Currency Exchange Risk

Our results of operations and cash flows are subject to fluctuations due to changes in foreign currency exchange rates. Substantially all of our revenue is generated in U.S. dollars. We have limited foreign currency risks related to our revenue and operating expenses denominated in the Canadian Dollar. The volatility of exchange rates depends on many factors that we cannot forecast with reliable accuracy. Although we have experienced and will continue to experience fluctuations in our net income (loss) as a result of transaction gains (losses) related to revaluing certain cash balances, trade accounts receivable balances and intercompany balances that are denominated in currencies other than the U.S. dollar, we believe such a change will not have a material impact on our results of operations. At this time we do not, but we may in the future, enter into derivatives or other financial instruments in an attempt to hedge our foreign currency exchange risk.

Credit Risk

We are party to agreements providing for various financial services and transactions that contain an element of risk in the event that the counterparties are unable to meet the terms of such agreements. In such agreements, we depend on the counterparty to make payment or otherwise perform. We generally seek to minimize our risk of exposure by limiting to reputable financial institutions the counterparties with which we enter into financial transactions. In other circumstances, availability of financing from financial institutions may be uncertain due to market events, and we may not be able to access these financing markets.

DESCRIPTION OF QUALTEK'S BUSINESS

Unless the context otherwise requires, all references in this section to “QualTek,” “we,” “us,” or “our” refer to BCP QualTek HoldCo, LLC and its subsidiaries prior to the consummation of the Business Combination and to the Combined Company following the consummation of the Business Combination.

Overview

We are a technology-driven, leading provider of communications infrastructure services and renewables solutions to the North American telecommunications and utilities industries. We provide a variety of mission- critical services across the telecom and renewable energy value chain, including wireline and fiber optic terminations, wireless, fiber-to-the-home (“FTTH”) and customer fulfillment activities. Our experienced management team has leveraged our technical expertise, rigorous quality and safety standards, and execution track record to establish and maintain long-standing relationships with blue-chip customers.

We operate out of two business segments: Telecom and Renewables & Recovery Logistics. Telecom consists of wireless and wireline, which represents 80% of our expected revenues for the fiscal year ending December 31, 2021. We recently entered the high-growth renewable infrastructure sector with our acquisition of Fiber Network Solutions (“FNS”) in January 2021, which represents 10% of our expected revenues for the fiscal year ending December 31, 2021. Recovery Logistics represents 10% of our expected revenues for the fiscal year ending December 31, 2021.

Telecommunications

We provide a full suite of services across the wireless and wireline telecom value chain, from site acquisition and permitting to initial engineering and design to installation, maintenance, program management and fulfillment. Our core offerings consist of:

●	Engineering services including the design of aerial and underground fiber optic and coaxial systems for homes, businesses, cell towers, and small cells.
●	Installation services including the placement and splicing of fiber and coaxial cable, in addition to upgrades and new site builds for cellular towers.
●	Site acquisition services to determine the location for new sites prior to new site builds.
●	We also provide cable and satellite fulfillment services for residential and commercial customers. These services are provided for telecom companies in connection with the maintenance or expansion of new and existing networks.

While the telecommunications industry is naturally concentrated, we maintain considerable customer diversification across our business segments. We have numerous long-established relationships with telephone companies, wireless carriers, cable multiple system operators and electric utilities companies, which have been built upon and cultivated through numerous Master Service Agreements (“MSAs”) that extend for periods of one or more years (majority are for three or more years, some of which have auto-renewal provisions). Blue-chip, investment grade customers including AT&T, Verizon, COX Communications, T-Mobile, Bell, Spectrum, and Comcast comprise a substantial portion of our revenue.

Renewables and Recovery Logistics

We recently entered the renewable infrastructure sector with our acquisition of FNS in January 2021. FNS is a full-service provider of fiber optic and electrical services, focusing primarily on renewable energy projects. Our capabilities in the space include expertise in wind and solar farm fiber, installation, and testing, optical ground wire (“OPGW”) & all-dielectric self-supporting (“ADSS”) aerial transmission line installation, and large-scale data com solutions and installation.

In serving both our Wind and Solar customers, we provide fiber optic terminations, optical time domain reflectometer (“OTDR”) and power meter testing, fusion splicing, fiber placement, extensive fiber optic and copper infrastructure installation, cable jetting, boring and trenching, industry specific maintenance and material procurement.

We also provide business continuity and disaster relief services to telecommunications and power utility companies, as well as business-as-usual (“BAU”) services such as generator storage and repair and cell maintenance services.

Geographic Presence

Our consolidated business has a national footprint with approximately 70 service locations across the U.S. and Canada, strategically located in close proximity to major customers and growing markets. Our geographic footprint has grown to its present state both organically and through our strategic M&A platform. QualTek serves markets locally through a dedicated in-house employee base of approximately 1,700 employees and a workforce of approximately 5,000 individuals (inclusive of in-house employees). Ultimately, we are a world class technology-driven provider of communications infrastructure services and solutions to the North American telecommunications and utilities industries, well-positioned to keep growing and flourish as a public company.

Industry Overview

Telecommunications

Significant advances in technology and rapid innovation in service offerings to data consumers have substantially increased demand for faster and more reliable wireless and wireline/fiber communications network services. Cisco’s 2020 Annual Internet Report (the “2020 CISCO Report”) predicts that by 2023, North Americans will have 5 billion networked devices/connections, up from 3 billion in 2018, with broadband and wireless speeds both almost tripling in speed (measured in Mbps) over the same time period.

With the proliferation of mobile devices, advancements in the “internet of things,” or IoT, and segments of the workforce permanently shifting to remote work post-COVID-19, network traffic is at an all-time high and is expected to continue to grow, generating demand for both wired and wireless connectivity. Increased data usage is driven by two key dynamics: i) an increase in the number of internet-enabled devices per capita and ii) an increase in connection speed. The 2020 Cisco Report provides that devices and connections are growing faster (10% CAGR) than both the population (1% CAGR) and internet users (6% CAGR). As a result, devices and connections per household and per capita in North America are expected to grow 63%, up from 8.2 in 2018 to 13.4 by 2023.

COVID-19 has further catalyzed network traffic growth by creating permanent shifts away from the office and into the home. Per a 2020 Gartner report, 75% of companies are planning to permanently shift to remote work post COVID-19, which will continue to drive consumer demand for high-speed home office connectivity.

Low levels of fiber penetration and the nascent state of North American 5G deployment currently present significant opportunities for sustained growth for businesses such as QualTek:

●	Wireless: Major carriers have continued to expand wireless network capacity and density with accelerated development and planned implementation of 5G wireless technologies. The increased speed and capacity that will result from deployment of 5G technology will require additional and improved tower capacity with higher data frequencies, as well as deployment of numerous higher bandwidth small cells to “densify” network performance. Wireless technology will need to be supported by fiber backbone and as a result, many carriers have committed to investing in the fiber infrastructure buildout.
●	Wired: Telecom companies have also deployed capital and initiatives to improve fiber connectivity. Only about 10-15% of total broadband connections in the U.S. are provisioned by fiber, as compared to over 50% in other developed countries such as South Korea, Sweden and Finland. Importantly, with only about 47 million U.S. homes (about 37% as per the Fiber Broadband Association) passed with fiber in 2019, over 100 million U.S. homes represent opportunities for fiber passing over the next several years, indicating a massive investment cycle that is still in early stages.

# 2020 – 2021E Capex Spend by Major Customer

$21.4B
AT&T
$18.2B
18%

- $27B spectrum purchase
- Announced plans to double its fiber footprint from 14M homes-passed in 2020 (~25% of 60M addressable locations) to ~30M homes-passed
- Goal of 4M new fiber locations in 2022

$18.6B
verizon
$15.7B
18%

- $53B spectrum purchase
- Intends to expand its 5G Home fixed wireless Internet service to an additional 20 cities in 2021 (would raise total to 37)
- Plans to deploy C-Band across 100M POPs in 2021, 175M POPs in 2022-2023, and 50M+ POPs in 2024 and beyond

$13.0B
T Mobile
18%
$11.0B

- $11B spectrum purchase
- Expects to increase 5G footprint (106M people at 2020 year-end) to 200M by 2021 year-end and to 250M people by the end of 2022
- Aggressive rural market expansion plans

$1.5B
dish
275%
$0.4B

- Committed to deploying a 5G network covering 70% of the U.S. population by June 2023
- Plans to build a wireless network

2020 2021E

Renewable and Recovery Logistics

In 2017 and 2018, solar PV and onshore wind consolidated their dominance in the renewable energy market, representing on average 77% of total finance commitments in renewable energy. The highly modular nature of these technologies, their short project development lead times, increasing competitiveness driven by technology and manufacturing improvements, and government regulations play an important role in explaining these technologies’ large share of global renewable energy investment.

Investment in offshore wind has picked up, attracting, on average, $21 billion a year globally between 2013 and 2018, and representing 8% of the total renewable capacity addition in 2018. According to the International Renewable Energy Agency (IRENA), offshore wind holds considerable growth potential and will have a key role to play in achieving a level of deployment to support a decarbonized growth trajectory.

According to Goldman Sachs, spending for renewable power projects will become the largest area of energy spending in 2021, surpassing upstream oil and gas for the first time in history. They also expect the clean energy sector to reach a $16 trillion investment volume through 2030, eclipsing fossil fuels. This increase in spending for renewable power projects will be amplified by the Biden administration. For example, since his first day in office, President Biden has rejoined the Paris Agreement, committed to investing $400 billion in the next ten years in clean energy and innovation, and set a goal to achieve a carbon pollution-free power sector by 2035. This will not only translate into significant government spending in renewables to meet this goal, but also government regulations and policies that promote spending in the renewables space across various sectors of the economy. The Biden administration’s commitment to renewable energy will create ripple effects across the nation and ultimately lead to more opportunities for us to expand our business with customers.

Competitive Strengths

Culture of Operational Excellence that Resonates with Established Blue-Chip Customer Base

QualTek analyzes and evaluates key performance metrics, from customer satisfaction to technical issues in the field, hiring processes and working capital management. We have fostered a culture of continuous improvement and our operational excellence is reflected in our ability to take market share. As previously mentioned, some of these customers include Fortune 500 companies such as AT&T, Verizon, Comcast, Blattner Energy, Kiewit, and Dish. Our decentralized operations create multiple points of contact with our customers, thereby generating numerous individual relationships and contract opportunities per customer.

Highly Scalable Shared Services Platform Driven by Tech-Enabled Capabilities

QualTek provides full turnkey services to its customers. Our significant investment over the years to optimize our platform and technology has created a highly scalable business ready to support continued growth. For example, a centralized shared services system provides us with a competitive advantage for operational execution of customer services, process consistency and cross division sharing of “best practices,” resulting in enhanced efficiency and scalability. To maintain this operational excellence, we conduct disciplined measuring of key performance indicators (“KPIs”) with quality control for every division to ensure industry-leading execution capabilities.

Significant Revenue and Backlog Visibility

Our backlog consists of the estimated amount of revenue we expect to realize from future work on uncompleted contracts, including new contracts under which work has not begun, as well as revenue from change orders and renewal options. A significant portion of our 24-month backlog is attributable to master service agreements and other service agreements, none of which require our customers to purchase a minimum amount of services and are cancelable on short or no advance notice. Backlog amounts are determined based on estimates that incorporate historical trends, anticipated seasonal impacts, experience from similar projects and estimates of customer demand based on communications with our customers.

Our long-standing relationships with blue-chip, investment grade customers enable us to understand our customers’ needs and expand our backlog. Our backlog provides long-term visibility into a recurring and growing revenue base. QualTek has significant revenue visibility given our estimated $1.7 billion two- year backlog of which $1.5 billion relates to our Telecom segment and $0.2 billion relates to our Renewables & Recovery Logistics segment. Of the $1.7 billion in our two-year backlog, $0.4 billion represents committed work and $1.3 billion represents uncommitted work.

Backlog is not a measure defined by United States generally accepted accounting principles (“GAAP”) and should be considered in addition to, but not as a substitute for, GAAP results. Participants in our industry often disclose a calculation of their backlog; however, our methodology for determining backlog may not be comparable to the methodologies used by others. There can be no assurance as to our customers’ requirements or if actual results will be consistent with the estimates included in our forecasts. As a result, our backlog as of any particular date is an uncertain indicator of future revenue and earnings.

Proven Acquisition Platform with Best-in-Class M&A Playbook

Our management team has demonstrated the success of its unique M&A strategy through the successful identification and integration of six (6) add-ons in the last two and one-half years. QualTek’s successful M&A history demonstrates our extensive experience in identifying synergistic targets and successfully integrating them into our platform. QualTek enables a quick and seamless integration process by onboarding the target business onto QualTek’s supporting IT infrastructure, leveraging our QVision platform to standardize performance within the target business to meet the standard of quality that QualTek delivers.

Our M&A activity has also successfully diversified our revenue base across a number of high quality customers in both the telecommunication and renewable energy sectors, with continued emphasis on providing complementary service offerings to drive cross sell and capture market share. Our opportunities in the current M&A pipeline exceed an estimated $500 million in revenue with estimated potential EBITDA of approximately $70 million, and we expect to continue buying targets at highly accretive multiples.

World-Class Talent and Management Team

QualTek is led by highly experienced management team that is positioned to drive market share capture and capitalize on sector momentum. Our senior management team has an average of 25+ years of individual industry experience and has worked together for a considerable period of time. Our team is well suited to maximize our technical expertise, rigorous quality and safety standards, and execution track record to establish and maintain long-standing relationships with a blue-chip customers.

Strategic Regional Presence across the U.S. and Canada

QualTek has a national footprint with approximately 70 strategically located service locations across the U.S. and Canada in close proximity to our major customers, allowing us to respond to customer demand swiftly and efficiently. Our presence in multiple regions gives us valuable insight into local market drivers and customer demand, thereby enabling us to provide bespoke services in each market. Due to this presence, QualTek has also built deep relationships with local customers that help drive business development, project execution, and cross-sell opportunities. QualTek serves markets locally through a dedicated in-house employee base of over 1,200 technical and managerial personnel, and its activities provide work for over 3,200 people through the use of subcontracting firms to access a deeper and more flexible labor pool to efficiently deliver on engagements across the region.

Growth Strategy

Expand Service Offerings & Solutions while Leveraging Contract Opportunities

QualTek’s complementary service offering creates an opportunity for us to grow our business with customers in two core ways: by winning more contracts and cross-selling services. We anticipate that spectrum recently awarded to some of our customers will accelerate growth in our Telecom business beginning in the second half of 2021. Additionally, we plan to cross-sell our full-suite of wireless services to our existing customer base. We aim to continue advancing our relationship with T-Mobile for significant expansion opportunities, and to capitalize on the large expected Dish Networks buildout in 2021-2024 (estimated to be at least $10+ billion in spending).

In our Renewables & Infrastructure segment, we see significant opportunity to leverage existing customers and footprint for incremental projects. We also expect the Biden administration to promote more spending in renewables, not only through government contracts, but also in other sectors and businesses that will in turn reinvest in renewable energy solutions.

Scaled Growth Leader in the Early Stage of a Multi-Year Telecom and Renewables Infrastructure Spend Cycle

QualTek is poised to capitalize on attractive industry dynamics and tailwinds. Increasing data consumption across multiple platforms, continued growth of mobile data demand, increasing popularity of video streaming services, and continued expansion of fiber networks are all drivers of carrier demand for network infrastructure. This exponential increase in data traffic will require an upgraded network infrastructure and deeper fiber penetration to serve as the foundation for 5G wireless technology moving forward. Every major carrier, including Verizon and AT&T, has publicly committed to investing in the fiber and 5G build-out.

Continued Value Creation Through Strategic M&A

Since 2012, QualTek has successfully leveraged the experience and track record of our seasoned management team to identify and integrate tuck-in opportunities. In the past two-and-a-half years, we have successfully acquired and integrated 6 targets. Currently, we have over 15 potential targets in our acquisition pipeline that we are carefully evaluating. Our origination process is largely centered on management’s deep relationships across the industry, which enable us to actively identify strategic targets in attractive markets or with complementary, value-added service capabilities. Thus, we have a continually evolving platform of high quality potential targets.

QualTek also has a successful history of integrating tuck-ins and providing a conducive environment for target management to achieve earnouts. Over time, we often see a reduction in our acquisition multiple (between pre-acquisition EBITDA multiple and post-acquisition EBITDA multiple) as QualTek realizes significant growth synergies and expands its business with customers.

Our Services and Solutions

We are a leading, one-stop infrastructure solutions provider at the epicenter of the 5G and renewables buildout. To serve our customers, we operate in two distinct segments: i) Telecom, which includes our wireless and wireline services, and ii) Renewables & Recovery Logistics.

Telecommunications

Our Telecom segment helps our clients build and maintain better, more reliable networks across the United States and Canada. We are able to provide technology-driven, field-based critical services across every stage of the network lifecycle for the telecommunications and power utility industries. This segment is composed of two main end markets: i) wireless and ii) wireline.

Wireless

This sub-segment operates under the brand QualTek Wireless as a turnkey provider of installation, project management, maintenance, real estate, and site acquisition to major wireless carriers. Some other services offered include:

●	Architecture and Engineering
●	Permitting
●	Program and Construction Management
●	Construction and Integration
●	Site Acquisition
●	Real Estate

Wireline

This sub-segment provides fiber optic aerial and underground installation, fiber optic splicing, termination & testing, new installation, engineering, and fulfillment services to major telecommunication companies. Other Wireline services include:

●	Fiber Backhaul
●	Aerial Installation
●	Pole Upgrades
●	Fiber / Copper Splicing
●	Direction Drilling
●	Missile Boring
●	Trenching
●	OTDR Test / Certification
●	MDU Retro-Fits
●	MTU Builds

QualTek’s ability to implement smarter designs, increase utilization rates, and improve network performance all help lower operating expenses and increase profits for our customers. In the Telecom segment as a whole, QualTek has long-standing relationships with AT&T, Verizon, T-Mobile, Dish, Comcast, Altice, amongst many other blue-chip names.

Renewables & Recovery Logistics

Our Renewables & Recovery Logistics segment provides end-to-end services for clients in the renewable energy sector and supports business continuity and disaster relief for clients in the telecommunications, power utility, and renewable energy industries.

Renewables

This sub-segment operates under the brand QualTek Renewables and provides installation, testing, and maintenance for wind farms, solar farms, and fiber optic grids. Other Renewables services include:

●	Fiber Optic Terminations
●	OTDR and Power Meter Testing
●	Fusion Splicing
●	Fiber Replacement
●	Fiber Optic and Copper Infrastructure Installation
●	Cable Jetting
●	Boring & Trenching

●	Wind and Solar Farm fiber, installation, and testing
●	Large scale data communications solutions and installation
●	OPGW & ADSS Aerial transmission line installation

Our Wind business comprises 90% of the expected revenue for our Renewables sub-segment for the fiscal year ending December 31, 2021. Advanced wind turbines include a large number of sensors whose signals are prone to contamination from electrical interference from lightning strikes. It is increasingly common to use fiber optics to galvanically isolate such interfaces, which is more difficult and costly with copper wires. This not only limits the damage of any lightning strikes but also can help reduce the effects of power line noise on sensitive sensor readings. Fiber optics are used for both galvanic isolation purposes and data communications. In addition, offshore turbines are often situated 5+ miles from the control center on land, making routine maintenance difficult and costly. As a result, wind turbine operators increasingly rely on complex sensors to monitor efficiently and schedule routine maintenance. Fiber optic cables are the preferred choice from a reliability and ease of maintenance perspective, especially at scale.

Our Solar business comprises 10% of the expected revenue for our Renewables sub-segment for the fiscal year ending December 31, 2021. Our services in this space help support solar power generation by ensuring that our clients’ farms are running safely and efficiently. In a solar farm power generation system, large amounts of current are generated from the heat of the sun. In order to protect the equipment from current leakage, galvanic insulation becomes important to ensure the power system’s quality and reliability. Fiber optics offer insulation protection from high-voltage/current glitches and unwanted signals into power equipment controls and communication. In addition, fiber optic communication can cover longer link distance connections compared to copper wire. As the solar farms grow in size, monitoring and controlling all the solar panels requires long link distance connections, which is only possible with fiber optics cable.

Recovery Logistics

This sub-segment operates under the brand QualTek Recovery Logistics and provides business continuity, restoration, and disaster relief services to its clients, including AT&T, Verizon, Duke Energy, Gulf Power, and Entergy, amongst others. QualTek Recovery Logistics is able to deploy recovery teams from any one of QualTek’s approximately 70 locations, enabling rapid responses across North America. Some other services offered include:

●	Recovery Management
●	Transport Logistics
●	Temporary Shelter
●	Network Recovery
●	Fleet Services
●	Energy Resources
●	Catering
●	Sanitation

Through our 2018 acquisition of Recovery Logistics, LLC (“RLI”), we transformed our recovery logistics sub-segment from a regional player with concentration in the Southeast to a fully national presence with a diversified customer base which can be served out of approximately 70 locations. RLI is a leading provider of business continuity and disaster recovery operations for the telecommunications and power utility sectors. RLI helps businesses recover from unplanned events, including hurricanes, winter storms and floods.

QualTek’s recent entry into the renewable energy space positions it well to further capitalize on sector tailwinds, such as the Biden administration’s goal to invest $400 billion in the next ten years in clean energy and innovation. Within Renewables, there is also significant opportunity for the company to leverage existing customer relationships, as well as its footprint, to gain traction and win incremental projects. This also applies to QualTek’s Recovery Logistics sub-segment, as the Company may be able to cross-sell recurring maintenance and recovery services to capture incremental revenue and deepen penetration with existing customer relationships. We anticipate our revenue in this sub-segment to organically grow to $102 million in the year ending December 31, 2023. Providing recovery logistics capabilities will offer another touchpoint for the Company to deliver high value-added services, underlining QualTek’s extensive repertoire of end-to- end services.

Revenue will continue to be propelled by the government’s focus and spending in the Renewables space, as well as QualTek’s commitment to expanding its service offerings and customer base, specifically in its Recovery Logistics sub-segment.

Contract Overview

QualTek has numerous Master Service Agreements (MSAs) with blue chip customers that extend for periods of one or more years, with a majority for three or more years, some of which have automatic renewals, providing meaningful revenue visibility. Generally, the Company maintains multiple agreements with each customer as different geographies and scopes of work are individually priced. Pricing is generally based on a fixed price per unit basis with up to hundreds of units priced in a single contract. Many contracts specify discrete billing milestones for each job to be performed. As an agreed-upon milestone is achieved, QualTek may bill for the work performed. Purchase Orders (POs) for discrete projects are generally issued under an MSA. This allows for quantity adjustments for the number of tasks/units that are performed with respect to a project. There are also other adjustments such as “rock adders” that accommodate changes in scope versus original engineering plans. As these adjustments are billed continuously throughout the job, they are known and often accepted by the customer as the work proceeds, substantially reducing QualTek’s risk of having cost overruns. MSAs have generally been renewed creating very sticky revenue.

QualTek utilizes a disciplined approach when bidding on new contracts and will decline to bid if management believes they cannot deliver the quality that meets their standards while achieving return targets. The Company’s approach in submitting a bid that meets target returns is based on a number of factors, including, but not limited to its:

●	Experience in understanding the true scope of the work and associated margin
●	Knowledge of local factors (i.e. resources, regional dynamics, work conditions, etc.) that will impact work performed
●	Ability to simultaneously “lock-in” labor rates with contracts for the work to be performed on fixed price per unit basis (“back-to-back” agreements with contractors)
●	Pass-through nature of material purchases

Due to the Company’s turnkey capabilities and high standard for quality control, QualTek often receives requests from customers to bid on new contract opportunities.

Backlog

Our backlog consists of the estimated amount of revenue we expect to realize from future work on uncompleted contracts, including new contracts under which work has not begun, as well as revenue from change orders and renewal options. A significant portion of our 24-month backlog is attributable to master service agreements and other service agreements, none of which require our customers to purchase a minimum amount of services and are cancelable on short or no advance notice. Backlog amounts are determined based on estimates that incorporate historical trends, anticipated seasonal impacts, experience from similar projects and estimates of customer demand based on communications with our customers.

QualTek maintains strong visibility through its multi-year estimated backlog. Consistent with standard practice across the industry, QualTek calculates its estimated backlog for work under master service and other service agreements (including issued purchase orders) is determined based on historical trends, anticipated seasonal impacts, experience from similar projects and estimates of customer demand based on communications with our customers. We have a two-year aggregate backlog of $1.7 billion of which

$1.5 billion relates to our Telecom segment and $0.2 billion relates to our Renewables & Recovery Logistics segment. Of the $1.7 billion in our two-year backlog, $0.4 billion represents committed work and $1.3 billion represents uncommitted work.

Backlog is not a measure defined by GAAP and should be considered in addition to, but not as a substitute for, GAAP results. Participants in our industry often disclose a calculation of their backlog; however, our methodology for determining backlog may not be comparable to the methodologies used by others. There can be no assurance as to our customers’ requirements or if actual results will be consistent with the estimates included in our forecasts. As a result, our backlog as of any particular date is an uncertain indicator of future revenue and earnings.

M&A History & Strategy

QualTek was founded in 2012 by Christopher S. Hisey through the support of its then current investor. Mr. Hisey, a seasoned veteran of the telecom services industry, brought with him over 25 years of relevant experience, which included being a founder and serving as Chief Executive Officer of UniTek Global Services from its inception until 2011. Prior to UniTek, Mr. Hisey held multiple roles in positions of increasing responsibility, from field technician to President and COO of companies in both the cable and satellite communications industries. Mr. Hisey’s extensive experience in achieving strong organic growth and successfully integrating acquisitions across industry segments can be seen in QualTek’s evolution into a leading provider of telecom services.

Since QualTek’s founding, it has successfully executed many acquisitions, which have aided in its growth both organically and inorganically. QualTek is able to leverage its proprietary technology-driven and highly scalable shared services platform to seamlessly integrate and grow the acquisition targets. These acquisitions are often sourced by the Company’s current blue-chip customers, due to their preference for QualTek to service them in particular geographies. In the past two-and-a-half years, QualTek has been able to complete six acquisitions.

In addition, in August 2021, QualTek acquired Broken Arrow and Concurrent. Broken Arrow is headquartered in Albuquerque, New Mexico and provides a wide variety of services for the installation, construction, and maintenance of wireless communication facilities. Broken Arrow is a trusted partner to major wireless carriers, tower companies, and construction management firms. Concurrent is headquartered in Miami, Florida and is a full-service provider of quality construction, maintenance and restoration services for utilities, electric membership co-ops and municipally owned power providers. In October 2021, QualTek acquired Urban Cable. Urban Cable is based in West Chester, Pennsylvania and is a regional telecom company in the Northeast region of the United States that specializes in a range of services, including aerial and underground construction, engineering, multiple dwelling unit (MDU) wiring and rewiring, and fiber placement to broadband and telecom cable operators. QualTek is also in negotiations with a number of other acquisition targets, but there can be no assurance these negotiations will lead to the execution of definitive agreements or completion of any acquisitions.

Facilities

QualTek’s headquarters are located in an approximately 39,000 square foot facility that we lease in Blue Bell, Pennsylvania. Our lease of this facility expires in 2031, and we have the option to extend the lease for an additional five-year period. QualTek has properties related to its operations in approximately 70 locations. As of June 30, 2021, the Company has 67 facilities located throughout the United States, and 3 facilities located in Canada. QualTek’s management believes that its properties have been well maintained, are in good condition, and are adequate to meet our current needs.

Human Capital Resources

Our employees are critical to our success. In order to best service our customers, QualTek utilizes a hybrid in-house & contracted labor model to flex our workforce in real-time. As of June 30, 2021, the Company has a workforce of approximately 760 in the Midwest, 1,190 in the West, 550 in the Southwest, 780 in the Southeast, 1,500 in the Northeast, and 190 in Canada. The Northeast workforce includes approximately 100 corporate employees that support all regions. Our executive leadership team averages over 25 years of industry or functional experience. To date, we have not experienced any work stoppages and consider our relationship with our employees to be in good standing.

Government Regulations

We are subject to state and federal laws that apply to businesses generally, including laws and regulations related to labor relations, wages, worker safety and environmental protection. While many of our customers operate in regulated industries (for example, utilities regulated by the public service commission or communications companies regulated by the Federal Communications Commission (“FCC”), we are not generally subject to such regulation and oversight.

In addition to environmental laws and regulations, as a contractor, our operations are subject to various laws, including:

●	regulations related to worker safety and health, including those established by the Occupational Safety and Health Administration and state equivalents;
●	regulations related to vehicle registrations, including those of the states and the U.S. Department of Transportation (“DOT”);
●	contractor licensing requirements;
●	permitting and inspection requirements; and
●	building and electrical codes.

We are also subject to numerous environmental laws, regulations and programs, including the handling, transportation and disposal of non-hazardous and hazardous substances and wastes, laws governing emissions and discharges into the environment, including discharges into air, surface water, groundwater and soil, and programs related to the protection of endangered species and critical habitats. Our electrical transmission and distribution construction operations often require us to operate in remote areas involving environmentally sensitive habitats.

We also are subject to laws and regulations that impose liability and cleanup responsibility for releases of hazardous substances into the environment. Under certain of these laws and regulations, liabilities can be imposed for cleanup of properties, regardless of whether we directly caused the contamination or violated any law at the time of discharge or disposal. The presence of contamination from such substances or wastes could interfere with ongoing operations or adversely affect our business.

In addition, we could be held liable for significant penalties and damages under certain environmental laws and regulations. Our contracts with customers may also impose liabilities on us regarding environmental issues that arise through the performance of our services. From time to time, we may incur unanticipated and substantial costs and obligations related to environmental compliance and/or remediation matters.

We believe we have all material licenses and permits needed to conduct operations and that we are in material compliance with all applicable regulatory and environmental requirements. We could, however, incur significant liabilities if we fail to comply with such requirements.

The potential effects of climate change on our operations is highly uncertain. Climate change may result in, among other things, changes in rainfall patterns, storm patterns and intensities and temperature levels. Our operating results are significantly influenced by weather. Therefore, major changes in weather patterns could have a significant effect on our future operating results. For example, if climate change results in significantly more adverse weather conditions in a given period, we could experience reduced productivity, which could negatively affect our revenue and profitability. Climate change could also affect our customers and the projects that they award. Demand for power projects, underground pipelines or other projects could be negatively affected by significant changes in weather or from legislation or regulations governing climate change.

Legal Proceedings

We are from time to time subject to various claims, lawsuits and other legal and administrative proceedings arising in the ordinary course of business. Some of these claims, lawsuits and other proceedings may involve highly complex issues that are subject to substantial uncertainties, and could result in damages, fines, penalties, non-monetary sanctions or relief. We recognize provisions for claims or pending litigation when we determine that an unfavorable outcome is probable and the amount of loss can be reasonably estimated. Due to the inherent uncertain nature of litigation, the ultimate outcome or actual cost of settlement may materially vary from estimates.

MANAGEMENT OF THE COMBINED COMPANY

Overview of Executive Officers and Directors

Following the consummation of the Business Combination, the business and affairs of the Combined Company will be managed by or under the direction of the board of directors of the Combined Company. The following persons are serving as executive officers and directors of the Combined Company following the consummation of the Business Combination.

Name	Age	Position
Christopher S. Hisey(1)	56	Director
Elizabeth Downey	51	Chief Administrative Officer
Michael B. Williams	44	Chief Business Officer
Adam Spittler	41	Chief Financial Officer
Andrew Weinberg(1)	47	Chairman
Matthew Allard(1)	49	Director
Sam Chawla(2)	46	Director
Raul Deju(1)	75	Director
Roger Bulloch(1)	48	Director
(1)	QualTek Designee
(2)	ROCR Designee

Christopher S. Hisey, 56, a founder of QualTek LLC, will serve as Chief Executive Officer and director of the Combined Company following the consummation of the Business Combination. Mr. Hisey serves as a Member of the Board of Managers of BCP QualTek HoldCo, LLC. Mr. Hisey has more than three decades of experience leading and organically growing telecommunications service companies. Prior to founding QualTek, Mr. Hisey was a founder and Chief Executive Officer of Philadelphia- based Trident Advisors, a firm specializing in US and international acquisitions targeting the telecommunications industry. In 2004, he was a founder of UniTek Global Services and served as chief executive officer through 2011. Earlier in his career, Mr. Hisey ascended the ranks from field technician to president and chief operating officer in the cable and satellite communications industries. Mr. Hisey served in the U.S. Navy from 1983 to 1988 and is an Honorable Discharged Disabled Veteran.

Elizabeth Downey, 51, will be the Chief Administrative Officer of the Combined Company following the consummation of the Business Combination. Ms. Downey has served as the Chief Administrative Officer of QualTek since 2014. Ms. Downey brings more than 25 years of proven leadership and expertise in human resources with a niche in the telecommunications industry. Prior to joining QualTek, she was Chief Administrative Officer of UniTek Global Services. Ms. Downey also held senior executive positions for a regional competitive local exchange carrier in the telecommunications sector and an international publishing company. Ms. Downey holds a Bachelor of Arts degree in Communications from Pennsylvania State University.

Michael B. Williams, 44, will be the Chief Business Officer of the Combined Company following the consummation of the Business Combination. Mr. Williams has served as the Chief Business Officer of QualTek since January 2021 and previously served as the Company’s Chief Technology Officer from 2013 to January 2021. Mr. Williams contributes more than two decades of progressive IT, Marketing, and Operations experience to QualTek and is the primary visionary for technological development. He is respected as an expert in telecommunications information systems, implementation, business process re-engineering, strategic planning, marketing, and project management. Prior to joining QualTek, Mr. Williams was Vice President of Information Technology at UniTek Global Services. He holds a Bachelor of Science degree in Logistics/Supply Chain Management from Pennsylvania State University and a Master of Business Administration degree from Eastern University.

Adam Spittler, 41, will be the Chief Financial Officer of the Combined Company following the consummation of the Business Combination. Mr. Spittler has served as the Chief Financial Officer of QualTek since June 2021 and its Chief Strategy Officer since 2018. Mr. Spittler previously served as President of Velocitel from 2017 to 2018. Prior to this role, Mr. Spittler served as Senior Vice President of Finance for QualTek from 2016 to 2017. Mr. Spittler is a Certified Public Accountant who brings more than 15 years of experience in the telecommunications industry. Mr. Spittler is the lead strategist behind QualTek’s advancement plan, ensuring its mission and objectives while supporting revenue, profitability, and growth. In addition to his focus on growth, Mr. Spittler puts strong emphasis on production efficiencies, quality, service, and cost-effective resource management. Mr. Spittler came to QualTek after spending four years at UniTek Global Services and three years at KPMG, LLC. Mr. Spittler earned a Bachelor of Science degree in Accounting from Kutztown University and a Master of Science degree in Finance from Drexel University.

Andrew Weinberg, 47, will join the board of directors of the Combined Company following the consummation of the Business Combination. Mr. Weinberg has served as a Member of the Board of Managers of QualTek since 2018. Mr. Weinberg is founder, managing partner, chief executive officer, and Chair of the Investment Committee at Brightstar Capital Partners. He currently serves as the board chair of Brightstar Corp., and serves on the boards of Gateway Dealer Network, Global Resale, Texas Water Supply Company, Capstone Nutrition and ERC, all Brightstar portfolio companies. Prior to Brightstar, Mr. Weinberg was a Partner at Lindsay Goldberg, a New York-based private equity firm, with extensive experience working on numerous large transactions. In addition, from 2008 to 2011, he served as Chief Operating Officer and Chief Strategy Officer of Brightstar Corp., a $10 billion global leader in mobility services including distribution, handset protection insurance, reverse logistics, buyback and leasing solutions spanning more than 100 countries and serving many of the major OEMs, carriers and retailers. Mr. Weinberg served on the boards of 13 portfolio companies during his tenure at Lindsay Goldberg. Prior to joining Lindsay Goldberg in 2003, Mr. Weinberg worked at Goldman Sachs in their Principal Investment Area. Mr. Weinberg started his career at Morgan Stanley in mergers and acquisitions and leveraged finance. He received his Master of Business Administration from Stanford GSB and a Bachelor of the Arts degree from Dartmouth College with a double major in History and Economics. He serves on the boards of CTIA, an organization representing the U.S. wireless industry, as well as The National Board of Review of Motion Pictures and The Dalton School. Mr. Weinberg is a member of the Young Presidents Organization. He is also a member of the World Economic Forum where he serves on the Global Future Council on Investing and the Stewardship Board of the Forum’s Platform on Shaping the Future of Investing.

Matthew Allard, 49, will join the board of directors of the Combined Company following the consummation of the Business Combination. Mr. Allard has served as a Member of the Board of Managers of QualTek since 2018. Mr. Allard is a partner at Brightstar Capital Partners and a Member of its Investment Committee. He currently serves as Vice Chair of the Board of Amerit Fleet Solutions, and as a board member of Brightstar Corp. and Texas Water Supply Company, all Brightstar portfolio companies. Since 2003, Mr. Allard has worked closely with Andrew Weinberg and various partners while advising and financing transactions for EnergySolutions, Brock Group, and Brightstar Corp. among others. Prior to joining Brightstar, Mr. Allard was Head of Financial Sponsors at Stifel where he was responsible for leading the firms Private Equity client coverage and execution efforts, was a member of the Investment Bank Management Committee and had extensive merger & acquisition, capital markets and relationship management experience across a range of industries. Mr. Allard started his finance career with Citibank and Bank of America, and previously held positions in both consulting and operations. Mr. Allard received his Master of Business Administration from Columbia Business School, Beta Gamma Sigma honors, and a Bachelor of Science in Economics from the University of Michigan with a major in Industrial and Operations Engineering. He is a Trustee of the King School in Connecticut.

Sam Chawla, 46, will join the board of directors of the Combined Company following the consummation of the Business Combination. Mr. Chawla has been a member our Board of Directors of ROCR since April 2021. Mr. Chawla has been a Portfolio Manager of Perceptive Advisors LLC, an investment fund focused on the healthcare sector, since 2013. Previously, Mr. Chawla served as a member of the board of directors of each of VBI Vaccines Inc. (NASDAQ: VBIV) from July 2014 to January 2018, and Great Basin Scientific, Inc. from December 2013 to December 2017. Prior to 2013, Mr. Chawla was a Managing Director in Investment Banking at UBS in the Global Healthcare Group. Prior to joining UBS in September 2010, Mr. Chawla was a Director (from January 2009 to September 2010) and a Vice President (from July 2007 to January 2009) in the Healthcare Investment Banking Group of Credit Suisse, which Mr. Chawla originally joined as an investment banker in 2002. Mr. Chawla also worked at Bloomberg L.P. and Pelican Life Sciences. Mr. Chawla received an M.B.A. from Georgetown University and a B.A. in Economics from Johns Hopkins University. We believe Mr. Chawla is well-qualified to serve as a director due to his significant investment banking and corporate finance expertise.

Raul Deju, 75, will jointhe board of directors of the Combined Company following the consummation of the Business Combination. Dr. Deju is a Partner at Brightstar Capital Partners and a Member of the Investment Committee. He currently serves as Chair of the Board of Amerit Fleet Solutions, and as a Board member of Texas Water Supply Company and QualTek, all Brightstar portfolio companies. Since 2006, Dr. Deju has worked closely with Andrew Weinberg while serving as an advisor to both PSC and RECON (from 2008 to 2011) and as President and Chief Operating Officer of EnergySolutions, a Lindsay Goldberg portfolio company which generated more than $1.5 billion of proceeds from its initial public offering and follow on offerings. Prior to joining EnergySolutions in 2004, Dr. Deju was a Senior Vice President (1981) and President of Engineering (from 1983 to 1987) of IT Corporation, now Chicago Bridge & Iron; CEO of URS (from 1987 to 1989), which was acquired by AECOM, and President of several major entities within the Waste Management family of companies, including some international subsidiaries. He was also a Founder of Isadra, a technology venture sold to VerticalNet and ISG Resources, a construction materials company merged into Headwaters, a public company. Dr. Deju is a Board Member in a number of private companies in diverse fields and has created a program to help entrepreneurs, especially service-disabled veterans so they can succeed in their business ventures. He also serves as mentor to a number of Veteran-Owned businesses. Over 100 graduates of Dr. Deju’s university-level programs now own companies. Dr. Deju has extensive international experience managing European and Latin American subsidiaries and has served as Member of the Board of Governors of the World Nuclear Association (from 2004 to 2009). He also has served in Advisory Committees to the Secretary of Commerce (from 1994 to 2000) and the US EPA Administrator during the Clinton Administration. Dr. Deju has been named one of the 25 Most Influential Hispanics in the San Francisco Bay Area. Dr. Deju is also the recipient of the 2015 John F. Kennedy Lifetime of Entrepreneurship Award and recently published his 7th book, “We Got Mojo”, in 2016. He received both his B.S. degree in Mathematics and Physics and his Ph.D. degree in Engineering and Geosciences from the New Mexico Institute of Mining and Technology. Dr. Deju and his wife, Shari, are major donors at his alma mater where he has received a number of recognitions, including the name of their new university center. Dr. Deju is active in the professional, business and academic life in California and was recognized as one of the top 25 Hispanics in Northern California. We believe Dr. Deju’s experience on multiple boards of directors and operational expertise make him well-qualified to serve on our board of directors.

Roger Bulloch, 48, will join the board of directors of the Combined Company following the consummation of the Business Combination. Mr. Bulloch has served as a Member of the Board of Managers of QualTek since 2018. Mr. Bulloch is a Partner at Brightstar Capital Partners. Prior to joining Brightstar Capital Partners, he was a Co-founder and Managing Principal of SPB Capital Partners. Mr. Bulloch also co-founded Wet ‘n’ Wild Las Vegas, a waterpark partnership with Village Roadshow Ltd, Howard Hughes Corporation, AgassiGraf, and other families to promote social impact investing and youth employment. From 2004 to 2010 Mr. Bulloch was the Co-founder and CEO of Sher Capital, a significant family office (heirs to Fortune 500 Company) and Sher Gaming, a licensed gaming partnership with interests in three hotel casinos totaling 2,300 hotel rooms. Prior to joining SPB Capital Partners and Sher Capital, Mr. Bulloch was a Senior Vice President (from 2002 to 2004) in the Private Bank of Bank of America. Mr. Bulloch also worked in the Investment Services Group of Credit Suisse (from 2001 to 2002) in Los Angeles, California and its predecessor firm, Donaldson, Lufkin, and Jenrette (DLJ) (from 1999 to 2001). Mr. Bulloch has been a member of Young Presidents Organization (YPO) since 2007. Mr. Bulloch received his BS in Business from the Marriott Business School at Brigham Young University and his MBA from the Goizueta Business School at Emory University. We believe Mr. Bulloch’s extensive investment and operational expertise makes him well-qualified to serve on our board of directors.

Classified Board of Directors

The Combined Company’s board of directors will consist of nine members following the consummation of the Business Combination. In accordance with the Charter, the board of directors of the Combined Company are divided into three classes. At each annual general meeting of stockholders, the successors to directors whose terms then expire will be elected to serve from the time of election and qualification until the third annual meeting following the election. The directors will be divided among the three classes as follows:

●	the Class I directors will be [●], [●], and [●], and their terms will expire at the annual meeting of stockholders to be held in 2022;
●	the Class II directors will be [●], [●], and [●], and their terms will expire at the annual meeting of stockholders to be held in 2023; and
●	the Class III directors will be [●], [●], and [●], and their terms will expire at the annual meeting of stockholders to be held in 2024.

The Combined Company expects that any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors. The division of the board of directors of the Combined Company into three classes with staggered three-year terms may delay or prevent a change of our management or a change in control.

Committees of the Board of Directors

The Combined Company’s board of directors will have the authority to appoint committees to perform certain management and administration functions. Following the consummation of the Business Combination, the Combined Company will have the audit committee, the compensation committee and the nominating and corporate governance committee. In addition, from time to time, special committees may be established under the direction of the board of directors of the Combined Company when necessary to address specific issues. The composition and responsibilities of each committee are described below. Members will serve on these committees until their resignation or until otherwise determined by the board of directors of the Combined Company. Following the consummation of the Business Combination, the charters for each of these committees will be available on QualTek’s website at [].com. Information contained on or accessible through QualTek’s website is not a part of this prospectus, and the inclusion of such website address in this prospectus is an inactive textual reference only.

Audit Committee

The Combined Company’s audit committee is expected to consist of [], [] and []. the Board has determined each proposed member is independent under the listing standards and Rule 10A-3(b)(1) of the Exchange Act. The chairperson of the audit committee is []. The Board has determined that [] is an “audit committee financial expert” within the meaning of SEC regulations. The Board has also determined that each member of the proposed audit committee has the requisite financial expertise required under the applicable requirements of the Nasdaq Capital Market. In arriving at this determination, the board of directors has examined each audit committee member’s scope of experience and the nature of their employment in the corporate finance sector.

The primary purpose of the audit committee is to discharge the responsibilities of the board of directors with respect to our accounting, financial, and other reporting and internal control practices and to oversee our independent registered accounting firm. Specific responsibilities of our audit committee include:

●	selecting a qualified firm to serve as the independent registered public accounting firm to audit the Combined Company’s financial statements;
●	helping to ensure the independence and performance of the independent registered public accounting firm;
●	discussing the scope and results of the audit with the independent registered public accounting firm, and reviewing, with management and the independent accountants, our interim and year-end operating results;
●	developing procedures for employees to submit concerns anonymously about questionable accounting or audit matters;
●	reviewing policies on risk assessment and risk management;
●	reviewing related party transactions;
●	obtaining and reviewing a report by the independent registered public accounting firm at least annually, that describes the Combined Company’s internal quality-control procedures, any material issues with such procedures, and any steps taken to deal with such issues when required by applicable law; and
●	approving (or, as permitted, pre-approving) all audit and all permissible non-audit service to be performed by the independent registered public accounting firm.

Compensation Committee

The compensation committee is expected to consist of [], [] and []. The Board has determined each proposed member is a “non-employee director” as defined in Rule 16b-3 promulgated under the Exchange Act. The chairperson of the compensation committee is expected to be []. The primary purpose of the compensation committee is to discharge the responsibilities of the board of directors to oversee its compensation policies, plans and programs and to review and determine the compensation to be paid to its executive officers, directors and other senior management, as appropriate.

Specific responsibilities of the compensation committee will include:

●	reviewing and approving, or recommending that our Board approve, the compensation of our executive officers;
●	reviewing and recommending to our Board the compensation of our directors;
●	reviewing and approving, or recommending that our Board approve, the terms of compensatory arrangements with our executive officers;
●	administering our stock and equity incentive plans;
●	selecting independent compensation consultants and assessing whether there are any conflicts of interest with any of the committee’s compensation advisors;
●	reviewing and approving, or recommending that our Board approve, incentive compensation and equity plans, severance agreements, change-of-control protections and any other compensatory arrangements for our executive officers and other senior management, as appropriate;
●	reviewing and establishing general policies relating to compensation and benefits of our employees; and
●	reviewing our overall compensation philosophy.

Nominating and Corporate Governance Committee

Our nominating and corporate governance committee is expected to consist of [], [] and []. The Board has determined each proposed member is independent under the listing standards. The chairperson of our nominating and corporate governance committee is [].

Specific responsibilities of our nominating and corporate governance committee include:

●	identifying, evaluating and selecting, or recommending that our Board approve, nominees for election to our Board;
●	evaluating the performance of our Board and of individual directors;
●	reviewing developments in corporate governance practices;
●	evaluating the adequacy of our corporate governance practices and reporting;
●	reviewing management succession plans; and
●	developing and making recommendations to our Board regarding corporate governance guidelines and matters.

Code of Business Conduct and Ethics

The Combined Company will adopt a Code of Business Conduct and Ethics that applies to all of its employees, officers and directors, including those officers responsible for financial reporting. Following the Closing, the Code of Business Conduct and Ethics will be available on QualTek’s website at [●]. Information contained on or accessible through such website is not a part of this prospectus, and the inclusion of the website address in this prospectus is an inactive textual reference only. The Combined Company intends to disclose any amendments to the Code of Business Conduct and Ethics, or any waivers of its requirements, on its website to the extent required by the applicable rules and exchange requirements.

Compensation Committee Interlocks and Insider Participation

No member of the Combined Company’s compensation committee has ever been an officer or employee of either company. None of the Combined Company’s expected executive officers serve, or have served during the last year, as a member of the board of directors, compensation committee, or other board committee performing equivalent functions of any other entity that has one or more executive officers serving as one of our directors or on either company’s compensation committee.

Non-Employee Director Compensation

Following the consummation of the Business Combination, the board of directors of the Combined Company intends to approve a non-employee director compensation program. Pursuant to this non- employee director compensation program, the Combined Company’s non-employee directors will receive both cash and equity compensation for his or her service as a member of the Combined Company’s board of directors.

Executive Compensation

Following the consummation of the Business Combination, the following individuals will serve as executive officers of the Combined Company: Mr. Hisey as the Chief Executive Officer, Ms. Downey as the Chief Administrative Officer, Mr. Williams as the Chief Business Officer and Mr. Spittler as the Chief Financial Officer. See “Compensation of Executive Officers and Directors of QualTek” for historical compensation for Mr. Hisey, and Ms. Downey.

Following the consummation of the Business Combination, QualTek intends to develop an executive compensation program that is designed to align compensation with the Combined Company’s business objectives and the creation of stockholder value, while enabling the Combined Company to attract, retain, incentivize and reward individuals who contribute to the long-term success of the Combined Company. Decisions on the executive compensation program will be made by the Combined Company’s compensation committee.

EXECUTIVE COMPENSATION

References to the “Company,” “QualTek,” “our,” “us” or “we” in the following section refer to QualTek prior to the Business Combination.

Executive Compensation

We are currently considered an “emerging growth Company” within the meaning of the Securities Act for purposes of the SEC’s executive compensation disclosure rules. Accordingly, we are required to provide a Summary Compensation Table and an Outstanding Equity Awards at Fiscal Year End Table, as well as limited narrative disclosures regarding executive compensation for our last completed fiscal year. These reporting obligations extend only to the following “Named Executive Officers,” who are the individuals who served as our principal executive officer and the next two most highly compensated executive officers at the end of the fiscal year 2020.

Name	Principal Position
Christopher S. Hisey	Chief Executive Officer, QualTek LLC
Elizabeth Downey	Chief Administrative Officer, QualTek LLC
Kevin Doran	Chief Executive Officer, QualTek Wireless LLC

This discussion may contain forward-looking statements that are based on our current plans, considerations, expectations and determinations regarding future compensation programs. Actual compensation programs that we adopt in the future may differ materially from the currently planned programs summarized in this discussion.

2020 Summary Compensation Table

The following table summarizes the compensation awarded to, earned by or paid to our Named Executive Officers for the fiscal year ended December 31, 2020.

Name and Principal Position (a)	Year	Salary ($)(2)(3)	Total ($)(4)
Christopher S. Hisey, Chief Executive Officer, QualTek LLC(1)	2020	$501,154	$501,154
Elizabeth Downey, Chief Administrative Officer, QualTek LLC	2020	$375,433	$375,433
Kevin Doran, Chief Executive Officer, QualTek Wireless LLC	2020	$450,520	$450,520
(1)	Mr. Hisey served on the Board of QualTek for the year ending in December 31, 2020. He earned no compensation for his role as a director.
(2)	Amounts represent annualized base salary earned for the year ended December 31, 2020.
(3)	As a result of COVID-19, each of Mr. Hisey, Ms. Downey and Mr. Doran deferred a percentage of their base salaries (100% for Mr. Hisey and 50% for each of Ms. Downey and Mr. Doran) for the second quarter of the fiscal year ended December 31, 2020 due to the impact of the COVID-19 pandemic in exchange for 1% interest on such deferred salary. Mr. Hisey, Ms. Downey and Mr. Doran earned $1,154, $433 and $520, respectively, in interest as a result of such deferral.
(4)	No Named Executive Officer earned compensation other than salary for the year ended December 31, 2020.

Executive Services Agreements

Each of the Named Executive Officers is a party to an employment agreement (styled as executive services agreements) with QualTek USA, LLC (“QualTek,” which for purposes of this section does not refer to the Company) that provides for annual base salary, target bonus opportunity, paid vacation, reimbursement of reasonable business expenses and eligibility to participate in our benefit plans generally. Messrs. Hisey’s and Doran’s and Ms. Downey’s annualized base salaries at the end of the 2020 fiscal year were $500,000, $375,000 and $300,000, respectively, and their target annual bonuses were 100%, 50% and 50% of base salary, respectively. For the 2020 fiscal year, Messrs. Hisey and Doran and Ms. Downey did not receive any bonus payments, as described in more detail below.

In the event that a Named Executive Officer’s employment is terminated either by QualTek without “Cause,” by the Named Executive Officer for “Good Reason” (each as defined below) or due to QualTek’s non- renewal of the initial term, subject to the Named Executive Officer’s execution and non-revocation of a general release of claims and continued compliance with restrictive covenant obligations, each Named Executive Officer would be entitled to salary continuation for 24 months and Mr. Hisey would also be entitled to (i) a pro-rata portion of his bonus earned through the termination date and (ii) payment for 24 months’ of Mr. Hisey’s premiums incurred for participation in COBRA coverage pursuant to a QualTek sponsored group health plan.

For purposes of the employment agreements:

“Cause” means the Named Executive Officer’s (i) failure to materially perform and discharge the duties and responsibilities of the employee under his or her employment agreement after written notice and allowing the Named Executive Officer 10 business days to cure such failures, (ii) failure to observe any material policies of any of the company entities after receiving written notice and allowing the Named Executive Officer 10 business days to cure such failures, (iii) gross negligence, willful misconduct or intentional violation of law in the performance of the Named Executive Officer’s duties to any of the company entities, (iv) the commission of any act of fraud, intentional misrepresentation, dishonesty, misappropriation or embezzlement with respect to any of the company entities or the Named Executive Officer’s unethical, immoral or illegal act which could damage any of the company entities (or the reputation of any of the company entities), (v) breach of (A) any agreement or contract between the Named Executive Officer and any of the company entities (including the employment agreement), which breach has not been cured within 10 business days of the Named Executive Officer’s receipt of written notice thereof, or (B) sexual relationship with any other employee of any of the company entities, or (C) falsification of expense reports or requests for reimbursement, (vi) the conviction of, or pleading of guilty or nolo contendere to, any felony or any crime involving moral turpitude, or (vii) misappropriation, improper disclosure or improper use of materials or confidential information belonging to a former employer of the Named Executive Officer.

“Good Reason” means the occurrence of one or more of the following, subject to QualTek’s right to cure the circumstances giving rise to such occurrence within 20 business days of QualTek’s receipt of written notice: (i) assignment to the Named Executive Officer of any duties inconsistent, in the aggregate, in any material respect with the employment agreement, or (ii) a reduction in or the failure to pay the base compensation of the Named Executive Officer (other than a reduction of base salary of all of QualTek’s senior management due to poor financial performance of QualTek or any of its affiliates); provided, that the Named Executive Officer gives written notice to QualTek of the termination of employment for Good Reason within 30 days of the occurrence of the event constituting Good Reason, and such event remains uncured for 30 days following QualTek’s receipt of such written notice by the Named Executive Officer.

Each employment agreement with our Named Executive Officers provides that upon a “Change of Control” (which is defined as a “Sale of the Company” as further defined in the Amended and Restated Limited Liability Agreement of the Company), the employment agreements with our Named Executive Officers will terminate and the Named Executive Officers will not be eligible to receive any severance payments or benefits.

Annual Bonus Plan

The QualTek Annual Bonus Plan (“Annual Bonus Plan”) provides for the payments of annual cash incentives based on the achievement of Company EBITDA and free cash flow goals and individual performance objectives. The participants in the Annual Bonus Plan are determined based on an employee’s position and employment status, and include each of our Named Executive Officers.

Bonus levels are set as a percentage of the participant’s base salary and are established based upon the participant’s job-related responsibilities and corresponding impact on overall Company performance. Assuming achievement of the Company’s designated performance goals as described above and satisfactory performance of the participant, the Board makes the final determination of participant bonus awards.

None of our Named Executive Officer earned a bonus under the Annual Bonus Plan for the year ended December 31, 2020 as the Company did not meet the applicable Company goals.

Equity Incentives

The Company’s majority-owned subsidiary, BCP QualTek Holdco LLC (“Holdco”), is authorized at the discretion of the board of managers of Holdco, under its Second Amended and Restated Limited Liability Company Agreement, dated as of October 4, 2019 (the “Holdco LLC Agreement”), to issue Class P Units of Holdco (“Class P Units”). Class P Units are granted to service providers of the Company, including our Named Executive Officers, who immediately contribute them to BCP QualTek Management, LLC (“Management Holdco”), which in turn grants such service providers the same number of corresponding Class P Tracking Units of Management Holdco (“Class P Tracking Units”). The Class P Tracking Units are structured to provide the participating individuals with an opportunity to indirectly participate in Holdco’s future income and appreciation and to enhance our ability to attract and retain talented individuals to contribute to the sustained progress, growth, and profitability of the Company.

Class P Tracking Units represent an indirect interest in the future appreciation of Holdco and are intended to be treated as “profits interests” for United States federal income tax purposes, meaning that the Class P Tracking Units generally entitle the holder only to value created by the future appreciation or profits of Holdco.

Holdco has granted each Named Executive Officer Class P Units, which they have contributed to Management Holdco, which in turn has granted the Named Executive Officers corresponding Class P Tracking Units. The Class P Tracking Units issued to each Named Executive Officer, and the underlying Class P Units, vest as follows: 20% on an initial vesting date set forth in each award agreement, and an additional 20% on each anniversary of the initial vesting date up to 80%, with the final 20% vesting immediately prior to a Sale of the Company (as defined in the Holdco LLC Agreement). Each Named Executive Officer was granted Class P Tracking Units and underlying Class P Units, with an initial vesting date of December 26, 2019. The Class P Tracking Units, and the underlying Class P Units are designated as Class P-1 Units, Class P-2 Units or Class P-3 Units. Vested Class P-1 Units, Class P-2 Units and Class P-3 Units, are eligible to participate in dividends/proceeds upon a Sale of the Company once Class A Members of Holdco (as defined in the Holdco LLC Agreement) receive a 1X, 2X or 3X cash return on their investment (on a fully diluted basis), respectively.

Outstanding Equity Awards at 2020 Fiscal Year-End

The following table summarizes, for each of the Named Executive Officers, the number of Class P Tracking Units held as of December 31, 2020.

	Option Awards(1)
		Number of	Number of
		Securities	Securities
		Underlying	Underlying	Option
		Unexercised	Unexercised	Exercise	Option
		Options (#)	Options (#)	Price	Expiration
	Grant Date	Exercisable	Unexercisable	($)(2)	Date(2)
Christopher S, Hisey	April 15 ,2019	12,305	18,457(3)	—	—
	April 15 ,2019	13,672	20,508(4)	—	—
	April 15 ,2019	15,280	22,921(5)	—	—
Elizabeth Downey	April 15 ,2019	2,256	3,384(3)	—	—
	April 15 ,2019	2,506	3,760(4)	—	—
	April 15 ,2019	2,801	4,202(5)	—	—
Kevin Doran	April 15 ,2019	2,871	4,307(3)	—	—
	April 15 ,2019	3,190	4,785(4)	—	—
	April 15 ,2019	3,566	5,348(5)	—	—
(1)	This table reflects information regarding the Class P Tracking Units in Management Holdco to our Named Executive Officers that were outstanding as of December 31, 2020. For more information on these incentive units, see “Narrative Disclosure to Summary Compensation Table — Equity Incentives” above.
(2)	The Class P Tracking Units are not traditional options and, therefore, there is no exercise price or option expiration date associated with them.

(3)	These Class P Tracking Units are composed of Class P-1 Units, which will vest according to the time- vesting schedule described above in “Narrative Disclosure to Summary Compensation Table — Equity Incentives”, subject to the Named Executive Officer’s continued employment with us through the applicable vesting date, and only participate in distributions if the Class A Members of BCP QualTek Holdco LLC achieve a 1X cash return on their investment (on a fully diluted basis).
(4)	These Class P Tracking Units are composed of Class P-2 Units, which will vest according to the time- vesting schedule described above in “Narrative Disclosure to Summary Compensation Table — Equity Incentives”, subject to the Named Executive Officer’s continued employment with us through the applicable vesting date, and only participate in distributions if the Class A Members of BCP QualTek Holdco LLC achieve a 2X cash return on their investment (on a fully diluted basis).
(5)	These Class P Tracking Units are composed of Class P-3 Units, which will vest according to the time- vesting schedule described above in “Narrative Disclosure to Summary Compensation Table — Equity Incentives”, subject to the Named Executive Officer’s continued employment with us through the applicable vesting date, and only participate in distributions if the Class A Members of BCP QualTek Holdco LLC achieve a 3X cash return on their investment (on a fully diluted basis).

Additional Narrative Disclosure

Retirement Benefits

We do not have a U.S. defined benefit pension plan or nonqualified deferred compensation plan. We currently maintain a defined contribution retirement plan intended to provide benefits under Section 401(k) of the Code, pursuant to which employees, including the Named Executive Officers, can make voluntary pre- tax contributions. We have the option to make discretionary employer matching and/or non-elective contributions to all participants. All contributions under the plan are subject to certain annual dollar limitations, which are periodically adjusted based on cost-of-living announcements by the Internal Revenue Services. The Company does not make these discretionary contributions.

Potential Payments Upon Termination or Change in Control

Each Named Executive Officer’s unvested Class P Tracking Units will vest immediately prior to a Sale of the Company (as defined in the Holdco LLC Agreement), subject to the Named Executive Officer’s continued employment with us through the consummation of a Sale of the Company, and each Named Executive Officer will become entitled to distributions with respect to all vested Class P Tracking Units upon a Sale of the Company to the extent the applicable return on investment criteria are met, see “Narrative Disclosure to Summary Compensation Table — Equity Incentives” above.

See “Narrative Disclosure to Summary Compensation Table — Executive Employment Agreements” for a description of potential severance payment due to each of our Named Executive Officers upon a change in control.

Director Compensation

Our non-employee directors received no compensation for the year ending December 31, 2020.

Following the consummation of this Business Combination, we anticipate that non-employee directors will receive compensation for their service on the Board and committees thereof. The amount and form of such compensation has not yet been determined.

Compensation of Executive Officers and Directors after the Business Combination

Upon consummation of the Business Combination, the Company intends to develop an executive compensation program that is consistent with Company’s existing compensation policies and philosophies, which are designed to align compensation with the Company’s business objectives and the creation of stockholder value, while enabling Company to attract, motivate and retain individuals who contribute to the long-term success of the company.

Decisions on the executive compensation program will be made by a compensation committee of the board of directors, which will be established at the closing of the Business Combination. The following discussion is based on the present expectations as to the executive compensation program to be adopted by the compensation committee. The executive compensation program actually adopted will depend on the judgment of the members of the compensation committee and may differ from that set forth in the following discussion.

We anticipate that decisions regarding executive compensation will reflect our belief that the executive compensation program must be competitive in order to attract and retain our executive officers. We anticipate that the compensation committee will seek to implement our compensation policies and philosophies by linking a significant portion of our executive officers’ cash compensation to performance objectives and by providing a portion of their compensation as long-term incentive compensation in the form of equity awards.

We anticipate that compensation for our executive officers will have three primary components: base salary, an annual cash incentive bonus and long-term incentive based compensation in the form of stock- based awards. In connection with the Business Combination, we expect to enter into new employment agreements with our Named Executive Officers as well as other current senior executives of the Company. The terms of the new employment agreements have not yet been determined.

Management Equity Incentive Plan

Background and Overview

Our Board has approved the BCP QualTek HoldCo, LLC 2021 Long-Term Incentive Plan (the “2021 LTIP”), subject to the approval of our stockholders, pursuant to which our and our affiliates’ employees, consultants and directors will be eligible to receive incentive awards. We anticipate that the 2021 LTIP will provide for the grant of stock options, stock appreciation rights, restricted stock, restricted stock units, bonus stock, dividend equivalents, other stock-based awards, substitute awards, annual incentive awards and performance awards, in each case intended to align the interests of participants with those of our stockholders. The following description of the 2021 Plan is based on the form we anticipate will be adopted, but since the 2021 Plan has not yet been adopted, the provisions remain subject to change.

Summary of the 2021 LTIP

Share Reserve

In connection with its adoption by our Board and approval by our stockholders, we will reserve [ ] shares of Class A Common Stock for issuance under the 2021 LTIP. In addition, on each January 1 beginning on January 1, 2022 and ending on January 1, 2031, the aggregate number of shares reserved for issuance under the 2021 LTIP will be increased automatically by the number of shares equal to [ ]% of the total number of all classes of our outstanding shares of Class A Common Stock on the immediately preceding December 31; except that the administrator may in its sole discretion reduce the amount of the increase in any particular year.

Administration

The 2021 LTIP will be administered by our compensation committee. The compensation committee will have the authority to construe and interpret the 2021 LTIP, grant awards, and make all other determinations necessary or advisable for the administration of the plan. Awards under the 2021 LTIP may be made subject to “performance conditions” and any other terms and conditions that the compensation committee deems necessary or advisable.

Eligibility

Our employees, consultants, and directors, and the employees, consultants and directors of our affiliates, will be eligible to receive awards under the 2021 LTIP. The compensation committee will determine who will receive awards and the terms and conditions of such awards. As of [●], 2021, we anticipate that approximately [●] QualTek employees, [●] directors and [●] consultants will be eligible to participate in the 2021 LTIP.

Term

The 2021 LTIP will terminate 10 years from the date our Board adopts the plan, unless it is terminated earlier by our Board.

Award Forms and Limitations

The 2021 LTIP will authorize the grant of stock awards, performance awards and other cash-based awards. An aggregate of shares will be available for issuance under the 2021 LTIP. The maximum number of shares subject to stock options that are intended to qualify as incentive stock options, or ISOs, under Section 422 of the Code, will be                  .

Stock Options

The 2021 LTIP will provide for the grant of ISOs only to employees. All options other than ISOs may be granted to employees, directors, and consultants. The exercise price of each option to purchase stock must be at least equal to the fair market value of Class A Common Stock on the date of grant. The exercise price of ISOs granted to 10% or more stockholders must be at least equal to 110% of that value. Options granted under the 2021 LTIP may be exercisable at such times and subject to such terms and conditions as the Compensation and Nominating Committee determines. The maximum term of options granted under the 2021 LTIP will be 10 years (five years in the case of ISOs granted to 10% or more stockholders).

Stock Appreciation Rights

Stock appreciation rights will provide for a payment, or payments, in cash or common stock, to the holder based upon the difference between the fair market value of Class A Common Stock on the date of exercise and the stated exercise price of the stock appreciation right. The exercise price must be at least equal to the fair market value of Class A Common Stock on the date the stock appreciation right is granted. Stock appreciation rights may vest based on time or achievement of performance conditions, as determined by the compensation committee.

Restricted Stock

The compensation committee may grant awards consisting of shares of Class A Common Stock subject to restrictions on sale and transfer. The price (if any) paid by a participant for a restricted stock award will be determined by the compensation committee. Unless otherwise determined by the compensation committee at the time of award, vesting will cease on the date the participant no longer provides services to us and unvested shares will be forfeited to or repurchased by us. The compensation committee may condition the grant or vesting of shares of restricted stock on the achievement of performance conditions and/or the satisfaction of a time-based vesting schedule.

Other Stock-Based and Other Cash-Based Awards

The compensation committee may grant other stock-based awards and other cash-based awards to participants under the 2021 LTIP in amounts and on terms and conditions determined by the compensation committee in its discretion. Such awards may be granted subject to vesting and other conditions or restrictions, or granted without being subject to any conditions or restrictions.

Additional Provisions

Awards granted under the 2021 LTIP will not be transferable other than by will or by the laws of descent and distribution, or as determined by the compensation committee. In the event of a change in control (as defined in the 2021 LTIP), the compensation committee will have the discretion to provide for any or all of the following actions: (i) awards may be continued, assumed, or substituted with new rights, (ii) awards may be purchased for cash equal to the excess (if any) of the highest price per share of common stock paid in the change in control transaction over the aggregate exercise price of such awards, (iii) outstanding and unexercised stock options and stock appreciation rights may be terminated before the change in control (in which case holders of such unvested awards would be given notice and the opportunity to exercise such awards), or (iv) vesting or lapse of restrictions may be accelerated. All 2021 LTIP awards will be equitably adjusted in the case of the division of stock and similar transactions.

Form S-8

After 60 days following the consummation of the Business Combination, we intend to file with the SEC a registration statement on Form S-8 covering Class A Common Stock issuable under the 2021 LTIP.

United States Federal Income Tax Consequences

The following summary is based on an analysis of the Code as currently in effect, existing laws, judicial decisions, administrative rulings, regulations and proposed regulations, all of which are subject to change (possibly retroactively). Moreover, the following is only a summary of United States federal income tax consequences. No attempt has been made to discuss any potential foreign, state, or local tax consequences. Actual tax consequences to participants may be either more or less favorable than those described below depending on the participants’ particular circumstances.

In addition, nonstatutory stock options and SARs with an exercise price less than the fair market value of shares of Class A Common Stock on the date of grant, SARs payable in cash, and certain other awards that may be granted pursuant to the 2021 LTIP could be subject to additional taxes unless they are designed to comply with certain restrictions set forth in Section 409A of the Code and guidance promulgated thereunder.

The 2021 LTIP is not subject to the Employee Retirement Income Security Act of 1974, as amended, and is not intended to be qualified under Section 401(a) of the Code.

Incentive Stock Options

No income will be recognized by a participant for United States federal income tax purposes upon the grant or exercise of an ISO. The basis of shares transferred to a participant upon exercise of an ISO (“ISO Shares”) is the price paid for the shares. If the participant holds the shares for at least one year after the transfer of the shares to the participant and two years after the grant of the stock option, the participant will recognize capital gain or loss upon sale of the shares received upon exercise equal to the difference between the amount realized on the sale and the basis of the stock. Generally, if the shares are not held for that period, the participant will recognize ordinary income upon disposition (a “Disqualifying Disposition”) in an amount equal to the excess of the fair market value of the shares on the date of exercise over the amount paid for the shares, or if less (and if the disposition is a transaction in which loss, if any, will be recognized), the gain on disposition. Any additional gain realized by the participant upon the disposition will be a capital gain. The excess of the fair market value of the ISO Shares over the stock option price for the shares is an item of adjustment for the participant for purposes of the alternative minimum tax. Therefore, although no income is recognized upon exercise of an ISO, a participant may be subject to alternative minimum tax as a result of the exercise. An employer will generally not be entitled to any federal income tax deduction upon the grant or exercise of an ISO, unless a participant makes a Disqualifying Disposition of the ISO Stock. If a participant makes a Disqualifying Disposition, the employer will then, subject to the deduction limitations described below, be entitled to a tax deduction that corresponds as to timing and amount with the compensation income recognized by the participant.

Nonstatutory Stock Options

No income is expected to be recognized by a participant for United States federal income tax purposes upon the grant of a nonstatutory stock option. Upon exercise of a nonstatutory stock option, the participant will recognize ordinary income in an amount equal to the excess of the fair market value of the shares on the date of exercise over the amount paid for the shares. Income recognized upon the exercise of a nonstatutory option will be considered compensation subject to withholding at the time the income is recognized and, therefore, the participant’s employer must make the necessary arrangements with the participant to ensure that the amount of the tax required to be withheld is available for payment. Nonstatutory stock options are designed to provide the employer with a deduction equal to the amount of ordinary income recognized by the participant at the time of the recognition by the participant, subject to the deduction limitations described below.

Stock Appreciation Rights

No income is expected to be recognized by a participant for United States federal income tax purposes upon the grant of SARs. Generally, the participant will recognize ordinary income subject to withholding upon the receipt of payment pursuant to SARs in an amount equal to the aggregate amount of cash and the fair market value of any property (including common stock) received. Subject to the deduction limitations described below, the employer generally will be entitled to a corresponding tax deduction equal to the amount includible in the participant’s income.

Restricted Stock

If the restrictions on an award of shares of restricted stock are of a nature that the shares are both subject to a substantial risk of forfeiture and are not freely transferable (within the meaning of Section 83 of the Code), the participant will not recognize income for United States federal income tax purposes at the time of the award unless the participant affirmatively elects to include the fair market value of the shares of restricted stock on the date of the award, less any amount paid for the shares, in gross income for the year of the award pursuant to Section 83(b) of the Code. In the absence of this election, the participant will be required to include in income for United States federal income tax purposes on the date the shares either become freely transferable or are no longer subject to a substantial risk of forfeiture (within the meaning of Section 83 of the Code), the fair market value of the shares of restricted stock on such date, less any amount paid for the shares. The employer will be entitled to a deduction at the time of income recognition to the participant in an amount equal to the amount the participant is required to include in income with respect to the shares, subject to the deduction limitations described below. If a Section 83(b) election is made within 30 days after the date the restricted stock is received, the participant will recognize ordinary income at the time of the receipt of the restricted stock, and the employer will be entitled to a corresponding deduction, equal to the fair market value of the shares at the time, less the amount paid, if any, by the participant for the restricted stock. If a Section 83(b) election is made, no additional income will be recognized by the participant upon the lapse of restrictions on the restricted stock, but, if the restricted stock is subsequently forfeited, the participant may not deduct the income that was recognized pursuant to the Section 83(b) election at the time of the receipt of the restricted stock but may recognize a loss in an amount equal to the excess, if any, of the amount paid for the restricted stock over the amount received upon such forfeiture (which loss will ordinarily be a capital loss).

Dividends paid to a participant holding restricted stock before the expiration of the restriction period will be additional compensation taxable as ordinary income to the participant subject to withholding, unless the participant made an election under Section 83(b). Subject to the deduction limitations described below, the employer generally will be entitled to a corresponding tax deduction equal to the dividends includible in the participant’s income as compensation. If the participant has made a Section 83(b) election, the dividends will be dividend income, rather than additional compensation, to the participant.

If the restrictions on an award of restricted stock are not of a nature that the shares are both subject to a substantial risk of forfeiture and are not freely transferable, within the meaning of Section 83 of the Code, then the participant will recognize ordinary income for United States federal income tax purposes at the time of the transfer of the shares in an amount equal to the fair market value of the shares of restricted stock on the date of the transfer, less any amount paid therefore. The employer will be entitled to a deduction at that time in an amount equal to the amount the participant is required to include in income with respect to the shares, subject to the deduction limitations described below.

Restricted Stock Units

There will be no United States federal income tax consequences to either the participant or the employer upon the grant of restricted stock units. Generally, the participant will recognize ordinary income subject to withholding upon the receipt of cash and/or transfer of shares of Class A Common Stock in payment of the restricted stock units in an amount equal to the aggregate of the cash received and the fair market value of the Class A Common Stock so transferred. Subject to the deduction limitations described below, the employer generally will be entitled to a corresponding tax deduction equal to the amount includible in the participant’s income.

Generally, a participant will recognize ordinary income subject to withholding upon the payment of any dividend equivalents paid with respect to an award in an amount equal to the cash the participant receives. Subject to the deduction limitations described below, the employer generally will be entitled to a corresponding tax deduction equal to the amount includible in the participant’s income.

Limitation on the Employer’s Compensation Deduction

In order for the amounts described above to be deductible by the employer, such amounts must constitute reasonable compensation for services rendered or to be rendered and must be ordinary and necessary business expenses. In addition, Section 162(m) of the Code limits the deduction certain employers may take for otherwise deductible compensation payable to certain executive officers of the employer to the extent the compensation paid to such an officer for the year exceeds $1 million.

Excess Parachute Payments

Our ability (or the ability of one of our subsidiaries) to obtain a deduction for future payments under the 2021 LTIP could also be limited by the golden parachute rules of Section 280G of the Code, which prevent the deductibility of certain excess parachute payments made in connection with a change in control of an employer-corporation.

New 2021 LTIP Benefits

No determination has yet been made as to the awards, if any, that any eligible individuals will be granted in the future and no awards have been granted that are contingent on the approval of the 2021 LTIP and, therefore, the benefits to be awarded under the 2021 LTIP, which are determined in the compensation committee’s sole discretion, are not determinable at this time. Because future awards are in the sole discretion of the compensation committee, the number of shares subject to future awards could increase or decrease and the type and terms of future awards could change as well, all without the need for future shareholder approval.

ESPP

Background

Our Board has approved the QualTek 2021 Employee Stock Purchase Plan (the “ESPP”), subject to the approval of our stockholders.

We strongly believe in improving opportunities for our employees to reap the benefits of increases in our stock’s value. In addition, the ability to contribute a portion of earnings to purchase our shares, would represent a key benefit for our employee. We believe that such a program improves our ability to attract, retain and incentivize our talent, and ultimately, better aligns the interests of our employees with those of our shareholders. As of [●] 2021, we anticipate that approximately [●] employees will be eligible to participate in the ESPP.

Summary of the 2021 ESPP

The following general description of material features of the ESPP is qualified in its entirety by reference to the provisions of the ESPP.

Purpose and Eligibility

The ESPP is intended to assist employees of the Combined Company in acquiring share ownership interest in QualTek, and to help such employees provide for their future security and to encourage them to remain in the employment of the Combined Company or its subsidiaries. The ESPP is intended to have two components: a component intended to qualify as an “employee stock purchase plan” under Section 423 of the Code (the “423 Component”) and a component that is not intended to so qualify (the “Non-423 Component”). Except as otherwise provided, the Non-423 Component will be operated and administered in the same manner as the 423 Component, except where prohibited by law.

Our executive officers and all of our other employees who have worked at QualTek for at least six months will be allowed to participate in the ESPP, provided that the administrator, in its discretion, may also exclude any or all of the following unless prohibited by applicable law, so long as, for offerings under the 423 Component, any such exclusion is applied uniformly to all employees:

●	Any employee who is customarily scheduled to work 20 hours or less per week;
●	any employee whose customary employment is not more than five months in a calendar year;
●	any employee who is not employed by QualTek prior to the applicable exercise date occurs; and

●	any employee who is a highly compensated employee (within the meaning of Section 414(q) of the Code) or any highly compensated employee with compensation above a specified level, who is an officer, or who is subject to the disclosure requirements of Section 16(a) of the Exchange Act; or
●	any employee who is a citizen or resident of a jurisdiction outside the United States if the grant of the option is prohibited under the laws of the jurisdiction governing such Employee or compliance with the laws of the jurisdiction would cause the Section 423 Component or any offering or option granted thereunder to violate the requirements of Section 423 of the Code.

Notwithstanding the foregoing, any employee who, after the granting of the option, would possess 5% or more of the total combined voting power or value of all classes of shares of QualTek shall not be eligible. In addition, no employee shall be granted an option under the Section 423 Component which permits the employee to purchase shares under all of our “employee stock purchase plans” that would accrue at a rate which exceeds $25,000 of fair market value of our Class A Common Stock (determined at the time such option is granted) for each calendar year in which such option is outstanding at any time.

Administration

The ESPP will be administered by the Board or a committee appointed by the Board, subject to applicable laws. The administrator will have full and exclusive authority to interpret the terms of the ESPP and determine eligibility, subject to the conditions of the ESPP, as described below.

Share Reserve

The maximum aggregate number of shares that may be issued pursuant to the ESPP will be equal to [[●] shares]. In addition, on each January 1 beginning on January 1, 2022 and ending on January 1, 2031, the aggregate number of shares reserved for issuance under the ESPP will be increased automatically by the number of shares equal to [ ]% of the total number of all classes of our outstanding shares of Class A Common Stock on the immediately preceding December 31; except that the administrator may in its sole discretion reduce the amount of the increase in any particular year.

Contributions and Purchases

The ESPP will permit participants to purchase Class A Common Stock through contributions (in the form of payroll deductions or otherwise to the extent permitted by the administrator) of up to 15% of their eligible compensation, which includes a participant’s regular and recurring straight time gross earnings, payments for overtime and shift premium, bonuses, equity compensation and other similar compensation. Subject to the eligibility requirements discussed above, a participant may purchase a maximum of 1,000 shares of Class A Common Stock during each six-month offering period. The ESPP initially will have purchase periods approximately 6 months in duration commencing with the first trading day after one exercise date and ending with the next exercise date. The offering periods generally start on the first trading day on or after [●]1 and [●]1 of each year. The administrator may, in its discretion, modify the terms of future purchase periods and offering periods, provided that no offering period may be longer than 27 months.

Amounts contributed and accumulated by the participant during any offering period will be used to purchase shares of Class A Common Stock at the end of each six-month purchase period. The purchase price of the shares will be 85% of the lower of the fair market value of Class A Common Stock on the first trading day of the offering period or on the last trading day of the offering period.

Withdrawal and Termination of Participation

A participant may withdraw from the ESPP voluntarily at any time by filing a notice of withdrawal prior to the close of business on the date established by the administrator. A participant will be deemed to have elected to withdraw from the Plan upon the termination of the participant’s employment for any reason or in the event the participant is no longer eligible to participate in the ESPP.

Restriction on Transfers

A participant may not transfer rights granted under the ESPP other than by will, the laws of descent and distribution or as otherwise provided under the ESPP.

Adjustments

In the event of certain changes in our capitalization, to prevent dilution or enlargement of the benefits or potential benefits available under the ESPP, the administrator will make adjustments, as it may deem equitable, to the number and class of shares that may be delivered, the applicable purchase price for shares, and/or the numerical share limits, pursuant to the ESPP.

Dissolution or Liquidation

In the event of our proposed liquidation or dissolution, any offering period then in progress will be shortened by setting a new exercise date, and will terminate immediately prior to such liquidation or dissolution unless otherwise determined by the administrator. The administrator will notify participants of the new exercise date in writing or electronically, at which time any participant’s purchase rights will be automatically exercised, unless the participant has earlier withdrawn from the offering period.

Certain Transactions

In the event of a merger, consolidation or similar transaction, an acquiring or successor corporation may assume or substitute each outstanding option. If the successor corporation refuses to assume or substitute for the outstanding option, the offering period then in progress will be shortened by setting a new exercise date. The administrator will notify each participant in writing or electronically that the exercise date has been changed and that the participant’s option will be exercised automatically on the new exercise date, unless the participant has already withdrawn from the offering period. Notwithstanding any other provision to the contrary, the ESPP will be automatically terminated following a change in control (as defined in our 2021 LTIP).

Summary of Material U.S. Federal Income Tax Considerations

Section 423 Component

The following summary is intended only as a general guide to the material U.S. federal income tax consequences of participation in the ESPP under the 423 Component. The summary is based on existing U.S. laws and regulations, and there can be no assurance that those laws and regulations will not change in the future. The summary does not purport to be complete and does not discuss the tax consequences upon a participant’s death, or the provisions of the income tax laws of any municipality, state or foreign country in which the participant may reside. As a result, tax consequences for any particular participant may vary based on individual circumstances.

The rights of participants to make purchases under the ESPP are intended to qualify under the provisions of Section 423 of the Code. Assuming such qualification, no income will be taxable to a participant until the sale or other disposition of shares purchased under the ESPP. Upon such sale or disposition, the participant will generally be subject to tax in an amount that depends upon the holding period of such shares prior to disposing of them.

If the shares are sold or disposed of more than two years from the first day of the offering period during which the shares were purchased and more than one year from the date of purchase, or if the participant dies while holding the shares, the participant (or his or her estate) will recognize ordinary income generally measured as the lesser of (i) the excess of the fair market value of the shares at the time such sale or disposition over the purchase price of such shares or (ii) an amount equal to 15% of the fair market value of the shares on the first day of the offering period. Any additional gain will be treated as long-term capital gain. If the shares are held for at least the holding periods described above but are sold for a price that is less than the purchase price, there will be no ordinary income and the difference will be a long-term capital loss. We will not be entitled to an income tax deduction with respect to the grant or exercise of a right to purchase our shares, or the sale of such shares by a participant, where such participant holds such shares for at least the holding periods described above.

Any sale or other disposition of shares before the expiration of the holding periods described above will be a “disqualifying disposition,” and the participant will recognize ordinary income generally measured as the excess of the fair market value of the shares on the date the shares are purchased over the purchase price, and we will be entitled to an income tax deduction for such ordinary income. Any additional gain or loss on such sale or disposition will be a long-term or short-term capital gain or loss, depending on the holding period following the date the shares were purchased by the participant prior to such sale or disposition, and we will not be entitled to an income tax deduction for any such capital gain.

Non-423 Component

The following summary is intended only as a general guide to the material U.S. federal income tax consequences of participation in the ESPP under the Non-423 Component. Rights granted under the Non- 423 Component are not intended to qualify for favorable U.S. federal income tax treatment associated with rights granted under an “employee stock purchase plan” that qualifies under provisions of Section 423 of the Code. Under this component, a participant will have compensation income equal to the value of the shares at the time of purchase, less the purchase price. When a participant sells shares purchased under the ESPP, he or she also will have a capital gain or loss equal to the difference between the sales proceeds and the value of shares at the time of purchase. Any capital gain or loss will be short-term or long-term, depending on how long the shares have been held.

Any compensation income that a participant receives upon sale of shares that he or she purchased under the Non- 423 Component is subject to withholding for income, Medicare and social security taxes, as applicable.

New Plan Benefits

Participation in the ESPP is voluntary and each eligible employee will make his or her own decision whether and to what extent to participate in the ESPP. It is therefore not possible to determine the benefits or amounts that will be received in the future by individual employees or groups of employees under the ESPP.

PRINCIPAL STOCKHOLDERS

The following table sets forth information regarding the beneficial ownership of shares of ROCR Common Stock as of [●], 2021 (pre-Business Combination) and of Class A Common Stock and Class B Common Stock (the Class A Common Stock and Class B Common Stock together, are referred to in this section as the “Combined Company Common Stock” immediately after the consummation of the Business Combination (post-Business Combination), assuming that no Public Shares are redeemed and, alternatively, that the maximum number of Public Shares is redeemed, by:

●	each person or “group” (as such term is used in Section 13(d)(3) of the Exchange Act) known by ROCR to be the beneficial owner of more than 5% of shares of ROCR Common Stock or of the Combined Company Common Stock;
●	each of ROCR’s current executive officers and directors;
●	each person who will (or is expected to) become an executive officer or director of the Combined Company upon the closing of the Business Combination;
●	all of our current executive officers and directors as a group; and
●	all executive officers and directors of the Combined Company as a group upon the closing of the Business Combination.

Beneficial ownership is determined in accordance with SEC rules and includes voting or investment power with respect to securities. Except as indicated by the footnotes below, ROCR believes, based on the information furnished to it, that the persons and entities named in the table below have, or will have immediately after the consummation of the Business Combination, sole voting and investment power with respect to all shares of ROCR Common Stock that they beneficially own, subject to applicable community property laws. Any shares of ROCR Common Stock subject to options or warrants exercisable within 60 days of the consummation of the Business Combination are deemed to be outstanding and beneficially owned by the persons holding those options or warrants for the purpose of computing the number of shares beneficially owned and the percentage ownership of that person. They are not, however, deemed to be outstanding and beneficially owned for the purpose of computing the percentage ownership of any other person.

The beneficial ownership of shares of ROCR Common Stock pre-Business Combination is based on 14,783,000 issued and outstanding shares of ROCR Common Stock as of [●], 2021. The beneficial ownership of shares of Class A Common Stock post-Business Combination is based on [●] shares to be outstanding and assumes (i) the issuance of the shares as merger consideration, (ii) the issuance of [●] shares in the PIPE Investment, and (iii) the issuance of [●] shares upon automatic conversion of the Pre-PIPE Notes issued in the Pre-PIPE Investment. The beneficial ownership of shares of Class B Common Stock post-Business Combination is based on [●] shares to be outstanding, which includes shares of Class B Common stock held by Flow-Through Sellers equal to the number of Common Units held by such Flow-Through Sellers.

The expected beneficial ownership of shares of Combined Company Common Stock post-Business Combination assuming none of our Public Shares are redeemed has been determined based upon the following: (i) no ROCR stockholder has exercised its redemption rights to receive cash from the Trust Account in exchange for its ROCR Common Stock and we have not issued any additional ROCR Common Stock and (ii) there will be an aggregate of [●] shares of ROCR Common Stock issued and outstanding at Closing (after accounting for certain de minimis rounding adjustments that may occur in the allotment of shares as merger consideration).

The expected beneficial ownership of shares of Combined Company Common Stock post-Business Combination assuming the maximum of [●] Public Shares have been redeemed has been determined based on the following: (i) ROCR stockholders (other than the stockholders listed in the table below) have exercised their redemption rights with respect [●] Public Shares, and (ii) there will be an aggregate of [●] shares of Class A Common Stock issued and outstanding at Closing and [●] shares of Class B Common Stock issued and outstanding at Closing (after accounting for certain de minimis rounding adjustments that may occur in the allotment of the shares as merger consideration).

The beneficial ownership information below excludes: (i) the shares underlying the Warrants because those securities are not exercisable within 60 days of this prospectus and are contingent upon the consummation of the Business Combination; (ii) the Earnout Shares; and (iii) shares expected to be issued or reserved under the Management Equity Incentive Plan.

The expected beneficial ownership of Class A Common Stock and Class B Common Stock post- Business Combination under the header “Post-Business Combination — Assuming No Redemption” assumes none of the Public Shares having been redeemed.

	Pre-Business Combination		Post-Business Combination
	Common Stock		Assuming No Redemption		Assuming 100% Redemption
		% of	Number of	Number of			Number of	Number of
	Number of	Outstanding	Shares	Shares	% of		Shares	Shares	% of
	Shares	Shares of	of Class A	of Class B	Total		of Class A	of Class B	Total
	Beneficially	Common	Common	Common	Voting		Common	Common	Voting
Name and Address of Beneficial Owner(1)	Owned	Stock	Stock	Stock	Power		Stock	Stock	Power
Directors and Executive Officers of ROCR:						%
Byron Roth(2)	1,028,876	7.0%	1,654,626				1,654,626
Aaron Gurewitz(3)	119,540	0.8%	119,540				119,540
Gordon Roth(2)	672,956	4.6%	1,298,706				1,298,706
John Lipman	699,381	4.7%	796,862				796,862
Rick Hartfiel	89,577	*	102,062				102,062
Molly Montgomery	40,233	*	40,233				40,233
David M. Friedberg(4)	40,233	*	40,233				40,233
Adam Rothstein	40,233	*	40,233				40,233
Sam Chawla	91,194	*	91,194				91,194
James Gold	91,194	*	91,194				91,194
All Directors and Executive Officers of ROCR as a Group (8 Individuals)	2,332,813	15.8%	3,068,529				3,068,529
Five Percent Holders ROCR:					%
Byron Roth (5)	1,028,876	7.0%	1,654,626				1,654,626
Sanders Morris Harris LLC(6)	873,035	5.9%	1,991,535				1,991,535
Glazer Capital, LLC(7)	740,954	5.0%	740,954				740,954
Directors and Executive Officers of Combined Company After Consummation of the Business Combination:		%			%
Christopher S. Hisey	—	—
Elizabeth Downey	—	—
Michael B. Williams	—	—
Adam Spittler	—	—
Andrew Weinberg	—	—
Matthew Allard	—	—
All Directors and Executive Officers of Combined Company as a Group ([●] Individuals)					%
Five Percent Holders of Combined Company After Consummation of the Business Combination:					%
Brightstar(8)
*	Less than 1%.
(1)	Unless otherwise indicated, the business address of each of the stockholders is c/o Roth CH Acquisition III Co., 888 San Clemente Drive, Newport Beach, CA 92660.

(2)	Includes shares owned by the Sponsor and Roth Capital Partners, over which Byron Roth and Gordon Roth have voting and dispositive power.
(3)	Consists of shares owned by the AMG Trust Established January 23, 2007, for which Aaron Gurewitz is trustee.
(4)	Consists of shares owned by Hampstead Park Capital Management LLC, of which Mr. Friedberg is the managing member.
(5)	Byron Roth and Gordon Roth have voting and dispositive power over the shares owned by CR Financial Holdings, Inc.
(6)	These shares of Common Stock are held by certain funds and accounts to which Sanders Morris Harris LLC served as broker-dealer. Don A. Sanders is a control person of Sanders Morris Harris LLC. Each of Sanders Morris Harris LLC and Mr. Sanders disclaims beneficial ownership of the securities reported herein except to the extent of such persons’ pecuniary interest therein. The address for Sanders Morris Harris LLC is 600 Travis Street, Houston, Texas 77002.
(7)	These shares of Common Stock are held by certain funds and accounts to which Glazer Capital, LLC serves as investment manager. Mr. Paul J. Glazer serves as the Managing Member of Glazer Capital, LLC. Each of Glazer Capital, LLC and Mr. Paul J. Glazer disclaims beneficial ownership of the securities reported herein except to the extent of such persons’ pecuniary interest therein. The address for Glazer Capital, LLC is 1049 Park Ave. 14A, New York, New York 10028.
(8)	Represents (1) [●] shares of Class A Common Stock to be held of record by BCP AIV Investor Holdings-3, L.P. (“Blocker 1”), (2) [●] shares of Class A Common Stock to be held of record by BCP Strategic AIV Investor Holdings-2, L.P. (“Blocker 2”), (3) [●] shares of Class A Common Stock to be held of record by BCP QualTek Investor Holdings, L.P. (together with Blocker 1 and Blocker 2, the “Blockers”), (4) [●] shares of Class B Common Stock to be held of record by BCP QualTek, LLC (“BCP QualTek”) and (5) [●] shares of Class B Common Stock to be held of record by BCP QualTek II, LLC (“BCP QualTek II”). Brightstar Associates, L.P. (“Brightstar Associates”) is the general partner of each Blocker and each of BCP QualTek and BCP QualTek II is controlled by Brightstar Associates, its managing member. Brightstar GP Investors, LLC (“Brightstar GP”) is the general partner of Brightstar Associates. Brightstar GP is controlled by its sole managing member, Andrew Weinberg. Each of the foregoing disclaims beneficial ownership of the securities held directly or indirectly by such entities, except to the extent of its pecuniary interests therein. The business address of each of the foregoing is 650 Fifth Avenue, 29th Floor,New York, NY 10019.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Certain Relationships and Related Person Transactions — ROCR Founder Shares

In February 2019, the Sponsor, an entity affiliated with Roth, purchased an aggregate of 100 shares from us for an aggregate purchase price of $25,000. On May 26, 2020, we effected a dividend of 28,750 shares for each share outstanding resulting in there being an aggregate of 2,875,000 shares outstanding. On May 29, 2020, Craig-Hallum Capital Group LLC and certain of our directors, officers and affiliates of our management team purchased from the Sponsor an aggregate of 2,059,019 shares for an aggregate purchase price of $17,904.51. On January 19, 2021 and February 3, 2021, certain affiliates of our management team purchased from the Sponsor and Craig-Hallum an aggregate of 239,583 shares for an aggregate purchase price of $2,083.33. On February 9, 2021, certain of our Initial Stockholders sold an aggregate of 417,080 shares back to us, which shares were cancelled, and Craig-Hallum and certain of our directors and affiliates of our management team purchased from us an aggregate of 417,080 shares, in each case, for an aggregate purchase price of $2,417.86. That same date, Craig-Hallum purchased from the Sponsor 39,931 shares for a purchase price of $231.48. Also on February 9, 2021, we effected a dividend of 0.50 share for each share outstanding, which dividend was rescinded and cancelled on February 24, 2021. As of the date hereof, there are an aggregate of 2,875,000 Founder Shares.

Private Placement

Simultaneously with the closing of the IPO, we consummated the sale of 408,000 units (the “Private Units”) at a price of $10.00 per Private Unit in a private placement to its stockholders, generating gross proceeds of $4,080,000. These purchases took place on a private placement basis simultaneously with the consummation of the IPO. If we do not complete our initial business combination within 24 months from the closing of the IPO, the proceeds from the sale of the Private Units will be included in the liquidating distribution to the holders of our public shares. The Private Units are identical to the units sold as part of the public units in this offering except that the (i) warrants included in the Private Units are non-redeemable and may be exercised on a cashless basis, in each case so long as they continue to be held by the initial purchasers or their permitted transferees, and (ii) the Private Units may not be transferred prior to the close of a business combination (except on the same terms as the Founder Shares would be transferable). Our stockholders approved the issuance of the Private Units and underlying securities upon conversion of such notes, to the extent the holder wishes to so convert them at the time of the consummation of our initial business combination.

Promissory Note — Related Party

On December 15, 2020, we issued an unsecured promissory note to the Sponsor (the “Promissory Note”), pursuant to which the Company could borrow up to an aggregate principal amount of $200,000. As of December 31, 2020, there was $200,000 outstanding under the Promissory Note. The Promissory Note was non-interest bearing and was paid in-full in connection with the IPO.

Registration Rights

The holders of our Founder Shares, as well as the holders of the Private Units (and all underlying securities), are entitled to registration rights entered into on March 5, 2021. The holders of a majority of these securities are entitled to make up to two demands that we register such securities. The holders of the majority of the Founder Shares can elect to exercise these registration rights at any time commencing three months prior to the date on which these shares of common stock are to be released from escrow. The holders of a majority of the Private Units can elect to exercise these registration rights at any time after we consummate a business combination. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to our consummation of a business combination. We will bear the expenses incurred in connection with the filing of any such registration statements. Notwithstanding the foregoing, they may not exercise demand or piggyback rights after five (5) and seven (7) years, respectively, from the effective date of this offering and may not exercise demand rights on more than one occasion in respect of all registrable securities.

Related Party Loans

In order to meet our working capital needs our Initial Stockholders, officers and directors and their respective affiliates may, but are not obligated to, loan us funds, from time to time or at any time, in whatever amount they deem reasonable in their sole discretion. Each loan would be evidenced by a promissory note. The notes would be paid upon consummation of our initial business combination, without. If we do not complete a business combination, the loans will only be repaid with funds not held in the trust account, to the extent available. Neither the Sponsor nor any of our officers or directors or their affiliates have loaned us any funds.

We will reimburse our Initial Stockholders, officers and directors for any reasonable out-of-pocket business expenses incurred by them in connection with certain activities on our behalf such as identifying and investigating possible target businesses and business combinations. There is no limit on the amount of out-of-pocket expenses reimbursable by us; provided, however, that to the extent such expenses exceed the available proceeds not deposited in the trust account and the interest income earned on the amounts held in the trust account, such expenses would not be reimbursed by us unless we consummate an initial business combination. Our audit committee will review and approve all reimbursements and payments made to any initial stockholder or member of our management team, or our or their respective affiliates, and any reimbursements and payments made to members of our audit committee will be reviewed and approved by our Board of Directors, with any interested director abstaining from such review and approval.

No compensation or fees of any kind, including finder’s fees, consulting fees or other similar compensation, will be paid to any of our Initial Stockholders, officers or directors who owned our shares of common stock prior to the IPO, or to any of their respective affiliates, prior to or with respect to the business combination (regardless of the type of transaction that it is) except as described in this prospectus.

We entered into indemnity agreements with each of our officers and directors. These agreements require us to indemnify these individuals to the fullest extent permitted under Delaware law and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified.

All ongoing and future transactions between us and any of our officers and directors or their respective affiliates will be on terms believed by us to be no less favorable to us than are available from unaffiliated third parties. Such transactions, including the payment of any compensation, will require prior approval by a majority of our disinterested independent directors (to the extent we have any) or the members of our Board who do not have an interest in the transaction, in either case who had access, at our expense, to our attorneys or independent legal counsel. We will not enter into any such transaction unless our disinterested independent directors (or, if there are no independent directors, our disinterested directors) determine that the terms of such transaction are no less favorable to us than those that would be available to us with respect to such a transaction from unaffiliated third parties.

Related Party Policy

Our Code of Ethics requires us to avoid, wherever possible, all related party transactions that could result in actual or potential conflicts of interests, except under guidelines approved by the Board of Directors (or the audit committee). Related-party transactions are defined as transactions in which (1) the aggregate amount involved will or may be expected to exceed $120,000 in any calendar year, (2) we or any of our subsidiaries is a participant, and (3) any (a) executive officer, director or nominee for election as a director, (b) greater than 5% beneficial owner of our common stock, or (c) immediate family member, of the persons referred to in clauses (a) and (b), has or will have a direct or indirect material interest (other than solely as a result of being a director or a less than 10% beneficial owner of another entity). A conflict of interest situation can arise when a person takes actions or has interests that may make it difficult to perform his or her work objectively and effectively. Conflicts of interest may also arise if a person, or a member of his or her family, receives personal benefits as a result of his or her position.

Our audit committee, pursuant to its written charter, is responsible for reviewing and approving related- party transactions to the extent we enter into such transactions. All ongoing and future transactions between us and any of our officers and directors or their respective affiliates will be on terms believed by us to be no less favorable to us than are available from unaffiliated third parties. Such transactions will require prior approval by our audit committee and a majority of our disinterested independent directors, or the members of our Board who do not have an interest in the transaction, in either case who had access, at our expense, to our attorneys or independent legal counsel. We will not enter into any such transaction unless our audit committee and a majority of our disinterested independent directors determine that the terms of such transaction are no less favorable to us than those that would be available to us with respect to such a transaction from unaffiliated third parties. Additionally, we require each of our directors and executive officers to complete a directors’ and officers’ questionnaire that elicits information about related party transactions.

These procedures are intended to determine whether any such related party transaction impairs the independence of a director or presents a conflict of interest on the part of a director, employee or officer.

Certain Relationships and Related Person Transactions — QualTek

On July 18, 2018, QualTek entered into an advisory services agreement (the “Advisory Services Agreement”) with Brightstar Advisors, L.P., an affiliate of Brightstar, its majority member. The Advisory Services Agreement requires quarterly advisory fees of

$125,000 paid at the beginning of each quarter. QualTek incurred $500,000 in advisory fees during each of the fiscal years ended December 31, 2020 and December 31, 2019.

The Combined Company’s Relationships and Related Party Transactions

Investor Rights Agreement

At the Closing, the Combined Company, certain Sellers as set forth therein, the Equity Representative, the Sponsors, Sponsor Representative, and certain Other Holders (all as defined therein) will enter into an Investor Rights Agreement, pursuant to which the Registration Rights Agreement, dated as of March 2, 2021, between the Other Holders (as defined therein) and ROCR will be terminated and whereby the Buyer will agree to grant to the Holders (as defined therein), which includes certain equityholders of QualTek as well as the Sponsors, certain registration rights, including customary piggyback registration rights and demand registration rights immediately after the Closing, which are subject to customary terms and conditions, including with respect to cooperation and reduction of underwritten shelf takedown provisions (subject to lock-up restrictions for six months after the Closing Date). Additionally, the Investor Rights Agreement will set forth certain corporate governance standards relating to the Combined Company.

Founder Shares Forfeiture and Lock-Up Agreement

Contemporaneously with the execution of the Business Combination Agreement, ROCR entered into a Founder Shares Forfeiture and Lock-Up Agreement with QualTek and each of the holders of shares of ROCR Common Stock issued prior to the IPO (the “Founder Shares Agreement”), pursuant to which such holders agreed to (i) forfeit up to an aggregate amount of 575,000 shares of their ROCR Common Stock for no consideration, on a pro rata basis, based on the level of the amount of funds remaining in the Trust Account following all redemptions by public stockholders prior to the Closing, and (ii) lock up an aggregate amount of up to 575,000 shares of ROCR Common Stock for no consideration, on a pro rata basis, similarly based on the level of the amount of funds remaining in the Trust Account following all redemptions by public stockholders prior to the Closing (the “lock-up shares”). The lock-up shares will be released on the date on which the closing price of the Class A Common Stock on Nasdaq equals or exceeds $12.50 per share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations) for any 20 trading days within any consecutive 30-trading day period commencing after the Closing Date (the “lock-up release”). If the requirements for the lock-up release are not satisfied within five (5) years following the Closing Date, the holders have agreed to forfeit the lock-up shares for no consideration.

PIPE Subscription Agreements and PIPE Registration Rights Agreement

In connection with the proposed Business Combination, ROCR has obtained commitments from certain accredited investors (each a “Subscriber”), including BCP QualTek LLC, Roth, Craig-Hallum, and certain officers and directors of ROCR, to purchase shares of Class A Common Stock which will be issued in connection with the Closing (the “PIPE Shares”), for an aggregate cash amount of $66.1 million at a purchase price of $10.00 per share, in a private placement (the “PIPE Investment”). Certain offering-related expenses are payable by ROCR, including customary fees payable to the placement agents, Roth and Craig-Hallum, aggregating $5,150,000. Such commitments are being made by way of the subscription agreements, by and between each Subscriber and ROCR (collectively, the “Subscription Agreements”). The purpose of the sale of the PIPE Shares is to raise additional capital for use in connection with the Business Combination and to meet the minimum cash requirements provided in the Business Combination Agreement.

ROCR also entered into the PIPE Registration Rights Agreement with the PIPE Investors. Pursuant to the PIPE Registration Rights Agreement, ROCR has agreed to file (at ROCR’s sole cost and expense) the PIPE Resale Registration Statement registering the resale of the shares of Class A Common Stock purchased in the private placement PIPE Investment with the SEC no later than the 10th business day following the date ROCR first filed the proxy statement with the SEC, or August 25, 2021. ROCR must use its commercially reasonable efforts to have the PIPE Resale Registration Statement declared effective no later than the 60th calendar day following the Closing Date (or, in the event the SEC notifies ROCR that it will “review” the PIPE Resale Registration Statement, the 90th calendar day following the Closing Date (as defined in the PIPE Registration Rights Agreement)). The registration statement of which this prospectus forms a part was filed pursuant to the exercise of such rights.

Indemnification Agreements

The Charter will contain provisions limiting the liability of the members of the Board, and the Amended and Restated Bylaws will provide that the Combined Company will indemnify each of the members of the Combined Company’s board of directors and officers and certain other persons who provide services to the Combined Company to the fullest extent permitted under Delaware law.

The Combined Company intends to enter into indemnification agreements with each of its directors and executive officers and certain other key employees. The indemnification agreements will provide that the Combined Company will indemnify each of its directors and executive officers and such other key employees against any and all expenses incurred by such director, executive officer or other key employee because of his or her status as one of the Combined Company’s directors, executive officers or other key employees, to the fullest extent permitted by Delaware law, the Charter and the Amended and Restated Bylaws. In addition, the indemnification agreements will provide that, to the fullest extent permitted by Delaware law, the Combined Company will advance all expenses incurred by its directors, executive officers and other key employees in connection with a legal proceeding involving his or her status as a director, executive officer or key employee.

Tax Receivable Agreement

At the Closing of the Business Combination, ROCR, QualTek, the TRA Holders (as defined in the Tax Receivable Agreement) and the TRA Holder Representative (as defined in the Tax Receivable Agreement) will enter into the Tax Receivable Agreement.

Pursuant to the Tax Receivable Agreement, ROCR generally will be required to pay the TRA Holders 85% of the amount of savings, if any, in U.S. federal, state, local, and foreign taxes that are based on, or measured with respect to, net income or profits, and any interest related thereto that ROCR (and applicable consolidated, unitary, or combined Subsidiaries thereof, if any) realizes, or is deemed to realize, as a result of certain tax attributes, including:

●	existing tax basis in certain assets of QualTek and certain of its direct or indirect Subsidiaries, including assets that will eventually be subject to depreciation or amortization, once placed in service, attributable to Common Units acquired by ROCR at the Closing of the Business Combination or from a TRA Holder (including Common Units held by the Blocker, which is acquired by ROCR in a Reorganization Transaction (as defined in the Tax Receivable Agreement));
●	tax basis adjustments resulting from the acquisition of Common Units by ROCR at the Closing of the Business Combination and taxable exchanges of Common Units (including any such adjustments resulting from certain payments made by ROCR under the Tax Receivable Agreement) acquired by ROCR from a TRA Holder pursuant to the terms of the Third Amended and Restated LLCA;
●	tax deductions in respect of portions of certain payments made under the Tax Receivable Agreement; and
●	certain tax attributes of the Blocker, which holds Common Units that are acquired directly or indirectly by ROCR pursuant to a Reorganization Transaction (each of the foregoing, collectively, the “Tax Attributes”).

Under the Tax Receivable Agreement, the Tax Group generally will be treated as realizing a tax benefit from the use of a Tax Attribute on a “with and without” basis, thereby generally treating the Tax Attributes as the last item used, subject to several exceptions. Payments under the Tax Receivable Agreement generally will be based on the tax reporting positions that ROCR determines (with the amount of subject payments determined in consultation with an advisory firm and subject to the TRA Holder Representative’s review and consent), and the IRS or another taxing authority may challenge all or any part of position taken with respect to Tax Attributes or the utilization thereof, and a court may sustain such a challenge. In the event that any tax benefits initially claimed by the Tax Group are disallowed, the TRA Holders will not be required to reimburse ROCR for any excess payments that may previously have been made pursuant to the Tax Receivable Agreement, for example, due to adjustments resulting from examinations by taxing authorities. Rather, any excess payments made to such TRA Holders will be applied against and reduce any future cash payments otherwise required to be made by ROCR under the Tax Receivable Agreement, if any, after the determination of such excess. As a result, in certain circumstances ROCR could be required to make payments under the Tax Receivable Agreement in excess of the Tax Group’s actual savings in respect of the Tax Attributes.

The Tax Receivable Agreement will provide that, in the event (such events collectively, “Early Termination Events”) that (i) ROCR exercises its early termination rights under the Tax Receivable Agreement, (ii) certain changes of control of ROCR or QualTek occur (as described in the Third Amended and Restated LLCA) , (iii) ROCR in certain circumstances, fails to make a payment required to be made pursuant to the Tax Receivable Agreement by its final payment date, which non-payment continues for 60 days following such final payment date or (iv) ROCR materially breaches (or is deemed to materially breach) any of its material obligations under the Tax Receivable Agreement other than as described in the foregoing clause (iii) and, in the case of clauses (iii) and (iv), unless certain liquidity related or restrictive covenant related exceptions apply, ROCR’s obligations under the Tax Receivable Agreement will accelerate (if the TRA Holder Representative so elects in the case of clauses (ii)-(iv)) and ROCR will be required to make a lump-sum cash payment to all the TRA Holders equal to the present value of all forecasted future payments that would have otherwise been made under the Tax Receivable Agreement, which lump-sum payment would be based on certain assumptions, including those relating to there being sufficient future taxable income of the Tax Group to fully utilize the Tax Attributes over certain specified time periods and that all QualTek Common Units (including QualTek Common Units held by Blocker) that had not yet been exchanged for Common Stock or cash are deemed exchanged for cash. The lump-sum payment could be material and could materially exceed any actual tax benefits that the Tax Group realizes subsequent to such payment.

As a result of the foregoing, in some circumstances (i) ROCR could be required to make payments under the Tax Receivable Agreement that are greater than or less than the actual tax savings that the Tax Group realizes in respect of the Tax Attributes and (ii) it is possible that ROCR may be required to make payments years in advance of the actual realization of tax benefits (if any, and may never actually realize the benefits paid for) in respect of the Tax Attributes (including if any Early Termination Events occur).

ROCR will be required to notify and keep the TRA Holder Representative reasonably informed regarding tax audits or other proceedings the outcome of which is reasonably expected to reduce or defer payments to any TRA Holder under the Tax Receivable Agreement and the TRA Holder Representative and any affected TRA Holder has the right to (i) discuss with the ROCR, and provide input and comment to ROCR regarding, any portion of any such tax audit or proceeding and (ii) participate in, at the affected TRA Holders’ and TRA Holder Representative’s expense, any such portion of any such tax audit or other tax proceeding to the extent it relates to issues the resolution of which would reasonably be expected to reduce or defer payments to any TRA Holder under the Tax Receivable Agreement. ROCR will not be permitted to settle or fail to contest any issue pertaining to income taxes that is reasonably expected to materially and adversely affect the TRA Holders’ rights and obligations under the Tax Receivable Agreement without the consent of the TRA Holder Representative (which is not to be unreasonably withheld or delayed).

Under the Tax Receivable Agreement, ROCR will be required to provide the TRA Holder Representative with a schedule showing the calculation of payments that are due under the Tax Receivable Agreement with respect to each taxable year. This calculation will be based upon the advice of our tax advisors and an advisory firm. Payments under the Tax Receivable Agreement generally will be required to be made to the TRA Holders a short period of time after this schedule becomes final pursuant to the procedures set forth in the Tax Receivable Agreement, although interest on such payments will begin to accrue at from the due date (without extensions) of the U.S. federal income tax return of ROCR. Any late payments that may be made under the Tax Receivable Agreement will continue to accrue interest (generally at a default rate) until such payments are made.

Related Party Transactions Policy

Effective upon the consummation of the Business Combination, the Combined Company’s board of directors expects to adopt a written policy on transactions with related parties that is in conformity with the requirements for issuers having publicly held common stock that is listed on Nasdaq. Related party transactions are defined as transactions in which (i) the aggregate amount involved will or may be expected to exceed $120,000 in any calendar year, (ii) we or any of our subsidiaries is a participant, and (iii) any (x) executive officer, director or nominee for election as a director, (y) greater than 5% beneficial owner of the Combined Company’s Common Stock, or (z) immediate family member of the persons referred to in clauses (x) and (y) has or will have a direct or indirect material interest (other than solely as a result of being a director or a less than 10% beneficial owner of another entity). Under the policy, the Combined Company’s general counsel will be primarily responsible for developing and implementing processes and procedures to obtain information regarding related parties with respect to potential related party transactions and then determining, based on the facts and circumstances, whether such potential related party transactions do, in fact, constitute related party transactions requiring compliance with the policy. If the Combined Company’s general counsel determines that a transaction or relationship is a related party transaction requiring compliance with the policy, the Combined Company’s general counsel will be required to present to the Combined Company’s audit committee all relevant facts and circumstances relating to the related party transaction. The Combined Company’s audit committee will be required to review the relevant facts and circumstances of each related party transaction, including if the transaction is on terms comparable to those that could be obtained in arm’s-length dealings with an unrelated third party and the extent of the related party’s interest in the transaction, take into account the conflicts of interest and corporate opportunity provisions of the Combined Company’s code of ethics (which will also be put in place in connection with the consummation of the Business Combination), and either approve or disapprove the related party transaction. If the Combined Company’s audit committee’s approval of a related party transaction requiring the Combined Company’s audit committee’s approval is not feasible in advance of such related party transaction, then the transaction may be preliminarily entered into upon prior approval of the transaction by the chair of the Combined Company’s audit committee, subject to ratification of the transaction by the Combined Company’s audit committee at the Combined Company’s audit committee’s next regularly scheduled meeting; provided, however, that, if the ratification is not forthcoming, the Combined Company’s management will make all reasonable efforts to cancel or annul the related party transaction. If a transaction was not initially recognized as a related party transaction, then, upon such recognition, the related party transaction will be presented to the Combined Company’s audit committee for ratification at the Combined Company’s audit committee’s next regularly scheduled meeting; provided, however, that, if the ratification is not forthcoming, the Combined Company’s management will make all reasonable efforts to cancel or annul the related party transaction. The Combined Company’s management will update the Combined Company’s audit committee as to any material changes to any approved or ratified related party transaction and will provide a status report at least annually of all then current related party transactions. No member of the Combined Company’s board of directors will be permitted to participate in approval of a related party transaction for which he or she is a related party.

DESCRIPTION OF CAPITAL STOCK

The following summary sets forth the material terms of our securities following the Business Combination. The following summary is not intended to be a complete summary of the rights and preferences of such securities, and is qualified by reference to the Charter, a copy of which is filed as an exhibit to the registration statement of which this prospectus forms a part, and the Combined Company’s amended and restated bylaws, a copy of which is filed as an exhibit to the registration statement of which this prospectus forms a part. We urge you to read the Charter and the Combined Company’s amended and restated bylaws in their entirety for a complete description of the rights and preferences of our securities following the consummation of the Business Combination.

Authorized and Outstanding Stock

The Charter authorizes the issuance of up to [●] shares, consisting of:

●	[●] shares of preferred stock, par value $0.0001 per share;
●	[●] shares of Class A Common Stock, par value $0.0001 per share; and
●	[●] shares of Class B Common Stock, par value $0.0001 per share.

Class A Common Stock

Upon completion of the Business Combination, we expect that there will be [●] shares of Class A Common Stock outstanding, assuming that (1) none of the holders of public shares of Class A Common Stock exercise their redemption rights, (2) the Earnout Shares are excluded unless and until such shares become earned in accordance with the Business Combination Agreement, (3) there is no exercise at the Closing of the Sponsor’s [●] private placement warrants at an exercise price of $11.50 per share (which warrants are not exercisable until the later of 12 months from the closing of the IPO and 30 days after the completion of the Business Combination), and (4) there are no other issuances of equity interests of ROCR prior to or in connection with the Closing. All shares of Class A Common Stock are fully paid and non-assessable. In connection with the Business Combination, the shares of Common Stock will automatically convert into shares of Class A Common Stock on a one-to-one basis in accordance with the Current Charter.

Voting Rights

Each holder of Class A Common Stock is entitled to one vote for each share of Class A Common Stock held by such holder on all matters on which stockholders generally are entitled to vote. Holders of Class A Common Stock will vote together with holders of Class B Common Stock as a single class on all matters presented to ROCR’s stockholders for their vote or approval. Except as described below, all matters to be voted on by stockholders must be approved by a majority of the votes entitled to be cast by all stockholders present in person (which would include presence at the virtual special meeting) or represented by proxy, voting together as a single class. Notwithstanding the foregoing, to the fullest extent permitted by law, holders of Class A Common Stock, as such, will have no voting power with respect to, and will not be entitled to vote on, any amendment to the Charter (including any certificate of designations relating to any series of Preferred Stock) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such securities, to vote thereon pursuant to the Proposed Certificate (including any certificate of designations relating to any series of Preferred Stock) or pursuant to the DGCL.

Pursuant to the Charter (i) the vote of holders of Class A Common Stock is not required to amend, alter, change, add to or repeal the bylaws so long as any such amendment, alteration, change, addition or repeal is consistent with Delaware law or the Charter and, in each case, subject to the rights of the parties to the Investor Rights Agreement, and (ii) a vote of at least 80% of the total voting power of QSI’s stock entitled to vote generally in the election of directors, voting together as a single class, is required to alter, amend, add to or repeal any of the provisions in Article X (Competition and Corporate Opportunities) of the Charter.

Dividend Rights. Subject to preferences that may be applicable to any outstanding Preferred Stock, the holders of shares of Class A Common Stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by the Board out of funds legally available therefor.

Rights upon Liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding up of ROCR’s affairs, the holders of Class A Common Stock are entitled to share ratably in all assets remaining after payment of ROCR’s debts and other liabilities, subject to prior distribution rights of Preferred Stock or any class or series of stock having preference over the Class A Common Stock, then outstanding, if any.

Other Rights. The holders of Class A Common Stock have no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to the Class A Common Stock. The rights, preferences and privileges of holders of the Class A Common Stock will be subject to those of the holders of any shares of Preferred Stock of ROCR that ROCR may issue in the future.

Class B Common Stock

Upon completion of the Business Combination, we expect that there will be [●] shares of Class B Common Stock outstanding, assuming that (1) the Earnout Shares are excluded unless and until such shares become earned in accordance with the Business Combination Agreement, and (2) there are no other issuances of equity interests of ROCR prior to or in connection with the Closing. All shares of Class B Common Stock are fully paid and non-assessable.

Voting Rights

Each holder of Class B Common Stock is entitled to one vote for each share of Class B Common Stock held by such holder on all matters on which stockholders generally are entitled to vote. Holders of Class B Common Stock will vote together with holders of Class A Common Stock as a single class on all matters presented to ROCR’s stockholders for their vote or approval. Except as described below, all matters to be voted on by stockholders must be approved by a majority of the votes entitled to be cast by all stockholders present in person (which would include presence at the virtual special meeting) or represented by proxy, voting together as a single class. Notwithstanding the foregoing, to the fullest extent permitted by law, holders of Class B Common Stock, as such, will have no voting power with respect to, and will not be entitled to vote on, any amendment to the Charter (including any certificate of designations relating to any series of Preferred Stock) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such securities, to vote thereon pursuant to the Proposed Certificate (including any certificate of designations relating to any series of Preferred Stock) or pursuant to the DGCL.

Pursuant to the Charter (i) the vote of holders of Class B Common Stock will not be required to amend, alter, change, add to or repeal the bylaws so long as any such amendment, alteration, change, addition or repeal is consistent with Delaware law or the Charter and, in each case, subject to the rights of the parties to the Investor Rights Agreement and (ii) a vote of at least 80% of the total voting power of ROCR’s stock entitled to vote generally in the election of directors, voting together as a single class, is required to alter, amend, add to or repeal any of the provisions in Article X (Competition and Corporate Opportunities) of the Charter.

Dividend Rights. The holders of the Class B Common Stock will not participate in any dividends declared by the Board.

Rights upon Liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the ROCR’s affairs, the holders of Class B Common Stock are not entitled to receive any assets of ROCR.

Other Rights. The holders of shares of Class B Common Stock do not have preemptive, subscription, redemption or conversion rights. There will be no redemption or sinking fund provisions applicable to the Class B Common Stock.

Issuance and Retirement of Class B Common Stock. In the event that any outstanding share of Class B Common Stock ceases to be held directly or indirectly by a holder of Common Units, such share will automatically be transferred to ROCR for no consideration and thereupon will be retired. ROCR will not issue additional shares of Class B Common Stock after the adoption of the Charter other than in connection with the valid issuance or transfer of a Common Unit in accordance with the governing documents of ROCR.

Preferred Stock

No shares of Preferred Stock will be issued or outstanding immediately after the completion of the Business Combination. The Charter will authorize the Board to establish one or more series of Preferred Stock. Unless required by law or any stock exchange, the authorized shares of Preferred Stock will be available for issuance without further action by the holders of the common stock of

ROCR. The Board has the discretion to determine the powers, preferences and relative, participating, optional and other special rights, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences of each series of Preferred Stock.

The issuance of Preferred Stock may have the effect of delaying, deferring or preventing a change in control of ROCR without further action by the stockholders. Additionally, the issuance of Preferred Stock may adversely affect the holders of the common stock of ROCR by restricting dividends on the Class A Common Stock, diluting the voting power of the Class B Common Stock or subordinating the liquidation rights of the Class A Common Stock. As a result of these or other factors, the issuance of Preferred Stock could have an adverse impact on the market price of the Class A Common Stock. Currently, we have no plans to issue any Preferred Stock.

Dividends

The payment of future dividends on the shares of Class A Common Stock will depend on the financial condition of ROCR after the completion of the Business Combination and will be subject to the discretion of the Board. There can be no guarantee that cash dividends will be declared. The ability of ROCR to declare dividends may be limited by the terms and conditions of other financing and other agreements entered into by ROCR or any of its subsidiaries from time to time.

Upon completion of the Business Combination, ROCR will be a holding company with no material assets other than ownership of QualTek Common Units.

Under the terms of the Third Amended and Restated Company LLCA, QualTek is obligated to make pro rata tax distributions to holders of QualTek Common Units calculated at certain assumed rates.. [In addition, pursuant to the Tax Receivable Agreement, ROCR will generally be required to pay the TRA Holders 85% of the amount of savings, if any, in U.S. federal, state, local, and foreign taxes that are based on, or measured with respect to, net income or profits, and any interest related thereto that ROCR (and applicable consolidated, unitary, or combined Subsidiaries thereof, if any) realizes, or is deemed to realize, as a result of certain tax attributes. ROCR anticipates that the distributions received from QualTek may, in certain periods, exceed its actual tax liabilities and obligations to make payments under the Tax Receivable Agreement. The board, in its sole discretion, will make any determination from time to time with respect to the use of any such excess cash so accumulated, which may include, among other uses, to pay dividends on Class A Common Stock. ROCR will have no obligation to distribute such cash (or other available cash other than any declared dividend) to its stockholders. See the risk factor entitled “Risk Factors — Risks Related to Tax — Our only principal asset following the Business Combination will be our interest in QualTek, and accordingly we will depend on distributions from QualTek to pay dividends, taxes, other expenses, and make any payments required to be made under the Tax Receivable Agreement.”

Investor Rights Agreement

At the Closing, ROCR (and subsequent to the Business Combination, the Combined Company), certain Sellers as set forth therein, the Equity Representative, the Sponsors, Sponsor Representative, and certain Other Holders (all as defined therein) will enter into an Investor Rights Agreement, pursuant to which the Registration Rights Agreement, dated as of March 2, 2021, between the Other Holders (as defined therein) and ROCR will be terminated and whereby the Buyer will agree to grant to the Holders (as defined therein), which includes certain equityholders of QualTek as well as the Sponsors, certain registration rights, including customary piggyback registration rights and demand registration rights immediately after the Closing, which are subject to customary terms and conditions, including with respect to cooperation and reduction of underwritten shelf takedown provisions (subject to lock-up restrictions for six months after the Closing Date). Additionally, the Investor Rights Agreement will set forth certain corporate governance standards relating to the Combined Company.

Certain Anti-Takeover Provisions of Delaware Law, the Charter and Amended and Restated Bylaws

The Charter, Amended and Restated Bylaws, the Investor Rights Agreement and the DGCL contain provisions that could have the effect of rendering more difficult, delaying, or preventing an acquisition deemed undesirable by our Board. These provisions could also make it difficult for stockholders to take certain actions, including electing directors who are not nominated by the members of our Board or taking other corporate actions, including effecting changes in our management. For instance, our Board will be empowered to elect a director to fill a vacancy created by the expansion of the Board or the resignation, death, or removal of a director in certain circumstances; and the advance notice provisions in the Amended and Restated Bylaws require that stockholders must comply with certain procedures in order to nominate candidates to our Board or to propose matters to be acted upon at a stockholders’ meeting.

Authorized but unissued Common Stock and preferred stock will be available for future issuances without stockholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved Common Stock and preferred stock could render more difficult or discourage an attempt to obtain control of the Company by means of a proxy contest, tender offer, merger or otherwise.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES FOR NON-U.S. HOLDERS OF CLASS A COMMON STOCK

The following summary sets forth below certain material U.S. federal income tax consequences for Non-U.S. Holders (as defined below) of Class A Common Stock as of the date hereof. This summary is based upon the Internal Revenue Code of 1986, as amended (the “Code”), the regulations promulgated by the U.S. Treasury Department, current administrative interpretations and practices of the U.S. Internal Revenue Service (the “IRS”) and judicial decisions, all as currently in effect as of the date hereof and all of which are subject to differing interpretations or change, possibly with retroactive effect. No assurance can be given that the IRS will not assert, or that a court will not sustain a position contrary to any of the tax considerations described below. This summary does not discuss all aspects of U.S. federal income taxation that may be relevant to particular holders in light of their particular circumstances, and does not address the U.S. federal income tax consequences to holders that are subject to special tax rules, including, without limitation: financial institutions, insurance companies, mutual funds, pension plans, S corporations, controlled foreign corporations, broker-dealers, traders in securities that elect mark-to-market treatment, regulated investment companies, real estate investment trusts, partnerships and their partners, tax-exempt organizations (including private foundations), investors that hold Class A Common Stock as part of a “straddle,” “hedge,” “conversion,” “synthetic security,” “constructive ownership transaction,” “constructive sale” or other integrated transaction for U.S. federal income tax purposes, holders subject to the alternative minimum tax provisions of the Code, holders who acquired Class A Common Stock directly or indirectly in connection with performance of services, pursuant to an exercise of employee options, in connection with employee incentive plans or otherwise as compensation, the Sponsor and its affiliates, persons who actually or constructively own 5% or more (by vote or value) of the Class A Common Stock, persons required to accelerate the recognition of any item of gross income with respect to Class A Common Stock as a result of such income being recognized on an applicable financial statement, and U.S. expatriates, all of whom may be subject to tax rules that differ materially from those summarized below. In addition, this summary does not discuss any state, local, or non-United States tax considerations, any non-income tax (such as gift or estate tax) considerations, the alternative minimum tax, the Medicare tax on certain net investment income, or any tax reporting obligations in respect of the ownership of Class A Common Stock. This summary does not address any tax consequences to holders that directly or indirectly held equity interests in QualTek prior to the Business Combination, including the Pre-PIPE Investors, and holders of Class A Common Stock that also hold, directly or indirectly, equity interests in QualTek. In addition, this summary is limited to holders that hold Class A Common Stock as “capital assets” (generally, property held for investment) under the Code.

If a partnership (including an entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds Class A Common Stock, the tax treatment of a partner in such partnership will generally depend upon the status of the partner, the activities of the partnership and the partner and certain determinations made at the partner level. If you are a partner of a partnership holding Class A Common Stock, you are urged to consult your tax advisor.

For purposes of this discussion, a “Non-U.S. Holder” is a beneficial owner for U.S. federal income tax purposes of Class A Common Stock that is not any of the following:

●	an individual who is a United States citizen or resident of the United States;
●	a corporation (including an entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;
●	an estate, the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or
●	a trust (i) the administration of which is subject to the primary supervision of a United States court and which has one or more United States persons (within the meaning of the Code) who have the authority to control all substantial decisions of the trust or (ii) that has in effect a valid election under applicable Treasury regulations to be treated as a United States person.

Gain on Sale, Taxable Exchange, or Other Taxable Disposition of Class A Common Stock

Subject to the discussions below under “— Information Reporting and Backup Withholding” and “—FATCA,” a Non-U.S. Holder generally will not be subject to U.S. federal income or withholding tax in respect of gain recognized on a taxable disposition of its Class A Common Stock, unless:

●	the gain is effectively connected with the conduct of a trade or business by the Non-U.S. Holder within the United States (and, under certain income tax treaties, is attributable to a United States permanent establishment or fixed base maintained by the Non-U.S. Holder), in which case, a non-corporate Non-U.S. Holder will be subject to tax on the net gain derived from the sale under regular graduated U.S. federal income tax rates, and a corporate Non-U.S. Holder may be subject to an additional branch profits tax at a 30% rate (or lower rate as may be specified by an applicable income tax treaty);
●	the Non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year in which the disposition takes place and certain other conditions are met, in which case the Non-U.S. Holder will generally be subject to a 30% tax on the individual’s net capital gain for the year; or
●	QSI is or has been a “United States real property holding corporation” for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of disposition or the period that the Non-U.S. Holder held Class A Common Stock, and, in the case where shares of Class A Common Stock are regularly traded on an established securities market, the Non-U.S. Holder has owned, directly or constructively, more than 5% of the Class A Common Stock at any time within the shorter of the five-year period preceding the disposition or such Non-U.S. Holder’s holding period for the shares of Class A Common Stock.

With respect to the third bullet point above (if applicable to a particular Non-U.S. Holder), gain recognized by such Non-U.S. Holder on the sale, exchange or other disposition of Class A Common Stock will be subject to tax at generally applicable U.S. federal income tax rates. There can be no assurance that the Class A Common Stock will be treated as regularly traded on an established securities market for this purpose. QSI does not believe that it is or has been a United States real property holding corporation for U.S. federal income tax purposes but there can be no assurance in this regard. QSI would be classified as a United States real property holding corporation if the fair market value of its “United States real property interests” equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests plus its other assets used or held for use in a trade or business, as determined for U.S. federal income tax purposes.

Taxation of Distributions

Subject to the discussions below under “— Information Reporting and Backup Withholding” and “—FATCA,” in general, any distributions QSI makes to a Non-U.S. Holder on shares of Class A Common Stock, to the extent paid out of QSI’s current or accumulated earnings and profits (as determined under U.S. federal income tax principles), will constitute dividends for U.S. federal income tax purposes and, provided such dividends are not effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, under certain income tax treaties, attributable to a United States permanent establishment or fixed base maintained by the Non-U.S. Holder), the applicable withholding agent will be required to withhold tax from the gross amount of the dividend at a rate of 30%, unless such Non-U.S. Holder is eligible for a reduced rate of withholding tax under an applicable income tax treaty and provides proper certification of its eligibility for such reduced rate. Any distribution not constituting a dividend will be treated first as reducing (but not below zero) the Non-U.S. Holder’s adjusted tax basis in its shares of Class A Common Stock (and, subject to the discussion below under “— Information Reporting and Backup Withholding” and “— FATCA,” and the third bullet point above under “— Gain on Sale, Taxable Exchange or Other Taxable Disposition of Class A Common Stock,” to the extent such distribution does not exceed the adjusted tax basis such amount will generally not be subject to withholding) and, to the extent such distribution exceeds the Non-U.S. Holder’s adjusted tax basis, as gain realized from the sale or other disposition of Class A Common Stock, which will be treated as described above under “— Gain on Sale, Taxable Exchange or Other Taxable Disposition of Class A Common Stock.” In addition, if QSI determines that it is classified as a United States real property holding corporation, it will withhold 15% of any distribution that exceeds QSI’s current and accumulated earnings and profits.

Dividends QSI pays to a Non-U.S. Holder that are effectively connected with such Non-U.S. Holder’s conduct of a trade or business within the United States (and, under certain income tax treaties, attributable to a United States permanent establishment or fixed base maintained by the Non-U.S. Holder), generally will not be subject to U.S. federal withholding tax, provided such Non-U.S. Holder complies with certain certification and disclosure requirements. Instead, such dividends generally will be subject to U.S. federal income tax, net of certain deductions, at the same graduated individual or corporate rates applicable to United States persons as defined under the Code (subject to an exemption or reduction in such tax as may be provided by an applicable income tax treaty). If the Non-U.S. Holder is a corporation, dividends that are effectively connected income may also be subject to an additional “branch profits tax” at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty).

Information Reporting and Backup Withholding

QSI generally must report annually to the IRS and to each Non-U.S. Holder the amount of dividends paid to such holder and the tax withheld with respect to such dividends, regardless of whether withholding was required. A Non-U.S. Holder may have to comply with certification procedures to establish that it is not a United States person in order to avoid information reporting and backup withholding requirements. The certification procedures required to claim a reduced rate of withholding under an applicable income tax treaty generally will satisfy a Non-U.S. Holder’s certification requirements necessary to avoid backup withholding as well. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will generally be allowed as a refund or a credit against a Non-U.S. Holders U.S. federal income tax liability provided the required information is timely furnished to the IRS. Holders should consult their tax advisors regarding the application of information reporting and backup withholding to them.

FATCA

Under sections 1471 to 1474 of the Code (commonly referred to as “FATCA”) a 30% withholding tax generally applies with respect to certain payments on and, subject to the regulatory relief described below, gross proceeds from a sale or disposition of, Class A Common Stock if paid to (i) a foreign financial institution (as the beneficial owner or as an intermediary for the beneficial owner), unless such institution (a) enters into, and is in compliance with, a withholding and information reporting agreement with the U.S. government to collect and provide to the U.S. tax authorities substantial information regarding U.S. account holders of such institution (which would include certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with U.S. owners) or (b) is a resident in a country that has entered into an intergovernmental agreement with the United States in relation to such withholding and information reporting and the financial institution complies with the related information reporting requirements of such country or (ii) a foreign entity that is not a financial institution (as the beneficial owner or as an intermediary for the beneficial owner), unless such entity provides the withholding agent with a certification identifying the substantial United States owners of the entity, which generally includes any United States person who directly or indirectly owns more than 10% of the entity, or such entity otherwise qualifies for an exemption from these rules. An intergovernmental agreement between the United States and the applicable foreign country, or future U.S. Treasury regulations or other guidance, may modify these requirements. Under proposed U.S. Treasury regulations that may be relied upon pending finalization, the withholding tax on gross proceeds would be eliminated and, consequently, FATCA withholding on gross proceeds is not expected to apply unless such proposed U.S. Treasury regulations are modified, withdrawn or replaced in a manner that would subject gross proceeds to FATCA withholding. Non-U.S. Holders should consult their tax advisors regarding the possible implications of such withholding tax.

NON-U.S. HOLDERS OF CLASS A COMMON STOCK ARE URGED TO CONSULT THEIR TAX ADVISORS CONCERNING THE U.S. FEDERAL, STATE, LOCAL, AND FOREIGN INCOME AND OTHER TAX CONSEQUENCES THEREOF.

SELLING STOCKHOLDERS

The shares of Class A Common Stock being offered by the Selling Stockholders are those previously issued to the Selling Stockholders in connection with the Business Combination. We are registering the shares of Class A Common Stock in order to permit the Selling Stockholders to offer the shares of Class A Common Stock for resale from time to time. Except for (x) the ownership of the shares of Class A Common Stock, securities of QualTek or securities of QSI, as applicable, (y) service as executive officers and/or directors of ROCR, QualTek or the Combined Company, as applicable, and (z) as described under “Certain Relationships and Related Party Transactions,” the Selling Stockholders have not had any material relationship with us within the past three years.

The table below lists the Selling Stockholders and other information regarding the beneficial ownership of the shares of Class A Common Stock, including any shares of Class A Common Stock underlying Private Units, by each of the Selling Stockholders. The second column lists the number of shares of Class A Common Stock beneficially owned by each Selling Stockholder, based on its ownership of the shares of Class A Common Stock, as of            , 2021.

The third column lists the number of shares of Class A Common Stock being offered by this prospectus by each of the Selling Stockholders.

The fourth column lists the number of shares of Class A Common Stock owned by each of the Selling Stockholders following the sale of the maximum number of shares of Class A Common Stock listed in the third column by such Selling Stockholder.

The Selling Stockholders may sell all, some or none of their shares in this offering. See “Plan of Distribution.”

		Maximum Number
		of Shares of	Number of
	Number of	Class A	Shares	Percent
	Shares of	Common Stock	of Class A	of Shares of
	Class A	To Be	Common	Class A
	Common Stock	Sold Pursuant	Stock	Common Stock
	Owned Prior to	to this	Owned After	Owned After
NAME OF SELLING SHAREHOLDER	the Offering	Prospectus	the Offering	the Offering(1)

Victoria Partner LP(2)	2,125,000	2,125,000	—
ZCA Private Investments Fund II, LP(3)	375,000	375,000	—
CVI Investments, Inc.(4)	1,125,000	1,125,000	—
DS Liquid Div RVA MON LLC(5)	379,688	379,688	—
Monashee Solitario Fund LP(6)	632,813	632,813	—
Pacera Larson Ventures LLC(7)	437,500	437,500	—
ACT Capital Partners, LP(8)	125,000	125,00	—
The Ecker Family Partnership(9)	25,000	25,000	—
Gingko Fund, LLC(10)	182,500	182,500	—
Whitethorne Fund, LLC(11)	105,000	105,000	—
Granite Point Capital Master Fund, LP(12)	225,000	225,000	—
Granite Point Capital Scorpion Focused Ideas Fund(13)	112,500	112,500	—
Emerson 1993 Family Trust(14)	275,000	275,000	—
Emerson Partners(15)	75,000	75,000	—
SNP Family Partnership(16)	150,000	150,000	—
David S. Zelman(17)	112,500	112,500	—
Millrace Capital, LP(18)	36,563	36,563	—
Millrace Fund, LP(19)	390,938	390,938	—
BCP QualTek LLC(20)	750,000	750,000	—
Casing & Co. F/B/O Wasatch Micro Cap Fund(21)	1,700,000	1,700,000	—
Roth Capital Partners, LLC(22)	607,231	594,588	12,643
Aaron M. Gurewitz, as Trustee of the AMG Trust established January 23, 2007(23)	136,202	16,662	119,540
Gordon J. Roth(24)	99,852	7,500	92,352
Matthew Day(25)	16,093	2,000	14,093

		Maximum Number
		of Shares of	Number of
	Number of	Class A	Shares	Percent
	Shares of	Common Stock	of Class A	of Shares of
	Class A	To Be	Common	Class A
	Common Stock	Sold Pursuant	Stock	Common Stock
	Owned Prior to	to this	Owned After	Owned After
NAME OF SELLING SHAREHOLDER	the Offering	Prospectus	the Offering	the Offering(1)

Theodore D. Roth(26)	57,298	5,000	52,298
Mike Anderson(27)	51,031	6,243	44,788
Brad Baker(28)	102,062	12,485	89,577
Craig-Hallum Capital Group LLC(29)	589,761	450,235	139,526
Steve Dyer(30)	51,031	6,243	44,788
Kevin Harris(31)	102,062	12,485	89,577
William F. Hartfiel III(32)	102,062	12,485	89,577
Donald Ryan Hultstrand(33)	76,547	9,364	67,183
Dan Kapke(34)	25,515	3,121	22,394
John Lipman(35)	796,862	97,481	699,381
Christian Schwab(36)	25,515	3,121	22,394
George Sutton(37)	51,031	6,243	44,788
James Zavoral(38)	51,031	6,243	44,788
Patriot Strategy Partners LLC(39)	200,000	200,000	—
Arieh Coll(40)	200,000	200,000	—
Harbour Holdings Ltd.(41)	5,000	5,000	—
Skylands Special Investment LLC(42)	37,500	37,500	—
Skylands Special Investment II LLC(43)	7,500	7,500	—
Daniel Alpert Trust UAD 12/27/90(44)	5,000	5,000	—
Falan Harriman Alpert(45)	5,000	5,000	—
Hillary Alpert(46)	5,000	5,000	—
Robert Alpert(47)	35,000	35,000	—
Eric Andell(48)	2,500	2,500	—
George Ball(49)	5,000	5,000	—
Mia Scarlet Batistick 2016 Trust UAD 12/23/16(50)	2,000	2,000	—
Jim Berger(51)	5,000	5,000	—
Katherine Bousquet Cain(52)	2,000	2,000	—
Eileen V. Christmas(53)	15,000	15,000	—
James W. Christmas(54)	50,000	50,000	—
Daniel J. Clark(55)	30,000	30,000	—
Sheldrake Holdings LLC(56)	15,000	15,000	—
The Donald J. Draizin Revocable Trust Dtd 10/04/2006(57)	10,000	10,000	—
William Roger Clemens & Debbie Lynn Clemens JT WROS(58)	10,000	10,000	—
Morton A Cohn Private Equity(59)	20,000	20,000	—
Eileen Colgin 2015 Grandchildren’s TRU UAD 12/03/15(60)	3,000	3,000	—
Kirk L. Covington(61)	30,000	30,000	—
Summer Lynn Cunningham 2015 Children’s Trust(62)	2,500	2,500	—
Dillard Group of Texas LTD(63)	10,000	10,000	—
Dillco Inc.(64)	15,000	15,000	—
Luke J. Drury Non-Exempt Trust(65)	15,000	15,000	—
Matthew J. Drury Non-Exempt Trust(66)	15,000	15,000	—
Tanya J. Drury(67)	30,000	30,000	—
Tanya Jo Drury Trust(68)	30,000	30,000	—
Leigh Ellis & Mimi G. Ellis JTWROS(69)	5,000	5,000	—
Diego Fernandez & Mallory Fernandez JT TEN(70)	2,000	2,000	—
Vincent D. Foster(71)	10,000	10,000	—
Ariana J. Gale 2006 Trust DTD 3/26/2006(72)	10,000	10,000	—
James Gale(73)	10,000	10,000	—

		Maximum Number
		of Shares of	Number of
	Number of	Class A	Shares	Percent
	Shares of	Common Stock	of Class A	of Shares of
	Class A	To Be	Common	Class A
	Common Stock	Sold Pursuant	Stock	Common Stock
	Owned Prior to	to this	Owned After	Owned After
NAME OF SELLING SHAREHOLDER	the Offering	Prospectus	the Offering	the Offering(1)

Russel Hardin Jr.(74)	30,000	30,000	—
Steve Harter(75)	20,000	20,000	—
Edward F. Heil(76)	100,000	100,000	—
Wolf Canyon LTD- Special(77)	20,000	20,000	—
Keenan Limited Partnership(78)	15,000	15,000	—
Kosberg Holdings LLC(79)	50,000	50,000	—
Kevin Matocha & Sarah Matocha(80)	7,500	7,500	—
Paul Mitcham(81)	25,000	25,000	—
Michael Mitchell(82)	5,000	5,000	—
Gary R. Petersen(83)	30,000	30,000	—
Christine M. Patterson(84)	5,000	5,000	—
Proto Investments Ltd(85)	15,000	15,000	—
Russell Hardin Jr. Grandchildren’s TRU UAD 12/03/15(86)	2,500	2,500	—
Nolan Ryan(87)	10,000	10,000	—
Don A. Sanders Children’s Trust DTD 2003(88)	30,000	30,000	—
2009 Sanders Children’s Trust UAD 10/21/09 FBO Christopher Collmer(89)	3,000	3,000	—
2009 Sanders Childrens Trust UAD 10/21/09 FBO Chelsea Collmer(90)	4,000	4,000	—
Albert Sanders Keller TR U/T/D 02/11/97(91)	5,000	5,000	—
Sela Rivas Sanders 2003 U/A/D 06/16/03(92)	4,000	4,000	—
Nolan Bradley Sanders 2005 U/A/D 06/16/03(93)	4,000	4,000	—
Don A. Sanders(94)	50,000	50,000	—
Katherine U. Sanders(95)	30,000	30,000	—
Laura K. Sanders(96)	20,000	20,000	—
Quincy Catalina Sanders 2009 TR(97)	4,000	4,000	—
Andrew Schatte and Annette Schatte JT TEN(98)	10,000	10,000	—
Steve Scott(99)	40,000	40,000	—
Melanie E. Shaw 2015 Children’s Trust UAD 12/07/15(100)	2,500	2,500	—
Shawn Paul Kettler 2015 Children’s Trusts UAD 12/07/15(101)	2,500	2,500	—
Arthur Haag Sherman(102)	12,500	12,500	—
Julia Grace Sherman Trust UAD 12/26/06(103)	2,500	2,500	—
Carson Alaina Sherman Trust UAD 03/11/01(104)	2,500	2,500	—
Janet E. Sikes(105)	2,500	2,500	—
Howard Silverman & Phyllis Silverman TEN COM(106)	20,000	20,000	—
Craig A.Smith & Lisa J. Smith JTWROS(107)	12,500	12,500	—
Platinum Business Investment(108)	40,000	40,000	—
Matthew Swarts(109)	2,500	2,500	—
Tanglewood Family LTD Partnership(110)	10,000	10,000	—
David Towery(111)	10,000	10,000	—
John Whitmire(112)	7,500	7,500	—
John Whitmire Campaign(113)	20,000	20,000	—
John Harris Whitmire 2015 Grandchildren’s Trust(114)	3,000	3,000	—
John W. Johnson(115)	25,000	25,000	—

*Represents beneficial ownership of less than 1%.

(1)	The percentage of beneficial ownership after this offering is calculated based on [ ] shares of Class A Common Stock outstanding as of the date of this prospectus. Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares beneficially owned by them.
(2)	The address of Victoria Partner LP is 10801 W. Charleston Boulevard, Suite 600 Las Vegas, NY 89135.
(3)	The address of ZCA Private Investments Fund II, LP is 1205 Westlakes Drive, Berwyn, PA 19312.
(4)	Heights Capital Management, Inc., the authorized agent of CVI Investments, Inc. (“CVI”), has discretionary authority to vote and dispose of the shares held by CVI and may be deemed to be the beneficial owner of these shares. Martin Kobinger, in his capacity as Investment Manager of Heights Capital Management, Inc., may also be deemed to have investment discretion and voting power over the shares held by CVI. Mr. Kobinger disclaims any such beneficial ownership of the shares. The principal business address of CVI is c/o Heights Capital Management, Inc., 101 California Street, Suite 3250, San Francisco, California 94111.
(5)	The address of DS Liquid Div RVA MON LLC is c/o Monashee Investment Management LLC, 75 Park Plaza, 2nd Floor, Boston MA 02116.
(6)	The address of Monashee Solitario Fund LP is c/o Monashee Investment Management LLC, 75 Park Plaza, 2nd Floor, Boston MA 02116.
(7)	The address of Pacera Larson Ventures LLC is 555 Croton Rd Suite 307, King of Prussia, PA 19406.
(8)	Amir L. Ecker has voting and dispositive power over the shares held by ACT Capital Partners LP. The address of ACT Capital Partners, LP is c/o ACT Capital Management, LLC 100 W. Lancaster Avenue, Suite 110, Wayne, PA 19087.
(9)	Amir L. Ecker has voting and dispositive power over the shares held by The Ecker Family Partnership. The address of The Ecker Family Partnership is c/o ACT Capital Management, LLC 100 W. Lancaster Avenue, Suite 110, Wayne, PA 19087.
(10)	Amir L. Ecker has voting and dispositive power over the shares held by Gingko Fund, LLC. The address of Gingko Fund, LLC is c/o ACT Capital Management, LLC 100 W. Lancaster Avenue, Suite 110, Wayne, PA 19087.
(11)	Amir L. Ecker has voting and dispositive power over the shares held by Whitethorne Fund, LLC. The address of Whitethorne Fund, LLC is c/o ACT Capital Management, LLC 100 W. Lancaster Avenue, Suite 110, Wayne, PA 19087.
(12)	Warren B. Lammert, III has voting and dispositive power over the shares held by Granite Point Capital Master Fund, LP. The address of Granite Point Capital Master Fund, LP is 109 State Street, 5th Floor, Boston, MA 02109.
(13)	Warren B. Lammert, III has voting and dispositive power over the shares held by Granite Point Capital Scorpion Focused Ideas Fund. The address of Granite Point Capital Scorpion Focused Ideas Fund is 109 State Street, 5th Floor, Boston, MA 02109.
(14)	V. Steven Emerson has voting and dispositive power over the shares held by Emerson 1993 Family Trust. The address of Emerson 1993 Family Trust is 1522 Ensley Avenue, Los Angeles, CA 90024.
(15)	V. Steven Emerson has voting and dispositive power over the shares held by Emerson Partners. The address of Emerson Partners is 1522 Ensley Avenue, Los Angeles, CA 90024.
(16)	The address of SNP Family Partnership is 21200 NE 38th Avenue, Unit 2101, Aventura, FL 33180-3785.
(17)	The address of David S. Zelman is 2701 E. Oviatt Road, Suite 14, Bay Village, OH 44140.
(18)	William L. Kitchel III has voting and dispositive power over the shares held by Millrace Capital, LP. The address of Millrace Capital, LP is c/o Millrace Asset Group, Inc., 1205 Westlakes Dr., Suite 375, Berwyn, PA 19312.

(19)	William L. Kitchel III has voting and dispositive power over the shares held by Millrace Fund, LP. The address of Millrace Fund, LP is c/o Millrace Asset Group, Inc., 1205 Westlakes Dr., Suite 375, Berwyn, PA 19312.
(20)	The address of BCP Qualtek LLC is 650 5th Avenue, New York, NY 10019.
(21)	Ken Korngiebel has voting and dispositive power over the shares held by Casing & Co. F/B/O Wasatch Micro Cap Fund. The address of Casing & Co. F/B/O Wasatch Micro Cap Fund is c/o Wasatch Global Investors, 505 Wakara Drive, Suite 300, Salt Lake City, UT 84108.
(22)	Byron Roth and Gordon Roth, both members of Roth Capital Partners, LLC, have voting and dispositive power over the shares held by Roth Capital Partners, LLC. The address of Roth Capital Partners, LLC is 888 San Clemente Drive, Suite 400, Newport Beach, CA 92660.
(23)	The address of Aaron M. Gurewitz, as Trustee of the AMG Trust established 1/23/2007 is c/o Roth Capital Partners, LLC, 888 San Clemente Drive, Suite 400, Newport Beach, CA 92660. Excludes the impact of any forfeitures of Founder Shares pursuant to the Founder Shares Forfeiture and Lock-Up Agreement.
(24)	The address of Gordon J. Roth is c/o Roth Capital Partners, LLC, 888 San Clemente Drive, Suite 400, Newport Beach, CA 92660. Excludes the impact of any forfeitures of Founder Shares pursuant to the Founder Shares Forfeiture and Lock-Up Agreement.
(25)	The address of Matthew Day is c/o Roth Capital Partners, LLC, 888 San Clemente Drive, Suite 400, Newport Beach, CA 92660. Excludes the impact of any forfeitures of Founder Shares pursuant to the Founder Shares Forfeiture and Lock-Up Agreement.
(26)	The address of Theodore D. Roth is c/o Roth Capital Partners, LLC, 888 San Clemente Drive, Suite 400, Newport Beach, CA 92660. Excludes the impact of any forfeitures of Founder Shares pursuant to the Founder Shares Forfeiture and Lock-Up Agreement.
(27)	The address of Mike Anderson is c/o Craig-Hallum Capital Group LLC, 222 South 9th Street, Suite 350, Minneapolis, MN 55402. Excludes the impact of any forfeitures of Founder Shares pursuant to the Founder Shares Forfeiture and Lock-Up Agreement.
(28)	The address of Brad Baker is c/o Craig-Hallum Capital Group LLC, 222 South 9th Street, Suite 350, Minneapolis, MN 55402. Excludes the impact of any forfeitures of Founder Shares pursuant to the Founder Shares Forfeiture and Lock-Up Agreement.
(29)	The address of Craig-Hallum Capital Group LLC is 222 South 9th Street, Suite 350, Minneapolis, MN 55402. Excludes the impact of any forfeitures of Founder Shares pursuant to the Founder Shares Forfeiture and Lock-Up Agreement.
(30)	The address of Steve Dyer is c/o Craig-Hallum Capital Group LLC, 222 South 9th Street, Suite 350, Minneapolis, MN 55402. Excludes the impact of any forfeitures of Founder Shares pursuant to the Founder Shares Forfeiture and Lock-Up Agreement.
(31)	The address of Kevin Harris is c/o Craig-Hallum Capital Group LLC, 222 South 9th Street, Suite 350, Minneapolis, MN 55402. Excludes the impact of any forfeitures of Founder Shares pursuant to the Founder Shares Forfeiture and Lock-Up Agreement.
(32)	The address of William F. Hartfiel III is c/o Craig-Hallum Capital Group LLC, 222 South 9th Street, Suite 350, Minneapolis, MN 55402. Mr. Hartfiel and at least three other individuals each have voting and dispositive power over the shares owned by Craig-Hallum Capital Group LLC. Under the so-called “rule of three,” if voting and dispositive decisions regarding an entity’s securities are made by three or more individuals, and a voting or dispositive decision requires the approval of a majority of those individuals, then none of the individuals is deemed a beneficial owner of the entity’s securities. Based upon the foregoing analysis, the aforementioned individuals do not exercise voting or dispositive control over any of the securities held by Craig-Hallum Capital Group LLC, even those in which he directly holds a pecuniary interest. Accordingly, none of them will be deemed to have or share beneficial ownership of such shares. The address is c/o Craig-Hallum, 222 S 9th Street, Suite 350, Minneapolis, MN 55402. Excludes the impact of any forfeitures of Founder Shares pursuant to the Founder Shares Forfeiture and Lock-Up Agreement.
(33)	The address of Donald Ryan Hulstrand is c/o Craig-Hallum Capital Group LLC, 222 South 9th Street, Suite 350, Minneapolis, MN 55402. Excludes the impact of any forfeitures of Founder Shares pursuant to the Founder Shares Forfeiture and Lock-Up Agreement.
(34)	The address of Dan Kapke is c/o Craig Hallum Capital Group LLC, 222 South 9th Street, Suite 350, Minneapolis, MN 55402. Excludes the impact of any forfeitures of Founder Shares pursuant to the Founder Shares Forfeiture and Lock-Up Agreement.
(35)	The address of John Lipman is c/o Craig-Hallum Capital Group LLC, 222 South 9th Street, Suite 350, Minneapolis, MN 55402. Excludes the impact of any forfeitures of Founder Shares pursuant to the Founder Shares Forfeiture and Lock-Up Agreement.
(36)	The address of Christian Schwab is c/o Craig-Hallum Capital Group LLC, 222 South 9th Street, Suite 350, Minneapolis, MN 55402. Excludes the impact of any forfeitures of Founder Shares pursuant to the Founder Shares Forfeiture and Lock-Up Agreement.
(37)	The address of George Sutton is c/o Craig-Hallum Capital Group LLC, 222 South 9th Street, Suite 350, Minneapolis, MN 55402. Excludes the impact of any forfeitures of Founder Shares pursuant to the Founder Shares Forfeiture and Lock-Up Agreement.
(38)	The address of James Zavoral is c/o Craig-Hallum Capital Group LLC, 222 South 9th Street, Suite 350, Minneapolis, MN 55402. Excludes the impact of any forfeitures of Founder Shares pursuant to the Founder Shares Forfeiture and Lock-Up Agreement.
(39)	Lara Brody has voting and dispositive power over the shares held by Patriot Strategy Partners LLC. The address of Patriot Strategy Partners LLC is 2 Greenwich Office Park, Suite 300, Greenwich, CT 06831.
(40)	The address of Arieh Coll is 103 Stanton Avenue, Auburndale, MA 02466.
(41)	Charles A Paquelet has voting and dispositive power over the shares held by Harbour Holdings Ltd. The address of Harbour Holdings Ltd is c/o Skylands Capital, LLC, 1200 N. Mayfair Rd, Suite 250, Milwaukee WI 53226.
(42)	Charles A Paquelet has voting and dispositive power over the shares held by Skyland Special Investment LLC. The address of Skylands Special Investment LLC is c/o Skylands Capital, LLC, 1200 N. Mayfair Rd, Suite 250, Milwaukee WI 53226.
(43)	Charles A Paquelet has voting and dispositive power over the shares held by Skylands Special Investment II LLC. The address of Skylands Special Investment II LLC is c/o Skylands Capital, LLC, 1200 N. Mayfair Rd, Suite 250, Milwaukee WI 53226.
(44)	Linda Stanley is the trustee of Daniel Alpert Trust UAD 12/27/90 with an address of 12802 N. Scottsdale Road, Scottsdale, AZ 85254-5344.
(45)	Falan Harriman Alpert has an address of 12802 N. Scottsdale Road, Scottsdale, AZ 85254-5344.
(46)	Hillary Alpert has an address of 8389 N. 58th Place, Paradise Valley, AZ 85253-8132.
(47)	Robert Alpert has an address of 12802 N. Scottsdale Road, Scottsdale, AZ 85254-5344.
(48)	Eric Andell has an address of 1111 Caroline Suite 2614, Houston, TX 77010-3044.
(49)	George Ball has an address of 600 Travis Street, Suite 5900, Houston, TX 77002-2909.

(50)	Susan Ashley Batistick is the trustee of Mia Scarlet Batistick 2016 Trust UAD 12/23/16 whose address is 3411 Madera Avenue, Los Angeles, CA 90039-1927.
(51)	Jim Berger has an address of PO Box 890, Simonton, TX 77476-0890.
(52)	The address of Katherine Bousquet Cain is 1709 Bauerle Avenue, Austin, TX 78704-3303.
(53)	Eileen V. Christmas has an address of 1089 Oceanfront, E, Atlantic Beach, NY 11561-1100.
(54)	James W. Christmas has an address of 1089 Oceanfront, E, Atlantic Beach, NY 11561-1100.
(55)	Daniel J. Clark has an address of 30 Whitetail Lane, Chagrin Falls, OH 44022-3600.
(56)	Adam R. Draizin has voting and dispositive power over the shares held by Sheldrake Holdings LLC whose address is 571 Golf Course Road, Friday Harbor, WA 98250.
(57)	Donald J. Draizin is the trustee of The Donald J. Draizin Revocable Trust Dtd 10/04/2006 with an address of 120 Saint Edwards Place, Palm Beach Gardens, FL 33418.
(58)	William Roger Clemens & Debbie Lynn Clemens JT WROS has an address of 8572 Katy FWY Suite 106, Houston, TX 77024-1821.
(59)	Morton A. Cohn has voting and dispositive power over the shares held by Morton A. Cohen Private Equity whose address is 800 Bering Drive, Suite 210, Houston, TX 77057-2130.
(60)	Eileen Colgin is the trustee of Eileen Colgin 2015 Grandchildren’s TRU UAD 12/03/15 with an address of 2012 N. Fisher Court, Pasadena, TX 77502-5534.
(61)	Kirk L. Covington has an address of 921 Lauder Drive, Spicewood, TX 78669-2493.
(62)	Summer Cunningham is trustee of Summer Lynn Cunningham 2015 Children’s Trust whose address is 3114 Latrobe Lane, Katy, TX 77450-8538.
(63)	Max Dillard has voting and dispositive power over the shares held by Dillard Group of Texas LTD. The address of Dillard Group of Texas LTD is 3408 Southwestern Boulevard, Dallas, TX 75225-7655.
(64)	Max Dillard has voting and dispositive power over the shares held by Dillco Inc. The address of Dillco Inc. is 3408 Southwestern Boulevard, Dallas, TX 75225-7655.
(65)	Luke Drury is the trustee of Luke J. Drury Non-Exempt Trust with an address of 11519 St. Germain Way, Houston, TX 77082-2733.
(66)	Matthew Drury is the trustee of Matthew J. Drury Non-Exempt Trust with an address of 3215 Tangley Road, Houston, TX 77005-2243.
(67)	Tanya Drury has an address of 109 Timberwilde, Houston, TX 77024-6947.
(68)	Don Sanders is trustee of Tanya Jo Drury Trust whose address is 600 Travis Suite 5900, Houston, TX 77002-2909.
(69)	Leigh Ellis & Mimi G. Ellis JTWROS has an address of 2206 Mimosa Drive, Houston, TX 77019.
(70)	Diego Fernandez & Mallory Fernandez JT TEN has an address of 1300 Post Oak Boulevard, Suite 800, Houston, TX 77056-3011.
(71)	Vincent Foster has an address of 1300 Post Oak Boulevard, #800, Houston, TX 77056-3011.

(72)	Don Sanders is the Trustee of Ariana J. Gale 2006 Trust DTD 3/26/2006 whose address is 600 Travis Street, Suite 5900, Houston, TX 77002-2909.
(73)	James Gale has an address of 315 W. 106th Street Apt. 4A, New York, NY 10025.
(74)	Russel Hardin Jr. has an address of 1401 McKinney Street, Suite 2250, Houston, TX 77010-4000.
(75)	Steve Harter has an address of 426 W. Cowan Drive, Houston, TX 77007-5035.
(76)	Edward F. Heil has an address of 8052 Fisher Island Drive, Miami Beach, FL 33109-1062.
(77)	Carolyn Keenan has voting and dispositive power over the shares held by Wolf Canyon Ltd whose address is 206 Birdsall Houston, TX 77007-8108.
(78)	Carolyn Keenan has voting and dispositive power over the shares held by Keenan Limited Partnership which has an address of 206 Birdsall, Houston, TX 7707-8108.
(79)	Livingston Kosberg has voting and dispositive power over the shares held by Kosberg Holdings LLC with an address of PO Box 27376, Houston, TX 77227-7376.
(80)	Kevin Matocha & Sarah Matocha have an address of 5120 Longmont Drive, #7, Houston, TX 77056.
(81)	Paul Mitcham has an address of 907 Enclave Lake Drive, Houston, TX 77077-1552.
(82)	Michael Mitchell has an address of 727 Wittenberg Road, Mount Tremper, NY 12457-5130.
(83)	Gary R. Petersen has an address of 1100 Louisiana Street, Suite 4900, Houston, TX 77002-5217.
(84)	Christine M. Patterson has an address of 5401 E. Final Approach Court, Cranbury, TX 76049-4469.
(85)	Rod Proto has voting and dispositive power over the shares held by Proto Investments Ltd whose address is 28 Stillforest Street, Houston, TX 77024-7518.
(86)	Russel Hardin is the trustee of Russell Hardin Jr. Grandchildren’s TRU UAD 12/03/15 whose address is 1401 McKinney Street, Suite 2250, Houston, TX 77010-4000.
(87)	Nolan Ryan has an address of PO Box 5909, Round Rock, TX 78683-5909.
(88)	Donald v. Weir is the trustee of the Don A. Sanders Children’s Trust DTD 2003 with an address of 600 Travis Suite 5900, Houston, TX 77002-2909.
(89)	Bret Sanders is the trustee of the 2009 Sanders Childrens Trust UAD 10/21/09 FBO Christopher Collmer with an address of 600 Travis Suite 5900, Houston, TX 77002-2909.
(90)	Bret Sanders is the trustee of the 2009 Sanders Childrens Trust UAD 10/21/09 FBO Chelsea Collmer with an address of 600 Travis Suite 5900, Houston, TX 77002-2909.
(91)	Donald V. Weir is the trustee of Albert Sanders Keller TR U/T/D 02/11/97 whose address is 600 Travis Suite 5900, Houston, TX 77002-2909.
(92)	Brad Sanders is the trustee of Sela Rivas Sanders 2003 U/A/D 06/16/03 whose address is 3710 Drake St., Houston, TX 77005-1118.
(93)	Brad Sanders is the trustee of Nolan Bradley Sanders 2005 U/A/D 06/16/03 whose address is 3710 Drake St., Houston, TX 77005-1118.

(94)	Don Sanders has an address of 600 Travis Suite 5900, Houston, TX 77002-2909.
(95)	Katherine U. Sanders has an address of 4014 Inverness, Houston, TX 77019-1006.
(96)	Laura K. Sanders has an address of 1000 Chestnut Street, Apt 12B, San Francisco, CA 94109-1215.
(97)	Brad Sanders is the trustee of Quincy Catalina Sanders 2009 TR whose address is 3710 Drake, Houston, TX 77005-1118.
(98)	Andrew Schatte and Annette Schatte JT TEN has an address of 5330 Montrose Boulevard, Houston, TX 77005-1831.
(99)	Steve Scott has an address of 634 Saddlewood Lane, Houston, TX 77024-5404.
(100)	Melanie Shaw is the trustee of Melanie E. Shaw 2015 Children’s Trust UAD 12/07/15 whose address is 80 W. 6th Street, Kemah, TX 77565-2614.
(101)	Shawn P. Kettler is the trustee of Shawn Paul Kettler 2015 Children’s Trusts UAD 12/07/15 whose address is 29501 Meadow Creek Lane, Brookshire, TX 77423-1988.
(102)	The address of Arthur Haag Sherman is 2520 Pelham Drive, Houston, Texas 77019-3422.
(103)	Robert Sherman is the trustee of Julia Grace Sherman Trust UAD 12/26/06 whose address is 1014 Dixie Lake Road, Carthage, TX 75633-3392 Julia Grace Sherman Trust UAD 12/26/06.
(104)	Robert Sherman is the trustee of Carson Alaina Sherman Trust UAD 03/11/01 whose address is 1014 Dixie Lake Road, Carthage, TX 75633-3392.
(105)	Janet E. Sikes has an address of 46 Texas Laurel, San Antonio, TX 78256-1624.
(106)	Howard Silverman & Phyllis Silverman TEN COM has an address of 3805 Coventry Lane, Boca Raton, FL 33496-4062.
(107)	Craig A.Smith & Lisa J. Smith JTWROS has an address of 2019 West Orangewood, Orange, CA 92868-1974.
(108)	Michael Dehart has voting and dispositive power over the shares held by Platinum Business Investment whose address is PO Box 82277, Lafayette, LA 70598-2277.
(109)	Matthew Swarts has an address of 4710 Linden Street, Bellaire, TX 77401-4431.
(110)	J.M. Burley has voting and dispositive power over the shares held by Tanglewood Family LTD Partnership whose address is 5773 Woodway Drive, #407, Houston, TX 77057-1501.
(111)	David Towery has an address of 18774 E. Cool Breeze Lane, Montgomery, TX 77356-4978.
(112)	John Whitmire has an address of 321 West Cowan, Houston, TX 77007-5032.
(113)	John Whitmire has voting and dispositive power over the shares held by John Whitmire Campaign with an address of 321 West Cowan, Houston, TX 77007-5032.
(114)	Joh Whitmire is a trustee of John Harris Whitmire 2015 Grandchildren’s Trust with an address of 321 West Cowan, Houston, TX 77007-5032.
(115)	John W. Johnson has an address of PO Box 27727, Houston, TX 77227-7727.

PLAN OF DISTRIBUTION

Each Selling Stockholder of the securities and any of their pledgees, assignees and successors-in- interest may, from time to time, sell any or all of their securities covered hereby on the principal trading market for such securities or any other stock exchange, market or trading facility on which the securities are traded or in private transactions. These sales may be at fixed or negotiated prices. A Selling Stockholder may use any one or more of the following methods when selling securities:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits Subscribers;
●	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;
●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
●	an exchange distribution in accordance with the rules of the applicable exchange;
●	privately negotiated transactions;
●	settlement of short sales;
●	in transactions through broker-dealers that agree with the Selling Stockholders to sell a specified number of such securities at a stipulated price per security;
●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
●	a combination of any such methods of sale; or
●	any other method permitted pursuant to applicable law.

The Selling Stockholders may also sell securities under Rule 144 or any other exemption from registration under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker-dealer acts as agent for the Subscriber of securities, from the Subscriber) in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.

In connection with the sale of the securities or interests therein, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The Selling Stockholders may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Stockholders and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales.

In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each Selling Stockholder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

The Company is required to pay certain fees and expenses incurred incident to the registration of the securities. The Company has agreed to indemnify the Selling Stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

We agreed to keep this prospectus effective until the earlier of (i) all of the securities have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect, (ii) they may be sold pursuant to Rule 144 without volume or manner-of-sale restrictions, as determined by RMI; or (iii) it has been two years from the Closing Date. The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the common stock by the Selling Stockholders or any other person. We will make copies of this prospectus available to the Selling Stockholders and have informed them of the need to deliver a copy of this prospectus to each Subscriber at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

EXPERTS

The financial statements of Roth CH Acquisition III Co. as of December 31, 2020 and 2019, and for the year ended December 31, 2020 and the period from February 13, 2019 (inception) through December 31, 2019, appearing in this prospectus have been audited by Marcum LLP, independent registered public accounting firm, as set forth in their report thereon (which contains an explanatory paragraph relating to substantial doubt about the ability of Roth CH Acquisition III Co. to continue as a going concern as described in Note 1 to the financial statements), appearing elsewhere in this prospectus, and are included in reliance on the report of such firm given upon their authority as experts in accounting and auditing.

The consolidated financial statements of BCP QualTek Holdco, LLC as of December 31, 2020 and 2019 and for each of the years in the two-year period ended December 31, 2020 have been audited by RSM US LLP, an independent registered public accounting firm, as stated in their report thereon and included in this prospectus in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

LEGAL MATTERS

Loeb & Loeb LLP, New York, New York, will pass upon the validity of the securities offered hereby.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the shares of Class A Common Stock offered by this prospectus. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement, some of which is contained in exhibits to the registration statement as permitted by the rules and regulations of the SEC. For further information with respect to ROCR, QualTek, QSI and Class A Common Stock, we refer you to the registration statement, including the exhibits filed as a part of the registration statement.

Statements contained in this prospectus concerning the contents of any contract or any other document are not necessarily complete. If a contract or document has been filed as an exhibit to the registration statement, please see the copy of the contract or document that has been filed. Each statement is this prospectus relating to a contract or document filed as an exhibit is qualified in all respects by the filed exhibit. The SEC maintains an Internet website that contains reports, proxy statements and other information about issuers, like us, that file electronically with the SEC. The address of that website is www.sec.gov.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and the Board of

Directors of Roth CH Acquisition III Co.

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Roth CH Acquisition III Co. (the “Company”) as of December 31, 2020 and 2019 and the related statements of operations, changes in stockholders’ equity and cash flows for the year ended December 31, 2020 and for the period from February 13, 2019 (inception) through December 31, 2019, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2020 and 2019 and the results of its operations and its cash flows for the year ended December 31, 2020 and for the period from February 13, 2019 (inception) through December 31, 2019, in conformity with accounting principles generally accepted in the United States of America.

Explanatory Paragraph — Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company’s ability to execute its business plan is dependent upon its completion of the proposed initial public offering described in Note 3 to the financial statements. The Company has a working capital deficiency as of December 31, 2020 and lacks the financial resources it needs to sustain operations for a reasonable period of time, which is considered to be one year from the issuance date of the financial statements. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans with regard to these matters are also described in Notes 1 and 3. The financial statements do not include any adjustments that might become necessary should the Company be unable to continue as a going concern.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ Marcum LLP

Marcum LLP

We have served as the Company’s auditor since 2021.

Houston, TX

January 8, 2021, except for the second paragraph of Note 8 as to which the date is February 25, 2021

ROTH CH ACQUISITION III CO.

BALANCE SHEETS

	December 31,	December 31,
	2020	2019
ASSETS
Cash	$195,758	$25,000
Other current asset	1,500	—
Total Current Assets	197,258	25,000
Deferred offering costs	31,542	—
TOTAL ASSETS	$228,800	$25,000
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accrued expenses	$1,000	$1,225
Accrued offering costs	5,000	—
Promissory note – related party	200,000	—
Total Current Liabilities	206,000	1,225
Commitments
Stockholders' Equity
Common stock, $0.0001 par value; 50,000,000 shares authorized; 2,875,000 shares issued and outstanding as of December 31, 2020 and December 31, 2019(1)	288	288
Additional paid-in capital	24,712	24,712
Accumulated deficit	(2,200)	(1,225)
Total Stockholders’ Equity	22,800	23,775
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$228,800	$25,000
(1)	Includes up to 375,000 shares subject to forfeiture if the over-allotment option is not exercised in full or in part by the underwriters (see Note 5). On February 9, 2021, the Company effected a dividend of 0.50 share for each share of common stock outstanding resulting in there being an aggregate of 4,312,500 shares of common stock outstanding, and on February 24, 2021, the Company rescinded and cancelled the dividend, resulting in there being an aggregate of 2,875,000 shares of common stock outstanding (see Notes 5 and 8).

The accompanying notes are an integral part of these financial statements.

ROTH CH ACQUISITION III CO.

STATEMENTS OF OPERATIONS

		For the Period
		from
		February 13,
		2019
	For the Year	(Inception)
	Ended	Through
	December 31,	December 31,
	2020	2019
Formation and operating costs	$975	$1,225
Net Loss	$(975)	$(1,225)
Weighted average shares outstanding, basic and diluted(1)	2,500,000	2,500,000
Basic and diluted net loss per common share	$(0.00)	$(0.00)
(1)	Excludes an aggregate of up to 375,000 shares subject to forfeiture if the over-allotment option is not exercised in full or in part by the underwriters (see Note 5). On February 9, 2021, the Company effected a dividend of 0.50 share for each share of common stock outstanding resulting in there being an aggregate of 4,312,500 shares of common stock outstanding, and on February 24, 2021, the Company rescinded and cancelled the dividend, resulting in there being an aggregate of 2,875,000 shares of common stock outstanding (see Notes 5 and 8).

The accompanying notes are an integral part of these financial statements.

ROTH CH ACQUISITION III CO.

STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

			Additional		Total
			Paid-in	Accumulated	Stockholders'
	Common Stock		Capital	Deficit	Equity
	Shares	Amount
Balance - February 13, 2019 (inception)	—	$—	$—	$—	$—
Issuance of common stock to Initial Stockholders(1)	2,875,000	288	24,712	—	25,000
Net loss	—	—	—	(1,225)	(1,225)
Balance – December 31, 2019	2,875,000	288	24,712	(1,225)	23,775
Net loss	—	—	—	(975)	(975)
Balance – December 31, 2020	2,875,000	$288	$24,712	$(2,200)	$22,800
(1)	Includes 375,000 shares subject to forfeiture if the over-allotment option is not exercised in full or in part by the underwriters (see Note 5). On February 9, 2021, the Company effected a dividend of 0.50 share for each share of common stock outstanding resulting in there being an aggregate of 4,312,500 shares of common stock outstanding, and on February 24, 2021, the Company rescinded and cancelled the dividend, resulting in there being an aggregate of 2,875,000 shares of common stock outstanding (see Notes 5 and 8).

The accompanying notes are an integral part of these financial statements.

ROTH CH ACQUISITION III CO.

STATEMENTS OF CASH FLOWS

		For the Period
		from
		February 13,
	For the	2019
	Year	(Inception)
	ended	Through
	December 31,	December 31,
	2020	2019
Cash Flows from Operating Activities:
Net loss	$(975)	$(1,225)
Adjustments to reconcile net loss to net cash used in operating activities:
Changes in operating assets and liabilities:
Other current asset	(1,500)	—
Accrued expenses	(225)	1,225
Net cash used in operating activities	(2,700)	—
Cash Flows from Financing Activities:
Proceeds from sale of common stock to Initial Stockholders	—	25,000
Proceeds from promissory note – related party	200,000	—
Payments of offering costs	(26,542)	—
Net cash provided by operating activities	173,458	25,000
Net Change in Cash	170,758	25,000
Cash – Beginning	25,000	—
Cash – Ending	$195,758	$25,000
Non-cash investing and financing activities:
Deferred offering costs included in accrued offering costs	$5,000	$—

The accompanying notes are an integral part of these financial statements.

ROTH CH ACQUISITION III CO.

NOTES TO FINANCIAL STATEMENTS

Note 1 — Description of Organization and Business Operations

Roth CH Acquisition III Co. (the “Company”) was incorporated in Delaware on February 13, 2019. The Company is a blank check company formed for the purpose of entering into a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization or other similar business combination with one or more businesses or entities (the “Business Combination”).

The Company is an early stage and emerging growth company and, as such, the Company is subject to all of the risks associated with early stage and emerging growth companies.

As of December 31, 2020, the Company had not commenced any operations. All activity for the period from February 13, 2019 (inception) through December 31, 2020 relates to the Company’s formation and the proposed initial public offering (“Proposed Public Offering”), which is described below. The Company will not generate any operating revenues until after the completion of a Business Combination, at the earliest. The Company will generate non-operating income in the form of interest income from the proceeds derived from the Proposed Public Offering. The Company has selected December 31 as its fiscal year end.

The Company’s ability to commence operations is contingent upon obtaining adequate financial resources through a Proposed Public Offering of 10,000,000 units (the “Units” and, with respect to the shares of common stock included in the Units being offered, the “Public Shares”) at $10.00 per Unit (or 11,500,000 units if the underwriters’ over-allotment option is exercised in full), which is discussed in Note 3, and the sale of 378,000 units (or 408,000 units if the underwriters’ over-allotment option is exercised in full) (the “Private Units”) at a price of $10.00 per Private Unit in a private placement to certain of the Company’s stockholders prior to the offering that will close simultaneously with the Proposed Public Offering.

The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Proposed Public Offering and the sale of the Private Units, although substantially all of the net proceeds are intended to be applied generally toward consummating a Business Combination. There is no assurance that the Company will be able to complete a Business Combination successfully. The Company must complete a Business Combination having an aggregate fair market value of at least 80% of the assets held in the Trust Account (as defined below) (excluding taxes payable on income earned on the Trust Account) at the time of the agreement to enter into an initial Business Combination. The Company will only complete a Business Combination if the post-transaction company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act of 1940, as amended (the “Investment Company Act”). Upon the closing of the Proposed Public Offering, management has agreed that an amount equal to at least $10.00 per Unit sold in the Proposed Public Offering, including the proceeds from the sale of the Private Units, will be held in a trust account (“Trust Account”), located in the United States and will be held in cash items or invested in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act, with a maturity of 185 days or less or in any open-ended investment company that holds itself out as a money market fund selected by the Company meeting the conditions of Rule 2a-7 of the Investment Company Act, as determined by the Company, until the earlier of: (i) the completion of a Business Combination and (ii) the distribution of the Trust Account, as described below.

The Company will provide its holders of the outstanding Public Shares (the “public stockholders”) with the opportunity to redeem all or a portion of their Public Shares upon the completion of a Business Combination either (i) in connection with a stockholder meeting called to approve the Business Combination or (ii) by means of a tender offer. The decision as to whether the Company will seek stockholder approval of a Business Combination or conduct a tender offer will be made by the Company, solely in its discretion. The public stockholders will be entitled to redeem their Public Shares for a pro rata portion of the amount then in the Trust Account (initially anticipated to be $10.00 per Public Share, plus any pro rata interest earned on the funds held in the Trust Account and not previously released to the Company to pay its tax obligations). There will be no redemption rights upon the completion of a Business Combination with respect to the Company’s warrants. The Public Shares subject to redemption will be recorded at redemption value and classified as temporary equity upon the completion of the Proposed Public Offering in accordance with the Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.”

The Company will proceed with a Business Combination if the Company has net tangible assets of at least $5,000,001 either immediately prior to or upon such consummation of a Business Combination and, if the Company seeks stockholder approval, a

ROTH CH ACQUISITION III CO.

NOTES TO FINANCIAL STATEMENTS

majority of the shares voted are voted in favor of the Business Combination. If a stockholder vote is not required by law and the Company does not decide to hold a stockholder vote for business or other legal reasons, the Company will, pursuant to its Amended and Restated Certificate of Incorporation (the “Amended and Restated Certificate of Incorporation”), conduct the redemptions pursuant to the tender offer rules of the U.S. Securities and Exchange Commission (“SEC”) and file tender offer documents with the SEC containing substantially the same information as would be included in a proxy statement prior to completing a Business Combination. If, however, stockholder approval of the transaction is required by law, or the Company decides to obtain stockholder approval for business or legal reasons, the Company will offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. If the Company seeks stockholder approval in connection with a Business Combination, the holders of the Company’s shares prior to the Proposed Public Offering (the “Initial Stockholders”) have agreed to vote their Founder Shares (as defined in Note 5), Private Shares (as defined in Note 4) and any Public Shares purchased during or after the Proposed Public Offering (a) in favor of approving a Business Combination and (b) not to redeem any shares in connection with a stockholder vote to approve a Business Combination or sell any shares to the Company in a tender offer in connection with a Business Combination. Additionally, each public stockholder may elect to redeem their Public Shares irrespective of how or whether they vote on the proposed transaction or don’t vote at all.

The Initial Stockholders have agreed (a) to waive their redemption rights with respect to their Founder Shares, Private Shares and Public Shares held by them in connection with the completion of a Business Combination and (b) not to propose an amendment to the Amended and Restated Certificate of Incorporation that would affect a public stockholders’ ability to convert or sell their shares to the Company in connection with a Business Combination or affect the substance or timing of the Company’s obligation to redeem 100% of its Public Shares if the Company does not complete a Business Combination, unless the Company provides the public stockholders with the opportunity to redeem their Public Shares in conjunction with any such amendment.

The Company will have until 24 months from the closing of the Proposed Public Offering to complete a Business Combination (the “Combination Period”). If the Company is unable to complete a Business Combination within the Combination Period, the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than five business days thereafter, redeem the Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account including interest earned on the funds held in the Trust Account and not previously released to the Company to pay taxes and liquidation expenses up to $50,000, divided by the number of then outstanding Public Shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining stockholders and the Company’s board of directors, dissolve and liquidate, subject in each case to the Company’s obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law.

The Initial Stockholders have agreed to waive their liquidation rights with respect to the Founder Shares and Private Shares if the Company fails to complete a Business Combination within the Combination Period. However, if the Initial Stockholders acquire Public Shares in or after the Proposed Public Offering, such Public Shares will be entitled to liquidating distributions from the Trust Account if the Company fails to complete a Business Combination within the Combination Period. In the event of such distribution, it is possible that the per share value of the assets remaining available for distribution will be less than the Proposed Public Offering price per Unit ($10.00).

In order to protect the amounts held in the Trust Account, the Initial Stockholders have agreed to be liable to the Company if and to the extent any claims by a vendor for services rendered or products sold to the Company, or a prospective target business with which the Company has discussed entering into a transaction agreement, reduce the amount of funds in the Trust Account to below $10.00 per Public Share, except as to any claims by a third party who executed a valid and enforceable agreement with the Company waiving any right, title, interest or claim of any kind they may have in or to any monies held in the Trust Account and except as to any claims under the Company’s indemnity of the underwriters of Proposed Public Offering against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, the Initial Stockholders will not be responsible to the extent of any liability for such third-party claims. The Company will seek to reduce the possibility that Initial Stockholders will have to indemnify the Trust Account due to claims of creditors by endeavoring to have all vendors, service providers, (except the Company’s independent registered public

ROTH CH ACQUISITION III CO.

NOTES TO FINANCIAL STATEMENTS

accounting firm), prospective target businesses or other entities with which the Company does business, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account.

Going Concern Consideration

At December 31, 2020, the Company had cash of $195,758 and working capital deficit of $8,742. The Company has incurred and expects to continue to incur significant costs in pursuit of its financing and acquisition plans. These conditions raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date that the financial statements are issued. Management plans to address this uncertainty through a Proposed Public Offering as discussed in Note 3. There is no assurance that the Company’s plans to raise capital or to consummate a Business Combination will be successful within the Combination Period. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Note 2 — Summary of Significant Accounting Policies

Basis of Presentation

The accompanying financial statements are presented in conformity with accounting principles generally accepted in the United States of America (“GAAP”) and pursuant to the rules and regulations of the SEC.

Emerging Growth Company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirements of Section 404 of the Sarbanes- Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting periods.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates.

ROTH CH ACQUISITION III CO.

NOTES TO FINANCIAL STATEMENTS

Cash and cash equivalents

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company did not have any cash equivalents as of December 31, 2020 and 2019.

Deferred Offering Costs

Deferred offering costs consist of legal, accounting and other costs incurred through the balance sheet date that are directly related to the Proposed Public Offering and that will be charged to stockholders’ equity upon the completion of the Proposed Public Offering. Should the Proposed Public Offering prove to be unsuccessful, these deferred costs, as well as additional expenses to be incurred, will be charged to operations.

Income Taxes

The Company follows the asset and liability method of accounting for income taxes under ASC 740, “Income Taxes.” Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that included the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

ASC 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. There were no unrecognized tax benefits and no amounts accrued for interest and penalties as of December 31, 2020 and 2019. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position. The Company is subject to income tax examinations by major taxing authorities since inception.

The provision for income taxes was deemed to be de minimis for the year ended December 31, 2020, and for the period from February 13, 2019 (inception) through December 31, 2019.

Net Loss Per Common Share

Net loss per share is computed by dividing net loss by the weighted average number of shares of common stock outstanding during the period, excluding shares of common stock subject to forfeiture by the Initial Stockholders. Weighted average shares were reduced for the effect of an aggregate of 375,000 shares of common stock that are subject to forfeiture if the over-allotment option is not exercised by the underwriters (see Notes 5 and 8). At December 31, 2020 and 2019, the Company did not have any dilutive securities and other contracts that could, potentially, be exercised or converted into shares of common stock and then share in the earnings of the Company. As a result, diluted loss per share is the same as basic loss per share for the periods presented.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist of a cash account in a financial institution, which, at times, may exceed the Federal Depository Insurance Coverage of $250,000. At December 31, 2020 and 2019, the Company has not experienced losses on this account and management believes the Company is not exposed to significant risks on such account.

ROTH CH ACQUISITION III CO.

NOTES TO FINANCIAL STATEMENTS

Fair Value of Financial Instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under ASC 820, “Fair Value Measurement,” approximates the carrying amounts represented in the accompanying balance sheets, primarily due to their short-term nature.

Recent Accounting Standards

Management does not believe that any recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on the Company’s financial statements.

Risks and Uncertainties

In March 2020, the World Health Organization declared the outbreak of a novel coronavirus (COVID-19) as a pandemic which continues to spread throughout the United States and the World. As of the date the financial statements were issued, there was considerable uncertainty around the expected duration of this pandemic. The Company has concluded that while it is reasonably possible that COVID-19 could have a negative effect on identifying a target company for a Business Combination, the specific impact is not readily determinable as of the date of these financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Note 3 — Public Offering

Pursuant to the Proposed Public Offering, the Company intends to offer for sale 10,000,000 Units (or 11,500,000 Units if the over-allotment option is exercised in full) at a price of $10.00 per Unit. Each Unit will consist of one share of common stock and one-quarter of one redeemable warrant (“Public Warrant”). Each whole Public Warrant will entitle the holder to purchase one share of common stock at an exercise price of $11.50 per share, subject to adjustment (see Note 7).

Note 4 — Private Placement

The Initial Stockholders will enter into an agreement to purchase an aggregate of 378,000 Private Units (or 408,000 Private Units if the over-allotment option is exercised in full) at a price of $10.00 per Private Unit, for an aggregate purchase price of $3,780,000, or $4,080,000 if the over-allotment option is exercised in full, in a private placement that will occur simultaneously with the closing of the Proposed Public Offering. Each Private Unit will consist of one share of common stock (“Private Share”) and one- quarter of one redeemable warrant (“Private Warrant”). Each whole Private Warrant will entitle the holder to purchase one share of common stock at a price of $11.50 per full share, subject to adjustment (see Note 7). The proceeds from the Private Units will be added to the proceeds from the Proposed Public Offering to be held in the Trust Account. If the Company does not complete a Business Combination within the Combination Period, the proceeds from the sale of the Private Units will be used to fund the redemption of the Public Shares (subject to the requirements of applicable law).

Note 5 — Related Party Transactions

Founder Shares

In February 2019, the Initial Stockholders purchased an aggregate of 100 shares of the Company’s common stock for an aggregate price of $25,000. On May 26, 2020, the Company effected a stock dividend of 28,750 shares of common stock for each share of common stock outstanding, resulting in an aggregate of 2,875,000 shares of common stock being held by the Initial Stockholders (the “Founder Shares”). On February 9, 2021, the Company effected a dividend of 0.50 share for each share outstanding resulting in there being an aggregate of 4,312,500 shares outstanding, and on February 24, 2021, the Company rescinded and cancelled the dividend, resulting in there being an aggregate of 2,875,000 Founder Shares outstanding (see Note 8). All share and per-share amounts have been retroactively restated to reflect the stock transactions. The Founder Shares include an aggregate of up to 375,000 shares subject to forfeiture by the Initial Stockholders to the extent that the underwriters’ over-allotment is not exercised in

ROTH CH ACQUISITION III CO.

NOTES TO FINANCIAL STATEMENTS

full or in part, so that the Initial Stockholders will collectively own 20% of the Company’s issued and outstanding shares after the Proposed Public Offering (assuming the Initial Stockholders do not purchase any Public Shares in the Proposed Public Offering and excluding the Private Shares).

The Initial Stockholders have agreed, subject to certain limited exceptions, not to transfer, assign or sell any of the Founder Shares until (1) with respect to 50% of the Founder Shares, the earlier of six months after the completion of a Business Combination and the date on which the closing price of the common stock equals or exceeds $12.50 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing after a Business Combination and (2) with respect to the remaining 50% of the Founder Shares, six months after the completion of a Business Combination, or earlier, in either case, if, subsequent to a Business Combination, the Company completes a liquidation, merger, stock exchange or other similar transaction which results in all of the Company’s stockholders having the right to exchange their shares of common stock for cash, securities or other property.

Promissory Note — Related Party

On December 15, 2020, the Company issued an unsecured promissory note to the sponsor (the Promissory Note”), pursuant to which the Company may borrow up to an aggregate principal amount of $200,000. The Promissory Note is non-interest bearing and payable on the earlier of (i) the consummation of the Proposed Public Offering or (ii) the date on which the Company determines not to proceed with the Proposed Public Offering. As of December 31, 2020, there was $200,000 outstanding under the Promissory Note.

Related Party Loans

In addition, in order to finance transaction costs in connection with a Business Combination, the Initial Stockholders, or certain of the Company’s officers and directors or their affiliates may, but are not obligated to, loan the Company funds as may be required (“Working Capital Loans”). If the Company completes a Business Combination, the Company would repay the Working Capital Loans out of the proceeds of the Trust Account released to the Company. Otherwise, the Working Capital Loans would be repaid only out of funds held outside the Trust Account. In the event that a Business Combination does not close, the Company may use a portion of proceeds held outside the Trust Account to repay the Working Capital Loans, but no proceeds held in the Trust Account would be used to repay the Working Capital Loans. Except for the foregoing, the terms of such Working Capital Loans, if any, have not been determined and no written agreements exist with respect to such loans. The Working Capital Loans would be repaid upon consummation of a Business Combination, without interest.

Note 6 — Commitments

Registration Rights

The holders of the Founder Shares, as well as the holders of the Private Units (and underlying securities), will be entitled to registration rights pursuant to an agreement to be signed prior to or on the effective date of the Proposed Public Offering. The holders of a majority of these securities are entitled to make up to two demands that the Company register such securities. The holders of the majority of the insider shares can elect to exercise these registration rights at any time commencing three months prior to the date on which these shares of common stock are to be released from escrow. The holders of a majority of the Private Units (and underlying securities) can elect to exercise these registration rights at any time after the Company consummates a Business Combination. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the consummation of a Business Combination. The registration rights agreement does not contain liquidating damages or other cash settlement provisions resulting from delays in registering the Company’s securities. The Company will bear the expenses incurred in connection with the filing of any such registration statements. Notwithstanding the foregoing, they may not exercise demand or piggyback rights after five (5) and seven (7) years, respectively, from the effective date of the Proposed Public Offering and may not exercise demand rights on more than one occasion in respect of all registrable securities.

ROTH CH ACQUISITION III CO.

NOTES TO FINANCIAL STATEMENTS

Underwriting Agreement

The Company will grant the underwriters a 45-day option from the date of Proposed Public Offering to purchase up to 1,500,000 additional Units to cover over-allotments, if any, at the Proposed Public Offering price less the underwriting discounts and commissions.

The underwriters will be entitled to a cash underwriting discount of 2.0% of the gross proceeds of the Proposed Public Offering, or $2,000,000 (or up to $2,300,000 if the underwriters’ over-allotment is exercised in full).

Business Combination Marketing Agreement

The Company will engage Roth Capital Partners, LLC (“Roth”) and Craig-Hallum Capital Group LLC (“Craig-Hallum”), the underwriters in the Proposed Public Offering, as advisors in connection with its Business Combination Business combination to assist in the transaction structuring and negotiation of a definitive purchase agreement with respect to the Business Combination, holding meetings with the stockholders to discuss the Business Combination and the target’s attributes, introducing the Company to potential investors to purchase its securities in connection with the Business Combination, assisting in obtaining stockholder approval for the Business Combination, and assisting with financial analysis, presentations, press releases and filings related to the Business Combination. The Company will pay Roth and Craig-Hallum a marketing fee for such services upon the consummation of a Business Combination in an amount equal to, in the aggregate, 3.5% of the gross proceeds of the Proposed Public Offering, including any proceeds from the full or partial exercise of the underwriters’ over-allotment option. As a result, Roth and Craig-Hallum will not be entitled to such fee unless the Company consummates a Business Combination.

Note 7 — Stockholders’ Equity

Common Stock — The Company is authorized to issue 50,000,000 shares of common stock with a par value of $0.0001 per share. At December 31, 2020 and 2019, after giving effect to the stock dividend and share cancellation described in Note 8, there were 2,875,000 shares of common stock issued and outstanding, of which an aggregate of up to 375,000 shares are subject to forfeiture to the extent that the underwriters’ over-allotment option is not exercised in full or in part, so that the Initial Stockholders will collectively own 20% of the Company’s issued and outstanding common stock after the Proposed Public Offering (assuming the Initial Stockholders do not purchase any Public Shares in the Proposed Public Offering and excluding the Private Shares).

Warrants — The Company will not issue fractional warrants. The Public Warrants will become exercisable on 30 days after the completion of a Business Combination. No warrants will be exercisable for cash unless the Company has an effective and current registration statement covering the shares of common stock issuable upon exercise of the warrants and a current prospectus relating to such shares of common stock. Notwithstanding the foregoing, if the registration statement of which this prospectus forms a part is not available and a new registration statement covering the shares of common stock issuable upon exercise of the Public Warrants is not effective within 120 days following the consummation of a Business Combination, warrant holders may, until such time as there is an effective registration statement and during any period when the Company shall have failed to maintain an effective registration statement, exercise warrants on a cashless basis pursuant to an available exemption from registration under the Securities Act. The warrants will expire five years from the closing of a Business Combination.

Once the warrants become exercisable, the Company may redeem the Public Warrants:

●	in whole and not in part;
●	at a price of $0.01 per warrant;
●	at any time after the warrants become exercisable;
●	upon not less than 30 days’ prior written notice of redemption to each warrant holder;

ROTH CH ACQUISITION III CO.

NOTES TO FINANCIAL STATEMENTS

●	if, and only if, the reported last sale price of the shares of common stock equals or exceeds $18.00 per share, for any 20 trading days within a 30-day trading period commencing after the warrants become exercisable and ending on the third business day prior to the notice of redemption to warrant holders; and
●	if, and only if, there is a current registration statement in effect with respect to the shares of common stock underlying such warrants at the time of redemption and for the entire 30-day trading period referred to above and continuing each day thereafter until the date of redemption.

If the Company calls the Public Warrants for redemption, management will have the option to require all holders that wish to exercise the Public Warrants to do so on a “cashless basis,” as described in the warrant agreement. The exercise price and number of shares of common stock issuable on exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, extraordinary dividend or recapitalization, reorganization, merger or consolidation. However, except as described below, the warrants will not be adjusted for issuances of shares of common stock at a price below their respective exercise prices. Additionally, in no event will the Company be required to net cash settle the warrants. If the Company is unable to complete a Business Combination within the Combination Period and the Company liquidates the funds held in the Trust Account, holders of warrants will not receive any of such funds with respect to their warrants, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with the respect to such warrants. Accordingly, the warrants may expire worthless.

In addition, if (x) the Company issues additional shares of common stock or equity-linked securities for capital raising purposes in connection with the closing of a Business Combination at an issue price or effective issue price of less than $9.20 per share of common stock (with such issue price or effective issue price to be determined in good faith by the Company’s board of directors, and in the case of any such issuance to the Initial Stockholders or their affiliates, without taking into account any Founder Shares held by them prior to such issuance), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of a Business Combination on the date of the consummation of a Business Combination (net of redemptions), and (z) the volume weighted average trading price of the Company’s common stock during the 20 trading day period starting on the trading day prior to the day on which the Company consummates Business Combination (such price, the “Market Value”) is below $9.20 per share, the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the Market Value and the $18.00 per share redemption trigger price described above will be adjusted (to the nearest cent) to be equal to 180% of the Market Price.

The Private Warrants will be identical to the Public Warrants underlying the Units being sold in the Proposed Public Offering, except that the Private Warrants and the shares of common stock issuable upon the exercise of the Private Warrants will not be transferable, assignable or saleable until after the completion of a Business Combination, subject to certain limited exceptions. Additionally, the Private Warrants will be exercisable for cash or on a cashless basis, at the holder’s option, and be non-redeemable so long as they are held by the initial purchasers or their permitted transferees. If the Private Warrants are held by someone other than the initial purchasers or their permitted transferees, the Private Warrants will be redeemable by the Company and exercisable by such holders on the same basis as the Public Warrants.

Note 8 — Subsequent Events

The Company evaluated subsequent events and transactions that occurred after the balance sheet date up to January 8, 2021, the date that the financial statements were available to be issued. Based upon this review, other than as described below, the Company did not identify any subsequent events that would have required adjustment or disclosure in the financial statements.

On February 9, 2021, the Company effected a dividend of 0.50 share for each share of common stock outstanding resulting in there being an aggregate of 4,312,500 shares of common stock outstanding, and on February 24, 2021, the Company rescinded and cancelled the dividend, resulting in there being an aggregate of 2,875,000 Founder Shares outstanding. All share and per-share amounts have been retroactively restated to reflect the stock transactions.

PART I - FINANCIAL INFORMATION

Item 1. Interim Financial Statements.

ROTH CH ACQUISITION III CO.

CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30, 2021	December 31, 2020
	(Unaudited)
ASSETS
Current assets
Cash	$685,402	$195,758
Prepaid expenses	297,961	1,500
Total Current Assets	983,363	197,258

Deferred offering costs	—	31,542
Marketable securities held in Trust Account	115,005,972	—
TOTAL ASSETS	$115,989,335	$228,800

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable and accrued expenses	$86,970	$1,000
Accrued offering costs	1,105	5,000
Promissory note - related party	—	200,000
Total Current Liabilities	88,075	206,000

Warrant liability	315,180	—
Total Liabilities	403,255	206,000

Commitments

Common stock subject to possible redemption 11,058,607 and no shares at redemption value at June 30, 2021 and December 31, 2020, respectively	110,586,069	—

Stockholders' Equity
Common stock, $0.0001 par value; 50,000,000 shares authorized; 3,724,393 and 2,875,000 shares issued and outstanding (excluding 11,058,607 and no shares subject to possible redemption) as of June 30, 2021 and December 31, 2020, respectively	372	288
Additional paid-in capital	5,614,547	24,712
Accumulated deficit	(614,908)	(2,200)
Total Stockholders’ Equity	5,000,011	22,800
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$115,989,335	$228,800

The accompanying notes are an integral part of the unaudited condensed consolidated financial statements.

ROTH CH ACQUISITION III CO.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2021	2020	2021	2020
General and administrative expenses	$355,550	$—	$395,301	$85
Loss from operations	(355,550)	—	(395,301)	(85)

Other income (expense):
Change in fair value of warrants	(232,560)	—	(223,380)	—
Interest earned on marketable securities held in Trust Account	4,142	—	5,973	—
Other expense, net	(228,418)	—	(217,407)	—

Loss before income taxes	(583,968)	—	(612,708)	(85)
Net loss	$(583,968)	$—	$(612,708)	$(85)

Basic and diluted weighted average shares outstanding, Common stock subject to redemption	11,117,004	—	11,117,625	—

Basic and diluted net income per share, Common stock subject to redemption	$0.00	$0.00	$0.00	$0.00

Basic and diluted weighted average shares outstanding, Non-redeemable common stock	3,665,996	—	3,253,309	2,500,000

Basic and diluted net loss per share, Non-redeemable common stock	$(0.16)	$0.00	$(0.19)	$0.00

The accompanying notes are an integral part of the unaudited condensed consolidated financial statements.

ROTH CH ACQUISITION III CO.

CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

THREE AND SIX MONTHS ENDED JUNE 30, 2021

(UNAUDITED)

			Additional		Total
	Common Stock		Paid in	Accumulated	Stockholders’
	Shares	Amount	Capital	Deficit	Equity
Balance — January 1, 2021	2,875,000	$288	$24,712	$(2,200)	$22,800

Sale of 11,500,000 Units, net of underwriting discount and offering expenses	11,500,000	1,150	112,186,638	—	112,187,788

Sale of 408,000 Private Placement Units Private Placement Shares	408,000	41	3,988,159	—	3,988,200

Common stock subject to possible redemption	(11,117,004)	(1,113)	(111,168,926)	—	(111,170,039)

Net loss	—	—	—	(28,740)	(28,740)

Balance — March 31, 2021	3,665,996	366	5,030,583	(30,940)	5,000,009

Common stock subject to possible redemption	58,397	6	583,964	—	583,970

Net loss	—	—	—	(583,968)	(583,968)

Balance – June 30, 2021	3,724,393	$372	$5,614,547	$(614,908)	$5,000,011

THREE AND SIX MONTHS ENDED JUNE 30, 2020

			Additional		Total
	Common Stock		Paid in	Accumulated	Stockholders’
	Shares	Amount	Capital	Deficit	Equity
Balance — January 1, 2020	2,875,000	$288	$24,712	$(1,225)	$23,775

Net loss	—	—	—	(85)	(85)

Balance — March 31, 2020	2,875,000	$288	$24,712	$(1,310)	$23,690

Net loss	—	—	—	—	—

Balance – June 30, 2020	2,875,000	$288	$24,712	$(1,310)	$23,690

The accompanying notes are an integral part of the unaudited condensed consolidated financial statements.

ROTH CH ACQUISITION III CO.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	Six Months Ended
	June 30,	June 30,
	2021	2020
Cash Flows from Operating Activities:
Net loss	$(612,708)	$(85)
Adjustments to reconcile net loss to net cash used in operating activities:
Change in fair value of warrants	223,380	—
Interest earned on marketable securities held in Trust Account	(5,973)	—
Changes in operating assets and liabilities:
Prepaid expenses	(296,461)	—
Accounts payable and accrued expenses	85,970	85
Net cash used in operating activities	(605,792)	—

Cash Flows from Investing Activities:
Investment of cash in Trust Account	$(115,000,000)	—
Net cash used in investing activities	(115,000,000)	—

Cash Flows from Financing Activities:
Proceeds from sale of Units, net of underwriting discounts paid	$112,700,000	—
Proceeds from sale of Private Placement Units	4,080,000	—
Repayment of promissory note — related party	(200,000)	—
Payment of offering costs	(484,565)	—
Net cash provided by financing activities	116,095,435	—

Net Change in Cash	489,643	—
Cash — Beginning of period	195,758	—
Cash — End of period	$685,402	—

Non-Cash investing and financing activities:
Offering costs included in accrued offering costs	$1,105	—
Initial classification of common stock subject to possible redemption	$111,197,990	—
Change in value of common stock subject to possible redemption	$(611,921)	—

The accompanying notes are an integral part of the unaudited condensed consolidated financial statements.

ROTH CH ACQUISITION III CO.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2021

(Unaudited)

NOTE 1. DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS

Roth CH Acquisition III Co. (the “Company”) was incorporated in Delaware on February 13, 2019. The Company is a blank check company formed for the purpose of entering into a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization or other similar business combination with one or more businesses or entities (the “Business Combination”).

The Company is an early stage and emerging growth company and, as such, the Company is subject to all of the risks associated with early stage and emerging growth companies.

As of June 30, 2021, the Company had not commenced any operations. All activity from February 13, 2019 (inception) through June 30, 2021 relates to the Company’s formation and the initial public offering (“Initial Public Offering”), which is described below, and subsequent to the Initial Public Offering, identifying a target company for a Business Combination. The Company will not generate any operating revenues until after the completion of a Business Combination, at the earliest. The Company will generate non-operating income in the form of interest income from the proceeds derived from the Initial Public Offering.

The registration statement for the Company’s Initial Public Offering was declared effective on March 2, 2021. On March 5, 2021, the Company consummated the Initial Public Offering of 11,500,000 units (the “Units” and, with respect to the shares of common stock included in the Units sold, the “Public Shares”), which includes the full exercise by the underwriters of their over-allotment option in the amount of 1,500,000 Units, at $10.00 per Unit, generating gross proceeds of $115,000,000, which is described in Note 3.

Simultaneously with the closing of the Initial Public Offering, the Company consummated the sale of 408,000 units (the "Private Units”) at a price of $10.00 per Private Unit in a private placement to certain of the Company’s stockholders, generating gross proceeds of $4,080,000, which is described in Note 4.

Transaction costs amounted to $2,812,212 consisting of $2,300,000 of underwriting fees, and $512,212 of other offering costs.

Following the closing of the Initial Public Offering on March 5, 2021, an amount of $115,000,000 ($10.00 per Unit) from the net proceeds of the sale of the Units in the Initial Public Offering and the sale of the Private Units was placed in a trust account (the “Trust Account”), located in the United States and will be held in cash items or invested in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act of 1940, as amended (the “Investment Company Act”), with a maturity of 185 days or less or in any open-ended investment company that holds itself out as a money market fund selected by the Company meeting the conditions of Rule 2a-7 of the Investment Company Act, as determined by the Company, until the earlier of: (i) the completion of a Business Combination and (ii) the distribution of the Trust Account, as described below.

The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Initial Public Offering and the sale of the Private Units, although substantially all of the net proceeds are intended to be applied generally toward consummating a Business Combination. There is no assurance that the Company will be able to complete a Business Combination successfully. The Company must complete a Business Combination having an aggregate fair market value of at least 80% of the assets held in the Trust Account (excluding taxes payable on income earned on the Trust Account) at the time of the agreement to enter into an initial Business Combination. The Company will only complete a Business Combination if the post-transaction company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act.

The Company will provide its holders of the outstanding Public Shares (the “public stockholders”) with the opportunity to redeem all or a portion of their Public Shares upon the completion of a Business Combination either (i) in connection with a stockholder meeting called to approve the Business Combination or (ii) by means of a tender offer. The decision as to whether the Company will seek stockholder approval of a Business Combination or conduct a tender offer will be made by the Company, solely in its discretion. The public stockholders will be entitled to redeem their Public Shares for a pro rata portion of the amount then in the Trust Account (initially $10.00 per Public Share, plus any pro rata interest earned on the funds held in the Trust Account and not previously released

ROTH CH ACQUISITION III CO.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2021

(Unaudited)

to the Company to pay its tax obligations). There will be no redemption rights upon the completion of a Business Combination with respect to the Company’s warrants.

The Company will proceed with a Business Combination if the Company has net tangible assets of at least $5,000,001 either immediately prior to or upon such consummation of a Business Combination and, if the Company seeks stockholder approval, a majority of the shares voted are voted in favor of the Business Combination. If a stockholder vote is not required by law and the Company does not decide to hold a stockholder vote for business or other legal reasons, the Company will, pursuant to its Amended and Restated Certificate of Incorporation (the “Amended and Restated Certificate of Incorporation”), conduct the redemptions pursuant to the tender offer rules of the U.S. Securities and Exchange Commission (“SEC”) and file tender offer documents with the SEC containing substantially the same information as would be included in a proxy statement prior to completing a Business Combination. If, however, stockholder approval of the transaction is required by law, or the Company decides to obtain stockholder approval for business or legal reasons, the Company will offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. If the Company seeks stockholder approval in connection with a Business Combination, the holders of the Company’s shares prior to the Initial Public Offering (the “Initial Stockholders”) have agreed to vote their Founder Shares (as defined in Note 5), Private Shares (as defined in Note 4) and any Public Shares purchased during or after the Initial Public Offering (a) in favor of approving a Business Combination and (b) not to redeem any shares in connection with a stockholder vote to approve a Business Combination or sell any shares to the Company in a tender offer in connection with a Business Combination. Additionally, each public stockholder may elect to redeem their Public Shares irrespective of how or whether they vote on the proposed transaction or do not vote at all.

The Initial Stockholders have agreed (a) to waive their redemption rights with respect to their Founder Shares, Private Shares and Public Shares held by them in connection with the completion of a Business Combination and (b) not to propose an amendment to the Amended and Restated Certificate of Incorporation that would affect a public stockholders’ ability to convert or sell their shares to the Company in connection with a Business Combination or affect the substance or timing of the Company’s obligation to redeem 100% of its Public Shares if the Company does not complete a Business Combination, unless the Company provides the public stockholders with the opportunity to redeem their Public Shares in conjunction with any such amendment.

The Company will have until March 5, 2023 to complete a Business Combination (the “Combination Period”). If the Company is unable to complete a Business Combination within the Combination Period, the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account including interest earned on the funds held in the Trust Account and not previously released to the Company for its working capital requirements or necessary to pay its taxes, divided by the number of then outstanding Public Shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining stockholders and the Company’s board of directors, dissolve and liquidate, subject in each case to the Company’s obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law.

The Initial Stockholders have agreed to waive their liquidation rights with respect to the Founder Shares and Private Shares if the Company fails to complete a Business Combination within the Combination Period. However, if the Initial Stockholders acquire Public Shares in or after the Initial Public Offering, such Public Shares will be entitled to liquidating distributions from the Trust Account if the Company fails to complete a Business Combination within the Combination Period. In the event of such distribution, it is possible that the per share value of the assets remaining available for distribution will be less than the Initial Public Offering price per Unit ($10.00).

In order to protect the amounts held in the Trust Account, the Initial Stockholders have agreed to be liable to the Company if and to the extent any claims by a vendor for services rendered or products sold to the Company, or a prospective target business with which the Company has discussed entering into a transaction agreement, reduce the amount of funds in the Trust Account to below $10.00 per Public Share, except as to any claims by a third party who executed a valid and enforceable agreement with the Company waiving any right, title, interest or claim of any kind they may have in or to any monies held in the Trust Account and except as to any

ROTH CH ACQUISITION III CO.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2021

(Unaudited)

claims under the Company’s indemnity of the underwriters of Initial Public Offering against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, the Initial Stockholders will not be responsible to the extent of any liability for such third-party claims. The Company will seek to reduce the possibility that Initial Stockholders will have to indemnify the Trust Account due to claims of creditors by endeavoring to have all vendors, service providers, (except the Company’s independent registered public accounting firm), prospective target businesses or other entities with which the Company does business, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account.

On June 16, 2021, (i) the Company, (ii) Roth CH III Blocker Merger Sub, LLC, a Delaware limited liability company and wholly-owned subsidiary of the Company (“Blocker Merger Sub”), (iii) BCP QualTek Investors, LLC, a Delaware limited liability company (the “Blocker”), (iv) Roth CH III Merger Sub, LLC, a Delaware limited liability company and wholly-owned subsidiary of the Company (“Company Merger Sub”, and together with the Company and the Blocker Merger Sub, the “Buyer Parties”), (v) BCP QualTek HoldCo, LLC, a Delaware limited liability company ( “QualTek”), and (vi) BCP QualTek, LLC, a Delaware limited liability company, solely in its capacity as representative of the Blocker’s equityholders and QualTek’s equityholders (the “Equityholder Representative”), entered into a Business Combination Agreement (the “Business Combination Agreement”).

Pursuant to the terms of the Business Combination Agreement, (i) Blocker Merger Sub will be merged with and into the Blocker, with the Blocker surviving as a wholly owned subsidiary of the Company, (ii) immediately thereafter, the Blocker will be merged with and into the Company, with the Company as the surviving company, and (iii) immediately thereafter, Company Merger Sub will be merged with and into QualTek, with QualTek as the surviving company (such mergers and the other transactions contemplated by the Business Combination Agreement, the “Merger”).

The Business Combination Agreement contains customary representations and warranties, covenants, and closing conditions.

Liquidity and Capital Resources

Prior to the completion of the Initial Public Offering, the Company lacked the liquidity it needed to sustain operations for a reasonable period of time, which is considered to be one year from the issuance date of the financial statements. The Company has since completed its Initial Public Offering at which time capital in excess of the funds deposited in the trust and/or used to fund offering expenses was released to the Company for general working capital purposes. Accordingly, management has since reevaluated the Company's liquidity and financial condition and determined that sufficient capital exists to sustain operations one year from the date these condensed consolidated financial statements are issued and therefore substantial doubt has been alleviated.

Risks and Uncertainties

Management continues to evaluate the impact of the COVID-19 pandemic and has concluded that while it is reasonably possible that the virus could have a negative effect on the Company’s financial position and/or search for a target company, the specific impact is not readily determinable as of the date of the financial statement. The financial statement does not include any adjustments that might result from the outcome of this uncertainty.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) for interim financial information and in accordance with the instructions to Form 10-Q and Article 8 of Regulation S-X of the SEC. Certain information or footnote disclosures normally included in financial statements prepared in accordance with GAAP have been condensed or omitted, pursuant to the rules and regulations of the SEC for interim financial reporting. Accordingly, they do not include all the information and footnotes necessary for a complete presentation of financial position, results of operations, or cash flows. In the opinion of management, the accompanying unaudited

ROTH CH ACQUISITION III CO.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2021

(Unaudited)

condensed consolidated financial statements include all adjustments, consisting of a normal recurring nature, which are necessary for a fair presentation of the financial position, operating results and cash flows for the periods presented.

The accompanying unaudited condensed consolidated financial statements should be read in conjunction with the Company’s prospectus for its Initial Public Offering as filed with the SEC on March 2, 2021, as well as the Company’s Current Report on Form 8-K, as filed with the SEC on March 8, 2021. The interim results for the three and six months ended June 30, 2021 are not necessarily indicative of the results to be expected for the year ending December 31, 2021 or for any future periods.

Principles of Consolidation

The accompanying condensed consolidated financial statements include the accounts of the Company and its majority owned subsidiary where the Company has the ability to exercise control. All significant intercompany balances and transactions have been eliminated in consolidation.

Emerging Growth Company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statement with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Use of Estimates

The preparation of the condensed consolidated financial statements in conformity with GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates.

ROTH CH ACQUISITION III CO.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2021

(Unaudited)

Cash and Cash Equivalents

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company did not have any cash equivalents as of June 30, 2021 and December 31, 2020.

Marketable Securities Held in Trust Account

At June 30, 2021, substantially all of the assets held in the Trust Account were held in money market funds which are invested primarily in U.S. Treasury securities. The Company’s investments held in the Trust Account are classified as trading securities. Trading securities are presented on the balance sheets at fair value at the end of each reporting period. Gains and losses resulting from the change in fair value of these investments are included in interest earned on marketable securities held in Trust Account in the accompanying condensed consolidated statement of operations. The estimated fair values of investments held in the Trust Account are determined using available market information.

Fair Value of Financial Instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under ASC Topic 820, “Fair Value Measurement,” approximates the carrying amounts represented in the Company’s condensed consolidated balance sheets, primarily due to their short-term nature, with the exception of the warrant liabilities (see Note 8).

Common Stock Subject to Possible Redemption

The Company accounts for its common stock subject to possible redemption in accordance with the guidance in Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.” Common stock subject to mandatory redemption is classified as a liability instrument and is measured at fair value. Conditionally redeemable common stock (including common stock that features redemption rights that is either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) is classified as temporary equity. At all other times, common stock is classified as stockholders’ equity. The Company’s common stock features certain redemption rights that are considered to be outside of the Company’s control and subject to occurrence of uncertain future events. Accordingly, at June 30, 2021 and December 31, 2020, common stock subject to possible redemption is presented at redemption value as temporary equity, outside of the stockholders’ equity section of the Company’s balance sheets.

Warrant Liabilities

The Company accounts for warrants as either equity-classified or liability-classified instruments based on an assessment of the warrant’s specific terms and applicable authoritative guidance in Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 480, Distinguishing Liabilities from Equity (“ASC 480”) and ASC 815, Derivatives and Hedging (“ASC 815”). The assessment considers whether the warrants are freestanding financial instruments pursuant to ASC 480, meet the definition of a liability pursuant to ASC 480, and whether the warrants meet all of the requirements for equity classification under ASC 815, including whether the warrants are indexed to the Company’s own ordinary shares, among other conditions for equity classification. This assessment, which requires the use of professional judgment, is conducted at the time of warrant issuance and as of each subsequent quarterly period end date while the warrants are outstanding.

For issued or modified warrants that meet all of the criteria for equity classification, the warrants are required to be recorded as a component of additional paid-in capital at the time of issuance. For issued or modified warrants that do not meet all the criteria for equity classification, the warrants are required to be recorded at their initial fair value on the date of issuance, and each balance sheet date thereafter. Changes in the estimated fair value of the warrants are recognized as a non-cash gain or loss on the statements of operations. The fair value of the Private Placement Warrants was estimated using a binomial lattice simulation approach (see Note 8).

ROTH CH ACQUISITION III CO.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2021

(Unaudited)

Income Taxes

The Company follows the asset and liability method of accounting for income taxes under ASC 740, “Income Taxes.” Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that included the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

ASC 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. There were no unrecognized tax benefits and no amounts accrued for interest and penalties as of June 30, 2021 and December 31, 2020. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position. The Company is subject to income tax examinations by major taxing authorities since inception. The effective tax rate differs from the statutory tax rate of 21% and 21% for the three months and six months ended June 30, 2021 and 2020, respectively, due to the valuation allowance recorded on the Company’s net operating losses.

Net Income (Loss) per Common Share

Net income (loss) per share is computed by dividing net income (loss) by the weighted-average number of shares of common stock outstanding during the period, excluding shares of common stock subject to forfeiture. The Company has not considered the effect of the warrants sold in the Initial Public Offering and private placement to purchase an aggregate of 2,977,000 shares in the calculation of diluted loss per share, since the inclusion of such warrants would be anti-dilutive.

The Company’s condensed consolidated statements of operations include a presentation of net income (loss) per share for common stock subject to possible redemption in a manner similar to the two-class method of net income (loss) per share. Net income (loss) per common share, basic and diluted, for common stock subject to possible redemption is calculated by dividing the proportionate share of income or loss on marketable securities held by the Trust Account, net of applicable franchise and income taxes, by the weighted average number of shares of common stock subject to possible redemption outstanding since original issuance.

Net income (loss) per share, basic and diluted, for non-redeemable common stock is calculated by dividing the net income (loss), adjusted for income or loss on marketable securities attributable to common stock subject to possible redemption, by the weighted average number of non-redeemable common stock outstanding for the period.

Non-redeemable common stock includes Founder Shares and non-redeemable shares of common stock as these shares do not have any redemption features. Non-redeemable common stock participates in the income or loss on marketable securities based on non-redeemable shares’ proportionate interest.

ROTH CH ACQUISITION III CO.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2021

(Unaudited)

The following table reflects the calculation of basic and diluted net income (loss) per common share :

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2021	2020	2021	2020
Common stock subject to possible redemption
Numerator: Earnings allocable to Common stock subject to possible redemption
Interest earned on marketable securities held in Trust Account	$3,983	$—	$5,744	$—
Less: interest available to be withdrawn for payment of taxes	(3,983)	—	(5,744)	—
Net income allocable to Common Stock subject to possible redemption	$—	$—	$—	$—
Denominator: Weighted Average Common stock subject to possible redemption
Basic and diluted weighted average shares outstanding, Common stock subject to possible redemption	11,117,004	—	11,117,625	—
Basic and diluted net income per share, Common stock subject to possible redemption	$—	$—	$—	$—

Non-Redeemable Common Stock
Numerator: Net Loss minus Net income allocable to Common stock subject to possible redemption
Net loss	$(583,968)	$—	$(612,708)	$(85)
Less: Net income allocable to Common stock subject to possible redemption	—	—	—	—
Non-Redeemable Net Loss	$(583,968)	$—	$(612,708)	$(85)
Denominator: Weighted Average Non-redeemable Common stock
Basic and diluted weighted average shares outstanding, Non-redeemable common stock	3,665,996	—	3,253,309	—
Basic and diluted net loss per share, Non-redeemable common stock	$(0.16)	$(0.00)	$(0.19)	$(0.00)

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash accounts in a financial institution, which, at times may exceed the Federal Depository Insurance Coverage of $250,000. The Company has not experienced losses on these accounts.

Recent Accounting Standards

In August 2020, the FASB issued ASU No. 2020-06, “Debt—Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging—Contracts in Entity’s Own Equity (Subtopic 815-40): Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity” (“ASU 2020-06”), which simplifies accounting for convertible instruments by removing major separation models required under current GAAP. ASU 2020-06 removes certain settlement conditions that are required for equity contracts to qualify for the derivative scope exception and it also simplifies the diluted earnings per share calculation in certain areas. ASU 2020-06 is effective for fiscal years beginning after December 15, 2023, including interim periods within those fiscal years, with early adoption permitted.

Management does not believe that any other recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on the Company’s condensed consolidated financial statements.

ROTH CH ACQUISITION III CO.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2021

(Unaudited)

NOTE 3. PUBLIC OFFERING

Pursuant to the Initial Public Offering, the Company sold 11,500,000 Units, which includes a full exercise by the underwriters on March 5, 2021 of their over-allotment option in the amount of 1,500,000 Units, at a price of $10.00 per Unit. Each Unit consists of one share of common stock and one-quarter of one redeemable warrant (“Public Warrant”). Each whole Public Warrant entitles the holder to purchase one share of common stock at an exercise price of $11.50 per share, subject to adjustment (see Note 8).

NOTE 4. PRIVATE PLACEMENT

Simultaneously with the closing of the Initial Public Offering, the Initial Stockholders purchased an aggregate of 408,000 Private Units at a price of $10.00 per Private Unit, for an aggregate purchase price of $4,080,000, in a private placement. Each Private Unit consists of one share of common stock (“Private Share”) and one-quarter of one redeemable warrant (“Private Placement Warrant”). Each whole Private Placement Warrant entitles the holder to purchase one share of common stock at a price of $11.50 per full share, subject to adjustment (see Note 8). The proceeds from the Private Units were added to the proceeds from the Initial Public Offering held in the Trust Account. If the Company does not complete a Business Combination within the Combination Period, the proceeds from the sale of the Private Units will be used to fund the redemption of the Public Shares (subject to the requirements of applicable law).

NOTE 5. RELATED PARTY TRANSACTIONS

Founder Shares

In February 2019, the Initial Stockholders purchased an aggregate of 100 shares of the Company’s common stock for an aggregate price of $25,000. On May 26, 2020, the Company effected a stock dividend of 28,750 shares of common stock for each share of common stock outstanding, resulting in an aggregate of 2,875,000 shares of common stock being held by the Initial Stockholders (the “Founder Shares”). In February 2021, the Company sold 35,233 Founder Shares to three of the Company's director nominees (for a total of 105,699 Founder Shares) and 89,093 Founder Shares to affiliates of its sponsor group as part of a larger purchase and resale of securities. The total consideration paid for these shares was $1,247.39. On February 9, 2021, the Company effected a dividend of 0.50 share for each share outstanding resulting in there being an aggregate of 4,312,500 shares outstanding, and on February 24, 2021, the Company rescinded and cancelled the dividend, resulting in there being an aggregate of 2,875,000 Founder Shares outstanding. The Founder Shares included an aggregate of up to 375,000 shares subject to forfeiture by the Initial Stockholders to the extent that the underwriters’ over-allotment was not exercised in full or in part, so that the Initial Stockholders would collectively own 20% of the Company’s issued and outstanding shares after the Initial Public Offering (assuming the Initial Stockholders did not purchase any Public Shares in the Initial Public Offering and excluding the Private Shares). As a result of the underwriters’ election to fully exercise their over-allotment option, no Founder Shares are subject to forfeiture.

The sale of the Founders Shares to the Company's director nominees and affiliates of its sponsor group, as described above, is within the scope of FASB ASC Topic 718, “Compensation-Stock Compensation” (“ASC 718”). Under ASC 718, stock-based compensation associated with equity-classified awards is measured at fair value upon the grant date. The fair value of the 194,792 shares sold to the Company's director nominees and affiliates of its sponsor group was $1,229,138 or $6.31 per share. The Founders Shares were effectively sold subject to a performance condition (i.e., the occurrence of a Business Combination). Compensation expense related to the Founders Shares is recognized only when the performance condition is probable of occurrence under the applicable accounting literature in this circumstance. Stock-based compensation would be recognized at the date a Business Combination is considered probable in an amount equal to the number of Founders Shares times the grant date fair value per share (unless subsequently modified) less the amount initially received for the purchase of the Founders Shares. As of June 30, 2021, the Company determined that a Business Combination is not considered probable, and, therefore, no stock-based compensation expense has been recognized.

The Initial Stockholders have agreed, subject to certain limited exceptions, not to transfer, assign or sell any of the Founder Shares until (1) with respect to 50% of the Founder Shares, the earlier of six months after the completion of a Business Combination

ROTH CH ACQUISITION III CO.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2021

(Unaudited)

and the date on which the closing price of the common stock equals or exceeds $12.50 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing after a Business Combination and (2) with respect to the remaining 50% of the Founder Shares, six months after the completion of a Business Combination, or earlier, in either case, if, subsequent to a Business Combination, the Company completes a liquidation, merger, stock exchange or other similar transaction which results in all of the Company’s stockholders having the right to exchange their shares of common stock for cash, securities or other property.

Promissory Note — Related Party

On December 15, 2020, the Company issued an unsecured promissory note to the Sponsor (the “Promissory Note”), pursuant to which the Company could borrow up to an aggregate principal amount of $200,000. The Promissory Note was non-interest bearing and payable on the earlier of (i) the consummation of the Initial Public Offering or (ii) the date on which the Company determined not to proceed with the Initial Public Offering. The Promissory Note was repaid on March 9, 2021.

Related Party Loans

In addition, in order to finance transaction costs in connection with a Business Combination, the Initial Stockholders, or certain of the Company’s officers and directors or their affiliates may, but are not obligated to, loan the Company funds as may be required (“Working Capital Loans”). If the Company completes a Business Combination, the Company would repay the Working Capital Loans out of the proceeds of the Trust Account released to the Company. Otherwise, the Working Capital Loans would be repaid only out of funds held outside the Trust Account. In the event that a Business Combination does not close, the Company may use a portion of proceeds held outside the Trust Account to repay the Working Capital Loans, but no proceeds held in the Trust Account would be used to repay the Working Capital Loans. Except for the foregoing, the terms of such Working Capital Loans, if any, have not been determined and no written agreements exist with respect to such loans. The Working Capital Loans would be repaid upon consummation of a Business Combination, without interest. Up to $1,500,000 of such loans may be convertible into units at a price of $10.00 per unit, at the option of the lender. The units would be identical to the Private Units.

NOTE 6. COMMITMENTS

Registration Rights

Pursuant to a registration rights agreement entered into on March 2, 2021, the holders of the Founder Shares and the holders of the Private Units (and underlying securities) are entitled to registration rights. The holders of a majority of these securities are entitled to make up to two demands that the Company register such securities. The holders of the majority of the Founder Shares can elect to exercise these registration rights at any time commencing three months prior to the date on which these shares of common stock are to be released from escrow. The holders of a majority of the Private Units (and underlying securities) can elect to exercise these registration rights at any time after the Company consummates a Business Combination. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the consummation of a Business Combination. The registration rights agreement does not contain liquidating damages or other cash settlement provisions resulting from delays in registering the Company’s securities. The Company will bear the expenses incurred in connection with the filing of any such registration statements. Notwithstanding the foregoing, the holders of the Founder Shares and the holders of the Private Units may not exercise demand or piggyback rights after seven (7) years from the effective date of the Initial Public Offering and may not exercise demand rights on more than one occasion in respect of all registrable securities.

Business Combination Marketing Agreement

The Company entered into a business combination marketing agreement with Roth Capital Partners, LLC (“Roth”) and Craig-Hallum Capital Group LLC (“Craig-Hallum”), the underwriters in the Initial Public Offering, to act as advisors in connection with a Business Combination, including assisting in the transaction structuring and negotiation of a definitive purchase agreement with respect to the Business Combination, holding meetings with the stockholders to discuss the Business Combination and the target’s

ROTH CH ACQUISITION III CO.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2021

(Unaudited)

attributes, introducing the Company to potential investors to purchase its securities in connection with the Business Combination, assisting in obtaining stockholder approval for the Business Combination, and assisting with relevant financial analysis, presentations, press releases and filings related to the Business Combination. The Company will pay Roth and Craig-Hallum a marketing fee for such services upon the consummation of a Business Combination in an amount equal to, in the aggregate, 3.5% of the gross proceeds of the Initial Public Offering, or $4,025,000. Roth and Craig-Hallum will not be entitled to such fee unless the Company consummates a Business Combination.

Business Combination Agreement

On June 16, 2021, (i) the Company, (ii) Blocker Merger Sub, (iii) the Blocker, (iv) Company Merger Sub, (v) QualTek, and (vi) the Equityholder Representative, entered into the Business Combination Agreement. Pursuant to the terms of the Business Combination Agreement, (i) Blocker Merger Sub will be merged with and into the Blocker, with the Blocker surviving as a wholly owned subsidiary of the Company, (ii) immediately thereafter, the Blocker will be merged with and into the Company, with the Company as the surviving company, and (iii) immediately thereafter, Company Merger Sub will be merged with and into QualTek, with QualTek as the surviving company.

The Business Combination Agreement contains customary representations and warranties, covenants, and closing conditions.

Consideration

Subject to the terms and conditions of the Business Combination Agreement, as a result of the Merger, the consideration payable or issuable to the owners of such equity interests in the Blocker (“Blocker Owners”) and the equityholders of QualTek other than the Blocker (the “Flow-Through Sellers”) is set forth below.

Blocker Owner Consideration

The consideration to be received by each Blocker Owner at the Closing will consist of:

●	the number of shares of Class A Common Stock of the combined company equal to the merger consideration, multiplied by (ii) such Blocker Owner’s pro rata percentage, which is the percentage of the aggregate consideration that such Blocker Owner is entitled to receive pursuant to the Business Combination Agreement, divided by (iii) $10.00; and
●	the number of Blocker Owner Earnout Shares (as defined below) equal to (i) 6,111,111, multiplied by (ii) such Blocker Owner’s pro rata percentage.

Flow-Through Seller Consideration

The consideration to be received by each Flow-Through Seller at the Closing will consist of:

●	the number of common units of QualTek (“Common Units”) equal to the merger consideration, multiplied by (ii) such Flow-Through Seller’s pro rata percentage, which is the percentage of the aggregate consideration that such Flow-Through Seller is entitled to receive pursuant to the Business Combination Agreement, divided by (iii) $10.00;
●	the number of shares of Class B Common Stock of the combined company equal to the number of Common Units determined pursuant to the immediately above calculation;
●	the number of Earnout Common Units (as defined below) equal to (i) 6,111,111, multiplied by (ii) such Flow-Through Seller’s pro rata percentage; and

ROTH CH ACQUISITION III CO.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2021

(Unaudited)

●	the number of Earnout Voting Shares equal to the number of Earnout Common Units determined pursuant to the immediately above calculation.

No fractional shares will be issued pursuant to the Business Combination Agreement. In lieu of any fractional shares that would otherwise be issuable to any Blocker Owner or Flow-Through Seller, the Company will pay to such Blocker Owner or Flow-Through Seller, as applicable, cash (rounded up to the nearest cent) in an amount equal to such fraction multiplied by $10.00.

The Earnout Shares and Earnout Common Units

In connection with the Closing, (i) 3,333,333.33 shares of Class A Common Stock issued to the Blocker Owners (the “Blocker Owner Earnout Shares”), (ii) 2,777,777.78 Common Units issued to the Flow-Through Sellers (the “Earnout Common Units”) and (iii) an equal number of shares of Class B Common Stock issued to the Flow-Through Sellers by the Company in connection with the Business Combination (the “Earnout Voting Shares”, and together with the Blocker Owner Earnout Shares, the “Earnout Shares”), will be subject to certain restriction on transfer and voting and potential forfeiture pending the achievement (if any) of the following earnout targets pursuant to the terms of the Business Combination Agreement:

●	if, on or any time prior to the fifth anniversary of the date of the Closing, the closing sale price per share of Class A Common Stock equals or exceeds $15.00 per share for 20 trading days of any 30 consecutive trading day period following the Closing, 50% of the Earnout Shares and Earnout Common Units will be earned and no longer subject to the applicable restrictions on transfer and voting; and
●	if, on or any time prior to the fifth anniversary of the date of the Closing, the closing sale price per share of Class A Common Stock equals or exceeds $18.00 per share for 20 trading days of any 30 consecutive trading day period following the Closing, 50% of the Earnout Shares and Earnout Common Units will be earned and no longer subject to the applicable restrictions on transfer and voting.

Pre-PIPE Convertible Notes Offering

In connection with the Merger, accredited investors (each a “Pre-PIPE Investor”) have purchased convertible notes of QualTek, as issuer (the “Notes Issuer”), in an aggregate principal amount of $44.4 million (the “Pre-PIPE Notes”) in a private placement, issuable pursuant to Note Purchase Agreements (the “Note Purchase Agreements”), among the Notes Issuer, ROCR and the Pre-PIPE Investors (the “Pre-PIPE Investment”). The Pre-PIPE Notes are senior unsecured unsubordinated obligations of the Notes Issuer and are not transferable without the consent of the Notes Issuer (other than customary exceptions for transfers to affiliates). The Notes Issuer intends to use the proceeds from the sale of the Pre-PIPE Notes for general working capital or to fund acquisitions of accretive business targets.

Unless earlier converted or redeemed in accordance with the terms of the Pre-PIPE Notes, the Pre-PIPE Notes have a perpetual maturity. The Pre-PIPE Notes will not bear interest and are subject to certain customary information rights.

Pursuant to the current terms of the Pre-PIPE Notes, upon consummation of the Merger, the Pre-PIPE Notes will automatically convert into Class A Common Stock of the Company at $8.00 per share, subject to certain adjustments. However, the Note Purchase Agreements provide that the parties will use commercially reasonable efforts to amend the Pre-PIPE Notes and any other agreements deemed necessary such that upon the consummation of the Business Combination, the Pre-PIPE Notes automatically convert into Common Units of the Company (along with a corresponding number of shares of Class B Common Stock of the Company) in lieu of converting into Class A Common Stock. The number of Common Units and Class B Common Stock will be equal to the quotient that results from dividing the aggregate principal amount of the Note by $8.00, subject to certain adjustments.

ROTH CH ACQUISITION III CO.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2021

(Unaudited)

PIPE Subscription Agreements

In connection with the Merger, the Company has obtained commitments from certain accredited investors (each a “Subscriber”) to purchase shares of Class A Common Stock which will be issued in connection with the closing of the Merger (the “PIPE Shares”), for an aggregate cash amount of $66.1 million at a purchase price of $10.00 per share, in a private placement (the “PIPE Investment”). Certain offering-related expenses are payable by the Company, including customary fees payable to the placement agents, Roth Capital Partners, LLC and Craig-Hallum, aggregating $5,150,000. Such commitments are being made by way of the subscription agreements, by and between each Subscriber and the Company (collectively, the “Subscription Agreements”). The purpose of the sale of the PIPE Shares is to raise additional capital for use in connection with the Business Combination and to meet the minimum cash requirements provided in the Business Combination Agreement. The PIPE Shares are identical to the shares of Class A Common Stock that will be held by the Company’s public stockholders at the time of the closing of the Merger, other than that the PIPE Shares will not be entitled to any redemption rights and will not be registered with the SEC.

Entry into a Material Definitive Agreement.

On June 16, 2021, (i) the Company, (ii) Blocker Merger Sub, (iii) the Blocker, (iv) Company Merger Sub, (v) QualTek, and (vi) the Equityholder Representative, entered into the Business Combination Agreement. The Business Combination Agreement contains customary representations and warranties, covenants, and closing conditions.

Pursuant to the terms of the Business Combination Agreement, (i) Blocker Merger Sub will be merged with and into the Blocker, with the Blocker surviving as a wholly owned subsidiary of ROCR, (ii) immediately thereafter, the Blocker will be merged with and into ROCR, with ROCR as the surviving company, and (iii) immediately thereafter, Company Merger Sub will be merged with and into QualTek, with QualTek as the surviving company.

NOTE 7. STOCKHOLDERS’ EQUITY

Common Stock — The Company is authorized to issue 50,000,000 shares of common stock with a par value of $0.0001 per share. As of June 30, 2021 and December 31, 2020, there were 3,724,393 and 2,875,000 shares of common stock issued and outstanding, excluding 11,058,607 and no shares of common stock subject to possible redemption, respectively.

NOTE 8. WARRANTS

Warrants— The Company will not issue fractional warrants. The Public Warrants will become exercisable on 30 days after the completion of a Business Combination. No warrants will be exercisable for cash unless the Company has an effective and current registration statement covering the shares of common stock issuable upon exercise of the warrants and a current prospectus relating to such shares of common stock. Notwithstanding the foregoing, if there is no effective registration statement covering the shares of common stock issuable upon exercise of the Public Warrants within 120 days following the consummation of a Business Combination, warrant holders may, until such time as there is an effective registration statement and during any period when the Company shall have failed to maintain an effective registration statement, exercise warrants on a cashless basis pursuant to an available exemption from registration under the Securities Act. The warrants will expire five years from the closing of a Business Combination.

Once the warrants become exercisable, the Company may redeem the Public Warrants:

●	in whole and not in part;
●	at a price of $0.01 per warrant;
●	at any time after the warrants become exercisable;

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NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2021

(Unaudited)

●	upon not less than 30 days’ prior written notice of redemption to each warrant holder;
●	if, and only if, the reported last sale price of the shares of common stock equals or exceeds $18.00 per share, for any 20 trading days within a 30-day trading period commencing after the warrants become exercisable and ending on the third business day prior to the notice of redemption to warrant holders; and
●	if, and only if, there is a current registration statement in effect with respect to the shares of common stock underlying such warrants at the time of redemption and for the entire 30-day trading period referred to above and continuing each day thereafter until the date of redemption.

If the Company calls the Public Warrants for redemption, management will have the option to require all holders that wish to exercise the Public Warrants to do so on a “cashless basis,” as described in the warrant agreement. The exercise price and number of shares of common stock issuable on exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, extraordinary dividend or recapitalization, reorganization, merger or consolidation. However, except as described below, the warrants will not be adjusted for issuances of shares of common stock at a price below their respective exercise prices. Additionally, in no event will the Company be required to net cash settle the warrants. If the Company is unable to complete a Business Combination within the Combination Period and the Company liquidates the funds held in the Trust Account, holders of warrants will not receive any of such funds with respect to their warrants, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with the respect to such warrants. Accordingly, the warrants may expire worthless.

In addition, if (x) the Company issues additional shares of common stock or equity-linked securities for capital raising purposes in connection with the closing of a Business Combination at an issue price or effective issue price of less than $9.20 per share of common stock (with such issue price or effective issue price to be determined in good faith by the Company’s board of directors, and in the case of any such issuance to the Initial Stockholders or their affiliates, without taking into account any Founder Shares held by them prior to such issuance), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of a Business Combination on the date of the consummation of a Business Combination (net of redemptions), and (z) the volume weighted average trading price of the Company’s common stock during the 20 trading day period starting on the trading day prior to the day on which the Company consummates Business Combination (such price, the “Market Value”) is below $9.20 per share, the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the Market Value and the $18.00 per share redemption trigger price described above will be adjusted (to the nearest cent) to be equal to 180% of the Market Price.

The Private Warrants are identical to the Public Warrants underlying the Units sold in the Initial Public Offering, except that the Private Warrants and the shares of common stock issuable upon the exercise of the Private Warrants will not be transferable, assignable or saleable until after the completion of a Business Combination, subject to certain limited exceptions. Additionally, the Private Warrants will be exercisable for cash or on a cashless basis, at the holder’s option, and be non-redeemable so long as they are held by the initial purchasers or their permitted transferees. If the Private Warrants are held by someone other than the initial purchasers or their permitted transferees, the Private Warrants will be redeemable by the Company and exercisable by such holders on the same basis as the Public Warrants.

NOTE 9. FAIR VALUE MEASUREMENTS

The Company follows the guidance in ASC 820 for its financial assets and liabilities that are re-measured and reported at fair value at each reporting period, and non-financial assets and liabilities that are re-measured and reported at fair value at least annually.

ROTH CH ACQUISITION III CO.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2021

(Unaudited)

The fair value of the Company’s financial assets and liabilities reflects management’s estimate of amounts that the Company would have received in connection with the sale of the assets or paid in connection with the transfer of the liabilities in an orderly transaction between market participants at the measurement date. In connection with measuring the fair value of its assets and liabilities, the Company seeks to maximize the use of observable inputs (market data obtained from independent sources) and to minimize the use of unobservable inputs (internal assumptions about how market participants would price assets and liabilities). The following fair value hierarchy is used to classify assets and liabilities based on the observable inputs and unobservable inputs used in order to value the assets and liabilities:

Level 1:

Quoted prices in active markets for identical assets or liabilities. An active market for an asset or liability is a market in which transactions for the asset or liability occur with sufficient frequency and volume to provide pricing information on an ongoing basis.

Level 2:

Observable inputs other than Level 1 inputs. Examples of Level 2 inputs include quoted prices in active markets for similar assets or liabilities and quoted prices for identical assets or liabilities in markets that are not active.

Level 3:	Unobservable inputs based on our assessment of the assumptions that market participants would use in pricing the asset or liability.

At June 30, 2021, there were 2,875,000 Public Warrants and 102,000 Private Placement Warrants outstanding.

The following table presents information about the Company’s assets and liabilities that are measured at fair value on a recurring basis at June 30, 2021 and indicates the fair value hierarchy of the valuation inputs the Company utilized to determine such fair value.

			Quoted Prices in	Significant Other	Significant Other
		June 30,	Active Markets	Observable Inputs	Unobservable Inputs
	Description	2021	(Level 1)	(Level 2)	(Level 3)
Assets:
Cash and marketable securities held in Trust Account		$115,005,972	$115,005,972	$—	$—

Liabilities:
Warrant Liability – Private Placement Warrants		$315,180	$—	$—	$315,180

The Private Placement Warrants were accounted for as liabilities in accordance with ASC 815-40 and are presented within warrant liabilities on our accompanying June 30, 2021 condensed consolidated balance sheet. The warrant liabilities are measured at fair value at inception and on a recurring basis, with changes in fair value presented within change in fair value of warrant liabilities in the condensed consolidated statement of operations.

The Private Placement Warrants were valued using a binomial lattice model incorporating the Cox-Ross-Rubenstein methodology, which is considered to be a Level 3 fair value measurement. The binomial lattice model’s primary unobservable input utilized in determining the fair value of the Private Placement Warrants is the expected volatility of the common stock. The expected volatility as of the IPO date was derived from observable public warrant pricing on comparable ‘blank-check’ companies without an identified target. The expected volatility as of subsequent valuation dates was implied from the Company’s own public warrant pricing.

There were no transfers between Levels 1, 2 or 3 during the three and six months ended June 30, 2021.

ROTH CH ACQUISITION III CO.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2021

(Unaudited)

The following table provides quantitative information regarding Level 3 fair value measurements:

	At
	March 5, 2021
	(Initial	At
	Measurement)	June 30, 2021
Stock price	$9.78	$9.90
Strike price	$11.50	$11.50
Volatility	14.9%	25.2%
Risk-free rate	0.87%	0.84%
Probability of Business Combination occurring	75%	75%
Dividend yield	0.0%	0.0%
Fair value of private warrants	$0.90	$1.64
Fair Value of public warrants	1.64	3.09

The following table presents the changes in the fair value of warrant liabilities:

Warrant Liabilities
Fair value as of March 5, 2021 (Initial Measurement)	$91,800
Change in valuation inputs or other assumptions	9,180
Fair value as of March 31, 2021	82,620
Change in valuation inputs or other assumptions	232,560
Fair value as of June 30, 2021	$315,180

NOTE 10.  SUBSEQUENT EVENTS

The Company evaluated subsequent events and transactions that occurred after the balance sheet date up to the date that the condensed consolidated financial statements were issued. Based upon this review, the Company did not identify any subsequent events that would have required adjustment or disclosure in the condensed consolidated financial statements.

Report of Independent Registered Public Accounting Firm

Members and the Board of Directors
BCP QualTek Holdco, LLC

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of BCP QualTek Holdco, LLC and Subsidiary (the Company) as of December 31, 2020 and 2019, the related consolidated statements of operations and comprehensive loss, changes in equity and cash flows for the years ended December 31, 2020 and 2019, and the related notes to the consolidated financial statements (collectively, the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2020 and 2019, and the results of their operations and their cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, audits of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ RSM US LLP

We have served as the Company’s auditor since 2012.

Blue Bell, Pennsylvania

May 11, 2021

BCP QUALTEK HOLDCO, LLC AND SUBSIDIARY

CONSOLIDATED BALANCE SHEETS

(in thousands, except unit information)

	December 31,
	2020	2019
Assets
Current assets:
Cash	$169	$328
Accounts receivable, net of allowance	180,540	234,882
Inventories, net	5,793	7,820
Prepaid expenses	3,530	4,353
Other current assets	2,191	1,631
Total current assets	192,223	249,014
Property and equipment, net	37,074	22,758
Intangible assets, net	351,528	387,848
Goodwill	58,522	86,503
Other long-term assets	1,521	1,107
Total assets	$640,868	$747,230
Liabilities and Equity

Current liabilities:
Current portion of long-term debt and capital lease obligations	$28,169	$14,525
Current portion of contingent consideration	9,968	10,808
Accounts payable	56,558	72,144
Accrued expenses	66,808	61,751
Contract liabilities	14,945	18,470
Total current liabilities	176,448	177,698
Capital lease obligations, net of current portion	17,752	9,364
Long-term debt, net of current portion and deferred financing fees	397,464	390,769
Contingent consideration, net of current portion	8,161	29,311
Distributions payable	11,409	5,930
Total liabilities	611,234	613,072
Commitments and contingencies (Notes 7 and 11)

Equity:
Preferred units, 25,000 units authorized, issued and outstanding (liquidation preference $29,029 as of December 31, 2020)	25,000	25,000
Class A units, 2,005,824 units authorized, issued and outstanding	208,324	208,324
Members’ deficit	(204,086)	(99,323)
Accumulated other comprehensive income	396	157
Total equity	29,634	134,158
Total liabilities and equity	$640,868	$747,230

See notes to consolidated financial statements.

BCP QUALTEK HOLDCO, LLC AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(in thousands, except per unit information)

	For the Years Ended December 31,
	2020	2019
Revenue	$674,005	$620,829
Costs and expenses:
Cost of revenues	615,914	545,208
General and administrative	47,853	43,606
Transaction expenses	988	4,257
Change in fair value of contingent consideration	(7,081)	5,883
Impairment of long-lived assets	—	840
Impairment of goodwill	28,802	13,251
Depreciation and amortization	48,497	42,115
Total costs and expenses	734,973	655,160
Loss from operations	(60,968)	(34,331)
Other income (expense):
Gain on sale/ disposal of property and equipment	729	130
Interest expense	(37,848)	(33,593)
Total other expense	(37,119)	(33,463)
Net loss	(98,087)	(67,794)
Other comprehensive income:
Foreign currency translation adjustments	239	685
Comprehensive loss	$(97,848)	$(67,109)
Earnings per unit:
Basic and diluted earnings per unit	$(50.54)	$(34.93)
Basic and diluted weighted average common units outstanding	2,005,824	1,962,115

See notes to consolidated financial statements.

BCP QUALTEK HOLDCO, LLC AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF CHANGES IN EQUITY

(in thousands, except unit information)

						Accumulated
	Preferred Units		Class A Units			Other
					Members’	Comprehensive	Total
	Units	Amount	Units	Amount	Deficit	Income (Loss)	Equity
Balance, January 1, 2019	—	$—	$1,948,237	$194,824	$(14,925)	$(528)	$179,371
Adoption of Accounting Standards Codification Topic 606	—	—	—	—	(9,831)	—	(9,831)
Acquisitions (Note 3)	—	—	57,587	13,500	—	—	13,500
Issuance of preferred equity	25,000	25,000	—	—	—	—	25,000
Tax distributions	—	—	—	—	(6,773)	—	(6,773)
Other comprehensive income	—	—	—	—	—	685	685
Net loss	—	—	—	—	(67,794)	—	(67,794)
Balance, December 31, 2019	25,000	25,000	2,005,824	208,324	(99,323)	157	134,158
Tax distributions	—	—	—	—	(6,676)	—	(6,676)
Other comprehensive income	—	—	—	—	—	239	239
Net loss	—	—	—	—	(98,087)	—	(98,087)
Balance, December 31, 2020	25,000	$25,000	2,005,824	$208,324	$(204,086)	$396	$29,634

See notes to consolidated financial statements.

BCP QUALTEK HOLDCO, LLC AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	For the Years Ended December 31,
	2020	2019
Cash flows from operating activities:
Net loss	$(98,087)	$(67,794)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation, amortization and accretion of debt discount	48,497	42,115
Impairment of intangible assets, including goodwill	28,802	14,091
Amortization of debt issuance costs	3,090	2,269
Change in fair value of contingent consideration	(7,081)	5,883
Payments of acquisition related contingent consideration	—	(5,238)
Provision for bad debt expense	4,104	(741)
Gain on disposal of property and equipment	(729)	(130)
Changes in assets and liabilities:
Accounts receivable	52,592	(18,026)
Inventories	2,113	(265)
Prepaid expenses and other assets	(686)	(1,363)
Accounts payable and accrued liabilities	(15,633)	14,501
Contract liabilities	(3,525)	11,696
Net cash provided by (used in) operating activities	13,457	(3,002)
Cash flows from investing activities:
Purchases of property and equipment	(4,844)	(3,646)
Proceeds from sale of property and equipment	881	379
Acquisitions of businesses, see Note 3	—	(76,342)
Net cash used in investing activities	(3,963)	(79,609)
Cash flows from financing activities:
Proceeds from line of credit, net of repayments	13,283	(14,844)
Proceeds from long-term debt	—	100,000
Payments for financing fees	(113)	(6,215)
Repayment of long-term debt	(9,564)	(8,691)
Proceeds from subordinated related party note	—	25,100
Repayment of subordinated related party note	—	(25,100)
Payments of acquisition related contingent consideration	(6,000)	(7,870)
Repayment of capital leases	(6,121)	(4,582)
Proceeds from issuance of preferred equity	—	25,000
Tax distributions to members	(1,197)	(843)
Net cash (used in) provided by financing activities	(9,712)	81,955
Effect of foreign currency exchange rate (translation) on cash	59	23
Net decrease in cash	(159)	(633)
Cash:
Beginning of year	328	961
End of year	$169	$328
Supplemental disclosure of cash flow information:
Interest paid	$35,097	$30,398
Supplemental disclosure of non-cash investing and financing activities:
Assets acquired under capital leases	$18,289	$9,587

See notes to consolidated financial statements.

BCP QualTek Holdco, LLC and Subsidiary

Notes to Consolidated Financial Statements

Note 1.    Nature of Business and Summary of Significant Accounting Policies

This summary of significant accounting policies of BCP QualTek Holdco, LLC and Subsidiary (collectively, “QualTek”, “BCP QualTek”, the “Company”, “we”, “our”, or “us”) is presented to assist in understanding the Company’s consolidated financial statements (financial statements). The financial statements and notes are the responsibility of the Company’s management who is responsible for their integrity and objectivity.

Nature of business:     The Company is a leading provider of communication infrastructure services and renewable solutions, delivering a full suite of critical services to major telecommunications and utility customers throughout North America.

We operate in two reportable segments, which reflects the way performance is assessed and resources are allocated by our Chief Executive Officer, who is our chief operating decision maker. Our Telecom segment provides engineering, construction, installation, network design, project management, site acquisition and maintenance services to major telecommunication and cable carriers in various locations in both the United States and Canada. Our Renewables and Recovery Logistics segment provides businesses with continuity and disaster recovery operations with a wide range of logistics, maintenance, and repair capabilities for telecommunications and utilities customers across the United States.

Principles of presentation:     The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) and include the accounts of QualTek and its wholly owned subsidiary. All intercompany transactions and balances have been eliminated in consolidation.

Use of estimates:     The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The most significant of these estimates and assumptions relate to the recognition of contract revenues under the cost-to-cost method of progress, fair value estimates, the allowance for doubtful accounts, long-lived assets and intangible assets, asset impairment (including goodwill and other long-lived assets), valuation of assets acquired and liabilities assumed in business combinations, and acquisition-related contingent consideration. These estimates are based on historical experience and various other assumptions that management believes to be reasonable under the current facts and circumstances. Actual results could differ from those estimates.

Accounts receivable:     The Company’s accounts receivable are due primarily from large telecommunication and cable carriers operating within the United States and Canada and are carried at original contract amount less an estimate for uncollectible amounts based on historical experience. Management determines the allowance for doubtful receivables by regularly evaluating individual customer receivables and considering a customer’s financial condition and current economic conditions. Accounts receivable are written off when deemed uncollectible. Recoveries of accounts receivable previously written off are recorded when received. The Company generally does not require collateral. Accounts receivable are considered past due if any portion of the receivables balance is outstanding for more than one day beyond the contractual due date. The Company does not charge interest on past due accounts.

Contract assets:     Contract assets include unbilled amounts typically resulting from arrangements whereby complete satisfaction of a performance obligation and the right to payment are conditioned on completing additional tasks or services under the terms of the contract.

Contract liabilities:     Contract liabilities consist of amounts invoiced to customers in excess of revenue recognized. The Company’s contract assets and liabilities are reported in a net position on a contract by contract basis at the end of each reporting period. As of December 31, 2020 and 2019, the contract liabilities balance is classified as current as uncompleted contracts are typically resolved within one year and not considered significant financing components.

BCP QualTek Holdco, LLC and Subsidiary

Notes to Consolidated Financial Statements

Note 1.    Nature of Business and Summary of Significant Accounting Policies (continued)

Cash:    Cash includes cash on hand and deposits with banks.

Sale of accounts receivable:     The Company has an arrangement to sell certain receivables to a financial institution. The Company accounts for the transfer of these receivables when it has surrendered control over the assets. Whether control has been relinquished requires, among other things, an evaluation of relevant legal considerations and an assessment of the nature and extent of the Company’s continuing involvement with the assets transferred. In the event of uncollectability, the Company’s arrangement does not permit recourse, and the Company does not retain any interest in the underlying accounts receivable once transferred. The sold accounts receivable balances are removed from the consolidated balance sheets and cash received is reflected as cash provided by operating activities in the consolidated statements of cash flow. The fair value of the Company’s accounts receivable sold less the proceeds received is recorded as interest expense in the Company’s accompanying consolidated statements of operations and comprehensive loss. For the years ended December 31, 2020 and 2019, the Company recognized factoring related interest expense of $1.8 million and $1.7 million, respectively.

Concentration of credit risk:     Financial instruments that potentially subject the Company to concentration of credit risks consist principally of cash and accounts receivable.

The Company maintains certain cash balances with U.S. and Canadian financial institutions and, from time to time, the Company may have balances in excess of the federally insured deposit limit.

Inventories:     Inventories are valued at the lower of cost or net realizable value. The cost of inventory is maintained using the weighted average-cost method. Consideration is given to excess, obsolescence and other factors in determining estimated net realizable value.

Property and equipment:     Property and equipment acquired through business combinations are stated at the estimated fair value at the date of acquisition. Purchases are recorded at cost. Maintenance and repairs are expensed as incurred. Renewals and betterments that materially extend the life of assets are capitalized. Depreciation and amortization are computed using the straight-line method over the estimated useful lives of the related assets, which generally range from 3 to 7 years. Leasehold improvements are amortized over the shorter of the estimated useful life of the improvement or the remaining lease term.

Goodwill and intangible assets:     Goodwill is assessed annually for impairment as of the first day of the fourth fiscal quarter of each year, or more frequently if events occur that would indicate a potential reduction in the fair value of a reporting unit below its carrying value. The Company performs an annual impairment review of goodwill at the reporting unit level, which is one level below the operating segment. The Company determines the fair value of the reporting units using a weighting of fair values derived in equal proportions from the income approach and market approach valuation methodologies. The income approach uses the discounted cash flow method and the market approach uses the guideline company method. If the Company determines the fair value of the reporting unit’s goodwill is less than its carrying value, an impairment loss is recognized and reflected in the operating income or loss in the consolidated statements of operations and comprehensive loss.

Intangible assets consist of customer relationships, trademarks and trade names. Intangible assets that have finite useful lives are amortized on a straight-line basis over their estimated useful lives ranging from 2 years to 15 years.

Impairment of long-lived and intangible assets:     The Company reviews its long-lived assets, including property and equipment, and intangible assets, for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be fully recoverable. The Company measures recoverability of these assets by comparing the carrying amounts to the future undiscounted cash flows that the assets or the asset group are expected to generate. If the carrying value of the assets or asset group are not recoverable, the impairment recognized is measured as the amount by which the carrying value exceeds its fair value.

BCP QualTek Holdco, LLC and Subsidiary

Notes to Consolidated Financial Statements

Note 1.    Nature of Business and Summary of Significant Accounting Policies (continued)

Business combinations:     The Company accounts for business combinations under the acquisition method of accounting. The purchase price of each business acquired is allocated to the tangible and intangible assets acquired and the liabilities assumed based on information regarding their respective fair values on the date of acquisition. Any excess of the purchase price over the fair value of the separately identifiable assets acquired and the liabilities assumed is allocated to goodwill. Management determines the fair values used in purchase price allocations for intangible assets based on historical data, estimated discounted future cash flows, expected royalty rates for trademarks and trade names, as well as certain other information. The valuation of assets acquired, and liabilities assumed requires a number of judgments and is subject to revision as additional information about the fair value of assets and liabilities becomes available. Additional information, which existed as of the acquisition date but unknown to us at that time, may become known during the remainder of the measurement period. This measurement period may not exceed 12 months from the acquisition date. The Company recognizes any adjustments to provisional amounts that are identified during the measurement period in the reporting period in which the adjustments are determined. Additionally, in the same period in which adjustments are recognized, the Company records the effect on earnings of changes in depreciation, amortization, or other income effects, if any, as a result of any change to the provisional amounts, calculated as if the accounting adjustment had been completed at the acquisition date. Acquisition costs are expensed as incurred. The results of operations of businesses acquired are included in the consolidated statements of operations and comprehensive loss from their dates of acquisition.

Deferred financing costs:     Deferred financing costs are presented in the consolidated balance sheets as a direct reduction from the carrying amount of long-term debt and are amortized over the term of the related debt. For the years ended December 31, 2020 and 2019, the Company amortized $3.1 million and $2.3 million, respectively, which is included in interest expense on the accompanying consolidated statements of operations and comprehensive loss.

Foreign currency:     The operations of the Company’s foreign subsidiary is translated from the local (functional) currency into U.S. dollars using period-end rates of exchange for assets and liabilities and average monthly rates of exchange for revenues and expenses. Translation gains and losses resulting from these translation adjustments are recorded in the consolidated balance sheets as a component of accumulated other comprehensive income.

Income taxes:     No provision for income taxes has been made in the accompanying financial statements since all items of income and loss are allocated to the members for inclusion in their respective tax returns. Accounting Standards Codification (ASC) Topic 740, Income Taxes, provides guidance for how uncertain tax positions should be recognized, measured, disclosed and presented in the financial statements. This requires the evaluation of tax positions taken or expected to be taken in the course of preparing the Company’s tax returns to determine whether the tax positions are more likely than not of being sustained when challenged or when examined by the applicable tax authority.

Tax positions not deemed to meet the more-likely-than-not threshold would be recorded as a tax expense or benefit and liability in the current year. Based on the Company’s assessment of many factors, including past experience and complex judgments about future events, the Company does not currently anticipate significant changes in its uncertain tax positions over the next 12 months. The Company is not subject to income tax examinations by the U.S. federal, state, or local tax authorities prior to 2017.

Revenue recognition:     The Company adopted the requirements of Accounting Standards Update (“ASU”) 2014-09, Revenue from Contracts with Customers, which is also referred to as ASC Topic 606 (“Topic 606”), under the modified retrospective transition approach effective January 1, 2019, with application to all existing contracts that were not substantially completed as of January 1, 2019.

BCP QualTek Holdco, LLC and Subsidiary

Notes to Consolidated Financial Statements

Note 1.    Nature of Business and Summary of Significant Accounting Policies (continued)

Under Topic 606, revenue is recognized when, or as, control of promised goods and services is transferred to customers, and the amount of revenue recognized reflects the consideration to which the Company expects to be entitled in exchange for the goods and services transferred. A contractual agreement exists when each party involved approves and commits to, the rights of the parties and payment terms are identified, the agreement has commercial substance, and collectability of consideration is probable. The Company’s services are performed for the sole benefit of its customers, whereby the assets being created or maintained are controlled by the customer and the services the Company performs do not have alternative benefits for the Company.

The Company acquires revenue primarily from construction related projects under certain master service and other service agreements contracts. Portions of the contracts include one or multiple performance obligations, which is a contractual promise to deliver a distinct good or transfer of a specific service to a customer. We use different methods of revenue recognition for different types of contracts. For the Company’s projects recognized under the input method, the Company typically identifies two promised goods and services in the contract: (a) delivery of materials and (b) installation and construction services. The Company determined that the materials and the construction services are both considered distinct performance obligations. The Company’s customers are able to benefit from the materials and construction services both on their own and in connection with readily available resources, indicating that both promises are capable of being distinct. The Company further determined that its promises to transfer the materials and to provide the construction services are each separately identifiable from the other promises in the contract. Further, these promises do not represent inputs to a combined output which may represent a single performance obligation as no significant integration services are provided, there is not a high degree of customization, and the promises are not highly interrelated. As a result, the Company concludes that its input method contracts typically include two performance obligations: the sale of materials and construction services.

Revenue for engineering, construction, project management and site acquisition services are primarily recognized by the Company over time utilizing the cost-to-cost measure of progress, which is an input method, on contracts for specific projects, and for certain master service and other service agreements.

Under Topic 606, the cost-to-cost measure of progress best depicts the continuous transfer of control of goods or services to the customer, and correspondingly, when performance obligations are satisfied, for these contracts.

Revenue for engineering, aerial and underground construction for projects with customer-specified service requirements are primarily performed under master service agreements and other contracts that contain customer-specified service requirements. These agreements include pricing for individual tasks, including, for example, the placement of underground or aerial fiber, directional boring, and fiber splicing, each based on a specific unit of measure. Revenue is recognized over time as services are performed and customers simultaneously receive and consume the benefits provided by the Company. Output measures such as units delivered are utilized to assess progress against specific contractual performance obligations.

Revenue from fulfillment, maintenance, compliance, and recovery services provided to the telecommunication, cable and utility industries is recognized as the services are rendered. These services are generally performed under master or other service agreements and billed on a contractually agreed price per unit on a work order basis.

Transaction prices for the Company’s contracts may include variable consideration such as contracted materials. Management estimates variable consideration for a performance obligation utilizing estimation methods that it believes best predict the amount of consideration to which the Company will be entitled. Variable consideration is included in the estimated transaction price if it is probable that when the uncertainty associated with the variable consideration is resolved, there will not be a significant reversal of the cumulative amount of revenue that has been recognized.

BCP QualTek Holdco, LLC and Subsidiary

Notes to Consolidated Financial Statements

Note 1.    Nature of Business and Summary of Significant Accounting Policies (continued)

Management’s estimates of variable consideration and the determination of whether to include estimated amounts in the transaction price are based largely on engineering studies, past practices with the customer, specific discussions, correspondence or preliminary negotiations with the customer and all other relevant information that is reasonably available at the time of the estimate. The effect of variable consideration on the transaction price of a performance obligation is typically recognized as an adjustment to revenue on a cumulative catch-up basis, as such variable consideration is generally for services encompassed under the existing contract.

To the extent variable consideration reflected in transaction prices are not resolved in accordance with management’s estimates, there could be reductions in, or reversals of, previously recognized revenue. Sales, use and other taxes collected concurrent with revenue-producing activities are excluded from revenue. Most of the Company’s contracts include assurance warranties which do not include any additional distinct services other than the assurance that the services and materials comply with agreed-upon specifications. Therefore, there is not a separate performance obligation for these warranties.

For contracts containing more than one performance obligation, the Company allocates the transaction price on a relative standalone selling price (“SSP”) basis. The Company determines SSP based on the price at which the performance obligation is sold separately. If the SSP is not observable through past transactions, the Company estimates the SSP taking into account available information, such as market conditions and internally approved pricing guidelines related to the performance obligation.

Revenue generated from fulfillment, maintenance, compliance and recovery services as well as certain performance obligations related to material sales is recognized at a point in time. Point in time revenue accounted for approximately 35% and 32% of consolidated revenue for the years ended December 31, 2020 and 2019, respectively. Substantially all the Company’s other revenue is recognized over time. The selection of the method to measure progress towards completion requires judgment and is based on the nature of the services to be provided.

Equity award compensation:     The Company recognizes all equity award compensation to employees, including grants of employee awards to be recognized in the consolidated statements of operations and comprehensive loss, based on their fair values over their vesting period.

Recent accounting pronouncements:     In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842), requiring an entity to recognize assets and liabilities arising from operating leases with terms longer than 12 months. The updated standard will replace most existing lease recognition guidance in GAAP when it becomes effective. The updated standard will be effective for annual reporting periods beginning after December 15, 2021. The Company is currently evaluating the effect that the updated standard will have on the financial statements.

In June 2016, the FASB issued ASU No. 2016-13, Financial Instruments — Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments (“ASU No. 2016-13”), which requires the measurement and recognition of expected credit losses for certain financial assets, including trade accounts receivable. ASU No. 2016-13 replaces the existing incurred loss impairment model with an expected loss model that requires the use of relevant information, including an entity’s historical experience, current conditions and other reasonable and supportable forecasts that affect collectability over the life of a financial asset. The amendments in ASU No. 2016-13 are effective for fiscal years beginning after December 15, 2022, with early adoption permitted. The Company is currently evaluating the impact that the adoption of this new standard will have on its financial statements.

BCP QualTek Holdco, LLC and Subsidiary

Notes to Consolidated Financial Statements

Note 1.    Nature of Business and Summary of Significant Accounting Policies (continued)

In January 2017, the FASB issued ASU No. 2017-04, Intangibles — Goodwill and Other (Topic 350): Simplifying the Test for Goodwill Impairment (“ASU 2017-04”). ASU 2017-04 simplifies the subsequent measurement of goodwill by eliminating Step 2 from the goodwill impairment testing. An entity will no longer determine goodwill impairment by calculating the implied fair value of goodwill by assigning the fair value of a reporting unit to all of its assets and liabilities as if that reporting unit had been acquired in a business combination. Instead, an entity should perform its annual, or interim, goodwill impairment test by comparing the fair value of a reporting unit with the carrying amount and recognize an impairment charge for the amount by which the carrying amount exceeds the reporting unit’s fair value. The loss recognized should not exceed the total amount of goodwill allocated to that reporting unit. An entity still has the option to perform the qualitative assessment for a reporting unit to determine if the quantitative impairment test is necessary. The Company retroactively adopted this standard on January 1, 2019 and has applied its guidance in its impairment assessments.

Risks and uncertainties:     On January 30, 2020, the World Health Organization declared the coronavirus outbreak a “Public Health Emergency of International Concern” and on March 11, 2020, declared it to be a pandemic. Actions taken around the world to help mitigate the spread of the coronavirus include restrictions on travel, and quarantines in certain areas, and forced closures for certain types of public places and businesses. The coronavirus and actions taken to mitigate the spread of it have had and are expected to continue to have an adverse impact on the economies and financial markets of many countries, including the geographical area in which the Company operates. On March 27, 2020, the Coronavirus Aid, Relief, and Economic Security Act (CARES Act) was enacted to amongst other provisions, provide emergency assistance for individuals, families and businesses affected by the coronavirus pandemic.

It is unknown how long the adverse conditions associated with the coronavirus will last and what the complete financial effect will be to the Company.

Note 2.     Earnings Per Unit

Basic net loss per unit is calculated by dividing net loss attributable to Class A members by the weighted average units outstanding during the period, without consideration for Class A equivalents. Diluted net loss per unit is calculated by adjusting weighted average units outstanding for the dilutive effect of common unit equivalents outstanding for the period, determined using the treasury-stock method. If the Company reports a loss, rather than income, the computation of diluted loss per unit excludes the effect of dilutive common unit equivalents, as their effect would be anti-dilutive. For purposes of the diluted net loss per unit calculation, as there are no existing equity units considered to be Class A equivalents, basic and diluted net loss per unit were the same for all periods presented. The performance-based Class P units (See Note 9) are omitted from the calculation of diluted Earnings Per Unit until it is determined that the performance criteria has been met at the end of the reporting period.

The basic and diluted earnings per unit calculations for the years ended December 31, 2020 and 2019 are presented below (in thousands, except for units and per unit amounts):

	2020	2019
Numerator:
Net loss	$(98,087)	$(67,794)
Less: accrued preferred return	(3,287)	(742)
Net loss attributable to Class A Units	(101,374)	(68,536)
Denominator:
Weighted-average number of units outstanding, basic and diluted	2,005,824	1,962,115
Net loss per unit, basic and diluted	$(50.54)	$(34.93)

BCP QualTek Holdco, LLC and Subsidiary

Notes to Consolidated Financial Statements

Note 3.     Acquisitions

Vertical Limit Acquisition

On March 29, 2019, pursuant to the Asset Purchase Agreement between QualTek and Vertical Limit Construction, LLC (the “Vertical Limit Seller”), QualTek acquired certain assets and liabilities from the Vertical Limit Seller. The transaction was accounted for as a business combination within the Telecom segment, and the overall consideration transferred was $16.3 million of cash. The purchase price was subject to adjustment based upon Vertical Limit exceeding pre-determined crew counts through May 15, 2019, EBITDA thresholds for 2019 and 2020, and trained employee counts through December 31, 2021, as defined in the agreement, subject to a maximum payment of $15.7 million. As of the acquisition date, the fair value of the contingent consideration was determined to be $7.7 million. As of December 31, 2020 and 2019, results of operations subsequent to the acquisition date and changes to management’s forecasts resulted in a change in fair value of the contingent consideration of ($1.2) million and $4.2 million, respectively, which is reflected in the consolidated statements of operations and comprehensive loss for the years ended December 31, 2020 and 2019.

During the year ended December 31, 2019, the Company paid $3.0 million for the 2019 first quarter EBITDA earnout, as defined in the agreement, which was recorded as a reduction of contingent consideration on the consolidated balance sheets. As of December 31, 2020, $3.5 million of earned but unpaid consideration is included in current portion of long-term debt and capital lease obligations on the consolidated balance sheets as acquisition debt (See Note 7). Goodwill resulted from expected synergies and revenue growth from combining operations with the Company.

The following table summarizes the fair value of the assets and liabilities acquired at the date of the acquisition (in thousands):

Purchase consideration:
Cash paid	$16,250
Contingent consideration	7,677
$23,927
Purchase price allocations:
Accounts receivable	$14,815
Inventories	65
Property and equipment	1,195
Prepaid expenses	72
Trademarks and tradenames	1,900
Customer relationships	6,100
Goodwill	7,093
Other long-term assets	46
31,286
Accounts payable	(5,621)
Accrued expenses	(1,688)
Capital lease obligations	(50)
$23,927

BCP QualTek Holdco, LLC and Subsidiary

Notes to Consolidated Financial Statements

Note 3.     Acquisitions (continued)

Vinculums Acquisition

On October 4, 2019, pursuant to the Asset Purchase Agreement between QualTek and Vinculums Services, LLC (the “Vinculums Seller”), QualTek acquired certain assets and liabilities from the Vinculums Seller. The transaction was accounted for as a business combination within the Telecom segment, and the overall consideration transferred was $43.6 million of cash and rollover equity valued at $12.5 million. The purchase price was subject to adjustment based upon Vinculums exceeding pre-determined EBITDA thresholds for 2019, 2020, and 2021, as defined in the agreement, subject to a maximum payment of $35 million. As of the acquisition date, the fair value of the contingent consideration was determined to be $22.6 million. As of December 31, 2020, results of operations subsequent to the acquisition date and changes to management’s forecasts resulted in a change in fair value of the contingent consideration of ($5.8) million, which is reflected in the consolidated statements of operations and comprehensive loss for the year ended December 31, 2020. As of December 31, 2020, $5.0 million of earned but unpaid consideration is included in current portion of long-term debt and capital lease obligations on the consolidated balance sheets as acquisition debt (See Note 7). Goodwill resulted from expected synergies and revenue growth from combining operations with the Company.

The following table summarizes the fair value of the assets and liabilities acquired at the date of the acquisition (in thousands):

Purchase consideration:
Cash paid	$43,595
Rollover equity	12,500
Contingent consideration	22,615
$78,710
Purchase price allocations:
Accounts receivable	$37,574
Inventories	1,668
Prepaid expenses	318
Property and equipment	990
Trademarks and tradenames	4,500
Customer relationships	35,100
Goodwill	32,581
Other long-term assets	79
112,810
Accounts payable	(14,830)
Accrued expenses	(12,706)
Contract liabilities	(6,190)
Capital lease obligations	(374)
$78,710

The Company finalized the purchase price allocation for Vinculums, which resulted in an increase in goodwill of $973 thousand during the year ended December 31, 2020. The Company made this measurement period adjustment to reflect facts and circumstances that related to accounts receivable, accounts payable, and accrued expenses that existed at the acquisition date and did not result from intervening events subsequent to such date.

BCP QualTek Holdco, LLC and Subsidiary

Notes to Consolidated Financial Statements

Note 3.     Acquisitions (continued)

Aerial Acquisition

On October 18, 2019, pursuant to the Asset Purchase Agreement between QualTek and Aerial Wireless Services, LLC (the “Aerial Seller”), QualTek acquired certain assets and liabilities from the Aerial Seller. The transaction was accounted for as a business combination within the Telecom segment, and the overall consideration transferred was $16.5 million of cash and rollover equity valued at $1.0 million. The purchase price was subject to adjustment based upon Aerial exceeding pre-determined billing thresholds under purchased contracts for 2019 and 2020, as defined in the agreement, subject to a maximum payment of $6.0 million. The agreement also included two timing payments of $1.5 million payable through October 18, 2020. As of December 31, 2019, $1.5 million was unpaid and was included in accrued expenses on the consolidated balance sheets. The balance was subsequently paid in 2020. As of the acquisition date, the fair value of the contingent consideration was determined to be $5.8 million. The full $6.0 million was paid in 2020. Goodwill resulted from expected synergies and revenue growth from combining operations with the Company.

The following table summarizes the fair value of the assets and liabilities acquired at the date of the acquisition (in thousands):

Purchase consideration:
Cash paid	$16,497
Rollover equity	1,000
Contingent consideration	5,825
Timing payments	1,447
$24,769
Purchase price allocations:
Accounts receivable	$8,847
Inventories	150
Prepaid expenses	167
Property and equipment	1,446
Trademarks and tradenames	340
Customer relationships	3,800
Goodwill	14,698
Other long-term assets	28
29,476
Accounts payable	(2,254)
Accrued expenses	(789)
Contract liabilities	(648)
Capital lease obligations	(1,016)
$24,769

The Company finalized the purchase price allocation for Aerial, which resulted in a decrease in goodwill of $153 thousand during the year ended December 31, 2020. The Company made this measurement period adjustment to reflect facts and circumstances that related to accounts receivable, inventory, prepaid assets, accounts payable, accrued expenses, and contract liabilities that existed at the acquisition date and did not result from intervening events subsequent to such date.

Costs incurred to affect the acquisitions, as well as costs associated with failed transactions, are recognized separately rather than included in the cost allocated to the assets acquired and liabilities assumed. Total transaction related costs of $1.0 million and $4.3 million were reflected in the consolidated statements of operations and comprehensive loss during the years ended December 31, 2020 and 2019, respectively.

BCP QualTek Holdco, LLC and Subsidiary

Notes to Consolidated Financial Statements

Note 3.     Acquisitions (continued)

Site Resources, LLC Acquisition — 2018 Acquisition

As of December 31, 2019, results of operations subsequent to the acquisition date of Site Resources, LLC resulted in a change in fair value of the contingent consideration of ($1.0) million, which is reflected in the consolidated statements of operations and comprehensive loss for the year ended December 31, 2019. No contingent consideration payments were made.

Recovery Logistics LLC Acquisition — 2018 Acquisition

As of December 31, 2019, results of operations subsequent to the acquisition date of Recovery Logistics, LLC (“RLI”) resulted in a change in fair value of the contingent consideration of $2.9 million, which is reflected in the consolidated statements of operations and comprehensive loss for the year ended December 31, 2019. During the year ended December 31, 2019, the Company paid $10.1 million to settle the RLI earnout for the specific event in 2018 which was recorded as a reduction of contingent consideration on the consolidated balance sheets. As of December 31, 2020, $2.1 million of earned but unpaid consideration is included in current portion of long-term debt and capital lease obligations on the consolidated balance sheets as acquisition debt (See Note 7).

NX Canada, ULC Acquisition — 2018 Acquisition

As of December 31, 2019, results of operations subsequent to the acquisition date of NX Canada, ULC resulted in a change in fair value of the contingent consideration of ($266) thousand, which is reflected in the consolidated statements of operations and comprehensive loss for the year ended December 31, 2019. No contingent consideration payments were made.

Note 4.     Property and Equipment

Property and equipment consisted of the following as of December 31, 2020 and 2019 (in thousands):

	2020	2019
Office furniture	$1,257	$906
Computers	1,280	1,109
Machinery, equipment and vehicles	11,025	7,231
Leasehold improvements	3,643	1,075
Software	2,215	1,918
Assets under capital lease	37,688	20,641
Construction in process	605	246
	57,713	33,126
Less: accumulated depreciation	(20,639)	(10,368)
Property and equipment, net	$37,074	$22,758

Property and equipment includes assets acquired under capital leases of $37.7 million and $20.6 million and accumulated depreciation of $10.8 million and $5.4 million as of December 31, 2020 and 2019, respectively. Depreciation and amortization expense for the years ended December 31, 2020 and 2019 was $10.4 million and $7.6 million, respectively.

Note 5.     Accounts Receivable, Net of Allowance, Contract Assets and Liabilities, and Customer Credit Concentration

The following provides further details on the consolidated balance sheet accounts of accounts receivable, net and contract liabilities. See Note 1 for further information on our policies related to these consolidated balance sheet accounts, as well as our revenue recognition policies.

BCP QualTek Holdco, LLC and Subsidiary

Notes to Consolidated Financial Statements

Note 5.     Accounts Receivable, Net of Allowance, Contract Assets and Liabilities, and Customer Credit Concentration (continued)

Accounts Receivable, Net of Allowance

Accounts receivable, net, classified as current, consisted of the following as of December 31, 2020 and 2019 (in thousands):

	2020	2019
Trade accounts receivable	$45,724	$63,040
Contract assets	139,367	178,879
	185,091	241,919
Less: allowance for doubtful accounts	(4,551)	(7,037)
Accounts receivable, net	$180,540	$234,882

Contract Assets and Liabilities

Net contract assets consisted of the following as of December 31, 2020 and 2019 (in thousands):

	2020	2019
Contract assets	$139,367	$178,879
Contract liabilities	(14,945)	(18,470)
Contract assets, net	$124,422	$160,409

The amount of revenue recognized in the year ended December 31, 2020 and 2019 that was previously included in contract liabilities at the beginning of the period was $9.4 million and $5.7 million, respectively.

Customer Credit Concentration

Customers whose combined amounts of accounts receivable and contract assets exceeded 10% of total combined accounts receivable and contract assets as of December 31, 2020 and 2019 were as follows (in thousands):

	2020		2019
	Amount	% of Total	Amounts	% of Total
AT&T	$81,796	44.2%	$120,145	49.7%
Verizon	65,346	35.3%	69,552	28.8%
Total	$147,142	79.5%	$189,697	78.5%

BCP QualTek Holdco, LLC and Subsidiary

Notes to Consolidated Financial Statements

Note 6.     Goodwill and Intangible Assets

Goodwill by reportable segment consisted of the following as of December 31, 2020 and 2019 (in thousands):

	Renewables
	and Recovery
	Logistics	Telecom	Total
Goodwill as of January 1, 2019	$13,598	$32,442	$46,040
Additions from acquisitions	—	53,552	53,552
Impairment loss(a)	—	(13,089)	(13,089)
Goodwill as of December 31, 2019	$13,598	$72,905	$86,503
Measurement period adjustments, net	—	821	821
Impairment loss	—	(28,802)	(28,802)
Goodwill as of December 31, 2020	$13,598	$44,924	$58,522
(a)	The impairment loss includes the effects of currency translation gains and/or losses of $162 thousand.

For the years ended December 31, 2020 and 2019, the Company recognized goodwill impairment within the Telecom segment of $28.8 million and $13.3 million, respectively. Impairment resulted from a change in projected future discounted cash flows of the reporting units within the segment which resulted in an carrying value in excess of the estimated fair value.

Intangible assets consisted of the following as of December 31, 2020 and 2019 (in thousands):

	2020
	Weighted Average
	Remaining Useful	Gross carrying	Accumulated
	Life	amount	amortization	Net carrying amount
Customer relationships	10.7	$374,399	$(67,392)	$307,007
Trade names	10.0	59,759	(15,238)	44,521
		$434,158	$(82,630)	$351,528

	2019
	Weighted Average
	Remaining Useful	Gross carrying	Accumulated
	Life	amount	amortization	Net carrying amount
Customer relationships	11.7	$374,264	$(37,667)	$336,597
Trade names	10.5	59,732	(8,481)	51,251
		$433,996	$(46,148)	$387,848

Amortization expense of intangible assets was $36.4 million and $33.6 million for the years ended December 31, 2020 and 2019, respectively.

For the year ended December 31, 2019, the Company recorded $0.8 million of impairment of long- lived assets within the Telecom segment as a result of a change in projected future undiscounted cash flows of an asset group within the segment. No impairments have occurred during the year ended December 31, 2020.

BCP QualTek Holdco, LLC and Subsidiary

Notes to Consolidated Financial Statements

Note 6.     Goodwill and Intangible Assets (continued)

The following table provides estimated future amortization expense related to the intangible assets (in thousands):

Years ending December 31:
2021	$36,284
2022	36,284
2023	34,993
2024	32,944
2025	31,988
Thereafter	179,035
$351,528

Note 7.     Long-Term Debt and Capital Lease Obligations

Line of credit: The Company has an Asset Based Lending Credit Agreement (“Credit Agreement”) with PNC Bank, N.A. (PNC). Under the Credit Agreement, the Company has available a revolving credit facility for working capital needs and general corporate purposes. On September 8, 2020, the revolving credit facility was increased from $90.0 million to $103.5 million. The amount the Company may borrow is limited to the lesser of the maximum available amount and the borrowing base. The borrowing base is calculated primarily as a percentage of the Company’s eligible accounts receivable, contract assets, net, and eligible inventory, as defined in the Credit Agreement. Interest on the outstanding principal amount, payable in arrears monthly, is based on either an elected Base Rate plus an applicable margin (4.75% at December 31, 2020), or an adjusted Eurodollar rate, plus an applicable margin (ranging from 2.77% to 2.87% at December 31, 2020), as defined in the agreement. There was $37.9 million available under this facility as of December 31, 2020. The entire unpaid principal amount of the line of credit together with accrued and unpaid interest thereon, is due on July 17, 2023. Standby letters of credit of $801 thousand and $357 thousand, issued as part of our insurance program, were outstanding under the Credit Agreement as of December 31, 2020 and 2019, respectively.

Term loan:     The Company has a Senior Secured Term Credit and Guaranty Agreement (“Term Loan”) with Fifth Third Bank for $280 million, which was increased to $380 million on October 4, 2019. The amendment also replaced Fifth Third Bank with Citi Bank as the administrative agent on the Term Loan. The additional $100 million raised during 2019 was used to purchase Vinculums and Aerial (See Note 3) as well as for working capital needs. The Term Loan interest is payable either monthly or quarterly, in arrears, based on the Company’s interest election. The Company may elect either a Base Rate plus an applicable rate (8.50% at December 31, 2020), or an adjusted Eurodollar rate, plus an applicable rate (7.25% at December 31, 2020), as defined in the agreement. On a quarterly basis, the Company is required to make principal payments of $2.4 million with all unpaid principal and interest due at maturity on July 17, 2025. The Term Loan agreement requires an excess cash calculation, as defined in the agreement which could result in additional required principal payments on the loan. As of December 31, 2020, management determined there was no excess cash payment due.

The obligations of QualTek under the PNC Credit Agreement are secured (a) on a first priority basis, by liens on the ABL Priority Collateral, as defined in the ABL Intercreditor Agreement (“Intercreditor Agreement”), dated as of July 18, 2018 including accounts receivable and inventory and (b) on a second priority basis, by liens on the Term Priority Collateral, as defined in the Intercreditor Agreement.

The obligations of QualTek under the Term Loan are secured (a) on a first priority basis, by liens on the Term Priority Collateral of QualTek and (b) on a second priority basis, by liens on the ABL Priority Collateral. Generally, Term Priority Collateral includes all assets, other than the ABL Priority Collateral, and equity interests of QualTek.

BCP QualTek Holdco, LLC and Subsidiary

Notes to Consolidated Financial Statements

Note 7.     Long-Term Debt and Capital Lease Obligations (continued)

Acquisition debt:     Acquisition debt consists of deferred purchase price due to the sellers from the RLI, Vertical Limit, and Vinculums acquisitions (See Note 3). The obligations interest rates range between 1.00% and 3.25%. For the year ended December 31, 2020, the Company had $68 thousand of interest expense to the sellers. There was no interest expense incurred during the year ended December 31, 2019.

Subordinated debt — related party:     During 2019, the Company entered into a $25.1 million subordinated loan agreement with its majority member which was repaid in full as of December 31, 2019. For the year ended December 31, 2019, the Company had $241 thousand of interest expense to the majority member.

Debt outstanding as of December 31, 2020 and 2019, whose carrying value approximates fair market value due to variable interest rates based on current rates available to the Company for similar instruments, was as follows (in thousands):

	2020	2019
Line of credit	$59,837	$46,554
Term loan	361,045	370,609
Acquisition debt	10,575	—
Capital lease obligations	29,008	16,161
Less: amounts representing interest	(3,226)	(1,836)
Less: unamortized financing fees	(13,854)	(16,830)
	443,385	414,658
Less: current portion of long-term debt	(20,139)	(9,564)
Less: current portion of capital lease obligations, net of capital lease interest	(8,030)	(4,961)
	$415,216	$400,133

The minimum payments of the Company’s long-term debt and capital lease obligations are as follows (in thousands):

				Capital
	Line of	Term	Acquisition	lease
	credit	loan	debt	obligations	Total
2021	$—	$9,564	$10,575	$9,437	$29,576
2022	—	9,564	—	8,324	17,888
2023	59,837	9,564	—	7,183	76,584
2024	—	9,564	—	3,420	12,984
2025	—	9,564	—	645	10,209
Thereafter	—	313,225	—	—	313,225
Total	$59,837	$361,045	$10,575	$29,008	$460,465

BCP QualTek Holdco, LLC and Subsidiary

Notes to Consolidated Financial Statements

Note 8.     Fair Value Measurements

The Company measures and reports certain financial and non-financial assets and liabilities on a fair value basis. Fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date (exit price). GAAP specifies a three- level hierarchy that is used when measuring and disclosing fair value. The fair value hierarchy gives the highest priority to quoted prices available in active markets (i.e. observable inputs) and the lowest priority to data lacking transparency (i.e. unobservable inputs). An instrument’s categorization within the fair value hierarchy is based on the lowest level of significant inputs to its valuation. The following is a description of the three hierarchy levels.

Level 1 Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities. Active markets are considered to be those in which transactions for the assets or liabilities occur in sufficient frequency and volume to provide pricing information on an ongoing basis.

Level 2 Quoted prices in markets that are not active, or inputs which are observable, either directly or indirectly, for substantially the full term of the asset or liability. This category includes quoted prices for similar assets or liabilities in active markets and quoted prices for identical or similar assets or liabilities in inactive markets.

Level 3 Unobservable inputs are not corroborated by market data. This category is comprised of financial and non-financial assets and liabilities whose fair value is estimated based on internally developed models or methodologies using significant inputs that are generally less readily observable from objective sources.

Transfers into or out of any hierarchy level are recognized at the end of the reporting period in which the transfers occurred. There were no transfers between any levels during the years ended December 31, 2020 and 2019.

The information following is provided to help readers gain an understanding of the relationship between amounts reported in the accompanying financial statements and the related market or fair value. The disclosures include financial instruments.

Acquisition-related contingent consideration, which resulted from the Acquisitions in Note 3, is measured at fair value on a recurring basis using unobservable inputs such as projections of financial results and cash flows for the acquired businesses and a discount factor based on the weighted average cost of capital which fall within Level 3 of the fair value hierarchy.

BCP QualTek Holdco, LLC and Subsidiary

Notes to Consolidated Financial Statements

Note 8.     Fair Value Measurements (continued)

In accordance with the fair value hierarchy described above, the following tables show the fair value of the Company’s financial liabilities that are required to be measured at fair value on a recurring basis at December 31, 2020 and 2019 and the related activity for the years ended December 31, 2020 and 2019.

	Fair Value at December 31, 2020
	Carrying
(in thousands)	Value	Level 1	Level 2	Level 3
Financial liabilities
Contingent consideration – Vertical Limit	$4,711	$—	$—	$4,711
Contingent consideration – Vinculums	13,418		—	13,418
	$18,129	$—	$—	$18,129

	Fair Value at December 31, 2019
	Carrying
(in thousands)	Value	Level 1	Level 2	Level 3
Financial liabilities Contingent consideration – RLI	$2,075	$—	$—	$2,075
Contingent consideration – Vertical Limit	9,195	—	—	9,195
Contingent consideration – Vinculums	22,973	—	—	22,973
Contingent consideration – Aerial	5,876	—	—	5,876
	$40,119	$—	$—	$40,119

The following table sets forth a summary of the changes in fair value of the Company’s Level 3 financial liabilities:

January 1, 2019	$10,386
Acquisitions (see Note 3)	36,117
Payment of contingent consideration	(13,108)
Accretion	832
Change in fair value	5,883
Foreign currency translation adjustments	9
December 31, 2019	40,119
Payment of contingent consideration	(6,000)
Accretion	1,666
Reclassification to acquisition debt	(10,575)
Change in fair value	(7,081)
December 31, 2020	$18,129

Note 9.     Equity

Profits and losses of the Company are allocated to the Members in accordance with the BCP QualTek HoldCo, LLC Agreement (HoldCo LLC Agreement), as amended and restated on October 4, 2019. Distributions made by the Company are based on the HoldCo LLC agreement.

Preferred equity:     On October 4, 2019, an affiliate of the Company’s Majority Member, BCP QualTek II LLC, contributed $25.0 million in exchange for 25,000 Preferred Class B Units (Preferred Units), as defined in HoldCo LLC Agreement.

BCP QualTek Holdco, LLC and Subsidiary

Notes to Consolidated Financial Statements

Note 9.     Equity (Continued)

The Preferred Units have a liquidation preference equal to the initial price per unit of $1,000 plus a preferred return accrued through the date of liquidation of 12.0% per annum, compounding quarterly, as defined in the Holdco LLC Agreement. The Preferred Units have a perpetual term, with no fixed maturity date and no voting rights. The Company has the right to redeem any or all of the Preferred Units, including the accrued return, at any time. The Preferred Units are not convertible or exchangeable with any of the equity interest of the Company.

Profits interests:     The Company has granted certain Class P Units, as defined in the HoldCo LLC Agreement, to certain employees and executives of the Company. The Class P Units vest over five years, subject to certain criteria. All Class P Units vest immediately upon a sale of the Company, as defined in the HoldCo LLC Agreement. Each Class P Unit entitles a participant to a residual profits interest payable after certain thresholds are met. Such profits would be considered compensation expense for the Company. As of the grant dates through December 31, 2020, the Company determined that the thresholds described previously were not probable and therefore, the Company has not assigned any value to such Class P Units and no related expense were incurred during the years ended December 31, 2020 and 2019.

Distributions:     The Company had tax distributions of $6.7 million and $6.8 million on behalf of its members in 2020 and 2019, respectively. Tax distributions to the majority member of $11.4 million and $5.9 million were unpaid and are recorded as distributions payable on the consolidated balance sheets as of December 31, 2020 and 2019, respectively.

Note 10.     Segments and Related Information

The Company manages its operations under two operating segments, which represent its two reportable segments: (1) Telecom and (2) Renewables and Recovery Logistics.

The Telecom segment performs site acquisition, engineering, project management, installation, testing, last mile installation, and maintenance solutions of communication infrastructure for telecommunication and cable providers, businesses, public venues, government facilities, and residential subscribers. The Renewables and Recovery Logistics segment derives its revenue from providing businesses with continuity and disaster relief services to telecommunication and utility companies as well as business-as-usual services such as generator storage and repair and cell maintenance services.

The accounting policies of the reportable segments are the same as those described in Note 1. All intercompany transactions and balances are eliminated in consolidation. Intercompany revenue and costs between entities within a reportable segment are eliminated to arrive at segment totals. Corporate results include amounts related to corporate functions such as administrative costs, professional fees, acquisition- related transaction costs and other discrete items.

We present adjusted EBITDA as the key metric used by our management to assess the operating and financial performance of our operations in order to make decisions on allocation of resources. Accordingly, we believe that adjusted EBITDA provides useful information to investors and others in understanding and evaluating our operating results in the same manner as our management.

BCP QualTek Holdco, LLC and Subsidiary

Notes to Consolidated Financial Statements

Note 10.     Segments and Related Information (continued)

Summarized financial information for the Company’s reportable segments is presented and reconciled to the Company’s consolidated financial information in the following tables, all of which are presented in thousands.

	2020	2019
Revenue:
Telecom	$605,095	$589,903
Renewables and Recovery Logistics	68,910	30,926
Total consolidated revenue	$674,005	$620,829

	2020	2019
Total Assets:
Telecom	$579,147	$697,991
Renewables and Recovery Logistics	55,370	45,642
Corporate	6,351	3,597
Total consolidated assets	$640,868	$747,230

	2020	2019
Capital Expenditures:
Telecom	$8,867	$11,186
Renewables and Recovery Logistics	12,251	1,090
Corporate	2,015	957
Total consolidated capital expenditures	$23,133	$13,233

	2020	2019
Amortization and Depreciation:
Amortization and depreciation
Telecom	$42,610	$37,423
Renewables and Recovery Logistics	5,259	4,250
Corporate	628	442
Total consolidated amortization and depreciation	$48,497	$42,115

	2020	2019
EBITDA Reconciliation:
Telecom adjusted EBITDA	$755	$37,879
Renewables and Recovery Logistics adjusted EBITDA	28,943	11,442
Corporate adjusted EBITDA	(18,213)	(16,635)
Total adjusted EBITDA	11,485	32,686
Less:
Management fees	(518)	(541)
Transaction expenses	(988)	(4,257)
Change in fair value of contingent consideration	7,081	(5,883)
Impairment of goodwill	(28,802)	(13,251)
Impairment of long-lived assets	—	(840)
Depreciation and amortization	(48,497)	(42,115)
Interest expense	(37,848)	(33,593)
Net loss	$(98,087)	$(67,794)

BCP QualTek Holdco, LLC and Subsidiary

Notes to Consolidated Financial Statements

Note 10.     Segments and Related Information (continued)

Revenue and Long-lived Assets by Geography

Revenue by geography is based on where the customer is located. Geographic information about revenue and long-lived assets is presented below:

	2020	2019
Revenue by Geography:
United States	$656,524	$599,268
Canada	17,481	21,561
Total	$674,005	$620,829

	2020	2019
Long-lived assets by Geography (excluding intangible assets with definite lives):
United States	$35,035	$19,014
Canada	3,560	4,851
Total	$38,595	$23,865

Revenue by Service Offerings

Revenue for each of the Company’s end-market service offerings is presented below:

	2020	2019
Revenue by Service Offerings:
Telecom Wireless	$458,155	$397,203
Telecom Wireline	146,940	192,700
Recovery Logistics	68,910	30,926
Total	$674,005	$620,829

Significant Customers

Revenue for the years ended December 31, 2020 and 2019 include revenue concentration from significant customers as follows (in thousands):

	2020		2019
	Amount	% of Total	Amount	% of Total
Customers:
AT&T	$356,026	53%	$318,913	51%
Verizon	116,444	17%	117,927	19%
Total	$472,470	70%	$436,840	70%

Note 11.     Commitments and Contingencies

Litigation:     From time to time, we are subject to certain legal proceedings and claims arising in the ordinary course of business. These matters are subject to many uncertainties, and it is possible that some of these matters ultimately could be decided, resolved or settled in a manner that could have an adverse effect on us. Although the resolution and amount of liability cannot be predicted with certainty, it is the opinion of management, based on information available at this time, that such legal proceedings and claims are not expected to have a material effect on the Company’s financial position, results of operations, and cash flows.

BCP QualTek Holdco, LLC and Subsidiary

Notes to Consolidated Financial Statements

Note 11.     Commitments and Contingencies (continued)

Operating leases:     The Company has entered into non-cancellable operating leases for various vehicles, equipment, office and warehouse facilities, which contain provisions for future rent increases or rent- free periods. The total amount of rental payments due over the lease terms is charged to rent expense on the straight-line method over the respective term of the lease. The leases expire at various dates through the year 2031. In addition, the agreements generally require the Company to pay executory costs (real estate taxes, insurance, and repairs). Rent expense totaled $13.1 million and $8.3 million for the years ended December 31, 2020 and 2019, respectively. The Company leases two of its locations from lessors who are partially owned by members of the Company. During the years ended December 31, 2020 and 2019, the Company had $681 thousand and $488 thousand, respectively, of rent expense related to these leases.

The following is a schedule by year of future minimum rental payments required under the operating lease agreements (in thousands):

Years ending December 31:
2021	$10,017
2022	8,396
2023	6,165
2024	3,903
2025	2,067
Thereafter	7,872
$38,420

Note 12.     Related Party Transactions

On July 18, 2018, the Company entered into an Advisory Services Agreement with its majority member. The agreement requires quarterly advisory fees of $125 thousand paid at the beginning of each quarter. The Company incurred $500 thousand in advisory fees during each of the years ended December 31, 2020 and 2019.

Note 13.     Retirement Plan

On April 1, 2016, the Company adopted a defined contribution 401(K) plan, which covers all eligible employees. Contributions by the Company are discretionary. The Company made no contributions to the plan for the years ended December 31, 2020 and 2019.

Note 14.     Subsequent Events

The Company has evaluated events occurring after December 31, 2020 through May 11, 2021, which represents the date the financial statements were issued.

On January 26, 2021, the Company purchased 100% of the membership interests of Fiber Network Solutions, LLC (“FNS”), a Texas based company that provides new fiber optic construction services, as well as maintenance and repair services to renewable energy, commercial, and utility clientele in the United States. The overall consideration transferred was $25.5 million of cash and rollover equity valued at $2.0 million. The purchase price is subject to adjustment based upon FNS exceeding pre-determined EBITDA thresholds for 2021, 2022, 2023, and 2024, as defined in the agreement, subject to a maximum additional payment of $20.0 million. The cash consideration was funded by the issuance of preferred equity, as well as the issuance of subordinated convertible notes with the majority member. The acquisition will be recognized as a business combination within our Renewables and Recovery Logistics Segment with identifiable assets acquired and liabilities assumed recorded at their estimated fair values on the acquisition date. The allocation of the purchase price to the fair value of assets acquired and liabilities is not complete.

BCP QUALTEK HOLDCO, LLC

CONDENSED CONSOLIDATED BALANCE SHEETS

(unaudited — in thousands, except unit information)

	July 3, 2021	December 31, 2020
Assets
Current assets:
Cash	$37,797	$169
Accounts receivable, net of allowance	162,103	180,540
Inventories, net	5,442	5,793
Prepaid expenses	6,873	3,530
Other current assets	1,404	2,191
Total current assets	213,619	192,223
Property and equipment, net	42,477	37,074
Intangible assets, net	349,962	351,528
Goodwill	66,604	58,522
Other long-term assets	1,852	1,521
Total assets	$674,514	$640,868
Liabilities and (Deficit) / Equity
Current liabilities:
Current portion of long-term debt and capital lease obligations	$100,529	$28,169
Current portion of contingent consideration	4,455	9,968
Accounts payable	57,941	56,558
Accrued expenses	48,219	66,808
Contract liabilities	12,419	14,945
Total current liabilities	223,563	176,448
Capital lease obligations, net of current portion	17,269	17,752
Long-term debt, net of current portion and deferred financing fees	419,349	397,464
Contingent consideration, net of current portion	12,314	8,161
Distributions payable	11,409	11,409
Total liabilities	683,904	611,234
Commitments and contingencies (Notes 7 and 11)
(Deficit) / Equity:
Preferred units, 25,000 units authorized, issued and outstanding as of December 31, 2020	—	25,000
Class A units, 2,165,879 and 2,005,824 units authorized, issued and outstanding as of July 3, 2021 and December 31, 2020, respectively	242,595	208,324
Members’ deficit	(252,690)	(204,086)
Accumulated other comprehensive income	705	396
Total (deficit) / equity	(9,390)	29,634
Total liabilities and (deficit) / equity	$674,514	$640,868

See notes to the unaudited condensed consolidated financial statements.

BCP QUALTEK HOLDCO, LLC

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(unaudited — in thousands, except per unit information)

	For the Six Months Ended
	July 3, 2021	July 4, 2020
Revenue	$255,118	$347,448
Costs and expenses:
Cost of revenues	222,668	316,734
General and administrative	24,065	23,004
Transaction expenses	1,452	170
Depreciation and amortization	26,622	24,037
Total costs and expenses	274,807	363,945
Loss from operations	(19,689)	(16,497)
Other income (expense):
Gain on sale/ disposal of property and equipment	304	46
Interest expense	(21,215)	(19,208)
Loss on extinguishment of convertible notes	(2,436)	—
Total other expense	(23,347)	(19,162)
Net loss	(43,036)	(35,659)
Other comprehensive income (loss):
Foreign currency translation adjustments	309	(540)
Comprehensive loss	$(42,727)	$(36,199)
Earnings per unit:
Basic earnings per unit	$(20.78)	$(18.59)
Basic weighted average common units outstanding	2,149,441	2,005,824

See notes to the unaudited condensed consolidated financial statements.

BCP QUALTEK HOLDCO, LLC

CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN (DEFICIT) / EQUITY

(unaudited — in thousands, except unit information)

						Accumulated
						Other	Total
	Preferred Units		Class A Units		Members’	Comprehensive	(Deficit) /
	Units	Amount	Units	Amount	Deficit	Income (Loss)	Equity
For the Six Months Ended July 3, 2021
Balance, January 1, 2021	25,000	$25,000	2,005,824	$208,324	$(204,086)	$396	$29,634
Issuance of class A units	—	—	150,000	15,000	—	—	15,000
Issuance of class A units – non-return	—	—	—	367	—	—	367
Beneficial conversion feature on convertible notes	—	—	—	16,904	—	—	16,904
Acquisition (see Note 3)	—	—	10,055	2,000	—	—	2,000
Paid in kind preferred unit distribution	—	5,568	—	—	(5,568)	—	—
Preferred units exchanged for convertible notes	(25,000)	(30,568)	—	—	—	—	(30,568)
Other comprehensive income	—	—	—	—	—	309	309
Net loss	—	—	—	—	(43,036)	—	(43,036)
Balance, July 3, 2021	—	$—	2,165,879	$242,595	$(252,690)	$705	$(9,390)
For the Six Months Ended July 4, 2020
Balance, January 1, 2020	25,000	$25,000	2,005,824	$208,324	$(99,323)	$157	$134,158
Tax distributions	—	—	—	—	(6,759)	—	(6,759)
Other comprehensive loss	—	—	—	—	—	(540)	(540)
Net loss	—	—	—	—	(35,659)	—	(35,659)
Balance, July 4, 2020	25,000	$25,000	2,005,824	$208,324	$(141,741)	$(383)	$91,199

See notes to the unaudited condensed consolidated financial statements.

BCP QUALTEK HOLDCO, LLC

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited — in thousands)

	For the Six Months Ended
	July 3, 2021	July 4, 2020
Cash flows from operating activities:
Net loss	$(43,036)	$(35,659)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation, amortization and accretion of debt discount	29,502	24,037
Loss on extinguishment of convertible notes	2,436	—
Amortization of debt issuance costs	1,682	1,539
Provision for bad debt expense	924	1,599
Gain on disposal of property and equipment	(304)	(46)
Changes in assets and liabilities:
Accounts receivable	17,697	23,937
Inventories	352	2,014
Prepaid expenses and other assets	(2,864)	(2,404)
Accounts payable and accrued liabilities	(17,796)	(16,009)
Contract liabilities	(2,526)	(595)
Net cash used in operating activities	(13,933)	(1,587)
Cash flows from investing activities:
Purchases of property and equipment	(1,569)	(2,400)
Proceeds from sale of property and equipment	420	53
Acquisition of business (see Note 3)	(20,059)	—
Net cash used in investing activities	(21,208)	(2,347)
Cash flows from financing activities:
Proceeds from line of credit, net of repayments	25,108	17,130
Proceeds from convertible notes – related party	5,000	—
Repayment of convertible notes – related party	(5,000)	—
Proceeds from convertible notes	44,400	—
Repayment of long-term debt	(4,782)	(4,782)
Payments for financing fees	(2,220)	—
Payments of acquisition related contingent consideration	—	(3,500)
Repayment of capital leases	(5,091)	(3,528)
Proceeds from issuance of equity	15,367	—
Tax distributions to members	—	(1,278)
Net cash provided by financing activities	72,782	4,042
Effect of foreign currency exchange rate (translation) on cash	(13)	(3)
Net increase in cash	37,628	105
Cash:
Beginning of period	169	328
End of period	$37,797	$433
Supplemental disclosure of cash flow information:
Interest paid	$16,175	$18,157
Supplemental disclosure of non-cash investing and financing activities:
Assets acquired under capital leases	$162	$8,964

See notes to the unaudited condensed consolidated financial statements.

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

Note 1.   Nature of Business and Summary of Significant Accounting Policies

This summary of significant accounting policies of BCP QualTek Holdco, LLC (collectively with its subsidiaries, “QualTek”, “BCP QualTek”, the “Company”, “we”, “our”, or “us”) is presented to assist in understanding the Company’s unaudited condensed consolidated financial statements (financial statements). The financial statements and notes are the responsibility of the Company’s management, who is responsible for their integrity and objectivity.

Nature of business:   The Company is a leading provider of communication infrastructure services and renewable solutions, delivering a full suite of critical services to major telecommunications and utility customers throughout North America.

We operate in two reportable segments, which reflects the way performance is assessed and resources are allocated by our Chief Executive Officer, who is our chief operating decision maker. Our Telecom segment provides engineering, construction, installation, network design, project management, site acquisition and maintenance services to major telecommunication and cable carriers in various locations in both the United States and Canada. Our Renewables and Recovery Logistics segment provides businesses with continuity and disaster recovery operations as well as new fiber optic construction services and maintenance and repair services for telecommunications, renewable energy, commercial and utilities customers across the United States.

On June 16, 2021, BCP QualTek Holdco, LLC and Roth CH Acquisition III Co. (“ROCR”) entered into a business combination agreement that would result in the Company becoming a publicly listed company. The combined company will be named QualTek Services, Inc. Completion of the proposed transaction is subject to customary closing conditions, including the approval of the stockholders of ROCR.

Principles of presentation:   The accompanying unaudited condensed consolidated financial statements, including the accounts of QualTek and its wholly owned subsidiaries, have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”). The unaudited condensed consolidated financial statements do not include all of the information and notes required by GAAP for annual financial statements. As such, these unaudited condensed consolidated financial statements should be read in conjunction with the audited consolidated financial statements included in the Company’s Consolidated Financial Report for the year ended December 31, 2020. In the opinion of management, such interim financial statements reflect all adjustments considered necessary for a fair presentation of our results of operations, financial condition, and cash flows for the interim periods presented. This includes all normal and recurring adjustments and elimination of intercompany accounts and transactions. The results for the interim period are not necessarily indicative of the results expected for any subsequent interim or annual period.

Each of our interim reporting periods, other than the fourth interim reporting period, ends on the Saturday closest to the last day of the corresponding quarterly calendar period. The second quarter of 2021 and the second quarter of 2020 ended on July 3, 2021 and July 4, 2020, respectively. Our fourth interim reporting period and our fiscal year end on December 31 regardless of the day of the week on which December 31 falls.

Use of estimates:   The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The most significant of these estimates and assumptions relate to the recognition of contract revenues under the cost-to-cost method of progress, fair value estimates, the allowance for doubtful accounts, long-lived assets and intangible assets, asset impairment (including goodwill and other long-lived assets), valuation of assets acquired and liabilities assumed in business combinations, and acquisition-related contingent consideration. These estimates are based on historical experience and various other assumptions that management believes to be reasonable under the current facts and circumstances. Actual results could differ from those estimates.

There have been no material changes to the Company’s significant accounting policies described in the Company’s Consolidated Financial Report for the year ended December 31, 2020.

Recent accounting pronouncements:   In August 2020, the FASB issued Accounting Standards Update 2020-06, Debt — Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging — Contracts in Entity’s Own Equity (Subtopic 815-40): Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity, which address issues identified as a result of the complexity associated with applying generally accepted accounting principles for certain financial instruments with characteristics of liabilities and equity. This amendment is effective for public business entities that meet the definition of a Securities and Exchange Commission (SEC) filer, excluding entities eligible to be smaller reporting companies as defined by the SEC, for fiscal years beginning after December 15, 2021, including interim periods within those fiscal years. For all other entities, the amendments are effective for fiscal years beginning after December 15, 2023, including interim periods within those fiscal years. Early adoption is permitted, but no earlier than fiscal years beginning after December 15, 2020, including interim periods within those fiscal years. We are currently evaluating the effect that the updated standard will have on our financial statements.

Risks and uncertainties:   On January 30, 2020, the World Health Organization declared the coronavirus outbreak a “Public Health Emergency of International Concern” and on March 11, 2020, declared it to be a pandemic. Actions taken around the world to help mitigate the spread of the coronavirus include restrictions on travel, and quarantines in certain areas, and forced closures for certain types of public places and businesses. The coronavirus and actions taken to mitigate the spread of it have had and are expected to continue to have an adverse impact on the economies and financial markets of many countries, including the geographical area in which the Company operates. On March 27, 2020, the Coronavirus Aid, Relief, and Economic Security Act (CARES Act) was enacted to, amongst other provisions, provide emergency assistance for individuals, families and businesses affected by the coronavirus pandemic.

It is unknown how long the adverse conditions associated with the coronavirus will last and what the complete financial effect will be to the Company.

Note 2.   Earnings Per Unit

Basic net loss per unit is calculated by dividing net loss attributable to Class A members by the weighted average units outstanding during the period, without consideration for Class A equivalents. Diluted net loss per unit is calculated by adjusting weighted average units outstanding for the dilutive effect of common unit equivalents outstanding for the period, determined using the treasury-stock method. If the Company reports a loss, rather than income, the computation of diluted loss per unit excludes the effect of dilutive common unit equivalents, as their effect would be anti-dilutive. For the six months ended July 3, 2021, we excluded shares that would be issuable assuming conversion of all the Convertible Notes (See Note 7) as their effect would be anti-dilutive under the if-converted method. For the six months ended July 4, 2020, there were no existing equity units considered to be Class A equivalents and therefore, basic and diluted net loss per unit were the same for all periods presented. The performance-based Class P units (See Note 9) are omitted from the calculation of diluted Earnings Per Unit until it is determined that the performance criteria have been met at the end of the reporting period.

The basic and diluted earnings per unit calculations for the periods presented (in thousands, except share and per unit amounts):

	For the Six Months Ended
	July 3, 2021	July 4, 2020
Numerator:
Net loss	$(43,036)	$(35,659)
Less: accrued preferred return	(1,638)	(815)
Net loss attributable to Class A Units (basic)	$(44,674)	$(36,474)
Denominator:
Weighted-average number of units outstanding, basic and diluted
Class A – basic and diluted	2,149,441	2,005,824
EPU:
Class A – basic and diluted	$(20.78)	$(18.18)

Note 3.   Acquisitions

Fiber Network Solutions Acquisition

On January 26, 2021, the Company purchased 100% of the membership interests of Fiber Network Solutions, LLC (“FNS”), a Texas based company that provides new fiber optic construction services, as well as maintenance and repair services to renewable energy, commercial, and utility clientele in the United States. The overall consideration transferred was $20.1 million of cash and rollover equity valued at $2.0 million. The purchase price is subject to adjustment based upon FNS exceeding pre-determined EBITDA thresholds for the years ending 2021, 2022, 2023, and 2024, as defined in the agreement, subject to a maximum additional payment of $20.0 million. As of the acquisition date, the fair value of the contingent consideration was determined to be $8.2 million. The cash consideration was funded by the issuance of equity, as well as the issuance of subordinated convertible notes with the majority member. The acquisition was recognized as a business combination within our Renewables and Recovery Logistics Segment with identifiable assets acquired and liabilities assumed recorded at their estimated fair values on the acquisition date. Goodwill resulted from expected synergies and revenue growth from combining operations with the Company.

The following table summarizes the fair value of the assets and liabilities acquired at the date of the acquisition (in thousands):

Purchase consideration:
Cash paid	$20,059
Rollover equity	2,000
Contingent consideration	8,200
$30,259
Purchase price allocations:
Property and equipment	$9,978
Customer relationships	17,370
Trademarks and trade names	270
Goodwill	8,082
35,700
Capital lease obligations	(5,441)
$30,259

Note 4.   Property and Equipment

Property and equipment consisted of the following (in thousands):

	July 3, 2021	December 31, 2020
Office furniture	$1,307	$1,257
Computers	1,447	1,280
Machinery, equipment and vehicles	14,635	11,025
Land	140	—
Leasehold improvements	4,686	3,643
Software	2,269	2,215
Assets under capital lease	43,905	37,688
Construction in process	1,236	605
	69,625	57,713
Less: accumulated depreciation	(27,148)	(20,639)
Property and equipment, net	$42,477	$37,074

Property and equipment include assets acquired under capital leases of $43.9 million and $37.7 million and accumulated depreciation of $14.1 million and $10.8 million as of July 3, 2021 and December 31, 2020, respectively. Depreciation and amortization expense was $6.8 million and $4.8 million for the six months ended July 3, 2021 and July 4, 2020, respectively.

Note 5.   Accounts Receivable, Net of Allowance, Contract Assets and Liabilities, and Customer Credit Concentration

The following provides further details on the unaudited condensed consolidated balance sheet accounts of accounts receivable, net and contract liabilities.

Accounts Receivable, Net of Allowance

Accounts receivable, net classified as current, consisted of the following (in thousands):

	July 3, 2021	December 31, 2020
Trade accounts receivable	$43,902	$45,724
Contract assets	123,079	139,367
	166,981	185,091
Less: allowance for doubtful accounts	(4,878)	(4,551)
Accounts receivable, net	$162,103	$180,540

The Company is party to non-recourse financing arrangements in the ordinary course of business, under which certain receivables are settled with the customer’s bank in return for a nominal fee. Discount charges related to these arrangements, which are included within interest expense, totaled $550 thousand and $977 thousand for the six months ended July 3, 2021 and July 4, 2020, respectively.

Contract Assets and Liabilities

Net contract assets consisted of the following (in thousands):

	July 3, 2021	December 31, 2020
Contract assets	$123,079	$139,367
Contract liabilities	(12,419)	(14,945)
Contract assets, net	$110,660	$124,422

The amount of revenue recognized in the six-months ended July 3, 2021 and July 4, 2020 that was previously included in contract liabilities at the beginning of the period was $7.4 million and $9.1 million, respectively.

Customer Credit Concentration

Customers whose combined amounts of accounts receivable and contract assets exceeded 10% of total combined accounts receivable and contract assets were as follows (in thousands):

	July 3, 2021		December 31, 2020
	Amounts	% of Total	Amounts	% of Total
AT&T	$57,746	34.6%	$81,796	44.2%
Verizon	50,135	30.0%	65,346	35.3%
T-Mobile	27,583	16.5%	*	*
Total	$135,464	81.1%	$147,142	79.5%

* Accounts receivable and contract assets from T-Mobile did not exceed 10% of total combined accounts receivable and contract assets for the year ended December 31, 2020.

Note 6.   Goodwill and Intangible Assets

Changes in the carrying amount of goodwill by segment are as follows (in thousands):

	Renewables and Recovery Logistics	Telecom	Total
Goodwill as of December 31, 2020(a)	$13,598	$44,924	$58,522
Addition from acquisition (Note 3)	8,082	—	8,082
Goodwill as of July 3, 2021(a)	$21,680	$44,924	$66,604

(a)	Goodwill is net of accumulated impairment charges of $42.1 million in the Telecom segment. There have been no impairment charges within the Renewables and Recovery Logistics segment.

For the six months ended July 3, 2021, and July 4, 2020, there were no impairment charges.

Intangible assets consisted of the following (in thousands):

	July 3, 2021
	Weighted Average Remaining Useful Life	Gross carrying amount	Accumulated amortization	Net carrying amount
Customer relationships	10.1	$391,967	$(83,337)	$308,630
Trade names	9.7	60,068	(18,736)	41,332
		$452,035	$(102,073)	$349,962

	December 31, 2020
	Weighted Average Remaining Useful Life	Gross carrying amount	Accumulated amortization	Net carrying amount
Customer relationships	10.7	$374,399	$(67,392)	$307,007
Trade names	10.0	59,759	(15,238)	44,521
		$434,158	$(82,630)	$351,528

Amortization expense of intangible assets was $19.4 million and $18.2 million for the six months ended July 3, 2021 and July 4, 2020, respectively.

Note 7.   Debt and Capital Lease Obligations

Convertible notes — related party:   On January 20, 2021, the Company issued convertible promissory notes (the “Convertible Notes — Related Party”) with its majority member with an aggregate principal amount of $5.0 million. There was a beneficial conversion feature of $4.95 million related to the Convertible Notes — Related Party that was amortized over the life of the note, using the effective interest method. On June 24, 2021, the Convertible Notes — Related Party were repaid in full and treated as an extinguishment, which resulted in a loss on extinguishment of $2,436 thousand for the six months ended July 3, 2021. The accretion of the discount up to the extinguishment date was $2,198 thousand for the six months ended July 3, 2021. The Company recorded interest expense of $70 thousand for the six months ended July 3, 2021.

On June 16, 2021, the Company issued a convertible note “Convertible Note — Related Party — June 2021”) in the aggregate principal amount of $30.6 million to BCP QualTek II LLC, an affiliate of its majority member, in exchange for the 25,000 outstanding Preferred Class B Units (Preferred Units) and the associated accumulated preferred return (see Note 9). The Convertible Note — Related Party — June 2021 bears interest at an annual rate of 12.00%, which accrues and is payable together with the principal balance. The Company recorded interest expense of $173 thousand for the six months ended July 3, 2021. There is no fixed maturity date, however, cash payments are required equal to tax distributions, which the note holder would be entitled if the Convertible Note — Related Party — June 2021 were a Preferred Unit. The Convertible Note — Related Party — June 2021 includes a mandatory conversion provision at the earlier of immediately prior to the consummation of the SPAC Combination, as defined in the agreement, with ROCR or March 13, 2022. Upon the consummation of the SPAC Combination, the Convertible Note — June 2021 will automatically convert into of the Company’s Class A units at a price of $83.23 per unit. If the SPAC Combination is not consummated by March 13, 2022, the Convertible Note — June 2021 — Related Party will automatically convert into Preferred Units equal to the accreted principal amount at a price of $1,000 per unit.

Convertible notes — June 2021:   On June 16, 2021, the Company issued convertible promissory notes (the “Convertible Notes — June 2021”) with an aggregate principal amount of $44.4 million. The Convertible Notes — June 2021 do not require interest to be accrued or payable and do not have a fixed maturity date. The Convertible Notes — June 2021 include a mandatory conversion provision at the earlier of the consummation of the SPAC Combination, as defined in the agreement, with ROCR or March 13, 2022. Upon the consummation of the SPAC Combination, the Convertible Notes — June 2021 will automatically convert into common equity of the entity which is, or remains, listed in connection with the transaction of the same class, which is listed following such transaction at $8.00 per share of common equity (subject to equitable and proportionate adjustment in the event of any stock splits, reverse splits or stock dividends). In the event, that the purchase price payable by any person that has executed a Subscription Agreement (“PIPE Investors”) is less than $10.00 per share of common equity (subject to equitable and proportionate adjustment in the event of any stock splits, reverse splits or stock dividends), then the conversion price shall be automatically reduced to an amount equal to eighty percent (80%) of such purchase price payable by the PIPE Investors. If the SPAC Combination is not consummated by March 13, 2022, the Convertible Notes — June 2021 will automatically convert into a number of Preferred Units at an initial price of $1,000 per unit. The Preferred Units have a liquidation preference of the initial per unit price plus a preferred return accrued through the date of liquidation of 8.00% per annum, compounding quarterly. The Preferred Units may, at the option of the note holders, be convertible into Company’s Class A Units at a conversion price of $83.23 per unit (533,461 units). There was a beneficial conversion feature of $12,269 thousand related to the Convertible Notes — June 2021 that was amortized over the life of the notes, using the effective interest method. The notes are presented net of a discount of $11,587 thousand as of July 3, 2021 on the unaudited balance sheet with accretion of $682 thousand for the six months ended July 3, 2021.

Line of credit:   The Company has an Asset Based Lending Credit Agreement (“Credit Agreement”) with PNC Bank, N.A. (PNC). Under the Credit Agreement, the Company has available a revolving credit facility in the amount of $103.5 million, for working capital needs and general corporate purposes. The amount the Company may borrow is limited to the lesser of the maximum available amount and the borrowing base. The borrowing base is calculated primarily as a percentage of the Company’s eligible accounts receivable, unbilled revenue and eligible inventory, as defined in the Credit Agreement. Interest on the outstanding principal amount, payable in arrears monthly, is based on either an elected Base Rate plus an applicable margin (4.75% at July 3, 2021), or an adjusted Eurodollar rate, plus an applicable margin (ranging from 2.62% to 2.76% at July 3, 2021), as defined in the agreement. There was $13.4 million available under this facility as of July 3, 2021. The entire unpaid principal amount of the line of credit together with accrued and unpaid interest thereon, is due on July 17, 2023. Standby letters of credit of $3,977 thousand and $801 thousand, issued for our insurance carriers and in support of performance under certain contracts, were outstanding under the Credit Agreement as of July 3, 2021 and December 31, 2020, respectively.

Term loan:   The Company has a Senior Secured Term Credit and Guaranty Agreement (“Term Loan”) with Citi Bank for $380 million. The Term Loan interest is payable either monthly or quarterly, in arrears, based on the Company’s interest election. The Company may elect either a Base Rate plus an applicable rate (8.50% at July 3, 2021), or an adjusted Eurodollar rate, plus an applicable rate (7.25% at July 3, 2021), as defined in the agreement. On a quarterly basis, the Company is required to make principal payments of $2.4 million with all unpaid principal and interest due at maturity on July 17, 2025. The Term Loan agreement requires an excess cash calculation, as defined in the agreement, which could result in additional required principal payments on the loan.

The obligations of QualTek under the PNC Credit Agreement are secured (a) on a first priority basis, by liens on the ABL Priority Collateral as defined in the ABL Intercreditor Agreement (“Intercreditor Agreement”), dated as of July 18, 2018 of QualTek including accounts receivable and inventory and (b) on a second priority basis, by liens on the Term Priority Collateral, as defined in the Intercreditor Agreement.

The obligations of QualTek under the Term Loan are secured (a) on a first priority basis, by liens on the Term Priority Collateral of QualTek and (b) on a second priority basis, by liens on the ABL Priority Collateral. Generally, Term Priority Collateral includes all assets, other than the ABL Priority Collateral, and equity interests of QualTek.

Acquisition debt:   Acquisition debt consists of deferred purchase price due to sellers from the RLI, Vertical Limit, and Vinculums acquisitions. The acquisition related obligations were due through February 2021. The interest rates range between 1.00% and 3.25%. The Company recorded $270 thousand and $363 thousand of interest expense for the six months ended July 3, 2021.

Debt outstanding, whose carrying value approximates fair market value due to variable interest rates based on current rates available to the Company for similar instruments, was as follows (in thousands):

	July 3, 2021	December 31, 2020
Line of credit	$84,945	$59,837
Term loan	356,263	361,045
Acquisition debt	20,575	10,575
Convertible notes – related party	30,568	—
Convertible notes – June 2021	44,400	—
Capital lease obligations	26,376	25,782
Less: unamortized financing fees	(14,393)	(13,854)
Less: convertible debt discount	(11,587)	—
	537,147	443,385
Less: current maturities of long-term debt	(91,422)	(20,139)
Less: current portion of capital lease obligations, net of interest	(9,107)	(8,030)
	$436,618	$415,216

Debt issuance costs are presented in the consolidated balance sheets as a direct reduction from the carrying amount of long-term debt and are amortized over the term of the related debt. The Company amortized $1,682 thousand and $1,539 thousand for the six months ended July 3, 2021 and July 4, 2020, respectively, which is included in interest expense on the accompanying condensed consolidated statements of operations and comprehensive loss.

Note 8.   Fair Value Measurements

The Company measures and reports certain financial and non-financial assets and liabilities on a fair value basis. Fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date (exit price). GAAP specifies a three-level hierarchy that is used when measuring and disclosing fair value. The fair value hierarchy gives the highest priority to quoted prices available in active markets (i.e. observable inputs) and the lowest priority to data lacking transparency (i.e. unobservable inputs). An instrument’s categorization within the fair value hierarchy is based on the lowest level of significant inputs to its valuation. The following is a description of the three hierarchy levels.

Level 1

Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities. Active markets are considered to be those in which transactions for the assets or liabilities occur in sufficient frequency and volume to provide pricing information on an ongoing basis.

Level 2

Quoted prices in markets that are not active, or inputs which are observable, either directly or indirectly, for substantially the full term of the asset or liability. This category includes quoted prices for similar assets or liabilities in active markets and quoted prices for identical or similar assets or liabilities in inactive markets.

Level 3

Unobservable inputs are not corroborated by market data. This category is comprised of financial and non-financial assets and liabilities whose fair value is estimated based on internally developed models or methodologies using significant inputs that are generally less readily observable from objective sources.

Transfers into or out of any hierarchy level are recognized at the end of the reporting period in which the transfers occurred. There were no transfers between any levels during the three and six months ended July 3, 2021.

The information following is provided to help readers gain an understanding of the relationship between amounts reported in the accompanying financial statements and the related market or fair value. The disclosures include financial instruments.

Acquisition-related contingent consideration is measured at fair value on a recurring basis using unobservable inputs such as projections of financial results and cash flows for the acquired businesses and a discount factor based on the weighted average cost of capital which fall within Level 3 of the fair value hierarchy.

In accordance with the fair value hierarchy described above, the following tables show the fair value of the Company’s financial liabilities that are required to be measured at fair value on a recurring basis at July 3, 2021 and December 31, 2020 and the related activity for the six months ended July 3, 2021 and July 4, 2020.

	Fair Value at July 3, 2021
(in thousands)	Carrying Value	Level 1	Level 2	Level 3
Financial liabilities
Contingent consideration	$16,769	$—	$—	$16,769
	$16,769	$—	$—	$16,769

	Fair Value at December 31, 2020
(in thousands)	Carrying Value	Level 1	Level 2	Level 3
Financial liabilities
Contingent consideration	$18,129	$—	$—	$18,129
	$18,129	$—	$—	$18,129

The following tables set forth a summary of the changes in fair value of the Company’s Level 3 financial liabilities:

January 1, 2020	$40,119
Payment of contingent consideration	(3,500)
Accretion	946
July 4, 2020	$37,565
January 1, 2021	18,129
Acquisition (see Note 3)	8,200
Reclassification to acquisition debt	(10,000)
Accretion	440
July 3, 2021	$16,769

Note 9.   Equity

Profits and losses of the Company are allocated to the Members in accordance with the BCP QualTek HoldCo, LLC Agreement (HoldCo LLC Agreement), as amended and restated on October 4, 2019. Distributions made by the Company are based on the HoldCo LLC agreement.

Preferred equity:   On October 4, 2019, an affiliate of the Company’s majority member, BCP QualTek II LLC, contributed $25.0 million in exchange for 25,000 Preferred Units, as defined in HoldCo LLC Agreement.

The Preferred Units had a liquidation preference equal to the initial price per unit of $1,000 plus a preferred return accrued through the date of liquidation of 12.00% per annum, compounding quarterly, as defined in the Holdco LLC Agreement. The Preferred Units had a perpetual term, with no fixed maturity date and no voting rights. The Company had the right to redeem any or all of the Preferred Units, including the accrued return, at any time. The Preferred Units were not convertible or exchangeable with any of the equity interest of the Company.

On June 16, 2021, the 25,000 Preferred Units and accumulated preferred return, which totaled $5.6 million, was exchanged for the Convertible Note — Related Party — June 2021 (see Note 7).

Profits interests:   The Company has granted certain Class P Units, as defined in the HoldCo LLC Agreement, to certain employees and executives of the Company. The Class P Units vest over five years, subject to certain criteria. All Class P Units vest immediately upon a sale of the Company, as defined in the HoldCo LLC Agreement. Each Class P Unit entitles a participant to a residual profits interest payable after certain thresholds are met. Such profits would be considered compensation expense for the Company. From the grant dates through July 3, 2021, the Company determined that the thresholds described previously were not probable and therefore, the Company has not assigned any value to such Class P Units and no related expense were incurred during the six months ended July 3, 2021 and July 4, 2020.

Distributions:   The Company recorded tax distributions of $6.8 million on behalf of its members for the six months ended July 4, 2020. There were no tax distributions for the six months ended July 3, 2021. Tax distributions to the majority members of $11.4 million were unpaid and are recorded as distributions payable on the condensed consolidated balance sheets as of July 3, 2021 and December 31, 2020, respectively.

Note 10.   Segments and Related Information

The Company manages its operation under two operating segments, which represent its two reportable segments: (1) Telecom and (2) Renewables and Recovery Logistics.

The Telecom segment performs site acquisition, engineering, project management, installation, testing, last mile installation, and maintenance solutions of communication infrastructure for telecommunication and cable providers, businesses, public venues, government facilities, and residential subscribers. The Renewables and Recovery Logistics segment derives its revenue from providing new fiber optic construction services, maintenance and repair services as well as businesses with continuity and disaster relief services to renewable energy, commercial, telecommunication and utility companies. The segment also provides business-as- usual services such as generator storage and repair and cell maintenance services.

The accounting policies of the reportable segments are the same as those described in Note 1. All intercompany transactions and balances are eliminated in consolidation. Intercompany revenue and costs between entities within a reportable segment are eliminated to arrive at segment totals. Corporate results include amounts related to corporate functions such as administrative costs, professional fees, acquisition-related transaction costs and other discrete items.

We present adjusted EBITDA as the key metric used by our management to assess the operating and financial performance of our operations in order to make decisions on allocation of resources. Accordingly, we believe that adjusted EBITDA provides useful information to investors and others in understanding and evaluating our operating results in the same manner as our management.

Summarized financial information for the Company’s reportable segments is presented and reconciled to the Company’s consolidated financial information in the following tables, all of which are presented in thousands.

	For the Six Months Ended
Revenue:	July 3, 2021	July 4, 2020
Telecom	$229,835	$339,475
Renewables and Recovery Logistics	25,283	7,973
Total consolidated revenue	$255,118	$347,448

Total Assets:	July 3, 2021	December 31, 2020
Telecom	$537,215	$579,147
Renewables and Recovery Logistics	91,356	55,370
Corporate	45,943	6,351
Total consolidated assets	$674,514	$640,868

	For the Six Months Ended
Capital Expenditures:	July 3, 2021	July 4, 2020
Telecom	$682	$4,272
Renewables and Recovery Logistics	179	6,768
Corporate	870	324
Total consolidated capital expenditures	$1,731	$11,364

	For the Six Months Ended
Amortization and Depreciation:	July 3, 2021	July 4, 2020
Amortization and depreciation
Telecom	$20,540	$21,382
Renewables and Recovery Logistics	5,603	2,360
Corporate	479	295
Total consolidated amortization and depreciation	$26,622	$24,037

	For the Six Months Ended
Adjusted EBITDA Reconciliation:	July 3, 2021	July 4, 2020
Telecom adjusted EBITDA	$13,941	$17,200
Renewables and Recovery Logistics adjusted EBITDA	4,019	(7)
Corporate adjusted EBITDA	(8,649)	(9,175)
Total adjusted EBITDA	$9,311	$8,018
Less:
Management fees	(622)	(262)
Transaction expenses	(1,452)	(170)
Depreciation and amortization	(26,622)	(24,037)
Interest expense	(21,215)	(19,208)
Loss on extinguishment of convertible notes	(2,436)	—
	$(43,036)	$(35,659)

Revenue and Long-lived Assets by Geography

Revenue by geography is based on where the customer is located. Geographic information about revenue and long-lived assets is presented below:

	For the Six Months Ended
Revenue by Geography:	July 3, 2021	July 4, 2020
United States	249,722	337,580
Canada	5,396	9,868
Total	$255,118	$347,448

Long-lived Assets by Geography (excluding intangible assets with definite lives):	July 3, 2021	December 31, 2020
United States	$41,296	$35,035
Canada	3,033	3,560
Total	$44,329	$38,595

Revenue by Service Offerings

Revenue for each of the Company’s end-market service offerings is presented below:

	For the Six Months Ended
Revenue by Service Offerings:	July 3, 2021	July 4, 2020
Telecom Wireless	$175,646	$251,611
Telecom Wireline	54,189	87,864
Renewables	13,519	—
Recovery Logistics	11,764	7,973
Total	$255,118	$347,448

Significant Customers

Revenue concentration information for significant customers as a percentage of total consolidated revenue was as follows (in thousands):

	For the Six Months Ended
	July 3, 2021		July 4, 2020
Customers:	Amount	% of Total	Amount	% of Total
AT&T	$123,692	48%	$199,255	57%
Verizon	34,876	14%	72,565	21%
T-Mobile	36,552	14%	*	*
Total	$195,120	76%	$271,820	78%

*Revenue from T-Mobile did not exceed 10% of total consolidated revenue for the six months ended July 4, 2020.

Note 11.   Commitments and Contingencies

Litigation:   From time to time, we are subject to certain legal proceedings and claims arising in the ordinary course of business. These matters are subject to many uncertainties, and it is possible that some of these matters ultimately could be decided, resolved or settled in a manner that could have an adverse effect on us. Although the resolution and amount of liability cannot be predicted with certainty, it is the opinion of management, based on information available at this time, that such legal proceedings and claims are not expected to have a material effect on the Company’s financial position, results of operations, and cash flows.

Operating leases:   The Company has entered into non-cancellable operating leases for various vehicles, equipment, office and warehouse facilities, which contain provisions for future rent increases or rent-free periods. The total amount of rental payments due over the lease terms is charged to rent expense on the straight-line method over the respective term of the lease. The leases expire at various dates through the year 2031. In addition, the agreements generally require the Company to pay executory costs (real estate taxes, insurance, and repairs). Rent expense totaled $5.3 million and $5.2 million for the six months ended July 3, 2021 and July 4, 2020, respectively. The Company leases two of its locations from lessors who are partially owned by members of the Company. The rent expense related to these leases totaled $336 thousand and $225 thousand for the six months ended July 3, 2021 and July 4, 2020, respectively.

Note 12.   Related Party Transactions

On July 18, 2018, the Company entered into an Advisory Services Agreement with its majority member. The agreement requires quarterly advisory fees of $125 thousand paid at the beginning of each quarter. The Company incurred $622 thousand and $262 thousand in advisory fees for the six months ended July 3, 2021 and July 4, 2020, respectively.

Note 13.   Subsequent Events

The Company has evaluated events occurring after July 3, 2021 through November 3, 2021, which represents the date the financial statements were issued.

On August 6, 2021, pursuant to the Asset Purchase Agreement between the Company and Broken Arrow Communications, Inc. (“Broken Arrow”), the Company acquired certain assets and liabilities from Broken Arrow, a New Mexico based company that provides a wide variety of services for the installation, construction, and maintenance of wireless communication facilities. The purchase price included a mixture of cash and earn-outs based on pre-determined EBITDA and crew count thresholds for certain markets in the years ended December 31, 2021 and 2022. The acquisition will be recognized as a business combination within our Telecom segment with identifiable assets acquired and liabilities assumed recorded at fair values on the acquisition date. The allocation of the purchase price to the fair value of assets acquired and liabilities assumed is not complete.

On August 30, 2021, pursuant to the Unit Purchase Agreement between the Company and the sellers of Concurrent Group LLC (“Concurrent”), the Company acquired 100% of the issued and outstanding equity interests of Concurrent, a Florida based company that provides construction and maintenance of overhead and underground electrical distribution systems as well as construction and maintenance of wireless communication facilities. The purchase price included a mixture of cash, promissory notes, equity and earn-outs based on pre-determined EBITDA thresholds for the twelve month periods ended September 2022, September 2023 and September 2024. The acquisition will be recognized as a business combination within our Telecom segment with identifiable assets acquired and liabilities assumed recorded at fair value on the acquisition date. The allocation of the purchase price the fair value of assets acquired and liabilities assumed is not complete.

On October 7, 2021, the Company temporarily increased its line of credit facility to $130.0 million through December 31, 2021.

On October 15, 2021, pursuant to the Unit Purchase Agreement between the Company and the sellers of Urban Cable Technology LLC (“Urban”), the Company acquired 100% of the issued and outstanding equity interests of Urban, a Pennsylvania based company that provides cable installation and utility construction services. The purchase price included a mixture of cash, equity and earn-outs based on pre- determined EBITDA thresholds for the years ended December 31, 2021, 2022, 2023 and 2024. The acquisition will be recognized as a business combination within our Telecom segment with identifiable assets acquired and liabilities assumed recorded at fair value on the acquisition date. The allocation of the purchase price to the fair value of assets acquired and liabilities assumed is not complete.

PART II — INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following table sets forth the expenses in connection with this registration statement. All of such expenses are estimates, other than the filing fees payable to the Securities and Exchange Commission.

Amount
to be paid
SEC registration fee		$13,094.10
Accounting fees and expenses	$	*
Legal fees and expenses	$	*
Printing and miscellaneous expenses	$	*
Total	$	*
*	To be completed by amendment

Item 14. Indemnification of Directors and Officers

Section 145(a) of the DGCL provides, in general, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), because he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

Section 145(b) of the DGCL provides, in general, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor because the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made with respect to any claim, issue or matter as to which he or she shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, he or she is fairly and reasonably entitled to indemnity for such expenses that the Court of Chancery or other adjudicating court shall deem proper.

Section 145(g) of the DGCL provides, in general, that a corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify the person against such liability under Section 145 of the DGCL.

The Charter will contain provisions limiting the liability of the members of the Combined Company’s board of directors, and the Combined Company’s amended and restated bylaws, which will be effective upon the consummation of the Business Combination, will provide that the Combined Company will indemnify each of the members of the Combined Company’s board of directors and officers to the fullest extent permitted under Delaware law. The Combined Company’s bylaws will also provide the board of directors with discretion to indemnify employees and agents of the Combined Company.

The Combined Company intends to enter into indemnification agreements with each of its directors and executive officers and certain other key employees. The indemnification agreements will provide that the Combined Company will indemnify each of its directors and executive officers and such other key employees against any and all expenses incurred by such director, executive officer or other key employee because of his or her status as one of the Combined Company’s directors, executive officers or other key employees, to the fullest extent permitted by Delaware law, the Charter and the Combined Company’s amended and restated bylaws. In addition, the indemnification agreements will provide that, to the fullest extent permitted by Delaware law, the Combined Company will advance all expenses incurred by its directors, executive officers and other key employees in connection with a legal proceeding involving his or her status as a director, executive officer or key employee.

Item 15. Recent Sales of Unregistered Securities

The Company has not sold any within the past three years which were not registered under the Securities Act except as follows:

Private Placements in Connection with the ROCR IPO

Simultaneously with the closing of the IPO, ROCR consummated the sale of 408,000 units (the “Private Units”) at a price of $10.00 per Private Unit in a private placement to its stockholders, generating gross proceeds of $4,080,000. These purchases took place on a private placement basis simultaneously with the consummation of the IPO. The Private Units are identical to the units sold as part of the public units in the IPO except that the (i) warrants included in the Private Units were non-redeemable and may be exercised on a cashless basis, in each case so long as they continue to be held by the initial purchasers or their permitted transferees, and (ii) the Private Units could not be transferred prior to the close of a business combination (except on the same terms as the Founder Shares would be transferable). ROCR’s stockholders approved the issuance of the Private Units and underlying securities upon conversion of such notes, to the extent the holder wishes to so convert them at the time of the consummation of our initial business combination.

Because this offer and sale was made to existing stockholders, the sale does not involve a public offering and is being made in reliance on the exemption from registration contained in Section 4(a)(2) of the Securities Act.

No underwriting discounts or commissions were paid with respect to the foregoing sales.

Pre-PIPE Investment

In connection with the Business Combination, accredited investors (each a “Pre-PIPE Investor”) purchased convertible notes of QualTek, as issuer (the “Notes Issuer”), in an aggregate principal amount of $44.4 million (the “Pre-PIPE Notes”) in a private placement, issuable pursuant to Note Purchase Agreements (the “Note Purchase Agreements”), among the Notes Issuer, ROCR and the Pre- PIPE Investors (the “Pre-PIPE Investment”). The Pre-PIPE Notes are senior unsecured unsubordinated obligations of the Notes Issuer and are not transferable without the consent of the Notes Issuer (other than customary exceptions for transfers to affiliates). The Notes Issuer intends to use the proceeds from the sale of the Pre-PIPE Notes for general working capital or to fund acquisitions of accretive business targets.

Unless earlier converted or redeemed in accordance with the terms of the Pre-PIPE Notes, the Pre- PIPE Notes have a perpetual maturity. The Pre-PIPE Notes will not bear interest and are subject to certain customary information rights.

Pursuant to the terms of the Pre-PIPE Notes, upon consummation of the Business Combination, the Pre-PIPE Notes will automatically convert into Class A Common Stock at $8.00 per share, subject to certain adjustments.

The shares issued to such institutions and accredited investors in the Pre-PIPE Investment on the Closing were issued pursuant to and in accordance with the exemption from registration under the Securities Act, under Section 4(a)(2) and/or Regulation D promulgated under the Securities Act.

PIPE Investment

In connection with the Business Combination, ROCR obtained commitments from certain accredited investors (each a “Subscriber”) to purchase shares of Class A Common Stock issued in connection with the Closing (the “PIPE Shares”), for an aggregate cash amount of $66.1 million at a purchase price of $10.00 per share, in a private placement (the “PIPE Investment”). Certain offering- related expenses are payable by ROCR, including customary fees payable to the placement agents, Roth Capital Partners, LLC and Craig-Hallum, aggregating $5,150,000. Such commitments are being made by way of the subscription agreements, by and between each Subscriber and ROCR (collectively, the “Subscription Agreements”). The purpose of the sale of the PIPE

Shares is to raise additional capital for use in connection with the Business Combination and to meet the minimum cash requirements provided in the Business Combination Agreement.

The PIPE Investment is anticipated to close immediately prior to the Business Combination on the Closing Date. The shares issued to such institutions and accredited investors in the PIPE Investment on the Closing Date will be issued pursuant to and in accordance with the exemption from registration under the Securities Act, under Section 4(a)(2) and/or Regulation D promulgated under the Securities Act.

Item 16. Exhibits

The following is a list of exhibits filed as a part of this registration statement:

(a) Exhibits

Exhibit Number	Description of Exhibit

2.1

Business Combination Agreement, dated as of June 16, 2021, by and among ROTH CH Acquisition III Co., Roth CH III Blocker Merger Sub, LLC, BCP QualTek Investors LLC, Roth CH III Merger Sub, LLC, BCP QualTek HoldCo, LLC and BCP QualTek LLC.(1)†

3.1	Amended and Restated Certificate of Incorporation.(2)
3.2	Bylaws.(3)
3.3	Form of the Second Amended and Restated Certificate of Incorporation, to be effective upon consummation of the Business Combination.(4)
3.4	Form of Amended and Restated Bylaws, to be effective upon consummation of the Business Combination.(4)
4.1	Specimen Common Stock Certificate.*
4.2	Specimen Warrant Certificate.*
4.3	Warrant Agreement, dated March 2, 2021, between Continental Stock Transfer & Trust Company and Roth CH Acquisition III Corp.(2)
5.1	Opinion of Loeb & Loeb LLP.*
10.1	Letter Agreements, dated March 2, 2021, by and between the Company and the Company’s officers, directors and Initial Stockholders.(2)
10.2	Investment Management Trust Agreement, dated March 2, 2021, by and between the Company and Continental Stock Transfer & Trust Company.(2)
10.3	Stock Escrow Agreement, dated March 2, 2021, by and among the Company, Continental Stock Transfer & Trust Company and the Initial Stockholders of the Company.(2)
10.4	Registration Rights Agreement, dated March 2, 2021, by and between the Company and the Initial Stockholders of the Company.(2)
10.5	Indemnity Agreements, dated March 2, 2021, by and between the Company and the directors and officers of the Company.(2)
10.6	Subscription Agreement, dated March 2, 2021, by and between the Company and the Initial Stockholders of the Company.(2)
10.7	Business Combination Marketing Agreement, dated March 2, 2021, by and between the Company, Roth Capital Partners, LLC and Craig-Hallum Capital Group LLC.(2)
10.8

Form of Tax Receivable Agreement, by and among QualTek Services Inc., QualTek HoldCo, LLC, the TRA Holder Representative (as defined therein), and each of the Purchase TRA Holders, the Exchange TRA Holders and the Blocker TRA Holders (each as defined therein).(1)

10.9

Buyer Voting and Support Agreement, by and among by BCP QualTek HoldCo, LLC, a Delaware limited liability company, BCP QualTek Investors, LLC, a Delaware limited liability company and the stockholders on the signature pages thereto.(1)

10.10	Form of Company/ Blocker Voting and Support Agreement., by and among ROTH CH Acquisition III Co. and the Unitholders on the signature pages thereto.(1)
10.11

Form of Investor Rights Agreement, by and among (i) Roth CH Acquisition III Co.; (ii) each of the parties listed on Schedule 1 attached thereto; (iii) the Equityholder Representative; (iv) the Sponsors; the Sponsor Representative; and (v) the Persons listed as Other Holders on the signature pages thereto and other Persons who execute a joinder as an “Other Holder”.(1)

10.12	Form of Third Amended and Restated Limited Liability Company Agreement of QualTek HoldCo, LLC.(1)

Exhibit Number	Description of Exhibit

10.13	Founder Shares Forfeiture and Lock-Up Agreement, dated June 16, 2021 by and between Roth CH Acquisition III Co., BCP QualTek HoldCo, LLC and the stockholders listed on the signature pages thereto.(1)
10.14	Form of Note Purchase Agreement, by and among BCP QualTek HoldCo, Roth CH Acquisition III Co. and the Pre-PIPE Investors.(1)
10.15	Form of Registration Rights Agreement, by and between ROTH CH Acquisition III Co. and the Pre-PIPE Investors.(1)
10.16	Form of Subscription Agreement, by and between ROTH CH Acquisition III Co. and the PIPE Investors.(1)
10.17	Form of Registration Rights Agreement, by and between ROTH CH Acquisition III Co. and the PIPE Investors.(1)
21.1	Subsidiaries of the Registrant.*
23.1	Consent of Marcum LLP.
23.2	Consent of RSM US LLP.
23.3	Consent of Loeb & Loeb LLP (included in Exhibit 5.1).*
24.1	Power of Attorney (included on the signature page to this Registration Statement on Form S-1).**
101.INS	Inline XBRL Instance Document — the instance document does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document
101.SCH	Inline XBRL Taxonomy Extension Schema Document
101.CAL	Inline XBRL Taxonomy Extension Calculation Linkbase Document
101.DEF	Inline XBRL Taxonomy Extension Definition Linkbase Document
101.LAB	Inline XBRL Taxonomy Extension Label Linkbase Document
101.PRE	Inline XBRL Taxonomy Extension Presentation Linkbase Document
104	Cover Page Interactive Data File — the cover page interactive data file does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document
(1)	Previously filed as an exhibit to Roth CH Acquisition III Co.’s Current Report on Form 8-K filed on June 17, 2021.
(2)	Previously filed as an exhibit to Roth CH Acquisition III Co.’s Current Report on Form 8-K filed on March 8, 2021.
(3)	Previously filed as an exhibit to Roth CH Acquisition III Co.’s Registration Statement on Form S-1, as amended (File No. 333-252044).
(4)	Previously filed as an exhibit to Roth CH Acquisition III Co.’s Preliminary Proxy Statement filed on August 11, 2021.
*	To be filed by amendment.
**	Previously filed.
†

Schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The registrant hereby undertakes to furnish copies of any of the omitted schedules upon request by the Securities and Exchange Commission.

Undertakings

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post effective amendment to this registration statement:
(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.
(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.
(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)	To remove from registration by means of a post effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)	That, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.
(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Signatures

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newport Beach, State of California on November 3, 2021.

ROTH CH ACQUISITION III CO.

By:	/s/ Byron Roth
	Name:	Byron Roth
	Title:	Co-Chief Executive Officer and Chairman of the
Board

Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Byron Roth	Co-Chief Executive Officer and Chairman of the Board (Principal Executive Officer)	November 3, 2021
Byron Roth

/s/ Gordon Roth	Chief Financial Officer (Principal Financial and Accounting Officer)	November 3, 2021
Gordon Roth

/s/ *	Co-Chief Executive Officer and Director	November 3, 2021
John Lipman

/s/ *	Director	November 3, 2021
Molly Montgomery

/s/ *	Director	November 3, 2021
Daniel M. Friedberg

/s/ *	Director	November 3, 2021
Adam Rothstein
/s/ *	Director	November 3, 2021
James Gold

/s/ *	Director	November 3, 2021
Sam Chawla

*By:	/s/ Byron Roth
	Name:	Byron Roth
	Title:	Attorney-in-Fact